      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000
                                                    REGISTRATION NO: 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ---------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ---------
                          NORTHERN STAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

          MINNESOTA                                 6021                                41-1912467
(State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
 incorporation or organization            Classification Code Number               Identification Number)

                               1650 MADISON AVENUE
                            MANKATO, MINNESOTA 56001
                                 (507) 387-2265
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ---------

                   THOMAS STIENESSEN, CHIEF EXECUTIVE OFFICER
                          NORTHERN STAR FINANCIAL, INC.
                               1650 MADISON AVENUE
                            MANKATO, MINNESOTA 56001
                                 (507) 387-2265
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------

                                   Copies to:
DANIEL A. YARANO, ESQ.                       STEVEN J. JOHNSON, ESQ.
JAMES H. SNELSON, ESQ.                       Lindquist & Vennum P.L.L.P.
Fredrikson & Byron, P.A.                     4200 IDS Center
900 Second Avenue South, Suite 1100          80 South Eighth Street
Minneapolis, Minnesota 55402-3397            Minneapolis, MN  55402
(612) 347-7000                               (612) 371-3548
                                   ----------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
   PUBLIC: UPON CONSUMMATION OF THE MERGER, AS DESCRIBED IN THIS REGISTRATION
                                   STATEMENT.
                                   ----------
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS OF              AMOUNT TO         PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
     SECURITIES TO BE REGISTERED         BE REGISTERED   OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE (2)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share    891,397 shares         Not Applicable            $3,698,750                 $976.47
------------------------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for purposes of calculating the registration fee.

(2) The registration fee was calculated pursuant to Section 6 of the Securities Act of 1933 (the "Securities Act") and Rule 457(f)(2) thereunder, as 0.000264 multiplied by $3,698,750, the aggregate book value as of April 30, 2000 of the shares of First Federal Holding Company of Morris, Inc. which will be cancelled pursuant to the merger.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

          PRELIMINARY PROXY STATEMENT/PROSPECTUS, SUBJECT TO COMPLETION

[NORTHERN STAR LOGO]                                       [FIRST FEDERAL LOGO]

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT





         The boards of directors of Northern Star Financial, Inc. and First Federal Holding Company of Morris, Inc. have unanimously approved a merger of the two corporations with Northern Star Financial, Inc. as the surviving corporation. As a result of the proposed merger, First Federal's shareholders will become shareholders of Northern Star. Both boards of directors have determined that the merger is fair and in the best interests of their shareholders.

         Northern Star shareholders are invited to attend Northern Star's special meeting of shareholders to vote on a proposal to approve the merger and the merger agreement. The date, time, and place of Northern Star's special meeting are:

                    , 2000
          , local time
Northern Star Financial, Inc.
1650 Madison Avenue
Mankato, Minnesota 56001

First Federal shareholders are invited to attend First Federal's special meeting of shareholders to vote on a proposal to approve the merger and the merger agreement. The date, time, and place of First Federal's special meeting are:

                    , 2000
          , local time
First Federal Holding Company of Morris, Inc.
532 Atlantic Avenue
Morris, Minnesota 56267-0656

We cannot complete the merger without the approval of holders of a majority of the outstanding shares of Northern Star common stock and the approval of holders of a majority of the outstanding shares of First Federal common stock.

         If the merger is completed, First Federal shareholders will receive shares of Northern Star common stock for each share of First Federal common stock held.

         Northern Star's common stock is quoted on the OTC Bulletin Board under the symbol "NSBK."

                  Your vote at the special meeting, in person or by proxy, is very important. Even if you plan to attend the meeting, please mark, sign, and return the enclosed proxy card promptly, so that your shares of common stock are voted at the special meeting. If you do not return your proxy card, the effect will be a vote against the merger unless you attend the meeting and vote for the merger. To change your vote, send in a later-dated, signed proxy card to the address on the proxy card. If you do attend the meeting, you can of course vote your shares in person.

                  THIS PROXY STATEMENT/PROSPECTUS GIVES YOU DETAILED INFORMATION ABOUT THE MERGER. YOU CAN ALSO OBTAIN INFORMATION ABOUT NORTHERN STAR FROM DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. PLEASE READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 9.

                  We enthusiastically support the merger and urge you to vote "FOR" the merger and the merger agreement.




      THOMAS P. STIENESSEN
      Chief Executive Officer and President
      Northern Star Financial, Inc.

      ALLAN R. THOREN
      Chairman, Chief Executive Officer and President
      First Federal Holding Company of Morris, Inc.


--------------------------------------------------------------------------------
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NORTHERN STAR SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

         Proxy Statement/Prospectus dated            , 2000, and first mailed to
shareholders on or about           , 2000.

                          NORTHERN STAR FINANCIAL, INC.
                               1650 MADISON AVENUE
                            MANKATO, MINNESOTA 56001

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD           , 2000

To the Shareholders of Northern Star Financial, Inc.:

         A Special Meeting of the shareholders of Northern Star Financial, Inc., a Minnesota corporation ("Northern Star"), will be held at Northern Star's corporate headquarters, located at 1650 Madison Avenue, Mankato, Minnesota, on
          ,           , 2000, at           , local time, for the following
purposes:

         1. To consider and vote upon a proposal to approve (i) a Plan of Merger and an Agreement and Plan of Reorganization dated as of September 30, 1999 (the "Merger Agreement"), between Northern Star and First Federal Holding Company of Morris, Inc. ("First Federal"), and (ii) the merger of First Federal into Northern Star, pursuant to which holders of First Federal common stock will receive shares of Northern Star common stock based upon the conversion ratio described in the accompanying Proxy Statement/Prospectus.

         2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement, including a proposal to adjourn or postpone the Special Meeting.

         The record date for the Special Meeting is the close of business on
          , 2000. Only Northern Star shareholders of record at that time are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement of it. To approve the merger, the holders of a majority of the outstanding shares of Northern Star common stock must vote in favor of the merger.

         With respect to the proposal to approve the merger and the Merger Agreement, Northern Star shareholders have a right to dissent and obtain payment in cash for their shares by complying with the terms and procedures of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, copies of which are included as Annex B to the Proxy Statement/Prospectus accompanying this Notice.

         The attached Proxy Statement/Prospectus contains more detailed information regarding the merger and the Merger Agreement and includes a copy of the Merger Agreement.

         Your vote is important. Even if you expect to attend the Special Meeting, please complete, sign, and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If no instructions are indicated on your signed proxy, your shares will be voted "FOR" the merger. If you do not return your proxy or vote in person, the effect is a vote against the merger. You can revoke your proxy at any time before it is exercised by giving written notice to the Secretary of Northern Star, or filing another proxy, or attending the Special Meeting and voting in person.

         The Northern Star board of directors unanimously recommends that you vote FOR the merger.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              FRANK L. GAZZOLA
                              Secretary

          , 2000

                  FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                        532 ATLANTIC AVENUE, P.O. BOX 656
                          MORRIS, MINNESOTA 56267-0656

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD           , 2000

To the Shareholders of First Federal Holding Company of Morris, Inc.:

         A Special Meeting of the shareholders of First Federal Holding Company of Morris, Inc., a Minnesota corporation ("First Federal"), will be held at First Federal's corporate headquarters, located at 532 Atlantic Avenue, Morris,
Minnesota, on           ,           , 2000, at           , local time, for the
following purposes:

         1. To consider and vote upon a proposal to approve (i) a Plan of Merger and an Agreement and Plan of Reorganization dated as of September 30, 1999 (the "Merger Agreement"), between Northern Star Financial, Inc. ("Northern Star") and First Federal, and
                 (ii) the merger of First Federal into Northern Star, pursuant to which holders of First Federal common stock will receive shares of Northern Star common stock based upon the conversion ratio described in the accompanying Proxy Statement/Prospectus.

         2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement, including a proposal to adjourn or postpone the Special Meeting.

         The record date for the Special Meeting is the close of business on
          , 2000. Only First Federal shareholders of record at that time are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement of it. To approve the merger, the holders of a majority of the outstanding shares of First Federal common stock must vote in favor of the merger.

         With respect to the proposal to approve the merger and the Merger Agreement, First Federal shareholders have a right to dissent and obtain payment in cash for their shares by complying with the terms and procedures of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, copies of which are included as Annex B to the Proxy Statement/Prospectus accompanying this Notice.

         The attached Proxy Statement/Prospectus contains more detailed information regarding the merger and the Merger Agreement and includes a copy of the Merger Agreement.

         Your vote is important. Even if you expect to attend the Special Meeting, please complete, sign, and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. If no instructions are indicated on your signed proxy, your shares will be voted "FOR" the merger. If you do not return your proxy or vote in person, the effect is a vote against the merger. You can revoke your proxy at any time before it is exercised by giving written notice to the Secretary of First Federal, or filing another proxy, or attending the Special Meeting and voting in person.

         If the Merger Agreement is approved and the Merger is consummated, you will be sent a letter of transmittal with instructions for surrendering your certificates representing shares of First Federal common stock. Please do not send your share certificates until you receive these materials.

         The First Federal board of directors unanimously recommends that you vote FOR the merger.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              NEIL SCHMIDGALL
                              Secretary

          , 2000

                                TABLE OF CONTENTS



                                                                                                                           Page

QUESTIONS AND ANSWERS ABOUT THE MERGER...................................................................................... 1

SUMMARY..................................................................................................................... 2

RISK FACTORS................................................................................................................ 9

FIRST FEDERAL SPECIAL MEETING...............................................................................................14
   Date, Place, and Time....................................................................................................14
   Purpose..................................................................................................................14
   Record Date; Voting Rights; Quorum; Required Vote........................................................................14
   Recommendation of the Board of Directors of First Federal................................................................15
   Proxies, Revocation......................................................................................................15

NORTHERN STAR SPECIAL MEETING...............................................................................................16
   Date, Place, and Time....................................................................................................16
   Purpose..................................................................................................................16
   Record Date; Voting Rights; Quorum; Required Vote........................................................................16
   Recommendation of the Board of Directors of Northern Star................................................................17
   Proxies, Revocation......................................................................................................17
   Solicitation of Proxies..................................................................................................17

THE MERGER..................................................................................................................18
   General..................................................................................................................18
   Effective Time of the Merger.............................................................................................18
   Background of the Merger.................................................................................................18
   First Federal's Reasons for the Merger...................................................................................20
   Northern Star's Reasons for the Merger...................................................................................20
   Conversion of First Federal Common Stock in the Merger...................................................................23
   Representations and Warranties...........................................................................................24
   Certain Covenants by First Federal.......................................................................................25
   Certain Covenants by Northern Star.......................................................................................25
   Interests of First Federal's Officers and Directors in the Merger........................................................26
   Conditions to Completing the Merger; Waiver..............................................................................26
   Amendment and Termination of the Merger Agreement; Effects of Termination................................................27
   Expenses and Fees........................................................................................................27
   Restrictions on Resale of Northern Star Common Stock.....................................................................27
   Accounting Treatment of the Merger.......................................................................................28
   Certain Federal Income Tax Consequences..................................................................................28
   Regulatory Requirements..................................................................................................29
   Rights of Dissenting Shareholders........................................................................................29

MARKET FOR NORTHERN STAR COMMON STOCK.......................................................................................33

NORTHERN STAR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................34
   Overview.................................................................................................................34
   Results of Operations....................................................................................................34






NORTHERN STAR BUSINESS......................................................................................................45
   Strategy.................................................................................................................45
   Products and Services....................................................................................................46
   Locations and Service Area...............................................................................................47
   Marketing Focus..........................................................................................................47
   Competition..............................................................................................................47
   Employees................................................................................................................48
   Properties...............................................................................................................48
   Legal Proceedings........................................................................................................48

NORTHERN STAR MANAGEMENT....................................................................................................49

NORTHERN STAR EXECUTIVE COMPENSATION........................................................................................51

NORTHERN STAR SHAREHOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT........................................................53

FIRST FEDERAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................54
   Overview.................................................................................................................54
   Results of Operations....................................................................................................54

FIRST FEDERAL BUSINESS......................................................................................................71
   General..................................................................................................................71
   Savings Bank Products and Services.......................................................................................71
   Location and Service Area................................................................................................73
   Competition..............................................................................................................73
   Employees................................................................................................................73
   Properties...............................................................................................................73
   Legal Proceedings........................................................................................................73

FIRST FEDERAL MANAGEMENT....................................................................................................74

FIRST FEDERAL SHAREHOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT........................................................75

FIRST FEDERAL EXECUTIVE COMPENSATION........................................................................................76

UNAUDITED PRO FORMA FINANCIAL INFORMATION...................................................................................77



PRO FORMA SHAREHOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT............................................................81




SUPERVISION AND REGULATION..................................................................................................82

DESCRIPTION OF NORTHERN STAR CAPITAL STOCK..................................................................................88

COMPARISON OF RIGHTS OF NORTHERN STAR AND FIRST FEDERAL SHAREHOLDERS........................................................90
   Classification, Removal, and Nomination of Directors.....................................................................90
   Preferred Stock..........................................................................................................90
   Special Meetings of Shareholders.........................................................................................91
   Voting Rights; Shareholder Approvals.....................................................................................91
   Cumulative Voting........................................................................................................91
   Preemptive Rights........................................................................................................91
   Amendment of the Articles of Incorporation...............................................................................91
   Business Combinations and Control Share Acquisitions.....................................................................91


CERTAIN TRANSACTIONS AND RELATIONSHIPS BETWEEN NORTHERN STAR AND FIRST FEDERAL..............................................92

RECENT DEVELOPMENTS.........................................................................................................92

LEGAL MATTERS...............................................................................................................92

EXPERTS.....................................................................................................................92

WHERE YOU CAN FIND MORE INFORMATION.........................................................................................92

FINANCIAL STATEMENTS........................................................................................................F-1

LIST OF ANNEXES

   ANNEX A - Agreement and Plan of Reorganization and Plan of Merger
   ANNEX B - Sections 302A.471 and 302A.473 of the Minnesota Business
             Corporation Act, Regarding Rights of Dissenting Shareholders


QUESTIONS AND ANSWERS ABOUT THE MERGER


     Q.  PLEASE DESCRIBE THE MERGER.

     A. In the merger, First Federal will merge into Northern Star and Northern Star will be the surviving company.

     Q.  WHAT WILL FIRST FEDERAL SHAREHOLDERS RECEIVE IN THE MERGER?

     A. If the merger is completed, First Federal shareholders will receive [876.5] shares of Northern Star common stock for each share of First Federal common stock owned. This amount was calculated by dividing the value of First Federal as of [April 30, 2000], as determined by the parties, by an assumed price of Northern Star common stock. For purposes of the merger, First Federal and Northern Star assigned a value of [$9,360,039] to First Federal and a per share price of [$10.50] to Northern Star's common stock. First Federal shareholders will receive cash instead of any fractional Northern Star shares that they would otherwise receive, based on the assumed [$10.50] per share price of Northern Star's common stock.

If the merger is completed, former First Federal shareholders will own a total of [891,397] shares of Northern Star common stock, representing [49%] of the shares outstanding, assuming the sale of the minimum number of shares in Northern Star's pending public offering, and [47%] of the shares outstanding plus shares subject to outstanding options and warrants.

     Q.  WHAT WILL HAPPEN TO NORTHERN STAR'S STOCK IN THE MERGER?

     A. Northern Star common stock will remain outstanding. The total number of shares of Northern Star common stock outstanding will increase by [891,397] as a result of the issuance of shares to First Federal's shareholders in the merger.

     Q.  WHAT DO I NEED TO DO NOW?

     A. Please sign, date, and mail your proxy card in the enclosed return envelope as soon as possible. You can also attend your respective Special Meeting in person and vote, even though you may have previously returned your proxy card. If you do not return your proxy or vote in person, it will have the effect of a vote against the merger.

     Q.  WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

     A. Just send in a later-dated, signed proxy card before your Special Meeting to the address on the proxy card or attend the meeting in person and vote.

     Q. WILL I HAVE THE RIGHT TO HAVE MY SHARES APPRAISED IF I DISSENT FROM THE MERGER?

     A. Yes, you will have dissenter's rights. If you wish to exercise your dissenter's rights you must not vote in favor of the merger and you must strictly follow the requirements of Minnesota law, which are described in this proxy statement under the caption "THE MERGER - Rights of Dissenting
Shareholders" on pages   through  .

     Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     A. Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the procedure your broker gives you. Without instructions, your broker will not vote your shares.

     Q. SHOULD FIRST FEDERAL SHAREHOLDERS SEND IN THEIR FIRST FEDERAL STOCK CERTIFICATES NOW?

     A. No. After the merger is completed, Northern Star will send you written instructions that describe how to exchange your First Federal stock certificates for Northern Star stock certificates.

     Q. WILL FIRST FEDERAL SHAREHOLDERS OWE FEDERAL INCOME TAX ON WHAT THEY RECEIVE IN THE MERGER?

     A. Northern Star and First Federal expect that your exchange of First Federal stock for Northern Star stock in the merger will be tax free for U.S. federal tax purposes, except to the extent you receive cash for fractional Northern Star shares. The tax consequences of the merger to you will depend on your own situation. You should talk to your tax advisor.

     Q.  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

     A. Northern Star and First Federal are working toward completing the merger as quickly as possible. Approval for the merger is required from Northern Star shareholders, First Federal shareholders and regulatory agencies. Northern Star and First Federal hope to complete the merger shortly after the Special Meetings, if regulatory approvals and other required matters are completed by that time.

     Q.  WHOM SHOULD I CALL WITH QUESTIONS?

     A. If you have any questions about the merger, please call Tom Stienessen at (507) 344-3501.

                                     SUMMARY

         This summary highlights selected information from this Proxy Statement/Prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document and the documents to which you are referred. See "Where You Can
Find More Information" on page    . Page references appear in parentheses to
direct you to a more complete description of some of the topics presented in this summary.



THE COMPANIES

FIRST FEDERAL HOLDING COMPANY OF MORRIS, Inc.
532 Atlantic Avenue
Morris, Minnesota  56267-0656

First Federal Holding Company of Morris, Inc. is a savings and loan holding company that was incorporated in Minnesota on December 16, 1991. First Federal owns 90.29% of the common stock of First Federal Savings Bank, which provides various financial services to communities of Morris, Benson, Breckenridge, and, beginning in June 2000, Big Lake, Minnesota and the surrounding areas. These financial services include mortgage, commercial and consumer lending, and various deposit and savings plans. First Federal Savings Bank is the sole shareholder of West Central Investments, Inc. ("Investments"), which provides investment and brokerage services through the First Federal Savings Bank locations. First Federal Savings Bank also holds 51% ownership interest in Homeland Mortgage, LLC, which originates and services one to four family real estate mortgage loans through offices in Morris, Minnesota.

NORTHERN STAR FINANCIAL, INC.
1650 Madison Avenue
Mankato, Minnesota  56001

Northern Star is a one-bank holding company providing commercial and retail banking services through its operating subsidiary, Northern Star Bank. Northern Star formed Northern Star Bank as a Minnesota start-up bank in January 1999. Northern Star Bank serves customers and borrowers located primarily in Mankato, Minnesota and the counties of Blue Earth and Nicollet. On July 15, 1999, Northern Star acquired 49% of Homeland Mortgage, LLC, a loan servicer and originator. Northern Star jointly operates Homeland with First Federal Savings Bank, a majority-owned subsidiary of First Federal.

FIRST FEDERAL'S SPECIAL MEETING (PAGE    )

The Special Meeting of First Federal's shareholders will be held on
            , 2000, at           , local time, at First Federal's corporate
headquarters, located at 532 Atlantic Avenue, Morris, Minnesota. At First Federal's Special Meeting, First Federal's shareholders will be asked to approve the merger and the merger agreement.

You can vote at First Federal's Special Meeting only if you owned shares of
First Federal common stock at the close of business on           , 2000, which
was the record date.

The merger requires the approval of the holders of a majority of the outstanding shares of First Federal common stock. If you do not return your proxy or vote in person, it will have the effect of a vote against the merger.

On the record date, 1,017 shares of First Federal common stock were outstanding. All of these shares were beneficially owned by directors and executive officers of First Federal. Each share of First Federal common stock entitles the holder to one vote.

NORTHERN STAR'S SPECIAL MEETING (PAGE    )

The Special Meeting of Northern Star's shareholders will be held on
            , 2000, at           , local time, at Northern Star's corporate
headquarters, located at 1650 Madison Avenue, Mankato, Minnesota. At Northern Star's Special Meeting, Northern Star's shareholders will be asked to approve the merger and the merger agreement.

You can vote at Northern Star's Special Meeting only if you owned shares of
Northern Star common stock at the close of business on           , 2000, which
was the record date.

The merger requires the approval of the holders of a majority of the outstanding shares of Northern Star common stock. If you do not return your proxy or vote in person, it will have the effect of a vote against the merger. Brokers who hold your shares of Northern Star common stock as nominees cannot vote those shares unless you instruct them to, following the procedure they give you.

On the record date, 425,600 shares of Northern Star common stock were outstanding. Of these, 188,000 shares (approximately 44% of the shares entitled to vote) were beneficially owned by directors and executive officers of

Northern Star (not including options held by such persons). Each share of Northern Star common stock entitles the holder to one vote.

REVOKING PROXIES (PAGE    )

First Federal shareholders can revoke a proxy previously given by giving written notice to First Federal at the address on the proxy card, by filing another proxy, or by attending First Federal's Special Meeting and voting in person.

Northern Star shareholders can revoke a proxy previously given by giving written notice to Northern Star at the address on the proxy card, by filing another proxy, or by attending Northern Star's Special Meeting and voting in person.

SUMMARY OF THE MERGER

The merger agreement (Annex A) is attached at the back of this Proxy Statement/Prospectus. You are encouraged to read the merger agreement, as it is the legal document that governs the merger.

In the proposed merger, First Federal will merge into Northern Star, and Northern Star will be the surviving company. First Federal shareholders will receive shares of Northern Star common stock in exchange for their shares of First Federal common stock.

EFFECTIVE TIME OF THE MERGER (PAGE    )

Northern Star and First Federal hope to complete the merger shortly after the Special Meetings, if regulatory approvals and other required matters are completed by that time.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE    )

If the merger is completed, First Federal shareholders will receive [876.5] shares of Northern Star common stock for each share of First Federal common stock owned. This amount was calculated by dividing the value of First Federal as of [April 30, 2000], as determined by the parties, by an assumed price of Northern Star common stock. For purposes of the merger, First Federal and Northern Star assigned a value of [$9,360,039] to First Federal and a per share price of [$10.50] to Northern Star's common stock. Northern Star shareholders will not receive any shares as a result of the merger.

Northern Star will not issue any fractional shares. Instead, First Federal shareholders will receive cash for any fractional share of Northern Star common stock owed, based on the assumed price of Northern Star common stock as described above.

If the merger is completed, former First Federal shareholders will own a total of [891,397] shares of Northern Star common stock, representing [49%] of the shares outstanding, assuming the sale of the minimum number of shares in Northern Star's pending public offering, and [47%] of the shares outstanding plus shares subject to outstanding options and warrants.

Please do not send in your First Federal stock certificates until you receive written instructions to do so, after the merger.

FEDERAL INCOME TAX CONSEQUENCES (PAGE    )

Northern Star and First Federal expect that First Federal shareholders will not recognize gain or loss for U.S. federal income tax purposes as a result of the merger, except for any taxes payable by First Federal shareholders on their receipt of cash instead of fractional Northern Star shares. As a condition to completing the Merger, First Federal must receive a legal opinion from its counsel regarding these tax consequences.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONTACT YOUR OWN TAX ADVISOR TO UNDERSTAND FULLY HOW THE MERGER WILL AFFECT YOU, INCLUDING HOW ANY STATE, LOCAL, OR FOREIGN TAX LAWS MAY APPLY TO YOU.

FIRST FEDERAL'S REASONS FOR THE MERGER (PAGE    )

The First Federal board of directors endorsed the merger with Northern Star, because the financial terms of the transaction compared favorably with other recent transactions, the transaction would provide First Federal Savings Bank with greater access to capital to fund growth and expansion, and the exchange of shares provided First Federal's shareholders with the prospect of greater liquidity and opportunity for capital appreciation.

INTERESTS OF FIRST FEDERAL'S OFFICERS AND DIRECTORS IN THE MERGER (PAGE    )

When considering the recommendation by First Federal's board to vote "for" the merger, you should be aware that certain directors and executive officers of First Federal have interests in the merger that are different from, and may conflict with, your interests. First Federal's board was aware of these interests and considered them in approving the merger.

After the merger, the following individuals will be elected to Northern Star's board of directors: Lloyd Fehr, Kenneth Johnson, Neil Schmidgall, and Allan Thoren. In addition, Northern Star will enter into an employment agreement with Allan Thoren, who will be an officer of Northern Star after the merger.

REGULATORY APPROVALS (PAGE    )

In order to complete the merger with First Federal, Northern Star must obtain approval from the Federal Reserve Board. Northern Star has submitted an application for the Federal Reserve Board's approval. While Northern Star believes that the application will be approved, Northern Star cannot predict whether it will obtain all required regulatory approvals for the merger, or whether any approvals will include conditions that may be detrimental to Northern Star or First Federal.

CONDITIONS TO THE MERGER (PAGE    )

The merger will be completed only if certain conditions, including the following, are met or waived:

     - Each of the parties must perform in all material respects its obligations under the merger agreement;

     - Each of the parties' representations and warranties contained in the merger agreement must continue to be true and correct in all material respects;

     - Northern Star's shareholders must approve the merger;

     - First Federal's shareholders must approve the merger;

     - All required governmental agencies must approve the merger;

     - First Federal's counsel must provide a legal opinion that the merger will be a tax-free reorganization for federal income tax purposes;

     - Our and First Federal's independent accountants must provide opinions that "pooling of interests" accounting treatment will be appropriate for the merger;

     - No material adverse change has occurred since June 30, 1999 (other than changes in banking laws or regulations that affect the banking industry generally or changes in the general level of interest rates);

     - An employment agreement between First Federal's Chief Executive Officer and Northern Star must be in effect; and

     - Northern Star must complete the sale of at least 350,000 shares of its common stock at a price not less than $10 per share in its pending public offering.

TERMINATION OF THE MERGER AGREEMENT (PAGE    )

Even if the shareholders approve the merger, Northern Star and First Federal can agree at any time to terminate the merger agreement without completing the merger. The merger agreement can also be terminated if:

     -   the merger is not completed by June 30, 2000;

     -   a court or other governmental authority prohibits the merger; or

     - a material adverse change occurs in the business of Northern Star or First Federal.

Northern Star can also terminate the merger agreement if First Federal receives a more favorable acquisition proposal and Northern Star does not match the proposal.

TERMINATION FEES AND EXPENSES (PAGE    )

First Federal must pay Northern Star a termination fee equal to Northern Star's reasonable expenses and fees incurred in connection with the merger plus $200,000 in cash if First Federal receives a more favorable acquisition proposal and Northern Star does not match the proposal.

FIRST FEDERAL CANNOT SOLICIT OTHER OFFERS (PAGE    )

First Federal has agreed not to solicit or discuss with anyone (other than Northern Star) an offer or possible offer to acquire all or a portion of First Federal's assets or stock or to merge with First Federal.

RIGHTS OF DISSENTING SHAREHOLDERS (PAGE    )

Under Minnesota law, Northern Star's and First Federal's shareholders have the right to dissent from the merger and demand payment for the "fair value" of their shares.

ACCOUNTING TREATMENT (PAGE    )

Northern Star and First Federal expect the merger to qualify as a "pooling of interests," which means that they will treat the two companies as if they had always been combined for accounting and financial reporting purposes.

PRICES OF NORTHERN STAR COMMON STOCK (PAGE    )

Northern Star common stock is quoted on the OTC Bulletin Board. On September 29, 1999, the last trading day before the public announcement of the proposed
merger, the closing price of Northern Star common stock was $     . On
          , 2000, Northern Star common stock closed at $      .

FLUCTUATIONS IN MARKET PRICE (PAGE    )

The market value of Northern Star common stock is likely to change, both before and after the Special Meetings and the merger. No one can accurately predict what the market value will be at any particular time.

DIFFERENCES IN RIGHTS OF NORTHERN STAR's and First Federal's Shareholders
(Page   )

First Federal and Northern Star were both incorporated under the laws of Minnesota. The rights of First Federal's shareholders are governed by the Articles of Incorporation and Bylaws of First Federal. After the merger, First Federal's shareholders will become shareholders of Northern Star, and their rights will be governed by Northern Star's Articles of Incorporation and Bylaws.

RECENT DEVELOPMENTS (PAGE    )

Northern Star has commenced a public offering of a minimum of 500,000 and a maximum of 1,000,000 shares of its common stock at a price of $10.50 per share. Northern Star has filed a registration statement relating to the offering with the Securities and Exchange Commission. The registration statement was declared effective on March 28, 2000, and the offering is scheduled to terminate on June 26, 2000. Northern Star may in its discretion extend the offering for up to 90 days.

FORWARD-LOOKING STATEMENTS (PAGE    )

This document (and documents referred to in this document) includes various forward-looking statements about Northern Star, First Federal, and the combined company that are subject to risks and uncertainties. Forward-looking statements include information concerning future results of operations of Northern Star, First Federal, and the combined company. Also, statements that use the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "should," "will," or similar expressions are forward-looking statements. Many factors, some of which are discussed elsewhere in this document and in documents to which you are referred, could affect the future financial results of Northern Star, First Federal, and the combined company. These factors could cause actual results to differ materially from those expressed in forward-looking statements contained in this document or related documents. These factors include adverse changes in economic conditions and in the markets served by Northern Star and First Federal and a significant delay in the completion of the merger.

                      NORTHERN STAR SUMMARY FINANCIAL DATA

    The following table summarizes certain historical financial data of Northern Star and its subsidiary on a consolidated basis as of and for the six months ending December 31, 1999 and as of and for the fiscal years ending June 30, 1998 and 1999. You should read this table in conjunction with Northern Star's financial statements and related notes appearing elsewhere in this prospectus.


                                                                                            JUNE 30,
                                                                      DECEMBER 31,  ------------------------
                                                                          1999          1999         1998
                                                                     -------------- -------------  ---------
                                                                       (UNAUDITED)
                     STATEMENT OF INCOME:
                     Interest income............................     $    420,510   $   154,875           --
                     Interest expense...........................          155,728        40,012           --
                                                                     ------------   -----------
                     Net interest income........................          264,782       114,863           --
                     Provision for loan losses..................           67,500        56,250           --
                     Other non-interest income..................           39,860        42,449           --
                     Non-interest expense.......................          605,285       594,734           --
                                                                     ------------   -----------
                     Income (loss) before income tax expense....         (368,143)     (493,672)          --
                     Income tax expense (benefit)...............               --            --           --
                                                                     ------------   -----------      -------
                     Net income (loss)..........................     $   (368,143)  $  (493,672)     $(3,959)
                                                                     ============   ===========      =======
                     BALANCE SHEET:
                     Assets.....................................     $ 16,668,493   $ 9,635,608      $14,806
                     Allowance for loan losses..................          123,750        56,250           --
                     Deposits...................................       13,138,387     6,164,569           --
                     Stockholders' equity.......................        3,070,079     3,423,702       (3,859)
                     PER SHARE DATA:
                     Net income (loss)-- basic..................     $      (0.86)  $     (1.60)          --
                     Net income (loss)-- diluted................            (0.86)        (1.60)          --
                     Book value.................................             7.12          8.04           --
                     OTHER DATA:
                     Average shares outstanding-- basic.........          425,600       307,831           10
                     Average shares outstanding-- diluted.......          425,600       307,831           --
                     FINANCIAL RATIOS:
                     Return on average assets...................            (6.36)%      (22.61)%         --
                     Return on average stockholders' equity.....           (22.82)%      (69.87)%         --
                     Net interest margin........................             5.01%         6.15%          --
                     Tier 1 leverage ratio......................            19.60%        36.50%          --
                     Tier 1 capital to risk-weighted assets.....            22.90%        43.30%          --
                     Total capital to risk-weighted assets......            24.02%        44.20%          --
                     ASSET QUALITY RATIOS:
                     Nonperforming assets to total assets.......              N/A           N/A
                     Nonperforming assets to total loans and
                     other real estate owned....................              N/A           N/A
                     Allowance for loan losses to total loans...             1.37%         1.00%          --

                      FIRST FEDERAL SUMMARY FINANCIAL DATA

    The following table summarizes certain historical financial data of First Federal and its subsidiaries on a consolidated basis as of and for the quarter ending December 31, 1999 and as of and for the fiscal years ending September 30, 1998 and 1999. You should read this table in conjunction with First Federal's financial statements and related notes appearing elsewhere in this prospectus.


                                                                                          SEPTEMBER 30,
                                                                     DECEMBER 31,   -----------------------
                                                                         1999           1999        1998
                                                                    -------------   -----------  ----------
                                                                    (UNAUDITED)
                                                                          (DOLLARS IN THOUSANDS, EXCEPT
                                                                                  PER SHARE DATA)
                       STATEMENT OF INCOME:
                       Interest income.............................   $   1,080     $    4,337   $    4,422
                       Interest expense............................         559          2,203        2,260
                                                                      ---------     ----------   ----------
                       Net interest income.........................         521          2,134        2,162
                       Provision for credit losses.................          --              2           12
                       Non-interest income.........................         181            536          513
                       Non-interest expense........................         707          2,078        1,771
                                                                      ---------     ----------   ----------
                       Income (loss) before income tax & minority
                       interest....................................          (5)           590          892
                       Income tax expense..........................           9            220          301
                                                                      ---------     ----------   ----------
                       Net income (loss) before minority interest..         (14)           370          591
                       Minority interest...........................         (35)             1           54
                                                                      ---------     ----------   ----------
                       Net income (loss)...........................   $      21     $      369   $      537
                                                                      =========     ==========   ==========
                       BALANCE SHEET:
                       Assets......................................   $  61,060     $   57,566   $   57,364
                       Loans Receivable, net.......................      45,943         45,163       40,421
                       Savings deposits............................      52,528         48,484       49,928
                       Stockholders' equity........................       3,674          3,666        3,320
                       PER SHARE DATA:
                       Net income-- basic..........................   $   20.47     $   362.68   $   522.98
                       Net income-- diluted........................       20.47         362.68       522.98
                       Book value..................................    3,612.81       3,604.93     3,264.68
                       OTHER DATA:
                       Average shares outstanding-- basic..........       1,017          1,017        1,026
                       Average shares outstanding-- diluted........       1,017          1,017        1,026
                       FINANCIAL RATIOS:
                       Return on average assets....................        0.14%          0.64%        0.95%
                       Return on average equity....................        2.12%         10.56%       17.13%
                       Equity to asset ratio.......................        6.73%          6.07%        5.59%
                       Net interest rate spread....................        3.80%          3.91%        3.73%
                       Net yield on average interest-bearing
                       assets......................................        3.83%          4.01%        3.98%
                       Tier 1 leverage ratio.......................        8.43           8.70         8.15
                       Tier 1 capital to risk-weighted assets......       10.49          10.46        10.77
                       Total capital to risk-weighted assets.......       11.53          11.53        11.89
                       ASSET QUALITY RATIOS:
                       Non-performing loans to total assets........        0.05%          0.29%        0.64%
                       Non-performing loans to total loans.........        0.06%          0.36%        0.85%
                       Allowance for loan losses to total loans....        1.10%          1.12%        1.10%
                       Allowance for loan losses to nonperforming
                       loans.......................................    1,750.00%        315.57%      129.86%


                        SUMMARY PRO FORMA FINANCIAL DATA

    The following table summarizes certain unaudited pro forma condensed combined financial information to show you what Northern Star and First Federal would have looked like had they been combined as of and for the six months ended December 31, 1999, as well as for the year ended June 30, 1999. Because Northern Star had no operations before 1999 and its activities were limited solely to organizational matters, comparative pro forma condensed combined financial information for prior periods is not material and is not presented below.

    Please note that Northern Star and First Federal may be unable to complete the proposed merger. The merger is subject to various conditions, any of which may fail to be satisfied.

                                                                      AS OF AND FOR THE
                                                                       SIX MONTHS ENDED    AS OF AND FOR THE
                                                                         DECEMBER 31,          YEAR ENDED
                        STATEMENT OF INCOME:                                1999             JUNE 30, 1999
                                                                      -----------------    ------------------
                        Interest income..............................   $ 2,507,768          $4,570,286
                        Interest expense.............................     1,248,788           2,276,066
                                                                        -----------          ----------
                        Net interest income..........................     1,258,980           2,294,220
                        Provision for loan losses....................        67,500              61,250
                        Non-interest income..........................       401,597             549,767
                        Non-interest expense.........................     1,772,643           2,242,490
                                                                        -----------          ----------
                        Income (loss) before income tax & minority
                        interest.....................................      (179,566)            540,247
                        Income tax expense (benefit).................            --             194,485
                                                                        -----------          ----------
                        Net income (loss) before minority interest...      (179,566)            345,762
                        Minority interest............................        15,913              45,115
                                                                        -----------          ----------
                        Net income (loss)............................   $   195,479          $  300,647
                        BALANCE SHEET:
                        Assets.......................................   $77,516,790                  --
                        Loans Receivable, Net........................    54,797,701                  --
                        Deposits.....................................    65,666,587                  --
                        Stockholders' equity.........................     6,704,311                  --
                        PER SHARE DATA:
                        Net income (loss)-- basic....................   $     (0.15)        $      0.26
                        Net income (loss)-- diluted..................         (0.15)               0.26
                        Book value...................................          5.17                  --
                        OTHER DATA:
                        Average shares outstanding-- basic...........     1,296,159           1,178,390
                        Average shares outstanding-- diluted.........     1,296,159           1,178,390


                                  RISK FACTORS

An investment in Northern Star common stock involves a high degree of risk. You should invest only after carefully considering the risks described below and elsewhere in this prospectus and only if you can afford to lose your entire investment. An investment in Northern Star common stock is not a deposit or savings account and is not insured or guaranteed by the FDIC or any other governmental agency.

NORTHERN STAR HAS A LIMITED OPERATING HISTORY AND HAS INCURRED AND EXPECTS TO INCUR OPERATING LOSSES.

     Northern Star just recently commenced banking operations in January 1999. Since that time, Northern Star has incurred a net loss of $493,672 for fiscal year ended June 30, 1999 and a net loss of $368,143 for the six months ended December 31, 1999. Northern Star believes that it will continue to incur losses at least through its third quarter ending March 31, 2000. Northern Star cannot assure you that it will attract deposits and develop a loan portfolio sufficient to become profitable in 2000 or at any time in the future.

NORTHERN STAR MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT ITS GROWTH STRATEGY.

     In order to achieve and maintain profitability, Northern Star must aggressively grow its business. Northern Star intends to use a portion of the proceeds from its pending offering to support anticipated increases in its loan portfolio and investments and expansion. Northern Star's ability to grow depends in part on its ability to successfully attract deposits, identify loan and investment opportunities, and expand into new markets either through acquisition or by opening new branch locations. In order to successfully manage this growth, Northern Star must also maintain cost controls and asset quality throughout its operations. If Northern Star is unable to effectively implement its growth strategies, its business may be adversely affected.

CHANGES IN INTEREST RATES MAY ADVERSELY IMPACT NORTHERN STAR'S PROFITABILITY.

     Northern Star's net income depends principally upon its net interest income. Net interest income is the difference between interest earned on loans, investments and other interest-earning assets and the interest paid on deposits and borrowed funds. Any change in general market interest rates, whether a result of changes in monetary policies of the Federal Reserve Board or otherwise, can have a significant effect on Northern Star's net income.

     Northern Star attempts to manage risks due to changes in market interest rates by controlling the mix of interest rate sensitive assets and interest rate sensitive liabilities. However, interest rate management techniques do not always produce the financial results anticipated and a rapid increase or decrease in interest rates could adversely effect Northern Star's financial performance.

     First Federal is subject to similar risks relating to changes in interest rates, and if the proposed merger with First Federal is completed, Northern Star's combined financial performance will continue to be sensitive to rapid interest rate changes.

NORTHERN STAR'S EXPOSURE TO CREDIT RISK IS INCREASED DUE TO ITS FOCUS ON COMMERCIAL LENDING.

     Northern Star Bank makes various types of loans, including commercial, consumer, residential mortgage and construction loans, and incurs risk in making these loans. These risks include interest rate changes over the time period in which loans may be repaid, risks resulting from changes in the regional economy, risks inherent in dealing with individual borrowers, and in the case of a loan backed by collateral, risks resulting from uncertainties about the future value of the collateral.

     Northern Star Bank's loans to small and medium-sized businesses are generally riskier than single-family mortgage loans. Typically, the success of a small or medium-sized business depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on Northern Star's business. In addition, small and medium-sized businesses frequently have smaller market shares than their competition, may be vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience substantial variations in operating results, any of which may impair a borrower's ability to repay a loan. Because Northern Star Bank's loan portfolio contains a significant number of commercial loans, the failure of these loans to perform as expected could result in a loss of earnings from these loans, an increase in the provision for loan losses and an increase in loan charge-offs.

ADVERSE ECONOMIC CONDITIONS IN NORTHERN STAR'S PRIMARY MARKET MAY HAVE AN ADVERSE IMPACT.

     Substantially all Northern Star's business is with customers located within Mankato, Minnesota and the counties of Blue Earth and Nicollet. The businesses to whom Northern Star Bank makes loans are small and medium-sized businesses and are dependent upon the regional economy. Adverse economic and business conditions in the region could affect Northern Star Bank's borrowers, their ability to repay their loans and consequently Northern Star's financial condition and performance.

A WEAK AGRICULTURAL ECONOMY MAY HAVE AN ADVERSE EFFECT ON FIRST FEDERAL.

     Substantially all First Federal Savings Bank's business is with customers located in the Minnesota counties of Stevens, Swift and Wilkin, a predominantly rural area of west central Minnesota heavily dependent upon the agricultural economy. A weakness in the local agricultural economy, including a weakness caused by low commodities prices, could affect borrowers, their ability to repay their loans and consequently First Federal Savings Bank's financial condition and performance.

ALLOWANCES FOR LOAN LOSSES MAY BE INADEQUATE TO ABSORB ACTUAL FUTURE LOAN
LOSSES.

     Northern Star believes that its allowance for loan losses is adequate to absorb any inherent losses in Northern Star Bank's loan portfolio. Management's estimates are used to determine the allowance that is considered adequate to absorb losses in the loan portfolio. Management's estimates are based on historical loan loss experience, specific problem loans, value of underlying collateral, economic conditions and other relevant factors. These estimates are subjective and their accuracy depends on the outcome of future events. Actual losses may differ from current estimates. Depending on changes in economic, operating and other conditions, including changes in interest rates that are generally beyond Northern Star's control, actual loan losses could increase significantly. As a result, such loan losses could exceed current loan allowance estimates.

     First Federal is subject to similar risks related to its allowance for loan losses, and if the proposed merger with First Federal is completed, the combined financial performance of Northern Star and First Federal could be adversely affected if loan losses exceed current loan allowance estimates.

     Because Northern Star has a short operating history, it does not have a seasoned loan portfolio and the ratio of the loan allowance for loan losses to total loans, will likely be increased as its loan portfolio matures. If it becomes necessary to increase the ratio of the allowance for loan losses to total loans, such increases would be accomplished through higher provisions for loan losses, which will adversely impact net income or will increase operating losses.

     In addition, bank regulatory agencies, as an integral part of their supervisory function, periodically review the adequacy of the allowance for loan losses. Regulatory agencies may require Northern Star to increase its provision for loan losses or to recognize further charge-offs based upon judgments different from those of management. Any increase in the allowance required by regulatory agencies could have a negative impact on Northern Star's operating results. Northern Star cannot assure you that charge-offs in future periods will not exceed the allowances for loan losses or that additional increases in the allowance for loan losses will not be required. Additions to the allowance for loan losses would result in a decrease in Northern Star's net income, or an increase in its operating losses, and possibly a decrease in its capital.

GOVERNMENT REGULATIONS SIGNIFICANTLY AFFECT NORTHERN STAR'S AND FIRST FEDERAL'S BUSINESSES.

     As a bank holding company, Northern Star is primarily regulated by the Board of Governors of the Federal Reserve System. Northern Star Bank is regulated by the Department of Commerce of the State of Minnesota and the FDIC.

     Federal laws and the laws of the State of Minnesota govern numerous aspects of Northern Star Bank's operation including:

     -    adequate capital and financial conditions;

     -    permissible types and amounts of extensions of credit and investments;

     -    permissible non-banking activities; and

     -    restrictions on dividend payments.

     Federal and the State of Minnesota regulatory agencies have extensive discretion and power to prevent or remedy unsafe or unsound practices or violations of law by Northern Star Bank and by Northern Star. Northern Star also undergoes periodic examinations and inspections by one or more regulatory agencies. Following such examinations, Northern Star may be required, among other things, to change its asset valuations or the amounts of required loan loss allowance or to restrict its operations. Those actions would result from the regulators' judgments based on information available to them at the time of their examination.

     Government regulations also affect First Federal's business. First Federal Savings Bank is primarily regulated by the Office of Thrift Supervision, which has discretion and power to prevent or remedy unsafe or unsound practices or violations of law by First Federal Savings Bank. If the proposed merger with First Federal is completed, the combined operations may be affected by actions of the Office of Thrift Supervision.

     Northern Star's and First Federal's operations must comply with a variety of state and federal consumer protection and similar laws and regulations. Federal and state regulatory restrictions limit the manner in which Northern Star and First Federal may conduct business and obtain financing. These laws and regulations can and do change significantly from time to time, and any such change could adversely affect Northern Star.

NORTHERN STAR IS DEPENDENT UPON MEMBERS OF ITS MANAGEMENT.

     Northern Star's future success depends, in large part, upon the continuing contributions of key management personnel, including its president, Thomas Stienessen. Mr. Stienessen has been critical to Northern Star's formation and operation and Northern Star believes that his leadership is critical to executing the company's business plan and growing its business. Mr. Stienessen has an employment agreement with Northern Star.

     Upon completing the proposed merger with First Federal, the success of the combined business will also depend largely on the efforts of Allan Thoren, who has served as First Federal Savings Bank's president and chief executive officer since 1990. Northern Star anticipates that Mr. Thoren will become its vice chairman and chief operating officer after the merger. Northern Star will have an employment agreement with Mr. Thoren, effective upon completing the merger.

NORTHERN STAR MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH OTHER FINANCIAL INSTITUTIONS, EVEN IF THE PROPOSED MERGER WITH FIRST FEDERAL IS COMPLETED.

     Northern Star faces substantial competition in originating loans and in attracting deposits. The competition in originating loans comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Many competitors have advantages including greater financial resources, a wider geographic presence or more accessible branch office locations, the ability to offer a wider array of services, or more favorable pricing alternatives and lower origination and operating costs. This competition could decrease the number and size of loans that Northern Star originates and the interest rate received on these loans.

     In attracting deposits, Northern Star Bank competes with other depository institutions, including banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. These competitors may offer higher interest rates, which could decrease the deposits that Northern Star Bank attracts or require it to increase rates to attract new deposits. Increased deposit competition could increase Northern Star Bank's cost of funds and adversely affect its ability to generate the funds necessary for lending operations.

FIRST FEDERAL WILL INCUR SUBSTANTIAL STARTUP COSTS WITH ITS NEW BRANCH IN BIG LAKE, MINNESOTA.

     First Federal Savings Bank has recently received regulatory approval to establish a new branch office in Big Lake, Minnesota (the "Big Lake Office"). First Federal Savings Bank has acquired a commercial building site and will incur substantial expenses remodeling the building that currently occupies the site and adding the equipment necessary to provide banking services, including a vault, safety deposit vault, security devices, drive up banking facilities, data processing equipment and furnishings. In addition, the Big Lake Office will require staff, training and supervision, beginning several weeks before the office can be opened for business. First Federal Savings Bank will incur substantial startup costs, and there is no assurance when or whether the Big Lake Office will attract deposits and develop a loan portfolio sufficient to become profitable.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Northern Star. Northern Star has made, and may continue to make, various written or verbal forward-looking statements with respect to business and financial matters, including statements contained in this report, filings with the Securities and Exchange Commission, and reports to stockholders. All statements which address Northern Star's beliefs regarding its market, strategy, events or developments that it expects or anticipates will occur in the future, including those expected as a result of the proposed merger with First Federal found under the Sections entitled "The Merger - Northern Star's Reasons for the Merger," "Northern Star Financial, Inc. - Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Northern Star Financial, Inc. - Business - Strategy, Products and Services, and Competition" are forward-looking statements within the meaning of the Act. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and operating performance. Certain factors that could affect financial performance or cause actual results to vary significantly from estimates contained in or underlying forward looking statements include:

     -    Interest rate fluctuations and other market conditions.

     - Strength of the agricultural, consumer and commercial credit sectors, as well as real estate markets.

     - Changes in laws and regulations, including changes in accounting standards and taxation requirements (including tax rate changes, new tax laws, and revised tax law interpretation).

     - Competitive pricing and other pressures on loans and deposits and Northern Star Bank's ability to maintain market shares in its trade areas.

     - The inherent uncertainties relating to Year 2000 compliance, including compliance by Northern Star Bank's vendors, suppliers, and loan customers.

     - A downturn in local economic conditions in Northern Star's primary markets, including the markets served by First Federal.

     - The failure to achieve any of the economic benefits from the proposed merger with First Federal, as a result of an increase in the costs to complete the merger and the failure of First Federal or Northern Star to achieve their anticipated results of operations.

     -    Those risks identified under the Section entitled "Risk Factors."

     - Other risks and uncertainties as detailed from time to time in Northern Star's filings with the Securities and Exchange Commission.

                          FIRST FEDERAL SPECIAL MEETING

     Northern Star and First Federal are sending this Proxy Statement/Prospectus to First Federal's shareholders in connection with the solicitation by the board of directors of First Federal of proxies to be voted at the First Federal Special Meeting. This Proxy Statement/Prospectus is first being mailed to shareholders of First Federal on or about ____________, 2000.

DATE, PLACE, AND TIME

     First Federal's Special Meeting will be held at _________, local time, on __________, 2000, at First Federal's corporate headquarters, located at 532 Atlantic Avenue, Morris, Minnesota.


PURPOSE


     At the Special Meeting, First Federal's shareholders will be asked to vote on a proposal to approve the Plan of Merger and the Agreement and Plan of Reorganization dated as of September 30, 1999 (for convenience, referred to as the "merger agreement") attached to this Proxy Statement/Prospectus as Annex A. That document provides for the merger of First Federal with and into Northern Star, with Northern Star as the surviving company. Other terms and provisions related to the merger are contained in the merger agreement.

     First Federal shareholders may also be asked to vote upon a proposal to adjourn or postpone the Special Meeting, in order to (among other things) allow additional time for the companies to solicit additional votes to approve the merger. If any matters other than approval of the merger are properly presented for consideration at the Special Meeting, the persons named by shareholders in the enclosed form of proxy will have discretion, as proxies, to vote on those matters.

     Under Minnesota law, shareholders can consider at the Special Meeting only the matters contained in the notice for the Special Meeting.

RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE

     The close of business on ____________, 2000 is the record date for determining the holders of First Federal common stock who are entitled to receive notice of and to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting.

     First Federal has only one class of capital stock outstanding, which is common stock, par value $100 per share. Each holder of First Federal common stock outstanding on the record date is entitled to one vote for each share held. The holders of a majority of the outstanding shares of First Federal common stock entitled to vote must be present at the Special Meeting, in person or by proxy, to constitute a quorum to transact business.

     The holders of a majority of the outstanding shares of First Federal common stock as of the record date must vote in favor of the merger in order to approve the merger. On the record date, 1,017 shares of First Federal common stock were outstanding, held by seven holders of record.

     Abstentions will be treated as shares present in determining whether First Federal has a quorum for the Special Meeting, but abstentions will have the same effect as a vote against approval of the merger.

     The board of directors of First Federal has unanimously approved the merger. The board of directors of Northern Star has approved the merger and the issuance of shares of Northern Star common stock in the merger. See "The Merger
- Background of the Merger."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIRST FEDERAL

     THE BOARD OF DIRECTORS OF FIRST FEDERAL RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT. See "The Merger - Interests of First Federal's Directors and Officers in the Merger" for a discussion of conflicts of interest that certain directors and members of management may have in connection with the merger.

PROXIES; REVOCATION

     A green proxy card is enclosed for use by First Federal shareholders. The board of directors of First Federal requests that shareholders SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. If you have questions or requests for assistance in completing and submitting proxy cards, please contact Allan Thoren at the following address and telephone number:

                                   First Federal Holding Company of Morris, Inc. 532 Atlantic Avenue
                                   P.O. Box 656
                                   Morris, MN 56267
                                   Telephone: (320) 589-3454

     All properly executed proxies that are not revoked will be voted at the Special Meeting as instructed on those proxies. Proxies containing no instructions will be voted in favor of the merger. A shareholder who executes and returns a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to an officer of First Federal, or by attending the Special Meeting and voting in person.

SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                          NORTHERN STAR SPECIAL MEETING

     Northern Star and First Federal are sending this Proxy Statement/Prospectus to Northern Star's shareholders in connection with the solicitation by the board of directors of Northern Star of proxies to be voted at the Northern Star Special Meeting. This Proxy Statement/Prospectus is first being mailed to shareholders of Northern Star on or about ____________, 2000.

DATE, PLACE, AND TIME

     Northern Star's Special Meeting will be held at _________, local time, on __________, 2000, at Northern Star's corporate headquarters, located at 1650 Madison Avenue, Mankato, Minnesota.

PURPOSE

     At the Special Meeting, Northern Star's shareholders will be asked to vote on a proposal to approve the Plan of Merger and the Agreement and Plan of Reorganization dated as of September 30, 1999 (for convenience, referred to as the "merger agreement") attached to this Proxy Statement/Prospectus as Annex A. That document provides for the merger of First Federal with and into Northern Star, with Northern Star as the surviving company. Other terms and provisions related to the merger are contained in the merger agreement.

     Northern Star shareholders may also be asked to vote upon a proposal to adjourn or postpone the Special Meeting, in order to (among other things) allow additional time for the companies to solicit additional votes to approve the merger. If any matters other than approval of the merger are properly presented for consideration at the Special Meeting, the persons named by shareholders in the enclosed form of proxy will have discretion, as proxies, to vote on those matters.

     Under Minnesota law, shareholders can consider at the Special Meeting only the matters contained in the notice for the Special Meeting.

RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE

     The close of business on ____________, 2000 is the record date for determining the holders of Northern Star common stock who are entitled to receive notice of and to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting.

     Northern Star has only one class of capital stock outstanding, which is common stock, par value $.01 per share. Each holder of Northern Star common stock outstanding on the record date is entitled to one vote for each share held. The holders of a majority of the outstanding shares of Northern Star common stock entitled to vote must be present at the Special Meeting, in person or by proxy, to constitute a quorum to transact business.

     The holders of a majority of the outstanding shares of Northern Star common stock as of the record date must vote in favor of the merger in order to approve the merger. On the record date, [425,600] shares of Northern Star common stock were outstanding, held by approximately [49] holders of record.

     Abstentions will be treated as shares present in determining whether Northern Star has a quorum for the Special Meeting, but abstentions will have the same effect as a vote against approval of the merger.

     The board of directors of Northern Star has unanimously approved the merger and the issuance of shares of Northern Star common stock in the merger. See "The Merger - Background of the Merger."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF NORTHERN STAR

     THE BOARD OF DIRECTORS OF NORTHERN STAR RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AND ADOPTION OF THE MERGER AGREEMENT.

PROXIES; REVOCATION

     A blue proxy card is enclosed for use by Northern Star shareholders. The board of directors of Northern Star requests that shareholders SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. If you have questions or requests for assistance in completing and submitting proxy cards, please contact Tom Stienessen at the following address and telephone number:

                         Northern Star Financial, Inc.
                         1650 Madison Avenue
                         Mankato, MN  56001
                         Telephone:  (507) 344-3501

     All properly executed proxies that are not revoked will be voted at the Special Meeting as instructed on those proxies. Proxies containing no instructions will be voted in favor of the merger. A shareholder who executes and returns a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to an officer of Northern Star, or by attending the Special Meeting and voting in person.

SOLICITATION OF PROXIES

     In addition to soliciting proxies by mail, Northern Star's directors, officers, and employees may, if they do not receive extra compensation for doing so, solicit proxies personally or by telephone or fax. Northern Star intends to reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Northern Star common stock held of record by those persons.

                                   THE MERGER

     The following summary of the merger and certain terms of the merger agreement and related matters is not complete and is qualified in its entirety by reference to the merger agreement, which is attached as Annex A and is incorporated in this document by reference.

GENERAL

     Northern Star and First Federal have entered into the merger agreement, which provides that First Federal will be merged with and into Northern Star, and Northern Star will be the surviving company. Each outstanding share of First Federal common stock will be converted at the Effective Time (as defined below) into the right to receive 876.5 shares of Northern Star common stock. For a more detailed description of how the First Federal common stock converts into Northern Star common stock in the merger, see "The Merger - Conversion of First Federal Common Stock in the Merger."

EFFECTIVE TIME OF THE MERGER

     As soon as practicable after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as provided below, a certificate of merger will be filed with the Secretary of State of the State of Minnesota, at which time the merger will become effective (the "Effective Time"). It is presently contemplated that the Effective Time will be as soon as practicable after approval of the merger at First Federal's and Northern Star's Special Meetings. See "The Merger - Conditions to the Merger; Waiver."

BACKGROUND OF THE MERGER

     The terms of the merger agreement are the result of arm's length negotiations between Northern Star's representatives and representatives of First Federal. The following briefly discusses the background of these negotiations and related matters.

     Over the last several years the financial services industry has become increasingly competitive, with many financial institutions expanding their size and market area through consolidation. This trend has accelerated with a number of mergers announced whose effects would continue to increase the competition in the banking and the financial services industry in First Federal's marketplace. As part of its effort to remain competitive within this environment, First Federal's management and board of directors have continually analyzed various strategic options available to First Federal, including the following:

     1. remaining as an independent financial institution via operational improvements, internal growth, continued investment in technology, and shareholder capital infusions.

     2.   pursuing growth through a potential merger-of-equals transaction; and

     3.   entering into a business combination with a larger entity.

     In spring and early summer of 1997, First Federal's board of directors contemplated First Federal's role in this increasingly competitive environment and the internal operating efficiencies and investments that would have to take place in order to continue to remain competitive. After discussions of various alternatives for First Federal, including a continuation of, or changes in, First Federal's own operations and programs, various types of affiliations with other companies, a stock sale program and other matters to enhance shareholder value, First Federal's board of directors determined it was appropriate to expand the scope of its review of the strategic options available to First Federal to maximize shareholder value and, accordingly authorized management to explore opportunities for pursuing growth through a potential merger-of-equals transaction.

     This authorization led to discussions with Northern Star's board of directors.

     Thomas Stienessen, Northern Star's President, and Allan Thoren, the President of First Federal Savings Bank became acquainted in 1996 as both participated with a consortium of bankers placing a bid for branch office locations that were being spun off by a larger regional bank. In addition, the two individuals served as industry leaders active in a banking trade association. The possibility of a strategic business relationship was first discussed in very preliminary terms in conversations between Mr. Stienessen and Mr. Thoren in the summer of 1997 at a trade association meeting in St. Cloud, Minnesota while Mr. Stienessen served as the Chief Executive Officer and President of SGL, Inc., a holding company for the Family Bank.

     Mr. Stienessen resigned his positions with the SGL organization in December 1997 and organized Northern Star. During the period between December 1997 and the summer of 1998, Mr. Stienessen and Mr. Thoren engaged in various telephone conversations regarding the feasibility of a business combination with Northern Star and First Federal.

     Messrs. Stienessen, Frank Gazzola and Thomas Reynolds as organizers of Northern Star Bank, met with the members of First Federal's board of directors in New Ulm, Minnesota in late summer of 1998 to discuss a potential strategic alliance.

     Subsequently, after review and discussion, Mr. Stienessen advised Mr. Thoren that Northern Star was not interested in pursuing an alliance at that date, but might be willing to entertain proposals in the future. No agreement was reached and no other proposal was submitted.

     In the Fall of 1998, Mr. Thoren met with Mr. Stienessen to review the construction of Northern Star Bank in Mankato, Minnesota. Discussions between the individuals regarding a possible business combination resurfaced. From January 1999 through April 1999, Mr. Stienessen conducted a due diligence investigation and explored the possibility of a business combination with Mr. Thoren. The board of directors of both organizations concluded that a joint venture in First Federal's affiliated mortgage banking company would be in their mutual interest and would serve as a suitable format to conduct further discussions regarding a potential combination of banking organizations. Northern Star filed with the Federal Reserve Bank of Minneapolis, Minnesota a Notice for Prior Approval to invest in a joint venture with First Federal. The Notice for Prior Approval was approved on July 2, 1999 and Northern Star's investment in Homeland Mortgage, LLC was made on July 15, 1999.

     Detailed discussions and negotiations regarding a possible merger between the two banking organizations and due diligence investigations continued following the commencement of the joint venture and resulted in the execution of an Agreement and Plan of Reorganization on September 30, 1999. Such discussions and negotiations included an analysis of an appropriate rate of exchange of the stock of the respective organizations.

     Representatives from Northern Star met several times with the representatives of the board of directors of First Federal to discuss a combination of First Federal and Northern Star prior to signing the merger agreement.

     In negotiating the final exchange ratio, First Federal and Northern
Star considered the relative book value and earnings of each entity, as well as certain special factors relating to historical performance, market growth potential, ancillary businesses and future growth plans. First Federal and Northern Star did not follow a precise formula in the negotiation of the final exchange ratio, which was based on a determination by management of each institution that the exchange ratio fairly represented equivalent value for the stockholders of each institution participating in the merger.

     To assist the board of directors of First Federal with its deliberations on whether to approve and recommend the merger, the board of directors retained counsel to help in negotiating the terms of the merger agreement. Likewise, the board of directors of Northern Star retained the services of counsel to review the proposed agreement.

     The board of directors of First Federal and its counsel met on September 28, 1999, to discuss the merger agreement and the merger. Prior to that meeting, the board received a special board package that contained a draft of the negotiated merger agreement. After review of the matters considered by the board of directors, the board of directors of First Federal unanimously approved the merger agreement and authorized the President and Chief Executive Officer of First Federal Savings Bank and the Chairman of First Federal to take the appropriate actions necessary to execute the merger agreement.

     The board of directors of Northern Star met on September 15, 1999, to discuss the merger agreement and related agreements. After review of the matters relating to the merger, the board of directors of Northern Star unanimously approved the merger agreement and authorized the President and Chief Executive Officer of Northern Star to take the appropriate actions necessary to execute the merger agreement in substantially the form approved by the board.

     The merger agreement was executed as of September 30, 1999.

FIRST FEDERAL'S REASONS FOR THE MERGER

     The First Federal board of directors endorsed the merger with Northern Star after considering the following factors:

     - The effect on shareholder value of First Federal remaining an independent entity. The board of directors considered the current and prospective economic environment facing financial institutions and the increased competition faced by community banks in general from large bank holding companies and other financial institutions.

     - A review of (a) the business, operations, earnings and financial condition, including capital levels and asset quality, of Northern Star on both an historical and prospective basis; (b) the business fit of First Federal and Northern Star; (c) Northern Star's decentralized style of management, which would enable First Federal to maintain its name, its community bank image, and its responsiveness to its customers; and (d) the operating philosophy, competence, experience and integrity of First Federal and its management.

     - The adequacy of the merger consideration. A comparison of the financial terms of recent bank acquisitions indicated that the financial terms of the merger agreement compared favorably with other recent transactions.

     - The terms of the merger agreement, including the per share exchange rate and the ability of First Federal to terminate the merger agreement under certain circumstances.

     - That the merger would be free from federal income taxes for the shareholders of First Federal receiving solely Northern Star common stock in exchange for their shares of First Federal common stock.

     - The strong likelihood that regulatory approval for the merger would be obtained without undue conditions or delay.

     - The economic effect of the merger on First Federal and First Federal Savings Bank, as well as the employees of and customers and communities served by First Federal Savings Bank.

     While each member of the First Federal board of directors individually considered the foregoing and other factors, the board of directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination as to any individual factor.

NORTHERN STAR'S REASONS FOR THE MERGER

     Northern Star believes the proposed merger with First Federal will further its strategic goal to grow and diversify its community banking business. Northern Star believes the proposed merger with First Federal will provide the following benefits:

     - The merger builds upon Northern Star's efforts to expand and diversify its community banking organization within and outside of Minnesota.

     - The merger diversifies Northern Star's market and balance sheet, reducing its reliance on a single bank and a single market.

     - The merger provides opportunities to branch into new geographic markets. Because savings associations like First Federal may establish branches without many of the regulatory restrictions imposed on banks, the merger will facilitate expansion within and outside of Minnesota. The merger will also enhance Northern Star's ability to establish branches within Minnesota, since savings associations are not subject to state laws that restrict branching.

     - The merger increases Northern Star's size and strength to allow it to serve a broader segment of the community banking market, in particular larger and more complex business organizations.

     - Northern Star anticipates that the merger will contribute to its profitability.

     - The merger will provide additional flexibility to expand Northern Star Bank's loan portfolio within regulatory lending limitations.

     -    The merger enhances Northern Star's access to capital markets.

     - The merger enhances Northern Star's ability to attract and retain skilled employees.

     In reaching its determination that the proposed merger is in the best interest of shareholders, Northern Star consulted with senior management with respect to strategic and operational matters, legal counsel with respect to the legal duties of its board of directors and regulatory and tax matters and its independent accountants with respect to the accounting treatment of the merger. Northern Star's board of directors carefully considered the following material factors before unanimously approving the merger:

     - The historical financial information of First Federal, including First Federal's business, asset quality, market share and growth prospects and the composition of the earning assets portfolio of First Federal;

     - The financial terms of the merger, including the relationship of the value of the consideration Northern Star will provide First Federal shareholders in relation to First Federal's historical book value and earnings;

     - The non-financial terms of the merger, including the treatment of the merger as a tax-free exchange of First Federal common stock for Northern Star common stock for federal income tax purposes;

     - The likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay;

     - The opportunity for reducing the non-interest expense of the operations of First Federal and Northern Star and the ability of the operations of First Federal after the effective date of the merger to contribute to Northern Star's consolidated earnings;

     - The attractiveness of the First Federal franchise, the market position of First Federal in West Central Minnesota and the northwestern suburbs of Minneapolis, Minnesota, the compatibility of the franchise with Northern Star's operations and the ability of First Federal to contribute to Northern Star's business strategy;

     - The opportunity to leverage Northern Star's infrastructure to grow its earnings.

     While each member of Northern Star's board of directors individually considered the foregoing factors, the board of directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Northern Star's board of directors collectively made its determination with respect to the merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the merger is in Northern Star's best interests and the best interests of its shareholders.

     The financial terms of the merger, including the exchange ratio, were the result of arm's-length negotiations between Northern Star and representatives of First Federal.

     In arriving at a fair value of First Federal Savings Bank and determining the exchange ratio, Northern Star reviewed publicly available information regarding recent acquisitions of banks, information provided by First Federal and performed studies and analysis as deemed appropriate to determine the appropriate exchange ratio. In arriving at the exchange ratio, Northern Star:

     - Discussed the past and current operations and financial conditions and the prospects of Northern Star;

     - Reviewed certain unaudited interim and audited financial statements, call reports, budget reports, operating and performance data and other information of First Federal;

     - Discussed the past and current operations and financial condition and the future prospects of First Federal with senior executives of First Federal;

     - Reviewed the financial terms of reported bank acquisitions, including banks similar in size to First Federal;

     - Reviewed and compared the performance of Northern Star common stock and its trading activity with that of certain other comparable public traded companies;

     - Prepared and reviewed pro forma financial information and performed other analysis and considered such other factors as deemed appropriate in connection with the merger.

     Northern Star analyzed and compared the financial performance of First Federal based on various measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance. For purposes of this analysis, Northern Star reviewed the historical performance of First Federal Savings Bank as reflected in First Federal Savings Bank's financial statements as of and for the year ended September 30, 1998 and subsequent interim financial data. Northern Star compared some of this information to publicly available information regarding prices paid, during the first six months of 1999, for banks similar in size to First Federal.

     Northern Star also considered the market price and trading volume of its common stock as traded and quoted on the OTC Bulletin Board for the ten day period prior to the execution of the Merger Agreement. Based upon the limited number of shares traded, the average bid and ask prices quoted and Northern Star's limited operating history, Northern Star assigned a value to its common stock, for purposes of computing the consideration to be issued in the merger, equal to $10.50 per share.

     Northern Star's analysis of First Federal Savings Bank's financial performance for the year ended September 30, 1998, showed the following concerning First Federal Savings Bank's financial performance:

     - return on equity was 12.44%, compared with a published average of 12.80% for its peer group of banks of similar size;

     - return on assets was 1.0% compared with a published average of 1.06% for the peer group; and

     - the equity to asset ratio was 8.70% compared to a published average of 8.93%.

     Northern Star reviewed published financial data relating to comparable acquisitions of banks similar in size to First Federal Savings Bank that were completed during the first six months of 1999. Northern Star's analysis of the merger consideration to be paid in relation to First Federal Savings Bank's financial performance and position shows that the consideration will be:

     - approximately 2.24 times First Federal Savings Bank's book value, compared to a published average consideration paid for banks of similar size of 2.22 times book value;

     - approximately 16.23 times First Federal Savings Bank's 1998 earnings, after tax, compared to published average consideration paid for banks of similar size of 17.55 times earnings;

     - approximately 11.5% of First Federal Savings Bank's core deposits as of September 30, 1998 compared to published median premium/core deposits paid for thrifts in the first quarter of 1999 of 11.9%, and second quarter of 1999 of 10.7%.

     Northern Star also performed a pro forma merger analysis that combined its and First Federal's financial information to assess the feasibility of a merger and its potential impact on Northern Star following the merger. Northern Star made assumptions regarding accounting treatment, acquisition adjustments, cost savings, the number of shares to be issued in the merger and assumed that Northern Star would also purchase the minority interest in First Federal Savings Bank. This analysis showed that based upon the merger being completed as of June 30, 1999, the merger is expected to: (i) be accretive to earnings (excluding the effect of a nonrecurring merger charge incurred in connection with the merger),
(ii) increase estimated return on equity and (iii) decrease the fully diluted tangible book value. The pro forma information was prepared solely for Northern Star's management. The actual results achieved by Northern Star following the merger will likely vary from its pro forma results and these variations may prove to be material.

     NORTHERN STAR BELIEVES THAT AFTER CAREFUL CONSIDERATION OF ALL THE TANGIBLE AND INTANGIBLE BENEFITS THAT ARE EXPECTED TO MATERIALIZE AS A RESULT OF THE MERGER WITH FIRST FEDERAL AND THE FINANCIAL AND NON-FINANCIAL TERMS OF THE MERGER, THAT THE TERMS OF THE MERGER ARE FAIR AND THE MERGER IS IN NORTHERN STAR'S AND ITS SHAREHOLDERS' BEST INTERESTS. THE NORTHERN STAR BOARD OF DIRECTORS THEREFORE UNANIMOUSLY RECOMMENDS THAT NORTHERN STAR'S SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER.

CONVERSION OF FIRST FEDERAL COMMON STOCK IN THE MERGER

     At the Effective Time, each outstanding share of First Federal common stock will convert automatically into the right to receive 876.5 shares of Northern Star common stock (referred to for convenience as the "conversion ratio"). Under the Merger Agreement, the conversion ratio was calculated by dividing the value of First Federal as of [April 30, 2000], as determined by the parties, by an assumed price of Northern Star common stock. For purposes of the merger, First Federal and Northern Star assigned a value of $9,360,039 to First Federal and a per share price of $10.50 to Northern Star's common stock.

     Northern Star will issue approximately 891,397 shares of Northern Star common stock in exchange for First Federal common stock upon consummation of the merger. Such shares would represent approximately 49% of the shares of Northern Star common stock that would be outstanding after consummation of the merger, assuming the sale of the minimum number of shares in Northern Star's pending public offering.

     Because the value of Northern Star shares fluctuates, the market value of the Northern Star common stock that First Federal shareholders will receive in the merger may increase or decrease following the merger.

     FRACTIONAL SHARES

     Northern Star will not issue any certificates or scrip representing fractional shares of Northern Star common stock in the merger. If a fractional share results from the application of the conversion ratio to the number of shares of First Federal common stock owned, then, in lieu of any such fractional share, each holder of First Federal common stock who otherwise would be entitled to receive a fractional share of Northern Star common stock in the merger will receive an amount of cash (without interest) determined by multiplying (1) the $10.50 assumed price of a share of Northern Star common stock, by (2) the fractional share interest of Northern Star common stock to which such holder would otherwise be entitled.

     EXCHANGE OF FIRST FEDERAL STOCK CERTIFICATES

     As soon as practicable after the Effective Time, Northern Star will mail a letter of transmittal to First Federal shareholders. The letter of transmittal will include instructions regarding the surrender of certificates representing shares of First Federal common stock in exchange for certificates representing shares of Northern Star common stock.

     As soon as practicable after the Effective Time, Northern Star's transfer agent will distribute to holders of shares of First Federal common stock, after those holders surrender to Northern Star the First Federal stock certificates held by them for cancellation, together with executed letters of transmittal,
(1) one or more certificates representing the number of whole shares of Northern Star common stock into which the shares represented by the certificate(s) have been converted and (2) a check in the amount of any cash in lieu of fractional shares. Holders of First Federal common stock will not receive interest on any cash received in the merger.

     After the Effective Time, First Federal stock certificates will evidence ownership of the shares of Northern Star common stock into which they were converted. Holders of First Federal common stock will be entitled to any dividends that become payable to persons who are holders of record of Northern Star common stock as of a record date on or after the Effective Time, but only after they have surrendered their certificates representing shares of First Federal common stock for exchange. Any such dividends will be paid to each First Federal shareholder entitled to them, without interest, at the time that such certificates representing shares of First Federal common stock are surrendered for exchange, subject to any applicable abandoned property, escheat, or similar law. Holders of First Federal common stock will not be entitled, however, to dividends that become payable before or after the Effective Time to persons who were holders of record of Northern Star common stock as of a record date prior to the Effective Time.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, First Federal makes certain representations and warranties to Northern Star regarding First Federal and its subsidiaries, including as to: (1) their corporate existence; (2) the authorization, execution, and enforceability of the merger agreement and related agreements;
(3) First Federal's capital structure; (4) the accuracy of First Federal's recent financial statements; (5) the absence of material litigation; (6) the absence of material adverse changes since August 31, 1999; (7) certain tax matters; (8) the absence of material violations of agreements; (9) First Federal's benefit plans; (10) First Federal's minute books; (11) the absence of brokerage commissions, finder's fees, or other payments in connection with the merger; (12) the accuracy of certain information for regulatory filings; (13) compliance with regulatory reporting requirements; (14) the adequacy of insurance; (15) the administration of trust accounts; (16) the absence of environmental liabilities; (17) the existence of interest rate risk management instruments; and (18) the extent of unfunded commitments.

     Northern Star also makes certain representations and warranties to First Federal regarding Northern Star and its subsidiaries, including as to: (1) their corporate existence; (2) the authorization, execution, and enforceability of the merger agreement and related agreements; (3) Northern Star's capital structure;
(4) the accuracy of Northern Star's recent financial statements; (5) the absence of material litigation; (6) the absence of material adverse changes since June 30, 1999; (7) certain tax matters; (8) the absence of material violations of agreements; (9) Northern Star's benefit plans; (10) the absence of brokerage commissions, finder's fees, or other payments in connection with the merger;
(11) the accuracy of certain information for regulatory filings; (12) compliance with regulatory reporting requirements; (13) the adequacy of insurance; and (14) the absence of environmental liabilities.

CERTAIN COVENANTS BY FIRST FEDERAL

    CONDUCT OF BUSINESS OF FIRST FEDERAL PENDING THE MERGER. With certain exceptions, First Federal has agreed that prior to completing the merger, First Federal will maintain its corporate existence and general character of its business; conduct its business in its ordinary and usual manner; maintain its books and records; maintain its properties; maintain its insurance coverage; use its best efforts to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the merger; comply in all material respects with all applicable laws, regulations, ordinances, codes, orders, licenses and permits; terminate or, if requested by Northern Star, amend its employee benefit plans; use its best efforts to obtain letters from its affiliates relating to actions that might affect "pooling of interests" accounting treatment; obtain Phase I environmental assessments, title insurance commitments, and boundary surveys for each of its owned properties.

         First Federal has also agreed not to amend or otherwise change its articles of incorporation or by-laws; issue any securities; authorize or incur any long-term debt (other than deposit liabilities); subject any of its properties to liens or other encumbrances, except in the ordinary course of business; enter into any commitment in excess of $5,000 except banking transactions in the ordinary course of business and in accordance with existing policies and procedures; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $1,000,000 or less; amend or terminate or make any contribution to any benefit plan except as required by law or by the terms of such plan; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except: (i) any dividend declared by a subsidiary in accordance with applicable law and regulation or (ii) dividends declared by First Federal consistent with past practices and in an aggregate amount not exceeding $300,000; redeem, purchase or otherwise acquire, directly or indirectly, any capital stock; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of any subsidiary; sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business; take any action that would disqualify the merger from "pooling of interests" accounting treatment.

    ACCESS. First Federal has also agreed to permit Northern Star and its representatives to examine its and its subsidiaries' books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business.

    NO SOLICITATION OF COMPETING TRANSACTIONS. First Federal has agreed that it and its representatives and affiliates will not solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Northern Star) concerning any competing offer. A competing offer would include any offer (i) to purchase any shares of common stock or any other equity security of First Federal or a subsidiary of First Federal, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of First Federal or any subsidiary except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with First Federal or any subsidiary. If a competing offer or communication regarding a competing offer is made, First Federal has agreed to promptly disclose to Northern Star the fact that such offer or inquiry was made and the terms of such offer (if any), and perform the transaction under the terms of such offer with Northern Star rather than the competing offeror at Northern Star's option. If First Federal breaches its non-solicitation obligations or if Northern Star chooses not to match the terms of a competing offer, First Federal has agreed to pay to Northern Star an amount equal to Northern Star's reasonable expenses and fees incurred in connection with the merger (including, without limitation, all fees and expenses of counsel and accountants to Northern Star) plus $200,000.

CERTAIN COVENANTS BY NORTHERN STAR

    CONDUCT OF BUSINESS OF NORTHERN STAR PENDING THE MERGER. With certain exceptions, Northern Star has agreed that prior to completing the merger, Northern Star will maintain its corporate existence in good standing; conduct, and cause its subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all applicable laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees; maintain its books and records; and use its best efforts to obtain any approvals or consents required for the merger. Northern Star has also agreed not to take any action that would will disqualify the merger from "pooling of interests" accounting treatment.

    ACCESS. Northern Star has also agreed to permit First Federal and its representatives to examine its and its subsidiaries' books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business.

INTERESTS OF FIRST FEDERAL'S DIRECTORS AND OFFICERS IN THE MERGER

         In considering the recommendation of the First Federal board with respect to the merger agreement and the transactions contemplated by that agreement, shareholders of First Federal should be aware that certain members of the management and board of directors of First Federal have certain interests in the merger that are in addition to, and may be in conflict with, the interests of shareholders of First Federal generally. All such interests are described below, to the extent material, and First Federal believes that, except as described below, such persons do not have any material interest in the merger that is different from those of First Federal shareholders generally. The First Federal board was aware of, and considered the interests of, its directors and officers when it approved the merger agreement and the merger.

After the merger, the following members of First Federal's board of directors will become members of Northern Star's board of directors: Lloyd Fehr, Kenneth Johnson, Neil Schmidgall, and Allan Thoren. In addition, Northern Star will enter into an employment agreement with Allan Thoren, First Federal's current chairman, chief executive officer and president. Mr. Thoren will be an officer of Northern Star after the merger.

CONDITIONS TO COMPLETING THE MERGER; WAIVER

         The respective obligations of Northern Star and First Federal to effect the merger are subject to the satisfaction at or prior to the merger of certain conditions, including, among others: (a) the approval of the merger by the shareholders of First Federal and Northern Star; (b) the effectiveness of the Registration Statement; (c) the approval of the Federal Reserve Board and other governmental agencies; (d) the absence of an order by any court or governmental authority restraining, enjoining or otherwise prohibiting the merger; and (e) the receipt by Northern Star of an opinion from Northern Star's and First Federal's independent accountants to the effect that the merger will qualify as a "pooling of interests" for accounting purposes.

         In addition, the obligations of Northern Star to effect the merger are subject to the satisfaction at or prior to the merger of certain conditions, including that: (a) First Federal has performed in all material respects its obligations under the merger agreement required to be performed by it at or prior to the closing; (b) the representations and warranties of First Federal are true and correct on the date of the merger in all respects material to First Federal and its subsidiaries or to the Merger, except to the extent such representations and warranties have been affected by transactions contemplated by the merger agreement and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions occurring after the date of the merger agreement made in the ordinary course of business and not expressly prohibited by the merger agreement; (c) First Federal and its subsidiaries have obtained all material consents and waivers required for the consummation of the merger;
(d) First Federal and its subsidiaries have not sustained a material casualty loss since June 30, 1999; (e) no reasonable basis shall exist for any environmental liability to be imposed upon First Federal or its subsidiaries; and (f) no material adverse change in the business of First Federal or its subsidiaries shall have occurred since September 30, 1999.

         In addition, the obligations of First Federal to effect the merger are subject to the satisfaction at or prior to the merger of certain conditions, including that: (a) Northern Star has performed in all material respects its obligations under the merger agreement required to be performed by it at or prior to the closing; (b) the representations and warranties of Northern Star are true and correct on the date of the merger in all respects material to Northern Star and its subsidiaries or to the Merger, except to the extent such representations and warranties have been affected by transactions contemplated by the merger agreement and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions occurring after the date of the merger agreement made in the ordinary course of business and not expressly prohibited by the merger agreement; (c) the shares of Northern Star common stock issuable in the merger have been authorized for quotation on the OTC Bulletin Board; (d) an employment agreement is effective between Northern Star and Allan Thoren, First Federal's current Chief Executive Officer; and (e) First Federal has received an opinion of its legal counsel, to the effect that the merger will constitute a "tax-free" reorganization for federal income tax purposes. See "The Merger - Certain Federal Income Tax Consequences."

         Either Northern Star or First Federal may waive (to the extent permitted by applicable law) any failure to comply with any obligation, covenant, agreement, or condition in the merger agreement that is for the benefit of that party.

AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT; EFFECTS OF TERMINATION

         Subject to applicable law, any of the provisions of the merger agreement may be amended by written agreement of the respective parties at any time prior to the Effective Time of the merger. Even if the shareholders Northern Star and First Federal approve the merger, the boards of directors of Northern Star and First Federal can agree at any time to terminate the merger agreement without completing the merger.

         In addition, either company can terminate the merger agreement if:

         -    a final court or governmental order prohibits the merger; or

         - a material adverse change in the business or financial condition of the other party has occurred; or

         - the merger is not completed by June 30, 2000; provided, however, that the company seeking to terminate the agreement for this reason must provide 10 days advance written notice to the other company, stating the specific agreements, covenants and conditions under the merger agreement that remain unsatisfied. The company seeking to terminate the agreement may do so only if: (i) the merger has not been completed at the end of the 10 day notice period; and (ii) the agreements, covenants and conditions under the merger agreement that were specified in the notice remain unsatisfied at the end of the 10 day notice period; and (iii) the party seeking to terminate the agreement is not in material breach of its obligations under the merger agreement.

         Northern Star can terminate the merger agreement if First Federal receives a competing acquisition proposal and Northern Star elects not to match the terms of such competing offer. First Federal has agreed to pay Northern Star a termination fee if Northern Star elects not to match the terms of such an offer. The amount of the termination fee will be equal to Northern Star's reasonable fees and expenses, including fees and expenses of Northern Star's legal counsel and accounting fees, incurred in connection with the merger plus $200,000.

EXPENSES AND FEES

         Whether or not the merger is consummated, all expenses incurred in connection with the merger (including but not limited to accounting and legal fees) and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except as otherwise described in this proxy statement/prospectus.

RESTRICTIONS ON RESALE OF NORTHERN STAR COMMON STOCK

         The Northern Star common stock issuable in connection with the merger has been registered under the Securities Act and will be freely transferable by the recipients, except that this registration does not cover resales by shareholders of First Federal who may be deemed to control or be under common control with First Federal at the time of the First Federal Special Meeting ("Affiliates"). Affiliates may not sell their shares of Northern Star common stock acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. First Federal has delivered to Northern Star, and agreed to update as necessary, a list identifying all persons who, in First

Federal's opinion, upon advice of counsel, are Affiliates of First Federal for purposes of Rule 145. First Federal has delivered to Northern Star from each person already identified as an Affiliate, and has agreed to use all reasonable efforts to cause each person who is subsequently identified as an Affiliate to deliver to Northern Star at or prior to the Effective Time, an agreement that such person (1) will not offer to sell, sell, or otherwise dispose of any shares of Northern Star common stock received in the merger in violation of the Securities Act, and (2) will not sell, transfer, pledge, dispose of, or otherwise reduce such person's risk relative to Northern Star common stock or First Federal common stock during the period commencing 30 days prior to the Effective Time of the merger and ending at such time as Northern Star publishes financial results covering at least 30 days of post-merger combined operations. It is expected that, after the period described in clause (2) above, Affiliates will be able to sell such shares without registration and in accordance with the volume, manner of sale, and other applicable limitations of the Securities Act and the rules and regulations of the SEC thereunder.

         It is estimated that Affiliates of First Federal will receive a maximum
of approximately            shares of Northern Star common stock upon
consummation of the merger. Such shares would constitute         % of the total
number of shares of Northern Star common stock anticipated to be outstanding immediately after the Effective Time after giving effect to the shares issued pursuant to the merger and the sale of the minimum number of shares in Northern Star's pending public offering.

ACCOUNTING TREATMENT OF THE MERGER

         Northern Star intends to account for the merger as a pooling of interests for accounting and financial reporting purposes under generally accepted accounting principles. This means the companies will be treated as if they had always been combined for accounting and financial reporting purposes. Under the pooling of interests method, the recorded assets and liabilities of the companies are carried forward to the combined corporation at their recorded amounts and the income (loss) of the companies constitutes the income (loss) of the combined corporation for the entire fiscal period in which the combination occurs as well as for prior fiscal periods. It is a condition to the obligations of Northern Star and First Federal to consummate the merger that Northern Star shall have received opinions from Northern Star's and First Federal's independent accountants, dated the Closing Date, to the effect that the merger will qualify as a pooling of interests.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of certain material United States federal income tax consequences of the merger. This discussion merely summarizes certain principal United States federal income tax consequences of the merger and is not a complete analysis of all of the potential tax effects relevant to the merger. In this regard, this discussion does not deal with all federal income tax considerations that may be relevant to certain First Federal shareholders in light of their particular circumstances, or to shareholders subject to special rules under United States federal income tax law, including dealers in securities, shareholders who do not hold their First Federal common stock as capital assets, foreign persons, tax-exempt entities, banks, insurance companies, shareholders who hold their shares as a hedge or as part of a hedging, straddle, conversion, or other risk reduction transaction, or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code (the "Code"). Furthermore, it does not address First Federal shareholders who acquired their shares in connection with stock options or stock purchase plans or in other compensatory transactions. It also does not address the tax consequences of the merger under foreign, state, or local tax laws.

         First Federal shareholders are urged to consult their own tax advisors as to the consequences of the merger, including the applicable federal, state, local, and foreign tax consequences to them.

         It is a condition to the obligations of Northern Star and First Federal to consummate the merger that First Federal shall have received from Lindquist & Vennum P.L.L.P., counsel to First Federal, an opinion (the "Tax Opinion") to the effect that (i) the merger will constitute a reorganization within the meaning of Section 368 of the Code; (ii) no gain or loss will be recognized by the holders of First Federal common stock upon receipt of Northern Star common stock except for cash received in lieu of fractional shares; (iii) the basis of the Northern Star common stock received by the shareholders of First Federal will be the same as the basis of First Federal common stock exchanged; and (iv) the holding period of the shares of Northern Star common stock received by the shareholders of First Federal will include the holding period of the First Federal common stock, provided such shares were held as a capital asset as of the Effective Time of the merger. Neither First Federal nor Northern Star will request a ruling from the Internal Revenue Service (the "IRS") with regard to any of the United States federal income tax consequences of the merger. The Tax Opinion will be based on and subject to certain assumptions and limitations as well as factual representations received from First Federal and Northern Star, as discussed below. An opinion of counsel represents only counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that contrary positions may not be taken by the IRS or a court considering the issues.

         Subject to the assumptions, limitations, and qualifications described in the Tax Opinion and in this discussion, the Tax Opinion will state that it is the opinion of Lindquist & Vennum P.L.L.P that the material United States federal income tax consequences of the merger can be summarized as follows:

         -    The merger will qualify as a reorganization within the meaning of
              Section 368(a)(1)(A) of the Code;

         - Northern Star and First Federal will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

         - No gain or loss will be recognized for federal income tax purposes by any First Federal shareholder, except to the extent of cash received in lieu of fractional shares of Northern Star common stock upon the exchange of First Federal common stock for Northern Star common stock in the merger;

         - No gain or loss will be recognized for federal income tax purposes by First Federal as a result of the completion of the merger.

         The foregoing is only a general description of certain federal income tax consequences of the merger and does not discuss all the tax considerations that may be relevant to a particular First Federal shareholder in light of his or her personal investment circumstances, or to certain types of shareholders of First Federal who acquired their First Federal common stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary above does not purport to be a complete analysis of all potential facts of the transaction contemplated by the merger agreement or the merger itself. No information is provided as to the tax consequences, if any, of the merger under state, local, foreign or other tax laws.

REGULATORY REQUIREMENTS

Completion of the merger requires approval by the Federal Reserve Board. Northern Star has filed all of the required applications and notices with the Federal Reserve Board, but, as of the date of this proxy statement/prospectus, the required approval has not been received. While Northern Star is not aware of any reason that would prevent the necessary approval from being received in a timely manner, Northern Star cannot be certain when or if the approval will be received. Approval of the merger does not imply a conclusion by the reviewing agency that the consideration exchanged or the terms and conditions of the transaction are fair, from a financial point of view, to the shareholders of First Federal or Northern Star.

RIGHTS OF DISSENTING SHAREHOLDERS

         Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA") provide to each First Federal and Northern Star shareholder the right to dissent from the merger, and obtain payment in cash for the "fair value" of such shareholder's shares following the consummation of the merger.

         The following summary of the material provisions of Sections 302A.471 and 302A.473 of the MBCA is qualified in its entirety by reference to such sections, the full texts of which are attached as Annex B to this proxy statement. These sections should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply fully with the procedures set forth herein or therein will result in the loss of dissenters' rights.

         Under the MBCA, First Federal's and Northern Star's shareholders will have the right, by fully complying with the applicable provisions of Sections 302A.471 and 302A.473, to dissent with respect to the merger and to receive from the Surviving Corporation payment in cash of the "fair value" of their shares of common stock after the merger is completed. The term "fair value" means the value of the shares of common stock immediately before the Effective Time.

         All references in Sections 302A.471 and 302A.473 and in this summary to a "shareholder" are to a record holder of the shares of common stock as to which dissenters' rights are asserted. A person having beneficial ownership of shares of common stock that are held of record in the name of another person, such as a broker, nominee, trustee or custodian, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner in order to perfect whatever dissenters' rights such beneficial owner may have.

         Shareholders of record who desire to exercise their dissenters' rights must satisfy all of the following conditions. A written notice of intent to demand fair value for shares must be delivered to the executive offices of the company before the shareholder vote on the merger. This written demand must be in addition to and separate from any proxy or vote against the merger. Voting against, abstaining from voting or failing to vote on the merger does not by itself constitute a notice of intent to demand fair value within the meaning of the MBCA.

         Shareholders electing to exercise their dissenters' rights under the MBCA must not vote for approval of the merger agreement. A shareholder's failure to vote against the merger agreement will not constitute a waiver of dissenters' rights. However, if a shareholder returns a signed proxy but does not specify a vote against adoption of the merger agreement or direction to abstain, the proxy will be voted for approval of the merger agreement, which will have the effect of waiving that shareholder's dissenters' rights.

         A shareholder may not assert dissenters' rights as to less than all of the shares registered in such holder's name except where certain shares are beneficially owned by another person but registered in such holder's name. If a record owner, such as a broker, nominee, trustee or custodian, wishes to dissent with respect to shares beneficially owned by another person, such shareholder must dissent with respect to all of such shares and must disclose the name and address of the beneficial owner on whose behalf the dissent is made. A beneficial owner of shares of common stock who is not the record owner of such shares may assert dissenters' rights as to shares held on such person's behalf, provided that such beneficial owner submits a written consent of the record owner to the company at or before the time such rights are asserted.

         Northern Star shareholders who elect to exercise dissenters' rights must send a written demand, before the vote on the merger agreement, to Northern Star Financial, Inc., 1650 Madison Avenue, Mankato, Minnesota 56001; Attention:
Tom Stienessen. First Federal shareholders who elect to exercise dissenters' rights must send a written demand, before the vote on the merger agreement, to First Federal Holding Company of Morris, Inc., 532 Atlantic Avenue, P.O. Box 656, Morris, Minnesota 56267; Attention: Allan Thoren. In either case, the written demand should specify the shareholder's name and mailing address, the number of shares owned and that the shareholder intends to demand the fair value of his or her shares.

         If the merger is completed, the Surviving Corporation will send a written notice to each shareholder who filed a written demand for dissenters' rights and did not vote for approval of the merger agreement. The notice will contain the address to which the shareholder should send a demand for payment and the stock certificates representing the dissenting shares in order to obtain payment and the date by which they must be received, a form to be used in connection therewith and other related information.

         In order to receive fair value, a dissenting shareholder must, within 30 days after the date such notice was given (for which purpose notice by the Surviving Corporation is deemed to have been given under Minnesota law when deposited in the U.S. mail), demand the payment of fair value for his or her shares, and deposit his or her stock certificates with the Surviving Corporation at the address specified in such notice. A dissenting shareholder will retain all rights as a shareholder until the

Effective Time. After a valid demand for payment and the related stock certificates are received, or after the Effective Time, whichever is later, the Surviving Corporation will remit to each dissenting shareholder who has complied with statutory requirements the amount that the Surviving Corporation estimates to be the fair value of such shareholder's shares, with interest commencing five days after the Effective Time at a rate prescribed by statute (currently 5%). Remittance will be accompanied by the Surviving Corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the Effective Time, together with the Surviving Corporation's latest available interim financial data, an estimate of the fair value of the shareholder's shares and a brief description of the method used to reach the estimate, a brief description of the procedure to be followed if such holder is demanding supplemental payment and copies of Sections 302A.471 and 302A.473 of the MBCA.

         If the dissenting shareholder believes that the amount remitted by the Surviving Corporation is less than the fair value of such holder's shares, plus interest, the shareholder may give written notice to the Surviving Corporation of such holder's own estimate of the fair value of the shares, plus interest, within 30 days after the mailing date of the remittance and demand payment of the difference. Such notice must be given at the executive offices of Northern Star at the address set forth above. A shareholder who fails to give such written notice within this time period is entitled only to the amount remitted by the Surviving Corporation.

         Within 60 days after receipt of a demand for supplemental payment, the Surviving Corporation must either pay the shareholder the amount demanded or agreed to by such shareholder after discussion with the Surviving Corporation or file in court a petition for the determination of the fair value of the shares, plus interest. The petition shall name as parties all shareholders who have demanded supplemental payment and have not reached an agreement with the Surviving Corporation. The court, after determining that the shareholder or shareholders in question have complied with all statutory requirements, may use any valuation method or combination of methods it deems appropriate to use, whether or not used by the Surviving Corporation or the dissenting shareholder, and may appoint appraisers to recommend the amount of the fair value of the shares. The court's determination will be binding on all shareholders who properly exercised dissenters' rights and did not agree with the Surviving Corporation as to the fair value of the shares. Dissenting shareholders are entitled to judgment in cash for the amount by which the court-determined fair value per share, plus interest, exceeds the amount per share, plus interest, remitted to the shareholders by the Surviving Corporation. The shareholders shall not be liable to the Surviving Corporation for any amounts paid by the Surviving Corporation which exceed the fair value of the shares as determined by the court, plus interest. The costs and expenses of such a proceeding, including the expenses and compensation of any appraisers, will be determined by the court and assessed against the Surviving Corporation, except that the court may, in its discretion, assess part or all of those costs and expenses against any shareholder whose action in demanding supplemental payment is found to be arbitrary, vexatious or not in good faith. The court may award fees and expenses to an attorney for the dissenting shareholders out of the amount, if any, awarded to such shareholders. If the court finds that the Surviving Corporation has failed to comply substantially with Section 302A.473, the court may assess against the Surviving Corporation such fees or expenses of experts or attorneys as the court deems equitable. Fees and expenses of experts or attorneys may also be assessed against any person who acted arbitrarily, vexatiously or not in good faith in bringing the proceeding.

         The Surviving Corporation may withhold the remittance of the estimated fair value, plus interest, for any shares owned by any person who was not a shareholder, or who is dissenting on behalf of a person who was not a beneficial owner, on September 30, 1999, the date on which the proposed merger was first announced to the public (the "Public Announcement Date"). The Surviving Corporation will forward to any such dissenting shareholder who has complied with all requirements in exercising dissenters' rights the notice and all other materials sent after shareholder approval of the merger to all shareholders who have properly exercised dissenters' rights, together with a statement of the reason for withholding the remittance and an offer to pay the dissenting shareholder the amount listed in the materials if the shareholder agrees to accept that amount in full satisfaction. The shareholder may decline this offer and demand payment by following the same procedure as that described for demand of supplemental payment by shareholders who owned their shares as of the Public Announcement Date. Any shareholder who did not own shares on the Public Announcement Date and who fails properly to demand payment will be entitled only to the amount offered by the Surviving Corporation. Upon proper demand by any such shareholder, rules and procedures applicable in connection with receipt by the Surviving Corporation of the demand for supplemental payment given by a dissenting shareholder who owned shares on the Public Announcement Date will also apply to any shareholder properly giving a demand but who did not own shares of record or beneficially on the Public Announcement Date, except that any such shareholder is not entitled to receive any remittance from the Surviving Corporation until the fair value of the shares, plus interest, has been determined pursuant to such rules and procedures.

         Shareholders considering exercising dissenters' rights should bear in mind that the fair value of their shares determined under Sections 302A.471 and 302A.473 of the MBCA could be more than, the same as or, in certain circumstances, less than the value of the consideration they would receive pursuant to the merger agreement if they do not exercise dissenters' rights with respect to their shares.

         Under Section 302A.471 of the MBCA, a shareholder has no right at law or equity to set aside the adoption of the merger agreement or the consummation of the merger, except if such adoption or consummation is fraudulent with respect to such shareholder or the company.

         Cash received pursuant to the exercise of dissenters' rights would be subject to federal or state income tax. See "THE MERGER - Certain Federal Income Tax Consequences."

         FIRST FEDERAL SHAREHOLDERS WHO FAIL TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT THEIR RIGHTS OF DISSENT AND WILL RECEIVE THE MERGER CONSIDERATION FOR THEIR SHARES. NORTHERN STAR SHAREHOLDERS WHO FAIL TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SUMMARIZED ABOVE WILL FORFEIT THEIR RIGHTS OF DISSENT AND WILL NOT BE ENTITLED TO EXCHANGE THEIR SHARES FOR PAYMENT FROM THE SURVIVING COMPANY.

                      MARKET FOR NORTHERN STAR COMMON STOCK

         Our common stock has been quoted on the OTC Bulletin Board under the symbol "NSBK" since February 2, 1999. Quotations in the following table represent inter-dealer prices, without retail markups, markdowns or commissions, and do not necessarily represent actual transactions.

                                                                           COMMON STOCK
                                                                    -------------------------
                                     FISCAL QUARTER ENDED           HIGH BID          LOW BID
                                    ---------------------           --------          -------
                                    March 31, 1999.......           $ 10.00          $ 10.00
                                    June 30, 1999........             11.50             9.50
                                    September 30, 1999...             12.00            10.00
                                    December 31, 1999....             11.00            10.00

                                    March 31, 2000.......
                                              , 2000.....

         In the merger, each share of First Federal common stock will be
converted into the right to receive         shares of Northern Star common
stock. On                 , 2000 the last sale price for Northern Star common
stock was $           per share. On the record date for Northern Star's special
meeting, there were issued and outstanding 425,600 shares of common stock held by 49 shareholders of record. Record ownership includes ownership by nominees who may hold for multiple owners.

         First Federal is a private company and is not required to file reports with the Securities and Exchange Commission. Its common stock is not traded publicly on any exchange nor are prices for its common stock quoted by any service. On the record date for First Federal's special meeting, there were issued and outstanding 1,017 shares of its common stock held by seven shareholders of record.

         Neither Northern Star nor First Federal has ever paid cash dividends.

                          NORTHERN STAR FINANCIAL, INC.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

    You should read the following discussion in conjunction with Northern Star's consolidated financial statements and the related notes for the years ended June 30, 1998 and 1999 and for the six months ended December 31, 1999 included elsewhere this prospectus. Northern Star's consolidated financial statements include Northern Star Financial, Inc. and its wholly-owned subsidiary, Northern Star Bank.

OVERVIEW

    Northern Star Financial, Inc. was incorporated in Minnesota on January 22, 1998. Northern Star is a bank holding company and owns all of the outstanding capital stock of Northern Star Bank. Northern Star's operations during the period from its inception through January 25, 1999, when Northern Star Bank commenced operations, consisted solely of organizing activities. Northern Star's organizing activities consisted primarily of: (i) preparing and coordinating its application for deposit insurance with the Federal Deposit Insurance Corporation; (ii) preparing and coordinating Northern Star Bank's application with the Minnesota Department of Commerce; (iii) conducting the private placement of shares of common stock to Northern Star's officers and directors; and (iv) preparing and filing with the Securities and Exchange Commission a registration statement relating to Northern Star's initial public offering of common stock. The SEC declared Northern Star's registration statement effective on October 9, 1998. On October 16, 1998, the Department of Commerce approved the application of Northern Star Bank to become a state-chartered community bank, and on December 24, 1998, the FDIC approved Northern Star's application for deposit insurance for Northern Star Bank. On December 31, 1998, Northern Star completed the private placement of 154,000 shares of common stock to its officers and directors and the public offering of 146,000 shares of common stock. Northern Star Bank began operations on January 25, 1999 at its only banking location in Mankato, Minnesota. On April 1, 1999, Northern Star completed the sale of an additional 125,600 shares of common stock to complete its initial public offering. Northern Star raised a total of $3,923,733 in net proceeds from its private placement and initial public offering.

    During the development stage, from January 1998 to January 25, 1999, Northern Star accumulated a net loss of $226,103. The net loss from the date Northern Star Bank opened on January 25, 1999 to June 30, 1999 amounted to $271,529. During fiscal 1999 Northern Star's total assets grew from $14,806 to $9,635,608, and its net loss amounted to $493,672, or $1.60 per share, including $55,691 in organizational expenditures. During the first quarter of fiscal 2000 Northern Star's total assets grew from $9,635,608 to $11,003,196, and its net loss amounted to $173,149 or $0.41 per share.

RESULTS OF OPERATIONS

    Northern Star's operating results depend primarily on net interest income. Net interest income is determined by interest rate spread, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch in the maturing and repricing characteristics of interest earning assets and interest-bearing liabilities. Interest rate spread is the difference between the yield earned on interest-bearing assets and the rates paid on interest-bearing liabilities. Northern Star's operations are also affected by the establishment of provisions for loan losses and the level of other income, including service charges on deposit accounts and sold real estate loan fees, as well as other expenses and income tax provisions.

    Northern Star's results of operations as of and for the fiscal year ended June 30, 1999 reflect organizational activities and the results of five months of operations following the opening of Northern Star Bank on January 25, 1999. Northern Star has no results of operations to report for the fiscal year ended June 30, 1998 or for the six months ended December 31, 1998 since it did not engage in any operating activity for these periods, other than those organizing activities described above.

FISCAL YEAR ENDED JUNE 30, 1999

    Northern Star reported interest income of $154,875 for the fiscal year ended June 30, 1999. Net interest income before the provision for loan losses of $114,863 was earned for the period after incurring an interest expense of $40,012. Loan interest income of $120,005 represented the largest portion of interest income, since Northern Star had the largest portion of earning assets in its loan portfolio. The weighted average yield earned on interest-bearing assets of $1,866,661 was 8.30% for the period and the average rate paid on interest bearing liabilities of $901,088 was 4.44% for the period. The net interest spread, the difference between the average yield earned on interest earning assets and the average rate paid on interest-bearing liabilities was 3.86%.

    The provision for loan losses was established at $56,250 at June 30, 1999, reflecting Northern Star's estimate of the amount necessary to adequately reflect possible loan losses. The allowance for loan losses as a percentage of year-end loans was 1.14%. Northern Star's judgment as to the adequacy of the allowance is based upon an evaluation of the inherent risks in the loan portfolios, which Northern Star believes to be reasonable, which may or may not prove to be accurate. Thus, Northern Star cannot assure you that charge-offs in future periods will not exceed the allowance for loan losses or that an additional increase in the loan loss allowance will not be required. Northern Star had no charge-offs in 1999.

    Northern Star earned non-interest income of $45,499 for the fiscal year ending June 30, 1999, representing service charges on deposit accounts and gains on the sale of residential mortgage loans, partially offset by a loss on the sale of loans of $3,050. As a percentage of average assets, non-interest income was 1.77% for Northern Star's truncated year of operations ended June 30, 1999.

    Northern Star incurred other non-interest expenses of $594,734 for fiscal year ended June 30, 1999, inclusive of costs associated with setting up Northern Star Bank's operations. Northern Star incurred nonrecurring pre-opening expenses of approximately $304,000 in organizing Northern Star Bank's operations. The pre-opening expenses also include $248,000 in organizational costs expensed due to a change in accounting. Staffing at Northern Star Bank was at a full-service level beginning the first part of December 1998 for training in preparation for its opening on January 25, 1999, and other non-interest expenses were incurred in operating Northern Star Bank. Non-interest expense included $40,364 in salaries and employee benefits incurred during the initial start-up phase and approximately $15,636 in opening expenses. As a percentage of average assets, non-interest expenses were 24.8%.

    Northern Star's net loss for the year ended June 30, 1999 was $493,672.

    At June 30, 1999, Northern Star had total assets of $9,635,608, which consisted of cash and due from the Northern Star Bank of $210,662, federal funds sold of $2,533,236, securities and short-term investments of $745,119, FHLB stock of $16,400, net loans of $5,563,095, accrued interest receivable of $59,527, property and equipment of $486,685 and other assets of $20,884. At June 30, 1999, Northern Star had liabilities of $6,164,569 in deposits and $47,337 in other liabilities. Stockholders' equity at June 30, 1999 was $3,423,702.

FISCAL QUARTER ENDED DECEMBER 31, 1999

    From Northern Star Bank's opening date on January 25, 1999 through December 31, 1999, it attracted $13,138,387 in deposits, and made net loans of $9,016,495. Northern Star's net loss for the six months ending December 31, 1999 equaled $364,143 compared to a net loss of $115,321 for the six months ending December 31, 1998. A direct comparison of the results of operations during these time periods would not be meaningful. Although staffing at Northern Star Bank had been initiated in preparation of its January 25, 1999 opening and other noninterest expenses were incurred in opening Northern Star Bank, Northern Star did not engage in any operating activity during 1998 other than in the organization of Northern Star and Northern Star Bank.

    Net interest income earned during the six-month period ending December 31, 1999 totaled $197,282. Net interest income for the quarter ending December 31, 1999 was $105,872. The increase in net interest income in the three month period ending December 31, 1999 over the prior quarter is the result of the higher level of earning assets held during the second quarter. Total interest income for the six-month period ending December 31, 1999 was $420,510 as compared to total interest income of $239,274 for the three-month period ending December 31, 1999. The increase of $58,000 in total interest income represents a 32% increase in interest income in the second quarter over the first quarter. Interest income from loans receivable of $180,408 represented the largest portion of interest income because Northern Star Bank's loan portfolio represented the largest portion of earning assets.

    During the six-month period ending December 31, 1999, Northern Star Bank sold residential mortgage loans totaling $2.87 million and recognized gains on those sales of $25,824. This compares to residential mortgage loan sales of $1.61 million for the three-month period ending December 31, 1999, during which recognized gains amounted to $20,722. Northern Star's noninterest expenses during the quarter and six months ended December 31, 1999 were $326,624 and $605,285, respectively. The second quarter increase of nearly $50,000 in noninterest expenses over first quarter levels resulted from expanded activities in mortgage banking and the pending merger with First Federal. Noninterest expenses for the period included $40,130 of equity loan associated with the joint venture in Homeland Mortgage LLC and $36,918 of expenses related to the pending merger with First Federal. Employee compensation and benefits represented the largest noninterest expense during the period, totaling $101,205. This expense category is expected to remain relatively flat for the duration of fiscal year ending June 30, 2000.

    Since Northern Star Bank had no historical loan loss experience, Northern Star established an additional provision for loan losses of $33,750 for the three-month period ended December 31, 1999 based upon a periodic evaluation of the inherent risk in the loan portfolios, which Northern Star believes to be reasonable, which may or may not prove to be accurate. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that an additional increase in the loan loss allowance will not be required. Northern Star had no charge-offs during the quarter ended December 31, 1999.

    Total consolidated assets equaled $16.67 million as of December 31, 1999 compared to $9.64 million as of June 30, 1999. Cash and cash equivalents decreased $0.34 million from June 30 to December 31, 1999. Net loans receivable increased $4.07 million during the six months ending December 31, 1999 and loans held for sale decreased $0.62 million. Deposits increased $6.97 million during the period.

AVERAGE BALANCES, YIELDS AND RATES

    The following tables summarize Northern Star's weighted average yields earned, weighted average rates paid, interest rate spread and net yield on earning assets and interest-bearing liabilities.


                                                                           FOR THE YEAR ENDED JUNE 30, 1999
                                                                        --------------------------------------
                                                                                                      AVERAGE
                                                                           AVERAGE                    YIELD OR
                                                                           BALANCE      INTEREST        RATES
                                                                        -----------  ------------- -----------
                     ASSETS
                     Federal Funds Sold...........................      $  544,083    $  26,089       4.79%
                     Investment Securities........................          60,531        3,590       5.93%
                     Loans........................................       1,098,420      120,005      10.93%
                     Other Interest-Earning Assets................         163,637        5,191       3.17%
                                                                        ----------    ---------      -----
                     Total Earning Assets.........................       1,866,661      154,875       8.30%
                     Non Interest-Earning Assets..................         526,684
                                                                        ----------
                     Total Assets.................................      $2,393,345
                                                                        ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     Interest Bearing Deposits....................      $  901,088    $  40,012       4.44%
                     Non Interest Bearing Deposits................         255,238
                     Other Liabilities............................          71,765
                     Stockholders' Equity.........................       1,165,254
                                                                        ----------
                     Total Liability and Stockholders' Equity.....      $2,393,345
                                                                        ==========
                     Net Interest Spread..........................                                    3.86%
                     Net Interest Income/Margin...................                    $ 114,863       6.15%
                                                                                      =========      =====


                     Ratio of Average Interest
                     Earning Assets to Average Interest-Bearing
                       Liabilities................................                                  2.07x



                                                                            FOR THE SIX MONTHS ENDED
                                                                                 DECEMBER 31, 1999
                                                                      ---------------------------------------
                                                                                                     AVERAGE
                                                                           AVERAGE                   YIELD OR
                                                                           BALANCE      INTEREST      RATES
                                                                      -------------- -------------- ---------
                     Assets
                     Loans Receivable.............................     $ 7,344,675    $323,041         8.80%
                     Investment Securities........................       1,946,247      64,285         6.61%
                     Federal Funds Sold...........................       1,271,661      33,185         5.22%
                                                                       -----------    --------        -----
                     Total Earning Assets.........................      10,562,583     420,511         7.96%
                     Non Interest-Earning Assets..................       1,021,390
                                                                       -----------
                     Total Assets.................................     $11,583,973
                                                                       ===========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     Interest Bearing Deposits....................     $ 7,072,125     152,758         4.32%
                     Non Interest Bearing Deposits................       1,192,111
                     Other Liabilities............................          99,321       2,970         5.98%
                     Stockholders' Equity.........................       3,220,416
                                                                       -----------    --------         ----
                     Total Liability and Stockholders' Equity.....      11,583,973     155,728
                                                                       -----------    --------
                     Net Interest Spread..........................                    $264,783         3.62%
                                                                                      ========        =====
                     Net Interest Income/Margin...................                                     5.01%
                     Ratio of Average Interest Earning Assets to
                       Average Interest-Bearing Liabilities.......                                    1.47x


    The average balances for the year ended June 30, 1999 were calculated on an annualized basis, even though Northern Star did not have operations for the entire fiscal year.

RATE/VOLUME ANALYSIS

    Net interest income can be analyzed in terms of the impact of changing rates and changing volume. As described above, Northern Star commenced operations in January 1999. Because Northern Star has no prior period results for comparison purposes, information analyzing period to period changes in net interest income have been omitted.

LIQUIDITY AND RATE SENSITIVITY

    Asset/liability management is the process by which Northern Star monitors and controls the mix and maturities of its assets and liabilities. The essential purposes of asset/liability management are to ensure adequate liquidity and to maintain an appropriate balance between interest sensitive assets and liabilities to minimize potentially adverse impacts on earnings from changes in market interest rates.

    Northern Star's primary sources of liquidity are a stable base of deposits, scheduled repayments on loans, and interest on and maturities of investments. Northern Star holds these funds in various forms of investments with various degrees of liquidity. All securities holdings have been classified as available-for-sale. If necessary, Northern Star has the ability to sell a portion of its investment securities to manage interest sensitivity gap or liquidity. Northern Star also may utilize its cash and due from banks and federal funds sold to meet liquidity needs. Additionally, Northern Star has an unsecured line of credit with a correspondent bank in the amount of $250,000. No borrowings have been drawn on this line of credit.

    As a monitoring technique, Northern Star measures its interest sensitivity "gap", which is the positive or negative dollar difference between assets and liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing in this same time interval helps to minimize interest rate risk and manage net interest income in changing interest rate environments. Northern Star's net interest income generally would benefit from rising interest rates when it is in an asset-sensitive gap position. Conversely, net interest income generally would benefit from decreasing rates of interest when Northern Star is in a liability-sensitive gap position.

    Because Northern Star Bank has been open only since January 25, 1999, and has not yet generated a substantial amount of loans, Northern Star was asset sensitive for the year and quarter. However, gap analysis is not a precise indicator of Northern Star's interest sensitivity position, because the analysis presents only a static view of the timing of maturities and repricing opportunities without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but Northern Star views those rates as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of earning assets and interest-bearing liabilities.

INTEREST RATE SENSITIVITY ANALYSIS

    Northern Star continually evaluates the asset mix of its balance sheet in terms of several variables: yields, credit quality, appropriate funding sources and liquidity. To effectively manage the liability mix of the balance sheet, Northern Star focuses on expanding various funding sources. The interest rate sensitivity position at June 30 and December 31, 1999 is summarized in the following tables. The difference between rate sensitive assets and rate sensitive liabilities, or the interest rate sensitivity gap, for each period is shown at the bottom of each table. Since all interest rates and yields do not adjust at the same velocity, the gap is only a general indicator of rate sensitivity. The tables may not be indicative of rate sensitivity position at other points in time.



                                                                         AS OF JUNE 30, 1999
                                                   ------------------------------------------------------------
                                                     WITHIN    AFTER THREE     AFTER ONE
                                                      THREE    BUT WITHIN     BUT WITHIN      AFTER
                                                     MONTHS   TWELVE MONTHS   FIVE YEARS   FIVE YEARS     TOTAL
                                                   --------- --------------- ------------ ------------- -------
                                                                       (DOLLARS IN THOUSANDS)
                  Interest Earning Assets
                    Federal Funds Sold.........    $ 2,533       $    --       $    --      $    --     $ 2,533
                    Investment Securities......         --            --            --          745         745
                    Loans......................      2,877           241         1,488        1,014       5,620
                                                   -------       -------       -------      -------     -------
                  Total Earning Assets.........    $ 5,410       $   241       $ 1,488      $ 1,759     $ 8,898
                                                   =======       =======       =======      =======     =======
                  Interest Bearing Liabilities
                    Money Market & Now.........    $   127       $    --       $    --      $    --     $   127
                    Regular Savings............      3,244            --            --           --       3,244
                    Time Deposits..............         30         1,420           329           --       1,779
                  Total Interest Bearing           -------       -------       -------      -------     -------
                    Liabilities................    $ 3,401       $ 1,420       $   329      $     0     $ 5,150
                                                   =======       =======       =======      =======     =======
                  Interest Sensitivity Gap.....    $ 2,009       $(1,179)      $ 1,159      $ 1,759     $ 3,748
                  Cumulative Interest Sensitivity
                    Gap........................    $ 2,009       $   830       $ 1,989      $ 3,748     $ 3,748
                  Ratio of Interest Sensitivity
                  Gap to total earning assets..      22.58%       (13.25)%       13.03%       19.77%      42.13%

                  Ratio of Cumulative Interest
                    Sensitivity Gap to total
                  earning assets...............      22.58%         9.33%        22.36%       42.13%      42.13%




                                                                       AS OF DECEMBER 31, 1999
                                                  -------------------------------------------------------------
                                                    WITHIN    AFTER THREE     AFTER ONE
                                                     THREE    BUT WITHIN     BUT WITHIN      AFTER
                                                    MONTHS   TWELVE MONTHS   FIVE YEARS   FIVE YEARS     TOTAL
                                                  --------- --------------- ------------ ------------- --------
                                                                       (dollars in thousands)
                 Interest Earning Assets
                   Federal Funds Sold.........    $ 2,160       $    --        $   --       $   --      $  2,160
                   Investment Securities......        497            --         3,276          692         4,465
                   Loans......................      3,547           646         3,241        1,700         9,134
                                                  -------       -------       -------      -------      --------
                 Total Earning Assets.........    $ 6,204       $   646        $6,517       $2,392      $ 15,759
                                                  =======       =======       =======      =======      ========
                 Interest Bearing Liabilities
                   Money Market & Now.........    $   685       $    --        $   --       $   --      $    685
                   Regular Savings............      4,373            --            --           --         4,373
                   Time Deposits..............        505         4,505           957           --         5,967
                                                  -------       -------       -------      -------      --------
                 Total Interest Bearing
                   Liabilities................    $ 5,563       $ 4,505        $  957       $   --      $ 11,025
                                                  =======       =======       =======       =======     ========
                 Interest Sensitivity Gap.....    $   641       $(3,859)       $5,560       $2,392      $  4,734
                 Cumulative Interest Sensitivity


                   Gap..........................      641        (3,218)        2,342        4,734        4,734
                 Ratio of Interest Sensitivity
                   Gap to total earning assets..     4.07%      -24.49%         35.28%       15.18%       30.04%
                 Ratio of Cumulative Interest
                   Sensitivity Gap to total
                   earning assets...............     4.07%      -20.42%         14.86%       30.04%       30.04%



    As evidenced by the tables above, Northern Star is cumulatively asset-sensitive at one year. In a rising interest rate environment, an asset-sensitive position (a positive gap ratio) is generally more advantageous since assets re-price sooner than liabilities. Conversely, in a declining interest rate environment, a liability-sensitive position (a negative gap ratio) is generally more advantageous as interest-bearing liabilities re-price sooner than earning assets. In Northern Star's case, an increase in interest rates would result in increased earnings, while a decline in interest rates would decrease income. This, however, assumes that all other factors affecting income remain constant.

LOAN PORTFOLIO

    Since loans typically provide higher interest yields than do other types of earning assets, Northern Star's intent is to channel a substantial percentage of earning assets into the loan category. However since Northern Star Bank commenced operations only recently, that category has not yet grown to a percentage of total earning assets comparable to other banks that are well established. Average loans on an annualized basis were $1,098,222 for the year ended June 30, 1999. Total gross loans outstanding, including loans held for sale, were $5,619,345 as of June 30, 1999 and $9,134,233 as of December 31, 1999.

The following table summarizes the composition of Northern Star's loan portfolio:

                                                           AS OF JUNE 30, 1999        AS OF DECEMBER 31, 1999
                                                        -------------------------- ----------------------------
                                                           AMOUNT       % OF TOTAL      AMOUNT       % OF TOTAL
                                                        ------------ ------------- ------------- --------------
                Commercial, Lease & Agricultural...     $1,843,707        32.81%     $2,668,664        29.22%
                Real Estate-- individual...........      1,496,460        26.63       1,600,518        17.52
                Real Estate-- other................        843,394        15.01       2,106,990        23.07
                Consumer Loans.....................      1,435,784        25.55       2,758,061        30.19
                                                        ----------       ------      ----------       ------
                Total Loans........................     $5,619,345       100.00%     $9,134,233       100.00%
                                                        ----------       ======      ----------       ======
                Less: Allowance for Loan Loss......        (56,250)                    (123,750)
                                                        ----------                   ----------
                Total Net Loans....................     $5,563,095                   $9,010,483
                                                        ==========                   ==========


    The principal components of Northern Star's loan portfolio were mortgage loans and commercial loans which represented 74% of the portfolio at June 30, 1999 and 70% at December 31, 1999. Due to the short time the portfolio has existed, the current mix of loans may not be indicative of the ongoing portfolio mix. Northern Star will attempt to maintain a relatively diversified loan portfolio to help reduce the risk inherent in concentration of collateral.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

    The information in the following tables is based on the contractual maturities of individual loans, including loans which may be subject to renewal at their contractual maturity. Renewal of these loans is subject to review and credit approval, as well as modification of terms upon their maturity. Actual repayments of loans may differ from maturities reflected below because borrowers have the right to prepay obligations with or without prepayment penalties. The following tables summarize loan maturities, by type, and related interest rate characteristics:


                                                                           AS OF JUNE 30, 1999
                                                      ---------------------------------------------------------
                                                        ONE YEAR    AFTER ONE BUT        AFTER
                                                         OR LESS  WITHIN FIVE YEARS    FIVE YEARS      TOTAL
                                                      ----------- ------------------ -------------- -----------
              Commercial, Lease & Agricultural...     $  916,272     $  927,435        $     --      $1,843,707
              Real Estate-- individual...........        812,173        334,318         349,969       1,496,460
              Real Estate-- other................        448,020        297,574          97,800         843,394
              Consumer Loans.....................      1,144,982        290,802              --       1,435,784
                                                      ----------     ----------        --------      ----------
                Total............................     $3,321,447     $1,850,129        $447,769      $5,619,345
                                                      ==========     ==========        ========      ==========
              Loans maturing after one year with:
                Fixed Interest Rates.............                    $  903,715
                Floating Interest Rates..........                    $1,394,183



                                                                           AS OF DECEMBER 31, 1999
                                                      ---------------------------------------------------------
                                                        ONE YEAR    AFTER ONE BUT        AFTER
                                                         OR LESS  WITHIN FIVE YEARS   FIVE YEARS        TOTAL
                                                      ----------- ------------------ -------------- -----------

                  Commercial, Lease &
                    Agricultural.................     $  684,209     $1,436,855       $  548,601     $2,669,664
                  Real Estate-- individual.......         49,000        717,682          833,836      1,600,518
                  Real Estate-- other............        542,554      1,188,982          375,454      2,106,990
                  Consumer Loans.................      2,044,071        527,779          184,789      2,756,639
                                                      ----------     ----------       ----------     ----------
                    Total........................     $3,319,834     $3,871,297       $1,942,679     $9,133,811
                                                      ==========     ==========       ==========     ==========
                  Loans maturing after one year
                    with:
                    Fixed Interest Rates.........                    $4,939,768
                    Floating Interest Rates......                    $  873,208


PROVISION AND ALLOWANCE FOR LOAN LOSSES

    Northern Star has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential credit problems. Additions to the allowance for loan losses will be made periodically to maintain the allowance at an appropriate level based on an analysis of the potential risk in the loan portfolio.

    On June 30, 1999, Northern Star's allowance for loan losses was $56,250 or 1.14% of $4,937,752 in loans receivable (net of loans held for sale). On December 31, 1999, Northern Star's allowance for loan losses was $123,750 or 1.36% of $9,067,793 in loans receivable (net of loans held for sale). Northern Star Bank has not charged off any loans since commencing operations. The provision for loan losses was established primarily as a result of an assessment of general loan loss risk as Northern Star Bank recorded its first loans.

    The following tables summarize Northern Star Bank's loan loss experience and the allowance for possible loan losses:

                                                               FOR THE YEAR ENDED   SIX MONTHS ENDED
                                                                  JUNE 30, 1999     DECEMBER 31, 1999
                                                               ------------------ -------------------
                               Balance at Beginning of              $    --             $ 56,250
                               Period......................
                               Charge-offs.................              --                   --
                               Recoveries..................              --                   --
                               Net Charge Offs.............              --                   --
                               Additions charged to                  56,250               67,500
                                                                    -------             --------
                               operations..................
                               Balance at End of Period....         $56,250             $123,750
                                                                    =======             ========



    The allowance for loan losses was allocated as follows:


                                                        FOR THE YEAR ENDED             FOR THE SIX MONTHS ENDED
                                                           JUNE 30, 1999                   DECEMBER 31, 1999
                                                     ----------------------------- ---------------------------------
                                                                 Percent of Loans                  Percent of Loans
                                                                 in Each Category                  in Each Category
                                                      Amount       to Total Loans       Amount       to Total Loans
                                                     -------     -----------------    ---------    -----------------
               Commercial Lease & Agricultural       $13,310            32.81%        $  19,105           29.22%
               Real Estate-- individual......         10,974            26.63%           11,669           17.52%
               Real Estate-- other...........          5,288            15.01%           13,041           23.07%
               Consumer Loans................          5,808            25.55%           11,164           30.19%
               Unallocated...................         20,870              --             68,771             --
                                                     -------           ------         ---------          ------
               Total.........................        $56,250           100.00%        $ 123,750          100.00%
                                                     =======           ======         =========          ======

INVESTMENT PORTFOLIO

    At June 30, 1999, Northern Star's investment securities portfolio represented approximately 8.42% of its earning assets of $8,897,899. Northern Star held investments in U.S. Government agency securities with a fair market value of $745,119 and an amortized cost of $749,286, for an unrealized loss of $2,500, net of income taxes. Northern Star also held investments in stock of the Federal Home Loan Bank in the amount of $16,400.

    At December 31, 1999, Northern Star's investment securities portfolio represented approximately 29% of its earning assets of $15,663,068. Northern Star held securities available for sale with a fair market value of $4,465,492 and an amortized cost of $4,512,125, for an unrealized loss of $46,633. Northern Star also held investments in stock of the Federal Home Loan Bank in the amount of $21,300.

    Contractual maturities and yields on investments (all available for sale) are summarized in the following table. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           OVER ONE
                                         WITHIN           BUT WITHIN          OVER FIVE
                                        ONE YEAR   YIELD  FIVE YEARS   YIELD    YEARS    YIELD      TOTAL    YIELD
                                      ----------- ------ ------------ ------- --------- ------- ----------- ------
                 As of June 30,
                   1999:
                   US Government
                      Agencies.....           --    --   $   549,286  6.12%   $200,000  7.04%   $  749,286  6.36%
                 As of December 31,
                   1999:
                   US Government
                      Agencies.....           --    --   $ 3,276,324  6.59%   $691,637  7.13%   $3,968,161  6.68%
                   Corporate Bonds.    $ 497,331  5.75%           --    --          --    --    $  497,331  5.75%
                                      ----------- ------ ------------ ------- --------- ------  ----------- -----
                   Total...........    $ 497,331  5.75%  $ 3,276,324  6.59%   $691,837  7.13%   $4,465,492  6.58%


    Short-term investments in the amount of $2,533,236 at June 30, 1999 and $2,159,781 at December 31, 1999 comprised a significant portion of total earning assets. These funds were invested in Federal funds sold on an overnight basis. As Northern Star Bank continues to grow, Northern Star expects a shift from primarily overnight investments into the loan portfolio and, to a lesser extent, into the investment securities portfolio.

DEPOSITS AND OTHER INTEREST-BEARING LIABILITIES

    As of June 30 and December 31, 1999, deposits were the only component of interest-bearing liabilities. Average total deposits were $1,156,326 and average interest-bearing deposits were $901,088 for the year ended June 30, 1999, on an annualized basis. The following tables summarize deposits by category.


                                                                          AS OF JUNE 30, 1999
                                                    ---------------------------------------------------------------
                                                                                           PERCENTAGE
                                                                   PERCENTAGE               OF TOTAL
                                                        ENDING      OF TOTAL     AVERAGE     AVERAGE     EFFECTIVE
                                                        BALANCE     DEPOSITS     BALANCE    DEPOSITS       COST
                                                    ------------- ----------- ------------ ----------- ------------
                 Demand Deposit....................  $   998,017      16.20%  $  255,512      22.20%        --
                 Now...............................      127,387       2.10%      52,395       4.50%       2.46%
                 Savings...........................    3,244,444      52.60%     375,076      32.40%       3.55%
                 Time Accounts less than $100,000..    1,379,249      22.50%     336,573      29.20%       5.30%
                 Time Accounts of $100,000 or more.      400,000       6.60%     135,342      11.70%       5.45%
                                                    ------------  ----------  ----------    --------
                 Total Deposits....................  $ 6,149,097     100.00%  $1,154,898     100.00%
                                                     ===========  ==========  ==========    ========



                                                                        AS OF DECEMBER 31, 1999
                                                    ---------------------------------------------------------------
                                                                                            PERCENTAGE
                                                                  PERCENTAGE                 OF TOTAL
                                                      ENDING       OF TOTAL      AVERAGE      AVERAGE     EFFECTIVE
                                                      BALANCE      DEPOSITS      BALANCE     DEPOSITS       COST
                                                    ------------- ----------- ------------ ----------- ------------
               Demand Deposit....................  $  2,205,378      16.79%   $ 1,191,094      11.77%       0.00%
               Now...............................       292,342       2.23%       238,972       2.36%       2.59%
               Savings...........................     4,674,284      35.58%     4,842,436      47.84%       3.72%
               Time Accounts less than $100,000..     2,970,922      22.61%     2,476,489      24.47%       5.72%
               Time Accounts of $100,000 or more.     2,995,462      22.80%     1,372,655      13.56%       6.09%
                                                   ------------- ----------- ------------ ----------- ------------
               Total Deposits....................  $ 13,138,387     100.00%   $10,121,646     100.00%
                                                   ============= =========== ============ ===========

    Core deposits, which exclude time deposits of $100,000 or more, provide a relatively stable funding source for Northern Star's loan portfolio and other earning assets. Northern Star's core deposits were $5,749,097 at June 30, 1999 and $10,142,925 at December 31, 1999. Northern Star's loan to deposit ratio was 90% at June 30, 1999 and 69% at December 31, 1999. The maturity distribution of time deposits is as follows:


                                                                    OVER 3      OVER 6
                                                        3 MONTHS   MONTHS TO   MONTHS TO    OVER 12
                                                         OR LESS   6 MONTHS    12 MONTHS    MONTHS      TOTAL
                                                      ----------- ---------- ----------- ---------- -----------
                    As of June 30, 1999:
                      Time Accounts less than           $30,000    $133,787  $   866,625  $348,837  $ 1,379,249
                         $100,000...................
                      Time Accounts of $100,000 or
                         more.......................         --          --      400,000        --      400,000
                                                      ---------   ---------  ----------- ---------  -----------
                         Total......................    $30,000    $133,787  $ 1,266,625  $348,837  $ 1,779,249
                                                      =========   =========  =========== =========  ===========


                                                                   OVER 3      OVER 6
                                                      3 MONTHS    MONTHS TO   MONTHS TO    OVER 12
                                                       OR LESS    6 MONTHS    12 MONTHS    MONTHS      TOTAL
                                                      ----------- ---------- ----------- ---------- -----------
                     As of December 31, 1999:
                       Time Accounts less than
                          $100,000................   $ 109,974   $1,118,337  $   886,663  $857,034  $ 2,972,008
                       Time Accounts of $100,000 or
                          more....................     395,462      500,000    2,000,000   100,000    2,995,462
                                                     ---------   ----------  -----------  --------  -----------
                          Total...................   $ 505,436   $1,618,337  $ 2,886,663  $957,034  $ 5,967,470
                                                     =========   ==========  ===========  ========  ===========

RETURN ON EQUITY AND ASSETS

    The following table summarizes Northern Star's return (loss) on average assets (net loss divided by average total assets), return on average equity (net loss divided by average equity), and equity to assets ratio (average equity divided by average total assets). Since inception, Northern Star has not paid any cash dividends. The payment of dividends by Northern Star Bank is subject to limitations imposed by law and governmental regulations.



                                                                  FOR THE             FOR THE
                                                                YEAR ENDED          SIX MONTHS
                                                               JUNE 30, 1999  ENDED DECEMBER 31, 1999
                                                               -------------  -----------------------
                              Return (loss) on average
                              assets......................        (22.61)%              (6.36)%
                              Return (loss) on average
                              equity......................        (69.87)%             (22.82)%
                                                                   -----                -----
                              Equity to assets ratio......         35.53%               27.80%

SHORT TERM BORROWINGS

    Northern Star had no short-term borrowings during fiscal year 1999. During the quarter ended December 31, 1999, Northern Star borrowed $425,000 from the Federal Home Loan Bank due October 18, 2000 bearing interest at an annual rate of 5.85%.

CAPITAL ADEQUACY

    There are now two primary measures of capital adequacy for banks and banking holding companies: (i) risk-based capital guidelines and (ii) leverage ratio.

    The risk based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two "tiers." "Tier 1 capital" consists of common stockholders' equity, qualifying preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, less certain items such as goodwill and certain other intangible assets. Tier 2 capital consists of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, preferred stock that does not qualify as Tier 1 capital, and a limited amount of the allowance for credit losses. Banks are required to maintain a minimum risk-based capital ratio of 8.0% with at least 4.0% consisting of Tier 1 capital.

    The second measure of capital adequacy relates to the leverage ratio. The Federal Deposit Insurance Corporation has established a 3.0% minimum leverage ratio requirement. Note that the leverage ratio is computed by dividing Tier 1 capital into average assets. For all except the highest rated banks, the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1 to 2 percent, depending upon risk profiles and other factors.

    The Federal Reserve Board and the FDIC rules add a measure of interest rate risk to the determination of supervisory capital adequacy. In connection with this rule, the agencies have adopted a measurement process to measure interest rate risk. Under this rule, all items reported on the balance sheet, as well as off-balance sheet items, are reported according to maturity, re-pricing dates and cash flow characteristics. A bank's weighted position is used in assessing capital adequacy. The objective of this complex rule is to determine the sensitivity of banks to various rising and declining interest rate scenarios.

    The Federal Deposit Insurance Corporation Improvement Act ("FDICIA"), as well as other requirements, established five capital tiers: well-capitalized, adequately capitalized, under capitalized, significantly under capitalized, and critically under capitalized. A depository institution's capital tier depends on its capital levels in relation to various relevant capital measures and certain other factors. Depository institutions that are not classified as well capitalized are subject to various restrictions regarding capital distributions, payment of management fees, acceptance of brokered deposits and other operating activities.

    The tables below illustrate Northern Star's regulatory capital (in thousands) and ratios:

                                                                                                   TO BE WELL
                                                                                                   CAPITALIZED
                                                                              FOR CAPITAL         UNDER PROMPT
                                                                               ADEQUACY            CORRECTIVE
                                                           ACTUAL              PURPOSES         ACTION PROVISION
                                                     ------------------- -------------------- --------------------
                                                      AMOUNT    PERCENT    AMOUNT    PERCENT    AMOUNT    PERCENT
                                                     --------- --------- --------- ---------- --------- ----------
                  As of June 30, 1999:
                    Tier II Capital (to Risk
                  Weighted Assets)............        $ 2,785    44.20%    $ 504      8.00%    $   630    10.00%

                    Tier I Capital (to Risk
                  Weighted Assets)............        $ 2,729    43.30%    $ 252      4.00%    $   378     6.00%

                    Leverage Ratio Tier I Capital
                  (to Average Assets).........        $ 2,729    36.50%    $ 299      4.00%    $   374     5.00%

                  As of December 31, 1999:
                    Total Capital (to Risk Weighted
                       Assets)................        $ 2,665     24.0%    $ 888       8.0%    $ 1,109     10.0%

                    Tier I Capital (to Risk
                  Weighted Assets)............        $ 2,541     22.9%    $ 444       4.0%    $   666      6.0%

                    Tier I Capital (to Average        $ 2,541     19.6%    $ 519       4.0%    $   648      5.0%
                       Assets)................

    At December 31, 1999, Northern Star Bank is classified as well-capitalized and is in compliance with all regulatory capital requirements. Management anticipates Northern Star Bank will continue to be classified as well-capitalized.

    As of December 31, 1999, there were no significant commitments outstanding for capital expenditures.

IMPACT OF INFLATION AND CHANGING PRICES

    The effect of relative purchasing power over time due to inflation has not been taken into effect in Northern Star's financial statements. Rather, the statements have been prepared on an historical cost basis in accordance with generally accepted accounting principles.

    Since most of the assets and liabilities of a financial institution are monetary in nature, the effect of changes in interest rates will have a more significant impact on Northern Star's performance than will the effect of changing prices and inflation in general. Interest rates may generally increase as the rate of inflation increases, although not necessarily in the same magnitude.

ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). This statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. Retroactive application to financial statements of prior periods is not required. Northern Star does not currently have any derivative instruments nor is it involved in hedging activities.

    In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5, "Reporting on the Cost of Start-up Activities" ("SOP 98-5"), which requires costs of start-up activities and organization costs to be expenses as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with earlier application encouraged. Northern Star elected to adopt SOP 98-5 early for the year ended June 30, 1999 and as a result, recognized approximately $248,000 in its 1999 consolidated statement of loss which under previous accounting policies would have been amortized over 60 months.

INDUSTRY DEVELOPMENTS

    The recent adoption of the Gramm-Leach-Bliley Act, commonly referred to as the "New Financial Modernization Legislation" may present new opportunities by allowing Northern Star to provide non-traditional banking services such as insurance and securities brokerage services. See "Supervision and Regulation."

    From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Northern Star cannot predict whether any of these proposals will be adopted or, if adopted, how these proposals would affect Northern Star.

YEAR 2000

    Like many financial institutions, Northern Star relies on computers to conduct its business and information systems processing. Industry experts were concerned that on January 1, 2000, some computers might not be able to interpret the new year properly, causing computer malfunctions. Some banking industry experts remain concerned that some computers may not be able to interpret additional dates in the year 2000 properly. Northern Star has operated and evaluated its computer operating systems following January 1, 2000 and has not identified any errors or experienced any computer system malfunctions. Northern Star will continue to monitor its information systems to assess whether its systems are at risk of misinterpreting any future dates and will develop appropriate contingency plans to prevent any potential system malfunction or correct any system failures. Northern Star has surveyed its key customers to determine their exposure to the year 2000 issue and, based upon key customers' reports, Northern Star believes it will not have any material exposure to its loan portfolio as a result of the year 2000 issue.

                          NORTHERN STAR FINANCIAL, INC.

                                    BUSINESS

     Northern Star's operating subsidiary is a community bank providing a broad range of commercial and retail banking services designed to meet the borrowing and depository needs of small and medium sized businesses and consumers in the communities where the bank is located. Northern Star Bank offers a full range of deposit accounts that are typically available from most banks and savings associations, including checking accounts, commercial accounts, savings accounts and other time deposit accounts. Northern Star Bank provides a range of lending services including commercial, real estate and consumer loans to individuals, small or medium-sized businesses and professional associations.

     Northern Star believes that these businesses and individuals in its market area are under-served by the larger regional and national lending institutions that have acquired local banking and savings institutions. As a community bank, Northern Star Bank seeks to provide its banking customers with the technological and staff support that today's market requires, and make available a broad range of products while providing personalized service. Northern Star is managed by individuals who have lived and worked in the market for many years and believes that Northern Star can leverage the experience of its management to grow its business. By combining support with the products and services Northern Star Bank's customers require and its local management and personalized service, Northern Star seeks to foster a business that enables it to effectively compete in its market with other financial institutions of all sizes.

STRATEGY

     Northern Star believes that rewarding business opportunities exist in the community banking business. The acquisition and consolidation of many community banks by large national and regional banks has diminished or eliminated the presence of community banks from many rural and suburban communities. Northern Star believes that there is a need and support for locally operated and managed community banks in many of these communities.

     Northern Star's plan is to grow its community banking business through acquisition and branching, and diversify its revenue sources by providing other traditional and non-traditional financial services. Northern Star intends to diversify and grow its community banking business by expanding its geographic presence in and outside the State of Minnesota. In connection with this geographic expansion, Northern Star intends to expand and diversify its balance sheet to be able to provide a greater level of commercial and agricultural lending and other financial services.

     Northern Star intends to grow its community banking business while maintaining the critical components it believes support successful community banking. Northern Star intends to operate each of its affiliated community banks using local management and board of directors. Northern Star intends to rely on each local community bank's management and board of directors to determine the best interests of the community bank within its particular community and each bank will have authority to make all decisions affecting credit, pricing and the market of bank service. Northern Star believes the strength and success of a community bank rests, in large part, in the customer's ability to put a human face and touch to their bank service provider. As Northern Star increases the number of its affiliated community banks, it intends to develop and implement a technology integration strategy to integrate and improve each banks' information management systems and enhance customer service.

     Northern Star intends to diversify and expand its business to provide traditional and non-traditional banking services. The recent adoption of the Gramm-Leach-Bliley Act, commonly referred to as the "New Financial Modernization Legislation" may present new opportunities to Northern Star by allowing it to provide non-traditional banking services such as insurance and securities brokerage services. See "Supervision and Regulation." Northern Star intends to explore expansion, through acquisition, internal development and the use of strategic alliances with third parties, into non-community banking services.

PRODUCTS AND SERVICES

     Northern Star Bank provides a wide variety of commercial and consumer lending and deposit services. Northern Star Bank offers these traditional banking products and services to its customers through loan representatives at banking offices.

     DEPOSITS. Deposits are Northern Star Bank's principal source of funds. Northern Star Bank offers a full range of deposit products that are typically available in most banks and savings associations, including checking accounts, commercial accounts, tiered money market and savings accounts, and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit and sweep accounts. Northern Star Bank attempts to offer transaction accounts and time certificates at rates competitive to those offered in the Mankato area. In addition, Northern Star Bank offers certain retirement account services and Individual Retirement Accounts (IRAs).

     LENDING ACTIVITIES. Northern Star Bank emphasizes a range of lending services, including commercial, real estate, and consumer loans, to individuals and small to medium-sized businesses and professional concerns that are located in or conduct a substantial portion of their business in Northern Star Bank's market area.

     Northern Star Bank offers a variety of commercial, lease and agricultural loans. Equipment loans are typically for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term and secured by the financed equipment and with a loan-to-value ratio of 80% or less. Working capital loans typically have terms not exceeding one year and will usually be secured by accounts receivable, inventory, or personal guarantees of the principal owners of the business. For loans secured by accounts receivable or inventory, the principal amount of a loan will typically be repaid as the assets securing the loan are converted into cash, and in other cases, the principal amount of a loan will typically be due at maturity.

     Northern Star Bank also grants a variety of real estate loans secured by first or second mortgages. These loans generally consist of commercial real estate loans, construction and development loans, and residential real estate loans (home equity loans are included as they are classified as consumer loans). The underwriting criteria for home equity loans and lines of credit will generally be the same as the criteria used when making a first mortgage loan. Home equity lines of credit typically expire ten years or sooner after origination. Loan terms generally are limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, and will more likely be fixed in the case of short-term loans. Northern Star Bank attempts to reduce credit risk in its commercial real estate portfolio by emphasizing loans on owner-occupied office and retail buildings where the loan-to-value ratio, established by independent appraisals, does not exceed 80%. In addition, Northern Star Bank often reviews the personal financial statements of the principal owners and require personal guarantees of the principal owners of the collateral property.

     In addition, Northern Star Bank provides a variety of consumer loans to individuals for personal and household purposes, including secured and unsecured installment and term loans, home equity loans and lines of credit, and revolving lines of credit such as credit cards. These consumer loans typically carry balances of less than $25,000 and, in the case of non-revolving loans, are amortized over a period not to exceed 60 months. Ninety-day term loans typically bear interest at a fixed rate. The revolving loans typically bear interest at a fixed rate and require monthly payments of interest and a portion of the principal balance.

     Northern Star Bank's loan approval policies provide for various levels of officer lending authority. When the amount of aggregate loans to a single borrower exceeds that individual officer's lending authority, the loan request is considered and approved, if appropriate, by a designated senior loan officer. Northern Star Bank has established a directors' loan committee that has lending limits, and any loan in excess of this lending limit must be approved by the directors' loan committee. Northern Star does not make any loans to any of its directors, officers, or employees, unless the loan is approved by Northern Star Bank's board of directors and is made on terms not more favorable to such person than would be available to a person not affiliated with Northern Star.

     Northern Star's lending activities are subject to a variety of lending limits imposed by federal law. While differing lending limits apply in certain circumstances based on the type of loan or the nature of the borrower (including the borrower's relationship to Northern Star Bank), in general, Northern Star Bank is subject to a loan-to-one-borrower limit. Since the enactment of the FIRREA in 1989, Northern Star generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, although loans in an amount equal to an additional 10% of unimpaired capital and surplus may be made to a borrower if the loans are fully secured by readily marketable securities. Unless Northern Star is able to sell participations in loans to other financial institutions, Northern Star will not be able to meet all of the lending needs of loan customers requiring aggregate extensions of credit above these limits.

     OTHER BANKING SERVICES. Northern Star Bank provides a variety of other services, including cash management services, safe deposit boxes, traveler's checks, and direct deposit of payroll and social security checks. Northern Star Bank offers telephone banking and intends to provide in the future automatic drafts for various accounts. Northern Star Bank is associated with a shared network of automated teller machines that may be used by customers throughout Minnesota and other regions and permit customers to access their funds 24 hours a day from locations outside Northern Star Bank's primary market area. Northern Star Bank also offers MasterCard and VISA credit card services through a correspondent bank as an agent for Northern Star Bank.

     Northern Star entered into a joint venture in July 1999 with First Federal to form Homeland Mortgage Company, LLC. Homeland was established to serve as a mortgage servicer and originator. Under the terms of the joint venture agreement, Northern Star acquired a 49% equity interest in Homeland.

LOCATIONS AND SERVICE AREA

     Northern Star's principal market area is the Minnesota counties of Blue Earth and Nicollet, which includes the communities of Mankato, North Mankato, LeHiller, Eagle Lake and Skyline, Minnesota, from which Northern Star expects to draw a significant portion of its business. Approximately 85,000 people reside in Northern Star's principal market area. The 1997 median household income of residents living in this area was approximately $43,000.

MARKETING FOCUS

     Local bank branches of large regional banks and a limited number of small community banks provide the majority of the banking services within Northern Star's principal market area. Northern Star believes there is a need for a locally operated and managed community bank and that it can successfully fill this need. Northern Star focuses its marketing efforts on attracting and servicing small to medium-sized businesses and individuals. Northern Star has utilized, or plans to utilize in the future, newspaper, radio and billboard advertising in its principal market area to promote its products and services and intends to continue to emphasize the customer benefits of Northern Star's local management and ownership, its community focus, its commitment to providing personalized customer service and its competitive products and services.

COMPETITION

     Northern Star's business is highly competitive. Northern Star Bank competes with community and national banks, credit unions, thrifts, and non-financial institutions such as insurance companies and investment banks. Currently, Northern Star's principal market area, the two Minnesota counties of Blue Earth and Nicollet, are served by approximately 40 offices of 21 different banks, two federal savings banks and five credit unions. The Mankato and North Mankato communities are served by four locally chartered commercial banks. During 1999 two of the four bank charters were acquired and a savings bank charter was converted to a commercial bank charter and relocated. Banks and credit unions located outside of the counties of Blue Earth and Nicollet also compete with Northern Star Bank. Most, if not all, of Northern Star's competitors have substantially greater financial resources than Northern Star. Northern Star believes its competitive strength will lie in providing long-term, relationship-oriented banking services by management and employees with strong ties to the Mankato area. Northern Star attempts to target all residents of its principal market area, especially local businesses and homeowners.

EMPLOYEES

     As of December 31, 1999, Northern Star Bank had 8 full-time employees and one part-time employee. Northern Star has only one employee, Thomas Stienessen, who is also the President and Chief Executive Officer of Northern Star Bank. Northern Star Bank's employees are not represented by a collective bargaining agreement.

PROPERTIES

     Northern Star's headquarters and Northern Star Bank's office is located at 1650 Madison Avenue, Mankato, Minnesota. Northern Star has entered into a 10 year lease agreement to rent approximately 5,000 square feet. Pursuant to the lease agreement, Northern Star pays monthly rent of approximately $6,042 during the first three years of the lease, $6,250 a month for the next three years, and $6,458 per month for the last four years of the lease term. Northern Star has the option to extend the lease term for two consecutive five year periods with a right of first refusal on any additional space that becomes available. Northern Star Bank's office includes a teller line with three tellers, two platform positions, a drive-through window and executive and administrative offices.

LEGAL PROCEEDINGS

     There are no material litigation or other legal proceedings pending against Northern Star or any of its property.

                          NORTHERN STAR FINANCIAL, INC.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table lists Northern Star's directors and executive officers and the senior officers of Northern Star Bank. Northern Star's directors also serve as directors of Northern Star Bank.



                            NAME                            AGE                 POSITION
                   -------------------                      ---    ----------------------------------
                   Thomas P. Stienessen............         54     Chief Executive Officer, President
                                                                   and
                                                                   Class II Director
                   Robert H. Dittrich..............         62     Class II Director
                   Dean M. Doyscher(1).............         55     Class III Director
                   Frank L. Gazzola(1).............         71     Chief Financial Officer, Treasurer,
                                                                   Secretary and a Class II Director
                   Steven A. Loehr.................         50     Class I Director
                   Michael P. Reynolds(1)..........         57     Class I Director
                   Thomas J. Reynolds(1)...........         62     Class III Director


----------

(1)  Member of the Compensation and Audit Committees of the Board of Directors.

     THOMAS P. STIENESSEN, has been Chief Executive Officer, President and a Class II director since Northern Star's formation. He also serves as Chief Executive Officer of Northern Star Bank. Prior to forming Northern Star, Mr. Stienessen served as Chief Executive Officer and President of SGL, Inc., a holding company for the Family Bank, where Mr. Stienessen served as Chairman, Chief Executive Officer, President and a Director as well as a member of the Executive and Operating Committees since January 1991. Mr. Stienessen has more than 25 years of experience in banking and in mortgage banking, including consumer, residential, construction, commercial and commercial real estate lending. Mr. Stienessen's experience includes bank marketing, branch management, branch operations, accounting, planning and budgeting, underwriting and correspondent banking and lending. Previous banking experiences include positions as Senior Vice President of TCF Mortgage Corporation and Vice President and Regional Manager of TCF Bank.

     ROBERT H. DITTRICH has been a Class II director of Northern Star since March 1999. Mr. Dittrich has been involved in banking as an owner and director since 1972. Mr. Dittrich is currently the owner and Chairman of American Community Banks and Insurance Agencies in Sleepy Eye, Medford and Chanhassen, Minnesota. Mr. Dittrich is also the owner of Dittrich Specialties of New Ulm and Inver Grove Heights, Minnesota, and Midwest Commodities Brokers and Traders, Inc. in New Ulm, Minnesota.

     DEAN M. DOYSCHER has been a Class III director of Northern Star since its formation. Mr. Doyscher has served as President of Security Management and Realty, Inc. since 1978. Security Management and Realty, Inc. owns and manages commercial property throughout all of rural Minnesota including rural housing projects in over 55 Minnesota cities. Mr. Doyscher attended Mankato State University where he earned both undergraduate and graduate degrees in Urban and Regional Planning. Mr. Doyscher was employed as the Deputy Director of the Model Cities Program for Lewiston, Maine before becoming the Director of Planning for the City of Mankato and Blue Earth County in 1972. During 1973-1976 Mr. Doyscher served as the first Executive Director of the Region Nine Development Commission serving nine counties in South Central Minnesota. Prior to forming his own management and realty company in 1988, Mr. Doyscher served from 1976-1988 as a consultant with Professional Planning and Development, providing rural Minnesota cities with tax increment financing, economic development, zoning and housing plans. Professional Planning and Development was named Minnesota's Economic Developer of the Year in 1988. Mr. Doyscher's other relevant experience includes service as President, Minnesota Planning Association; Director, Minnesota Council for Affordable and Rural Housing; and past member of the Board of Directors, Mid-America, Bank South.

     FRANK L. GAZZOLA has been Chief Financial Officer, Treasurer, Secretary and a Class II director of Northern Star since its formation. Mr. Gazzola has served as President of Frank L. Gazzola, Chartered, Certified Public Accountants since 1987. Mr. Gazzola has been engaged in public accounting for over 25 years, for most of that time as the founder and managing partner of one of Southern Minnesota's largest CPA firms. Mr. Gazzola was a founder of SGL, Inc., a holding company for the Family Bank and served as an officer and director until April 1998. He has served on the boards of numerous civic, commercial and financial enterprises including Mankato District 77 School Board and as a Director and Treasurer of American Western Corporation, a manufacturer of extruded plastic products. Mr. Gazzola attended Columbia University, the University of Minnesota, and Mankato State University from which he received a B.S. in Business Administration.

     STEVEN A. LOEHR has been a Class I director of Northern Star since March 1999. Mr. Loehr had served as President of Homeland Mortgage, LLC, a mortgage banker, from July 1999 through December 31, 1999. From February 1992 to September 1998 he served as Senior Vice President of Voyager Bank.

     MICHAEL P. REYNOLDS has been a Class I director of Northern Star since its formation. Mr. Reynolds has served as Vice-President of Reynolds Welding Supply Company in Mankato, Minnesota and Welders Supply Company in Wilmar, Minnesota since 1963. Reynolds Welding Supply Company is engaged in the sale of industrial gases and welding supplies and operates in three states. Mr. Reynolds has been involved in many fund raising efforts for the Mankato State University Athletic Department. He previously served as volunteer for the Mankato United Way and is a past president of the Mankato Golf Club. Mr. Reynolds is the brother of Thomas Reynolds.

     THOMAS J. REYNOLDS has been a Class III director of Northern Star since its formation. Mr. Reynolds is a Mankato native and has served as President of Welders Supply Company and Reynolds Welding Supply since 1952. Mr. Reynolds served on the Board of Directors for the National Bank of Commerce, presently called Mid-America Bank, for six years from 1984 to 1990. Mr. Reynolds is the brother of Michael Reynolds.

     The number of directors is determined by the shareholders at their annual meeting, subject to the right of the shareholders to change such number between annual meetings and the right of the board to increase such number between annual meetings. The board of directors consists of three classes of directors:
Class I who hold office until the 2002 Annual Shareholders Meeting, Class II who hold office until the 2000 Annual Shareholders Meeting and Class III who hold office until the 2001 Annual Shareholders Meeting, or in all cases until their successors are elected. Executive officers are appointed by and serve at the discretion of the board of directors. The board of directors has a compensation committee which provides recommendations concerning salaries and other compensation to be paid to executive officers and administers Northern Star's employee stock plans and an audit committee which is responsible for reviewing Northern Star's audit process.

                          NORTHERN STAR FINANCIAL, INC.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTOR COMPENSATION

     Directors currently receive directors' fees in the amount of $1,000 per year plus $500 for each board or committee meeting attended. In addition, under Northern Star's 1998 Equity Incentive Plan, persons who were nonemployee directors at the time of adoption of the Plan or who are subsequently elected to the board of directors are automatically granted a nonqualified option to purchase 3,000 shares of common stock at fair market value. Each nonemployee director who is re-elected as a director or whose term of office continues after a meeting at which directors are elected is automatically granted an option to purchase 3,000 shares of common stock at fair market value. During fiscal 1999, each current director except Mr. Stienessen received an option to purchase 3,000 shares at $10 per share pursuant to the Plan.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid to the Chief Executive Officer since Northern Star's formation. No other executive officer received total salary and bonus compensation in excess of $100,000 for fiscal 1999.

                           SUMMARY COMPENSATION TABLE


                                                                                                   LONG-TERM
                                                               ANNUAL COMPENSATION               COMPENSATION
                                                    ---------------------------------------   ------------------
                                                                                                  SECURITIES
                                                                      SALARY        BONUS     UNDERLYING OPTIONS
                     NAME AND PRINCIPAL POSITION        YEAR          ($)(1)         ($)         (# OF SHARES)
                   ------------------------------   ------------  ------------- ------------  ------------------
                   Thomas P. Stienessen..........       1999        $ 100,000        --             9,400
                     Chief Executive Officer and        1998               --        --                --
                     President of Northern Star
                     Financial & Northern Star Bank


----------

(1) Compensation to Mr. Stienessen is paid by Northern Star Bank, a wholly-owned subsidiary of Northern Star.

EMPLOYMENT AGREEMENT

     Northern Star has entered into a three-year employment agreement with Thomas P. Stienessen pursuant to which Mr. Stienessen will serve as the President and Chief Executive Officer of Northern Star Bank. During the term of the agreement, Mr. Stienessen will be paid an annual salary determined by the board (currently $100,000) and is eligible to participate in discretionary bonuses that may be authorized by the board of directors to senior management of Northern Star Bank. Mr. Stienessen will be eligible to participate in any management incentive program of Northern Star Bank or any long-term equity incentive program and will be eligible for grants of stock options and other awards thereunder. Additionally, Mr. Stienessen will participate in any retirement, welfare and other benefit programs established by Northern Star Bank and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses. Furthermore, if in connection with a change of control of Northern Star Bank, Mr. Stienessen is terminated without cause or voluntarily quits because of certain specified reasons, he is entitled to a lump sum payment of
2.99 times his annual base salary.

OPTION/SAR GRANTS DURING 1999 FISCAL YEAR

     The following table sets forth options Northern Star has granted to the Chief Executive Officer during its last fiscal year ended June 30, 1999. Northern Star has not granted any stock appreciation rights.


                                                  NUMBER OF   PERCENT OF TOTAL
                                                 SECURITIES     OPTIONS/SARS
                                                 UNDERLYING      GRANTED TO     EXERCISE OR
                                                OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION
                              NAME                 GRANTED       FISCAL YEAR     ($/SHARE)      DATE
                       --------------------      ------------  ----------------  ----------   ----------
                       Thomas P. Stienessen ....    6,400(1)         51.6%        $ 10.00        8/10/08
                                                    3,000(2)         24.2%        $ 10.00       12/31/08


----------

(1)  Such option was exercisable immediately on the date of grant.

(2) Such option is exercisable in three equal annual installments of 1,000 shares each commencing December 31, 1999.

AGGREGATED OPTION/SAR EXERCISES DURING 1999 FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

     No options were exercised by the Chief Executive Officer during fiscal 1999. The following table provides information related to the number and value of options held at fiscal year end by the Chief Executive Officer:


                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR END         AT FISCAL YEAR END(1)
                                             ----------------------------    ----------------------------
                           NAME               EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   --------------------      -------------  ---------------  -------------  ---------------
                   Thomas P. Stienessen ....       6,400           3,000            --              --


----------

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value of the common stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing bid price as of June 30, 1999, as quoted on the OTC Bulletin Board, was $10.00.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     Northern Star's wholly-owned subsidiary, Northern Star Bank, has entered into a 10-year lease agreement with Colonial Square Partners, Inc. to lease approximately 5,000 square feet of a 18,000 square foot single level, multi-tenant colonial style office building. Dean Doyscher, a directors and principal shareholder of Northern Star, is a partner of Colonial Square Partners, Inc. Northern Star Bank invested approximately $204,000 for leasehold improvements, including the construction of walls, windows, and doors, paint, floor tile and carpet, electrical and a drive-through canopy. Northern Star obtained an independent appraisal of market rents in Northern Star Bank's proposed market. Northern Star believes that this transaction is on terms no less favorable to Northern Star Bank than could be obtained from an unaffiliated third party.

     Mr. Thomas Stienessen, Northern Star's President and Chief Executive Officer, paid the organizational expenses of Northern Star and Northern Star Bank until December 31, 1998, when the closing occurred on the minimum amount of Northern Star's initial public offering. At that time Northern Star reimbursed Mr. Stienessen for such expenses in the amount of $72,981 from the proceeds of the offering.

     Northern Star believes that all prior transactions between Northern Star and its officers, directors or other affiliates were on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's-length basis. All future transactions, loans and any forgiveness of loans, with directors, officers or stockholders holding more than 5% of Northern Star's outstanding common stock, or affiliates of any such persons, will be made for bona fide business purposes, will be on terms no less favorable than could be obtained from an unaffiliated third party and will be approved by a majority of the independent outside directors who do not have an interest in the transactions and who have access, at Northern Star's expense, to Northern Star's or independent legal counsel.

                          NORTHERN STAR FINANCIAL, INC.

             SHAREHOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table provides information as of December 31, 1999, and as adjusted to reflect the sale of the minimum and maximum number of shares in Northern Star's pending public offering, concerning the beneficial ownership of Northern Star's common stock by each person known to be the beneficial owner of more than 5% of Northern Star's outstanding common stock, by each executive officer named in the Summary Compensation Table, by each director, and by all of Northern Star's directors and executive officers as a group. The table does not give effect to the issuance of shares of Northern Star common stock to First Federal's shareholders in the merger. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                                               PERCENTAGE OF        PERCENTAGE OF
                                                         NUMBER OF SHARES   OUTSTANDING SHARES   OUTSTANDING SHARES
                                                        BENEFICIALLY OWNED  BENEFICIALLY OWNED   BENEFICIALLY OWNED
                                                           PRIOR TO THE        PRIOR TO THE        AFTER OFFERING
                                                         OFFERING AND THE    OFFERING AND THE    ------------------
                NAME AND ADDRESS OF BENEFICIAL OWNER         MERGER(1)            MERGER         MINIMUM    MAXIMUM
               ---------------------------------------- ------------------  ------------------   -------    -------
               Frank L. Gazzola(2)(3).................        43,400                9.9%           4.6%       3.0%
               Steven A. Loehr(2)(4)..................        42,400                9.7%           4.5%       3.0%
               Thomas P. Stienessen(2)(5).............        41,400                9.5%           4.4%       2.9%
               Thomas J. Reynolds(2)(6)...............        43,400                9.9%           4.6%       3.0%
               Robert H. Dittrich(2)(7)...............        36,000                8.4%           3.9%       2.5%
               Dean M. Doyscher(2)(8).................        35,000                8.0%           3.7%       2.4%
               Michael P. Reynolds(2)(9)..............         6,200                1.4%           0.7%       0.4%
               Joyce Larson(10).......................        50,000               11.7%           5.4%       3.5%
               Melvin Larson(10)......................        50,000               11.7%           5.4%       3.5%
               Mesirow Financial Inc.(11).............        33,950                8.0%           3.7%       2.4%
               Catalytic Combustion Corp. 401(k)
                 Plan(12).............................        30,000                7.0%           3.2%       2.1%
               Susan L. Baker(13).....................        30,000                7.0%           3.2%       2.1%
               All directors and executive officers
                 as a group (7 persons)(14)...........       247,800               50.8%          25.1%      16.7%


----------

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 31, 1999, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)  The address of each person is 1650 Madison Avenue, Mankato, Minnesota
     55401.

(3) Includes 11,400 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999.

(4) Includes 10,400 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999.

(5) Includes 7,400 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999. Mr. Stienessen shares voting and investment power over such shares with his wife.

(6) Includes 11,400 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999. Mr. Reynolds shares voting and investment power over such shares with his wife.

(7) Includes 4,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999.

(8) Includes 10,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999. Mr. Doyscher shares voting and investment power over such shares with his wife.

(9) Includes 5,200 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999.

(10) Includes 25,000 shares held by Melvin Larson and 25,000 shares held by Joyce Larson. The address of both Melvin and Joyce Larson is 5231 Agate Road, Upsala, Minnesota 56384.

(11) The owner's address is 350 North Clark, Chicago, Illinois 60610.

(12) The owner's address is 909 21st Avenue, Bloomer, Wisconsin 54724.

(13) The owner's address is 455 Grove Street, Upper Montclair, New Jersey,
     07043.

(14) Includes 58,800 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999.

                  FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with First Federal's consolidated financial statements and the related notes for the fiscal years ended September 30, 1998 and 1999, included elsewhere in this prospectus. First Federal's consolidated financial statements include First Federal Holding Company of Morris, Inc. and First Federal Savings Bank ("Savings Bank"), its majority-owned subsidiary bank, as well as West Central Investments, Inc., which is a wholly-owned subsidiary of the Savings Bank, and Homeland Mortgage, LLC ("Homeland").

OVERVIEW

     First Federal Holding Company of Morris, Inc. ("First Federal") is a savings and loan holding company that was incorporated in Minnesota on December 16, 1991. First Federal owns 90.29% of the common stock of the Savings Bank.

     The Savings Bank provides various financial services to communities of Morris, Benson and Breckenridge, Minnesota and the surrounding areas. These financial services include mortgage, commercial and consumer lending, and various deposit and savings plans. The Savings Bank is the sole shareholder of West Central Investments, Inc. ("Investments"), which provides investment and brokerage services through the three savings bank locations. The Savings Bank also holds 51% ownership interest in Homeland, which originates and services one to four family real estate mortgage loans through its office in Morris, Minnesota.

     During the period from September 30, 1997 to September 30, 1999, total assets grew approximate $2.3 million to $57,566,000, while total loans, net of reserves, similarly increased from $41,598,000 to $45,163,000. Total assets increased further during the first quarter of fiscal 2000, to $61,060,000, along with total loans, net of reserves, which grew 1.7%, to $45,943,000. During fiscal 1999, First Federal had net income of $369,000, compared with net income of $537,000 during fiscal 1998. Net income for the fiscal quarter ending December 31, 1999 was $21,000, compared with net income of $124,000 for the same period in the prior fiscal year. The decline in net income during fiscal 1999 and the first quarter of fiscal 2000 is the result of several factors: expenses associated with the conversion of the Savings Bank's data processing system, a nonqualified retirement plan for directors and officers, and operating losses at Homeland, particularly operating losses associated with Homeland's previous Edina, Minnesota office, which was closed on December 31, 1999.

RESULTS OF OPERATIONS

     First Federal's operating results depend primarily on its net interest income. Net interest income is determined by interest rate spread, the relative amounts of interest-earning assets and interest- bearing liabilities, and the degree of mismatch in the maturing and repricing characteristics of interest-earning assets and interest-bearing liabilities. The interest rate spread is the difference between the yield earned on interest-bearing assets and the rates paid on interest-bearing liabilities. Operations are also affected by the establishment of provisions for loan losses and the level of other income, including service charges on deposit accounts and sold real estate loan fees, as well as other expenses and income tax provisions.

FISCAL YEAR ENDED SEPTEMBER 30, 1999

     First Federal reported net interest income of $2,134,000 for the fiscal year ended September 30, 1999. Net interest income before the provision for credit losses of $2,000 was earned for the period after incurring an interest expense of $2,203,000. Loan interest income of $3,936,000 represented the largest portion of interest income, since First Federal had the largest portion of earning assets in its loan portfolio. The weighted average yields earned on interest-bearing assets of $53,279,000 were 8.14% for the period and the average rate paid on interest-bearing liabilities of $52,054,000 were 4.23% for the period. The interest rates spread (the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities) was 3.91%. This compares with 1998 weighted average yields of 8.15%, average rates paid of 4.42%, and an interest rate spread of 3.73%.

     The provision for loan losses was $527,000 at September 30, 1999, reflecting management's estimate of the amount necessary to adequately reflect possible loan losses. The allowance for credit losses as a percentage of year-end loans was 1.12%, which is approximately the same allowance percentage at September 30, 1998. Management's judgment as to the adequacy of the allowance is based upon an evaluation of the inherent risks in the loan portfolio, which management believes to be reasonable, but this may or may not prove to be accurate. Thus, there is no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that an additional increase in the loan loss allowance will not be required. First Federal had a total of $51,000 net bad debt recoveries in fiscal 1999, compared with net chargeoffs of $42,000 in fiscal year 1998.

     First Federal earned non-interest income of $536,000 for the period, representing loan origination fees and service charges on deposit accounts, a gain on sale of investments and gains on the sale of residential mortgage loans. As a percentage of average assets, non-interest income was 0.93% for the fiscal year ended September 30, 1999 and 0.91% for the fiscal year ended September 30, 1998.

     First Federal incurred non-interest expenses of $2,078,000 for fiscal year ended September 30, 1999, consisting of compensation and employee benefits of $1,203,000, occupancy expense and equipment costs of $218,000, federal deposit insurance premiums of $55,000 and other general and administrative costs of $602,000. As a percentage of average assets, non-interest expenses were 3.62% for the fiscal year ended September 30, 1999, compared with 3.16% for the fiscal year ended September 30, 1998.

     Net income for First Federal for the year ended September 30, 1999 was $369,000, compared with net income of $537,000 during fiscal year 1998, a reduction of 31%. The decline in net income during fiscal 1999 is the result of several factors: expenses associated with the conversion of the Savings Bank's data processing system, expenses associated with the implementation of a nonqualified retirement plan for directors and officers, and operating losses at Homeland, particularly operating losses associated with Homeland's recently closed Edina, Minnesota office.

     At September 30, 1999, First Federal had total assets of $57,566,000, which consisted of net loans of $45,163,000, loans held for sale of $1,516,000, mortgage-backed securities of $2,478,000, investment securities of $2,258,000 and cash and cash equivalents of $2,180,000. Non-interest earning assets of $3,971,000 consisted of total investment in premises and equipment of $752,000, cash surrender value of life insurance of $1,703,000 and other assets of $1,516,000. At September 30, 1999, First Federal had deposit liabilities of $48,484,000, FHLB advances at $2,598,000 and other borrowings of $1,002,000. Stockholder's equity at September 30, 1999 was $3,666,000, compared with stockholders' equity of $3,320,000 at September 30, 1998.

FIRST QUARTER ENDED DECEMBER 31, 1999

     First Federal reported net interest income of $521,000 for the fiscal quarter ended December 31, 1999, after incurring an interest expense of $559,000. Loan interest income of $996,000 again represented the largest portion of interest income. The weighted average yields earned on interest-bearing assets of $54,368,000 were 7.95% for the period and the average rates paid on interest-bearing liabilities of $53,883,000 were 4.15% for the period. The interest rates spread (the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities) was 3.80%. This compares with weighted average yields of 8.23% average rates paid of 4.38%, and an interest rate spread of 3.85% during the same period a year earlier.

    The provision for loan losses was $525,000 at December 31, 1999, reflecting management's estimate of the amount necessary to adequately reflect possible loan losses. The allowance for credit losses as a percentage of quarter end loans was 1.10%, which is approximately the same allowance percentage at December 31, 1998 and at September 30, 1999.

Management's judgment as to the adequacy of the allowance is based upon an evaluation of the inherent risks in the loan portfolio, which management believes to be reasonable, but this may or may not prove to be accurate. Thus, there is no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that an additional increase in the loan loss allowance will not be required. First Federal had a total of $2,000 net bad debt charge-offs in the first quarter of fiscal 2000, compared with net recoveries of $47,000 in the first quarter of fiscal year 1999.

     First Federal earned non-interest income of $181,000 for the period, representing loan origination fees and service charges on deposit accounts, a gain in cash surrender value of life insurance and gains on the sale of residential mortgage loans. As a percentage of average assets, non-interest income was 0.3% for the fiscal quarter ended December 31, 1999 and 0.2% for the fiscal quarter ended December 31, 1998.

     First Federal incurred non-interest expenses of $708,000 for fiscal quarter ended December 31, 1999, including compensation and employee benefits of $367,000 occupancy expense and equipment costs of $64,000 and other general and administrative costs of $277,000. As a percentage of average assets, non-interest expenses were 1.2% for the fiscal quarter ended December 31, 1999, compared with 0.8% for the fiscal quarter ended December 31, 1998.

     Net income for First Federal for the fiscal quarter ended December 31, 1999 was $21,000, compared with net income of $125,000 during the fiscal quarter ended December 31, 1998, a reduction of 83%. The decline in net income during the fiscal quarter ended December 31, 1999 continued the decline in net income during the 1999 fiscal year and was the result of the same factors: expenses associated with the conversion of the Saving Bank's data processing system, expenses associated with the implementation of a nonqualified retirement plan for directors and officers, and operating losses at Homeland, particularly operating losses associated with Homeland's recently closed Edina, Minnesota office.

     At December 31, 1999, First Federal had total assets of $61,060,000, which consisted of net loans of $45,943,000, loans held for sale of $1,568,000, mortgage-backed securities of $2,267,000 investment securities of $2,823,000 and cash and cash equivalents of $4,297,000. Non-interest earning assets of $4,162,000 consisted of total investment in premises and equipment of $1,107,000, cash surrender value of life insurance of $1,724,000 and other assets of $1,331,000. At December 31, 1999, First Federal had deposit liabilities of $52,528,000. FHLB advances at $2,293,000 and other borrowings of $1,097,000. Stockholders' equity at December 31, 1999 was $3,674,000 compared with stockholders' equity of $3,439,000 at December 31, 1998.

AVERAGE BALANCE SHEET

     The following tables set forth certain information relating to First Federal's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.


                                                                     FOR THE YEAR ENDED SEPTEMBER 30,
                                                     -----------------------------------------------------------------
                                                                   1999                        1998
                                                     ------------------------------   --------------------------------

                                                                            AVERAGE                           AVERAGE
                                                      AVERAGE                YIELD/      AVERAGE               YIELD/
                                                      BALANCE   INTEREST     COST        BALANCE   INTEREST    COST
                                                     -----------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)


             Interest-earning assets:

               Loans receivable..................    $ 45,588    $3,936      8.63%     $ 42,869    $3,843      8.96%
               Mortgage-backed securities........       3,369       219      6.50%        4,725       314      6.65%
               Investment securities.............       4,322       182      4.21%        6,687       265      3.96%
                                                     --------    ------                --------    ------
                 Total interest-earning assets...      53,279     4,337      8.14%       54,281     4,422      8.15%
                                                                 ------                            ------
               Non-interest-earning assets.......       4,186                             1,797
                                                     --------                          --------
                 Total assets....................    $ 57,465                          $ 56,078
                                                     ========                          ========
             Interest-bearing liabilities:
               Savings accounts..................    $ 48,512     1,947      4.01%     $ 48,821     2,067      4.23%
               Other liabilities.................       3,542       256      7.23%        2,376       193      8.12%
                                                     --------    ------                --------    ------
                 Total interest-bearing
                 liabilities.....................      52,054     2,203      4.23%       51,197     2,260      4.42%
                                                                 ------                            ------
             Non-interest bearing liabilities....       1,918                             1,748
                                                     --------                          --------
               Total liabilities.................      53,972                            52,945




             Stockholders' Equity.............................     3,493                           3,133
                                                                 --------                        --------
              Total liabilities and stockholders' equity .....  $ 57,465                        $ 56,078
                                                                 ========                        ========
             Net interest income..............................             $  2,134                           $  2,162
                                                                            ========                          ========
             Interest rate spread.............................                            3.91%                             3.73%
             Net yield on interest-earning assets.............                            4.01%                             3.98%
             Ratio of average interest-earning assets to
              average interest-bearing liabilities............      1.02x                           1.06x
                                                                 ========                        ========


                                                                                 FOR THE THREE MONTHS ENDED
                                                                                      December 31, 1999
                                                                            ----------------------------------

                                                                            Average                   Average
                                                                            BALANCE     INTEREST    YIELD/COST
                                                                           ----------   --------    ----------
             Interest-earning assets:
               Loans receivable......................................        47,402      $  996        8.40%
               Mortgage-backed securities............................         2,358          39        6.62%
               Investment securities.................................         4,608          45        3.91%
                                                                           --------       -----
                 Total interest-earning assets.......................      $ 54,368      $1,080        7.95%
                 Non-interest earning assets.........................         4,568
                                                                           --------
                 Total assets........................................      $ 58,936
                                                                           ========
             Interest-bearing liabilities:
               Savings accounts......................................      $ 50,352      $  499        3.96%
               Other liabilities.....................................         3,531          60        6.80%
                                                                           --------       -----
                 Total interest-bearing liabilities..................      $ 53,883      $  559        4.15%
                                                                           --------
             Non-interest bearing liabilities........................         1,089
                                                                           --------
               Total liabilities.....................................      $ 54,972
             Stockholders' equity....................................         3,964
                                                                           --------
               Total liabilities and stockholders' equity. ..........      $ 58,936
                                                                           ========

             Net interest income.....................................                    $  521
                                                                                         ======
             Interest rate spread....................................                                  3.80%
             Net yield on interest-earning assets....................                                  3.83%
             Ratio of average interest-earning
             assets to average interest-bearing liabilities..........          1.01x


RATE/VOLUME ANALYSIS

The tables below set forth certain information regarding changes in interest income and interest expenses of First Federal for periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in average volume multiplied by old rate); (ii) changes in rates (changes in rate multiplied by old average volume); (iii) changes in rate-volume (changes in rate multiplied by the change in average volume).


                                              Year Ended September 30,
                                                   1999 VS. 1998
                                        ----------------------------------------
                                              INCREASE (DECREASE) DUE TO
                                        ----------------------------------------
                                                                RATE/
                                         VOLUME      RATE      VOLUME      NET
                                         ------      ----      ------      ---
                                                 (DOLLARS IN THOUSANDS)

   Interest income:
      Loans receivable.............      $ 242      $ (141)    $  (9)    $   92
      Mortgage-backed securities...        (90)         (7)        2        (95)
      Investment securities........        (94)         18        (6)       (82)
      Other interest earning
      assets.......................         --          --        --         --
                                         -----      ------     -----     ------
         Total interest-earning             58        (130)      (13)       (85)
                                         -----      ------     -----     ------
    assets.........................
    Interest expense:
      Savings accounts.............        (13)       (107)        1       (119)
      Other liabilities............         93         (21)      (10)        62
                                         -----      ------     -----     ------
          Total interest-bearing
            liabilities...........          80        (128)       (9)       (57)
                                         -----      ------     -----     ------
       Net change in net interest
      income.......................      $ (22)     $   (2)    $  (4)    $  (28)
                                         =====      ======     =====     ======

                                                    QUARTER ENDED DECEMBER 31,
                                                           1999 VS. 1998
                                              -------------------------------------
                                                    INCREASE (DECREASE) DUE TO
                                              -------------------------------------
                                                                     RATE/
                                              VOLUME      RATE      VOLUME      NET
                                              ------      ----      ------      ---
                                                         (IN THOUSANDS)
         Interest income:
           Loans receivable.............      $  80      $ (76)    $    (6)   $  (2)
           Mortgage-backed securities...        (29)        (2)          1      (30)
           Investment securities........        (27)        --          --      (27)



          Other interest earning assets..........               --         --           -       --
                                                             -----      -----     -------    -----
           Total interest-earning assets.........               24        (78)         (5)   $ (59)
                                                             -----      -----     -------    -----
      Interest expense:
        Savings accounts.........................                7        (29)         --      (22)
        Other liabilities........................               26        (10)         (5)      11
                                                             -----      -----     -------    -----
           Total interest-bearing liabilities...               33        (39)         (5)     (11)
                                                             -----      -----     -------    -----
        Net change in net interest income........            $  (9)     $ (39)               $ (48)
                                                             =====      =====     =======    =====

     Net interest income decreased slightly during the fiscal year ended September 30, 1999 and for the fiscal quarter ended December 31, 1999, due to the shift of approximately $1.7 million of earning assets to the nonqualified retirement plan for directors and officers. The income from these assets is not included in the calculation of net interest income (but is included in non-interest income).

INTEREST RATE SENSITIVITY ANALYSIS

     The following table sets forth the amount of interest-earning assets and interest-bearing liabilities outstanding at September 30, 1999, which are expected to reprice or mature in each of the future time periods shown. The amount of assets or liabilities shown which reprice or mature during a particular period were determined by the contractual terms of the asset or liability. The table assumes prepayments and scheduled principal amortization of fixed-rate loans and mortgage-backed securities, and assumes the adjustable rate mortgage loans will reprice at contractual repricing intervals. No consideration has been provided for the impact of future commitments and loans in process.



                                                                    AS OF SEPTEMBER 30, 1999
                               -----------------------------------------------------------------------------------------------------
                                               FOUR       OVER ONE       OVER                   OVER TEN
                                 LESS THAN    MONTHS       THROUGH       THREE      OVER FIVE    THROUGH      OVER
                                   THREE      THROUGH       THREE       THROUGH      THROUGH     TWENTY      TWENTY
                                  MONTHS     ONE YEAR       YEARS     FIVE YEARS    TEN YEARS     YEARS       YEARS      TOTAL
                                ----------  ---------     --------   ------------   ---------   --------     ------      -----
                                                                    (DOLLARS IN THOUSANDS)
  Interest-earning assets:
    Mortgage loans and MBS...  $     788   $   2,048    $   3,991    $   2,348    $   7,957    $  7,618     $1,697    $ 26,447
    Other loans..............      1,917       2,961        4,393       10,918        2,589         424         --      23,202
    Investment securities....        150         317        1,576           --           --          --          3       2,046
                               ---------   ---------    ---------    ---------    ---------    --------     ------    --------
      Total interest-earning
        assets...............      2,855       5,326        9,960       13,266       10,546       8,042      1,700      51,695
                               ---------   ---------    ---------    ---------    ---------    --------     ------    --------
  Interest-bearing
    liabilities:
    Non-interest bearing
      deposits...............      3,770                                                                                 3,770
    NOW and Super NOW
      accounts...............      5,106                                                                                 5,106
    Savings accounts.........      5,339                                                                                 5,339
    Money market deposit
      accounts...............      2,727                                                                                 2,727
    Certificates of
      deposit................      6,124      16,947        7,578          893           --          --         --      31,542
    FHLB Advances............        304         776        1,518           --           --          --         --       2,598
    Notes Payable............          0         417          112          122          351          --         --       1,002
                               ---------   ---------    ---------    ---------    ---------    --------     ------    --------
      Total interest-bearing
        liabilities..........     23,370      18,140        9,208        1,015          351          --         --      52,084
                               ---------   ---------    ---------    ---------    ---------    --------     ------    --------
  Interest sensitivity gap...  $ (20,515)  $ (12,814)   $     752    $  12,251    $  10,195    $  8,042     $1,700    $   (389)
                               =========   =========    =========    =========    =========    ========     ======    ========
  Cumulative interest
    sensitivity gap..........  $ (20,515)  $ (33,329)   $ (32,577)   $ (20,326)   $ (10,131)   $ (2,089)    $ (389)   $   (389)
                               =========   =========    =========    =========    =========    ========     ======    ========
  Cumulative ratio of
    interest-earning assets
    to interest-bearing
    liabilities..............      12.22%      19.71%       35.77%       60.71%       80.55%      95.99%      99.26%      99.25%
                               =========   =========    =========    =========    =========    ========     =======   =========
  Cumulative ratio of
    cumulative gap to total
    assets...................     (35.64)%    (57.90)%     (56.59)%     (35.31)%     (17.60)%     (3.63)%     (0.68)%     (0.68)%
                               =========   =========    =========    =========    =========    ========     =======   =========


     The following table sets forth the amount of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1999 which are expected to reprice or mature in each of the future time periods shown. The amount of assets or liabilities shown which reprice or mature during the particular period were determined by the contractual terms of the asset or liability.


                                                                        AS OF DECEMBER 31, 1999
                                   -------------------------------------------------------------------------------------------------
                                                   FOUR       OVER ONE       OVER                   OVER TEN
                                   LESS THAN      MONTHS       THROUGH       THREE      OVER FIVE    THROUGH     OVER
                                     THREE        THROUGH       THREE       THROUGH      THROUGH     TWENTY     TWENTY
                                     MONTHS      ONE YEAR       YEARS     FIVE YEARS    TEN YEARS     YEARS      YEARS      TOTAL
                                   ---------     --------       -----     ----------    ---------     -----      -----     --------
                                                                        (DOLLARS IN THOUSANDS)
  Interest-earning assets:
    Mortgage loans and MBS...      $     826   $   2,081    $   3,772    $   2,154    $   7,612    $  7,561   $  2,111    $ 26,117
    Other loans..............          3,995       1,566        4,491       11,175        2,598         340                 24,165
    Investment securities....            154       1,015        1,395                        30                      3       2,597
                                   ---------   ---------    ---------    ---------    ---------    --------   --------    --------
      Total interest-earning
        assets...............          4,975       4,662        9,658       13,329       10,240       7,901      2,114      52,879
                                   ---------   ---------    ---------    ---------    ---------    --------   --------    --------
  Interest-bearing
    liabilities:
    Non-interest bearing
      deposits...............          4,892                                                                                 4,892
    NOW and Super NOW
      accounts...............          5,851                                                                                 5,851
    Savings accounts.........          5,646                                                                                 5,646
    Money market deposit
      accounts...............          1,580                                                                                 1,580
    Certificates of
      deposit................          6,221      14,768       12,733          837                                          34,559
    FHLB Advances............            758          18        1,517                                                        2,293
    Notes Payable............             96         417          112          122          350                              1,097
                                   ---------   ---------    ---------    ---------    ---------    --------   --------    --------
      Total interest-bearing
        liabilities..........         25,044      15,203       14,362          959          350         -0-        -0-      55,918
                                   ---------   ---------    ---------    ---------    ---------    --------   --------    --------
  Interest sensitivity
    gap......................      $ (20,069)  $ (10,541)   $  (4,704)   $  12,370    $   9,890    $  7,901   $  2,114    $ (3,039)
                                   =========   =========    =========    =========    =========    ========   ========    ========
  Cumulative interest
    sensitivity gap..........      $ (20,069)  $ (30,610)   $ (35,314)   $ (22,944)   $ (13,054)   $ (5,153)  $ (3,039)   $ (3,039)
                                   =========   =========    =========    =========    =========    ========   ========    ========
  Cumulative ratio of
    interest-earning assets
    to interest-bearing
    liabilities..............          19.87%      23.94%       35.33%       58.71%       76.66%      90.78%     94.57%      94.57%
                                   =========   =========    =========    =========    =========    ========   ========    ========
  Cumulative ratio of
    cumulative gap to total
    assets...................         (32.87)%    (50.13)%     (57.83)%     (37.58)%     (21.38)%     (8.44)%    (4.98)%     (4.98)%
                                   =========   =========    =========    =========    =========    ========   ========    ========




     Interest rate sensitivity is the result of differences in the amounts and repricing dates of rate-sensitive assets and rate-sensitive liabilities. These differences, or interest rate repricing "gap", provide an indication of the extent to which First Federal's net interest income is affected by future changes in interest rates. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely. Conversely, during a period of rising interest rates, a negative gap would tend to result in a decrease in net interest income, while a positive gap would tend to result in an increase in net interest income. At September 30, 1999 and again at December 31, 1999, First Federal was asset-sensitive over short- and mid-terms and liability-sensitive over the longer terms. However, this analysis is not a precise indicator of First Federal's interest-sensitivity position, because the analysis presents only a static view of the timing of maturities and repricing opportunities.

     Certain shortcomings are inherent in the method of analysis presented in the previous tables. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features which restrict changes in interest rates on a short-term basis over the life of the assets. Further, in the event of a change in interest rates, prepayment levels and decay rates on core deposits may deviate significantly from those assumed in calculating the table.

ANALYSIS OF LOAN PORTFOLIO

     Set forth below is selected data relating to the composition of First Federal's loan portfolio by type of loan at the date indicated. Totals include loans held for sale.


                                                                             AS OF SEPTEMBER 30,
                                                               --------------------------------------------
                                                                        1999                   1998
                                                               ---------------------  ---------------------
                                                                            PERCENT                 PERCENT
                                                                 AMOUNT    OF TOTAL     AMOUNT     OF TOTAL
                                                               --------    --------     ------     --------
                                                                          (DOLLARS IN THOUSANDS)
                       Type of Loans:
                         Construction loans..................   $    288      0.62%     $   177       0.41%
                         Residential.........................      9,800     20.99%      12,222      28.59%
                         Commercial..........................     13,881     29.74%      12,901      30.17%
                       Commercial business loans.............      6,906     14.79%       5,876      13.74%
                       Consumer loans........................     16,296     34.91%      12,036      28.15%
                         Other
                       Less:
                         Deferred loan origination fees and
                          costs..............................       36      0.08%          20       0.05%
                         Allowance for loan losses...........       (527)    (1.13)%       (474)     (1.11)%
                                                                --------    ------      -------     ------
                       Total loans, Net......................   $ 46,680    100.00%     $42,758     100.00%
                                                                ========    ======      =======     ======
                       Type of Security:
                         Residential real estate 1-4 family..   $ 10,088     21.61%     $12,400      29.00%
                         Other dwelling units................        978      2.10%       1,010       2.36%
                         Commercial real estate..............     12,902     27.64%      11,891      27.81%
                         Commercial business loans...........      6,906     14.79%       5,876      13.74%
                         Savings accounts....................        321      0.69%         274       0.64%
                         Home improvement....................         32      0.07%          43       0.10%
                         Automobiles.........................      7,988     17.11%       6,041      14.13%
                         Other...............................      7,956     17.04%       5,677      13.28%
                       Less:
                         Deferred loan origination fees and
                          costs..............................       36      0.08%          20       0.05%
                         Allowance for loan losses...........       (527)    (1.13)%       (474)     (1.11)%
                                                                --------    ------      -------     ------
                            Total loans......................   $ 46,680    100.00%     $42,758     100.00%
                                                                ========    ======      =======     ======



                                                                             AS OF DECEMBER 31,
                                                                                    1999
                                                                           ---------------------
                                                                                        PERCENT
                                                                            AMOUNT     OF TOTAL
                                                                            -------    ---------
                                  Type of Loans:
                                    Construction loans..................    $   275        0.56%
                                    Residential.........................      9,833       19.88%
                                    Commercial..........................     13,728       28.03%
                                  Commercial business loans.............      7,322       14.95%
                                  Consumer loans........................     16,843       37.58%
                                    Other...............................         --
                                  Less:
                                    Deferred loan origination fees and
                                     costs..............................         36        0.07%
                                    Allowance for loan losses...........       (525)      (1.07)%
                                                                            -------      ------
                                  Total loans, Net......................    $47,512      100.00%
                                                                            =======      ======
                                  Type of Security:
                                    Residential real estate 1-4 family..    $ 9,177       18.54%
                                    Other dwelling units................        930        1.90%
                                    Commercial real estate..............     13,728       28.03%
                                    Commercial business loans...........      7,322       14.95%
                                    Savings accounts....................        241        0.49%
                                    Home improvement....................         31        0.06%
                                    Automobiles.........................      8,346       17.04%
                                    Other...............................      8,226       19.99%
                                  Less:
                                    Deferred loan origination fees &
                                     costs..............................         36        0.07%
                                    Allowance for loan losses...........       (525)      (1.07)%
                                                                            -------      ------
                                       Total loans......................    $47,512      100.00%
                                                                            =======      ======


     At September 30, 1999, gross loans outstanding, including loans held for sale, were $47,171,000, compared with total gross loans outstanding as of September 30, 1998 of $43,212,000, an increase of 9.16%. Approximately half of this increase was attributable to a special loan program to fund purchases of interests in a local ethanol cooperative processing plant by producer/members. Gross loans outstanding increased slightly to $48,001,000 as of December 31, 1999. The principal components of First Federal's loan portfolio as of September 30, 1999 and December 31, 1999 were commercial and residential real estate loans and commercial business loans (including agricultural loans), all of which represented, in aggregate, over 65% of the loan portfolio. The balance of the portfolio consisted primarily of consumer loans.

LOAN MATURITY TABLES

    The following tables set forth the maturity of First Federal's loan portfolio at September 30, 1999 and at December 31, 1999. The table does not include prepayments or scheduled principal repayments. Adjustable rate mortgage loans are shown as maturing based on contractual maturities. Totals include loans held for sale. Actual repayments of the loans may differ from maturities reflected below because borrowers have the right to prepay obligations with or without prepayment penalties.


                                                                    AS OF SEPTEMBER 30, 1999
                                                --------------------------------------------------------------
                                                 1-4 FAMILY      OTHER
                                                 REAL ESTATE  RESIDENTIAL
                                                  MORTGAGE    COMMERCIAL  CONSTRUCTION   CONSUMER       TOTAL
                                                ------------  ----------- ------------   --------       ------
                                                                        (IN THOUSANDS)
                    Non-performing............... $    35      $    113       $  --      $     19     $    167
                    Amounts Due:
                      Within 3 months............     164         2,085         144           312        2,705
                      3 Months to 1 Year.........     230         3,075         144           927        4,376
                    After 1 Year:
                      1 to 3 years...............     569         2,268          --         3,835        6,672
                      3 to 5 years...............     945         3,330          --         8,818       13,093
                      5 to 10 years..............   1,850         6,316          --         2,254       10,420
                      10 to 20 years.............   4,306         3,630          --           105        8,041
                      Over 20 years..............   1,552           145          --            --        1,697
                                                  -------      --------       -----      --------     --------
                    Total due after one year.....   9,222        15,689          --        15,012       39,923
                                                  -------      --------       -----      --------     --------
                    Total amount due............. $ 9,651      $ 20,962       $ 288      $ 16,270       47,171
                                                  -------      --------       -----      --------     --------
                    Less:
                    Allowance for loan losses....                                                         (527)
                    Loans in process.............                                                           --
                    Deferred loan fees...........                                                           36
                                                                                                      --------
                      Loans receivable, net plus
                        Loans held for sale......                                                     $ 46,680
                                                                                                      ========



                                                                     AS OF DECEMBER 31, 1999
                                                 ------------------------------------------------------------
                                                 1-4 FAMILY      OTHER
                                                 REAL ESTATE  RESIDENTIAL
                                                  MORTGAGE    COMMERCIAL  CONSTRUCTION   CONSUMER       TOTAL
                                                 -----------  ----------- ------------   --------       -----
                                                                        (IN THOUSANDS)
                    Non-performing............... $    16      $     --       $  --      $     14     $     30
                    Amounts Due:
                      Within 3 months............      60         4,361          --           399        4,820
                      3 Months to 1 Year.........     765         1,579         275         1,028        3,647
                    After 1 Year:
                      1 to 3 years...............     390         2,247          --         3,885        6,522
                      3 to 5 years...............     903         3,237          --         9,036       13,176
                      5 to 10 years..............   1,794         6,154          --         2,224       10,172
                      10 to 20 years.............   4,167         3,709          --            25        7,901
                      Over 20 years..............   1,291           442          --            --        1,733
                                                  -------      --------       -----      --------     --------
                    Total due after one year..... $ 8,545      $ 15,789          --      $ 15,170     $ 39,504
                                                  -------      --------       -----      --------     --------
                    Total amount due............. $ 9,386      $ 21,729       $ 275      $ 16,611     $ 48,001
                                                  -------      --------       -----      --------     --------
                    Less:
                    Allowance for loan losses                                                             (525)
                    Loans in process.............                                                          --
                    Deferred loan fees...........                                                           36
                                                                                                      --------
                      Loans receivable, net plus
                        Loans held for sale......                                                     $ 47,512
                                                                                                      ========



     The following tables set forth as of September 30, 1999 and as of December 31, 1999 the dollar amount of all loans due after the indicated dates which have pre-determined interest rates and which have floating or adjustable interest rates.

                                                      As of September 30, 1999
                                            ----------------------------------------

                                                            FLOATING OR
                                            FIXED RATES  ADJUSTABLE RATES      TOTAL
                                            -----------  ----------------      -----
                                                         (IN THOUSANDS)
                     One-to-four-family...   $ 8,868          $  783         $ 9,651
                     Commercial...........    16,203           4,759          20,962
                     Construction.........       288              --             288
                     Consumer.............    16,189              81          16,270
                                             -------          ------         -------
                       Total..............   $41,548          $5,623         $47,171
                                             =======          ======         =======


                                                      AS OF DECEMBER 31, 1999
                                             ---------------------------------------
                                                            FLOATING OR
                                            FIXED RATES  ADJUSTABLE RATES      TOTAL
                                            -----------  ----------------      -----
                                                         (IN THOUSANDS)
                     One-to-four-family...   $  8,642         $  744         $  9,386
                     Commercial...........     16,147          5,582           21,729
                     Construction.........        275             --              275
                     Consumer.............     16,541             70           16,611
                                             --------         ------         --------
                       Total..............   $ 41,605         $6,396         $ 48,001
                                             ========         ======         ========

ORIGINATION, PURCHASE AND SALE OF LOANS

     The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.



                                                  For the Three Months                      FOR THE YEAR
        -------------------------------------------------------------------                    ENDED
                                                        ENDED DECEMBER 31,                 SEPTEMBER 30,
        -------------------------------------------------------------------    ------------------------------------
                                                            1999                        1999               1998
        -------------------------------------------------------------------    ---------------------  -------------
                                                                                  (IN THOUSANDS)
        Total gross loans receivable at beginning of
        period........................................          $ 47,171               $ 43,212           $ 42,876
                                                                --------               --------           --------
        Loans originated:
          1 to 4 family residential...................            2,454                  8,045             11,135
          Commercial real estate......................              452                  5,377              2,315
          Construction loans..........................               59                    567                133
          Consumer loans..............................            2,593                 12,917              9,886
          Commercial business loans...................               --                  3,302              3,160
                                                               --------               --------           --------
        Total loans originated........................          $ 5,558                 30,208             26,629
        Loans purchased:
          Commercial real estate, other residential...               --                     --                150
          Mortgage-backed securities..................               --                     --              1,032
                                                               --------               --------           --------
        Total loans purchased.........................               --                     --              1,182
                                                               --------               --------           --------
        Loans sold:
          Whole loans.................................              733                  3,606              8,567
          Mortgage-backed securities..................               --                     --                 --
                                                               --------               --------           --------
        Total loans sold..............................              733                  3,606              8,567
                                                               --------               --------           --------
        Loan principal repayments.....................            3,994                 22,643             18,908
        Net loan activity.............................              831                  3,959                336
                                                               --------               --------           --------
              Total gross loans receivable at end of
                period................................         $ 48,002               $ 47,171           $ 43,212
                                                               ========               ========           ========

     The foregoing information includes loans originated by Homeland Mortgage, LLC, a mortgage originator and servicer established in July 1999.

NON-PERFORMING ASSETS

                                                            AS OF DECEMBER 31,           AS OF SEPTEMBER 30,
         --------------------------------------------------------------------  ----------------------------------
                                                                 1999                  1999               1998
                                                         --------------------  --------------------  ------------
                                                                                  (IN THOUSANDS)
         Loans accounted for on a non-accrual basis:
         Mortgage loans:
           Permanent loans secured by 1-4 dwelling               $  16                 $  35             $  27
             units....................................
           All other mortgage loans...................              --                    --               283
         Non-mortgage loans:
           Commercial.................................              --                   113                37
           Consumer...................................              14                    19                18
                                                                 -----                 -----             -----
         Total........................................              30                   167               365
                                                                 =====                 =====             =====
         Accruing loans which are contractually past
           due 90 days of more:
         Mortgage loans:
           Mortgage loans other than 1-4 family.......              --                    --                --
                                                                 -----                 -----             -----
         Total........................................              --                    --                --
                                                                 =====                 =====             =====
         Total non-accrual and accrual loans..........              30                   167               365
         Real estate owned............................              --                    --                32
                                                                 -----                 -----             -----
         Total non-performing assets..................           $  30                 $ 167             $ 397
                                                                 =====                 =====             =====
         Total non-accrual and accrual loans to net
           loans(1)...................................             0.06%                 0.36%            0.85%
                                                                 ======                ======            =====
         Total non-accrual and accrual loans to total
           assets.....................................             0.05%                 0.29%            0.64%
                                                                 ======                ======            =====
         Total non-performing assets to total assets..             0.05%                 0.29%            0.69%
                                                                 ======                ======            =====
----------


(1) Net loans include loans held for sale.

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

    The following table summarizes First Federal's loan loss experience:

                                    AS OF DECEMBER 31,                                     AS OF SEPTEMBER 30,
          ------------------------------------------------------------------         --------------------------------
                                         1999                                           1999                   1998
          ------------------------------------------------------------------         ---------------       ----------
                                                                                (DOLLARS IN THOUSANDS)
         Total loans outstanding(1)...................          $47,512               $47,171                $43,212
                                                                =======               =======                =======
         Average loans outstanding....................          $47,402               $45,588                $42,848
                                                                =======               =======                =======
         Allowance balances (at beginning of period)..          $   527               $   474                $   504
                                                                -------               -------                -------
         Provision (credit)
           Residential................................               --                    --                     --
           Commercial real estate.....................               --                     2                     12
           Consumer...................................               --                    --                     --
         Net (charge-offs) recoveries
           Residential................................               (2)                    6                    (28)
           Commercial real estate.....................               --                    --                     --
           Consumer...................................               --                    45                    (14)
                                                                -------               -------                -------
         Allowance balance (at end of period).........          $   525               $   527                $   474
                                                                =======               =======                =======
         Allowance for loan losses as a percent of
           total loans outstanding....................             1.10%                 1.12%                  1.10%

         Net loans charged off as a percent of average
           loans outstanding..........................             0.00%                 0.11%                 (0.10)%
                                                                =======               =======                =======


----------

(1) Includes loans held for sale.

    First Federal had net recoveries of $51,000 during the fiscal year ended September 30, 1999, compared with net charge-offs of $42,000 during the fiscal year ended September 30, 1998. First Federal had net charge-offs of $2,000 during the fiscal quarter ended December 31, 1999, compared with net recoveries of $47,000 during the same period in the prior fiscal year.

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

                                                        AS OF DECEMBER 31               AS OF SEPTEMBER 30,
                                                     --------------------  --------------------------------------------
                                                             1999                  1999                  1998
                                                     --------------------  --------------------  ----------------------
                                                                  PERCENT               PERCENT              PERCENT
                                                                 OF LOANS              OF LOANS             OF LOANS
                                                                 TO TOTAL              TO TOTAL             TO TOTAL
                                                       AMOUNT      LOANS     AMOUNT      LOANS     AMOUNT     LOANS
                                                       ------    --------    ------    --------    ------   --------
                                                                         (DOLLARS IN THOUSANDS)
              At end of period allocated to:
              One-to-four-family.................      $  67       18.94%    $  69       20.78%    $  88      28.28%
              Commercial real estate and                 114       30.58%      114       29.43%      139      29.86%
                multi-family.....................
              Construction.......................          2       15.72%        2        0.61%        1       0.41%
              Consumer and other loans...........        342       34.76%      342       49.18%      246      41.45%
                                                       -----      ------     -----      ------     -----     ------
                       Total allowance...........      $ 525      100.00%    $ 527      100.00%    $ 474     100.00%
                                                       =====      ======     =====      ======     =====     ======

     First Federal has developed policies and procedures for evaluating the overall quality of its credit portfolio and identifying potential collection problems. Additions to the allowance for credit losses are made periodically, based on management's analysis of potential credit risks. On September 30, 1999, First Federal's allowance for credit losses was $527,000, or 1.18% of $45,655,000 in loans receivable (net of loans held for sale). On December 31, 1999, First Federal's allowance for credit losses was $525,000, or 1.13% of $46,433,000 in loans receivable (net of loans held for sale).

INVESTMENT PORTFOLIO

     The following table, set forth the carrying value of First Federal's investment securities portfolio, short-term investments, FHLB stock, and mortgage-backed securities at the dates indicated. At September 30, 1999, the fair value of First Federal's investment securities portfolio and mortgage-backed securities portfolio were $2.023 million and $2.478 million, respectively, compared with amortized costs of $2.048 million and $2.482 million, respectively, for an unrealized loss of $14,970, net of income taxes. At December 31, 1999, the fair value of First Federal's investment securities portfolio and mortgage-backed securities portfolio were $1.899 million and $2.281 million, respectively, compared with amortized costs of $1.860 million and $2.267 million, respectively, for an unrealized loss of $27,774, net of income taxes.

                                                     AS OF DECEMBER 31,              AS OF SEPTEMBER 30,
             ------------------------------------------------------------  -----------------------------------
                                                             1999                   1999                  1998
                                                    ---------------------  --------------------- -------------
                                                                             (IN THOUSANDS)
             Investment Securities:
               U.S. Government Securities.......           $    --                $    --               $    --
               U.S. Agency Securities...........             1,465                  1,476                    --
               Corporate Notes and Bonds........               395                    547                 1,318
               State and Political Subdivisions.                33                      3                    74
               Other securities.................               719                     20                    30
                                                           -------                -------               -------
                  Total investment securities...             2,612                  2,046                 1,422
             Federal funds sold.................                --                     --                    --
             FHLB stock.........................               211                    211                   183
             Mortgage-backed securities held for
               sale.............................             2,267                  2,479                 4,729
                                                           -------                -------               -------
                  Total Investments.............           $ 5,090                $ 4,736               $ 6,334
                                                           =======                =======               =======

INVESTMENT PORTFOLIO MATURITIES

     The following tables set forth certain information regarding the carrying values, weighted average yields and maturities of First Federal's investment securities portfolio at September 30, 1999 and at December 31, 1999. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                           AS OF SEPTEMBER 30, 1999
                           ---------------------------------------------------------------------------------------
                                                      ONE TO FIVE           FIVE TO TEN          MORE THAN 10
                             ONE YEAR OR LESS            YEARS                 YEARS                 YEARS
                           --------------------  --------------------  --------------------  --------------------
                            CARRYING    AVERAGE   CARRYING    AVERAGE   CARRYING    AVERAGE   CARRYING    AVERAGE
                              VALUE      YIELD      VALUE      YIELD      VALUE      YIELD      VALUE      YIELD
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                           (DOLLARS IN THOUSANDS)
U.S. Government
  Obligations............    $  --         --%     $   --        --%      $ --         --%      $ --         --%
U.S. Agency Obligations..       --         --       1,476      5.26%        --         --         --         --
Municipal Obligations....       --         --          --        --         --         --         --         --
Corporate Notes and
  Bonds..................      150       6.40%        397      6.00%        --         --         --         --
Other Securities.........       23       6.07%         --        --         --         --         --         --
                             -----       ----      ------      ----       ----       ----       ----       ----
  Total..................    $ 173       6.36%     $1,873      5.42%      $ --         --%      $ --         --%
                             =====       ====      ======      ====       ====       ====       ====       ====



                                 AS OF SEPTEMBER 30, 1999
                            -------------------------------
                               TOTAL INVESTMENT SECURITIES
                            -------------------------------
                             CARRYING    AVERAGE     MARKET
                               VALUE      YIELD       VALUE
                            ---------  ---------   --------
U.S. Government
  Obligations............     $   --        --%      $   --
U.S. Agency Obligations..      1,476      5.26%       1,476
Municipal Obligations....         --        --           --
Corporate Notes and
  Bonds..................        547      6.11%         547
Other Securities.........         23      6.07%          23
                              ------      ----       ------
  Total..................     $2,046      5.50%      $2,046
                              ======      ====       ======


                                                           AS OF DECEMBER 31, 1999
                           ---------------------------------------------------------------------------------------
                                                      ONE TO FIVE           FIVE TO TEN          MORE THAN 10
                             ONE YEAR OR LESS            YEARS                 YEARS                 YEARS
                           --------------------  --------------------  --------------------  --------------------
                            CARRYING    AVERAGE   CARRYING    AVERAGE   CARRYING    AVERAGE   CARRYING    AVERAGE
                              VALUE      YIELD      VALUE      YIELD      VALUE      YIELD      VALUE      YIELD
                           ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                           (DOLLARS IN THOUSANDS)
U.S. Government
  Obligations............    $   --      0.00%     $   --      0.00%      $ --       0.00%      $ --       0.00%
U.S. Agency Obligations..       296      4.98%      1,169      5.30%        --       0.00%        --       0.00%
Municipal Obligations....         3      0.00%         --      0.00%        30       4.72%        --       0.00
Corporate Notes and
  Bonds..................        --      0.00%        395      6.00%        --       0.00%        --       0.00%
Other Securities.........       719      6.09%         --      0.00%        --       0.00%        --       0.00%
                             ------      ----      ------      ----       ----       ----       ----       ----
  Total..................    $1,018      5.75%     $1,564      5.48%      $ 30       4.72%      $ --       0.00%
                             ======      ====      ======      ====       ====       ====       ====       ====



                                AS OF DECEMBER 31, 1999
                            -------------------------------
                              TOTAL INVESTMENT SECURITIES
                            ------------------------------
                             CARRYING    AVERAGE    MARKET
                               VALUE      YIELD      VALUE
                            ---------  ---------  --------
U.S. Government
  Obligations............     $   --      0.00%     $   --
U.S. Agency Obligations..      1,465      5.26%      1,465
Municipal Obligations....         33      4.72%         33
Corporate Notes and
  Bonds..................        395      6.00%        395
Other Securities.........        719      6.09%        719
                              ------      ----      ------
  Total..................     $2,612      5.59%     $2,612
                              ======      ====      ======


DEPOSIT PORTFOLIO

    Deposits in First Federal Savings Bank as of September 30,1999 and December 31, 1999, were represented by various types of savings programs as described below.

                                                                    MINIMUM    BALANCE AS OF  PERCENTAGE
                                                                    BALANCE    SEPTEMBER 30,   OF TOTAL
      CATEGORY                           TERM     INTEREST RATE(1)   AMOUNT        1999        DEPOSITS
--------------------------------   -------------  ----------------  --------   -------------  ----------
                                                            (IN THOUSANDS)
Now Accounts ...................   None           0 to 2.50%         100        $ 8,876         18.31%
Regular Savings ................   None                1.50%         100          5,339         11.01%
Money Market Accounts ..........   None           1 to 2.50%        1000          2,727          5.62%
Certificates of Deposit:
Fixed Term, Fixed Rate .........   1-3 Months          3.00%         500            195          0.40%
Fixed Term, Fixed Rate .........   4-6 Months          4.25%         500          1,008          2.08%
Fixed Term, Fixed Rate .........   7-12 Months         4.75%         500          9,427         19.44%
Fixed Term, Fixed Rate .........   13-24 Months        6.18%         500         14,856         30.65%
Fixed Term, Fixed Rate .........   25-36 Months        6.30%         500          2,093          4.32%
Fixed Term, Fixed Rate .........   36-48 Months        5.25%         500            681          1.40%
Fixed Term, Fixed Rate .........   49-120 Months       5.25%         500          1,478          3.05%

Jumbo Certificates .............                                 100,000          1,216          2.51%
                                                                                -------        ------
Accrued interest on
  deposits .....................                                                    588          1.21%
                                                                                -------        ------
Total ..........................                                                $48,484        100.00%
                                                                                =======        ======



----------

(1) Current interest rate offerings as of September 30, 1999

                                                                       MINIMUM   BALANCE AS OF  PERCENTAGE
                                                                       BALANCE   DECEMBER 31,    OF TOTAL
CATEGORY                              TERM        INTEREST RATE(1)      AMOUNT        1999        DEPOSITS
--------------------------------   -----------    ----------------    ---------  --------------  ---------
                                                           (IN THOUSANDS)
Now/Checking Accounts ..........   None              0 to 2.50%          100        $10,743       20.45%
Regular Savings ................   None                   1.50%          100          5,646       10.75%
Money Market Accounts ..........   None              1 to 5.00%        1,000          1,580        3.01%
Certificates of Deposit:
Fixed Term, Fixed Rate .........   1-3 Months             3.00%          500             66        0.13%
Fixed Term, Fixed Rate .........   4-6 Months             4.25%          500            977        1.86%
Fixed Term, Fixed Rate .........   7-12 Months            4.75%          500          9,013       17.16%
Fixed Term, Fixed Rate .........   13-24 Months   4.75 to 5.25%          500         14,889       28.34%
Fixed Term, Fixed Rate .........   25-36 Months           5.25%          500          4,308        8.20%
Fixed Term, Fixed Rate .........   36-48 Months           5.25%          500            634        1.21%
Fixed Term, Fixed Rate .........   49-120 Months          5.25%          500          1,289        2.45%

Jumbo Certificates .............                                     100,000          2,880        5.48%
                                                                                    -------      ------
Accrued interest on
  deposits .....................                                                        503        0.96%
                                                                                    -------      ------
Total ..........................                                                    $52,528      100.00%
                                                                                    =======      ======


----------

(1) Current interest rate offerings as of December 31, 1999.

    Core deposits, which exclude time deposits of $100,000 or more, provide the primary funding source for First Federal's loan portfolio and other earning assets. Core deposits were $47,268,000 at September 30, 1999 and $49,648,000 at December 31, 1999. First Federal's loan-to-deposit ratio was 94.16% at September 30, 1999, and 88.21% at December 31, 1999.

TIME DEPOSITS BY RATE

    The following table sets forth the time deposits in First Federal Savings Bank classified by interest rate as of the dates indicated.

                                                                 AT DECEMBER 31,      AT SEPTEMBER 30,
                                                                      1999           1999         1998
                                                                ---------------   --------      -------
                                                                             (IN THOUSANDS)
                          Interest Rate 2.01 -- 4.00%.......        $  2,160        $ 1,370     $    72
                          4.01 -- 6.00%.....................          24,086         28,056      13,821
                          6.01 -- 8.00%.....................           7,826          1,528      17,507
                          Accrued interest on certificate
                          accounts..........................             487            588         624
                                                                    --------        -------     -------
                            Total...........................        $ 34,559        $31,542     $32,024
                                                                    ========        =======     =======

TIME DEPOSITS MATURITY SCHEDULE

    The following table sets forth the amount and maturities of time deposits at September 30, 1999.

                                                                        AMOUNT DUE
                                         ---------------------------------------------------------------------
                                                                                           AFTER
                                         SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                              2000           2001           2002           2002          TOTAL
                                         -------------  -------------  -------------  -------------  ---------
                                                                      (IN THOUSANDS)
                  Interest Rate
                  2.01 -- 4.00%.......      $  2,893        $   --         $   --         $  --        $  2,893
                  4.01 -- 6.00%.......        15,357         6,319          1,004           688          23,368
                  6.01 -- 8.00%.......         4,233            43            212           205           4,693
                  Accrued interest on
                    Certificate
                    Accounts............         588            --             --            --             588
                                            --------        ------         ------         -----        --------
                    Total.............      $ 23,071        $6,362         $1,216         $ 893        $ 31,542
                                            ========        ======         ======         =====        ========


    The following table sets for the amount and maturities of time deposits at December 31, 1999.

                                                                                                AFTER
                                                 DECEMBER 31,  DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                                     2000          2001           2002          2002        TOTAL
                                                ------------- -------------  ------------- -------------  -------
                 Interest Rate
                 2.01 -- 4.00%..............       $ 2,154       $     3        $     3        $  --      $ 2,160
                 4.01 -- 6.00%..............        16,837         6,390            530          329       24,086
                 6.01 -- 8.00%..............         1,511         3,250          2,711          354        7,826
                 Accrued interest on
                 Certificate                           487            --             --           --          487
                   Accounts.................       -------       -------        -------        -----      -------
                   Total....................       $20,989       $ 9,643        $ 3,244        $ 683      $34,559
                                                   =======       =======        =======        =====      =======

JUMBO CERTIFICATES OF DEPOSIT

    The following table indicates the amount of First Federal Savings Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of September 30 and December 31, 1999.

                                                                  AS OF                  AS OF
                                      MATURITY PERIOD       DECEMBER 31, 1999     SEPTEMBER 30, 1999
                                      ---------------       -----------------    -------------------
                                                                        (IN THOUSANDS)
                                 Within three months.....          $  100             $   100
                                 Three through six months             110                 100
                                 Six through twelve months          1,370                 916
                                 Over twelve months......           1,300                 100
                                                                   ------             -------
                                                                   $2,880             $ 1,216
                                                                   ======             =======

SAVINGS DEPOSIT ACTIVITY

    The following table sets forth the savings activities of First Federal Savings Bank for the periods indicated:

                                FOR THE THREE MONTHS                                    FOR THE YEAR
                                 ENDED DECEMBER 31,                                  ENDED SEPTEMBER 30,
               -----------------------------------------------------    ------------------------------------
                                        1999                                     1999              1998
               -----------------------------------------------------    ---------------------  -------------
                                                                           (IN THOUSANDS)
               Opening balance................           $48,484               $49,928           $47,906
               Net deposits (withdrawals).....             3,468                (2,954)              529
               Interest credit on deposits....               576                 1,510             1,493
                                                         -------               -------           -------
               Ending balance.................            52,528                48,484            49,928
                                                         =======               =======           =======
                 Total increase (decrease)
                 deposits.......................         $ 4,044               $(1,444)          $ 2,022
                                                         =======               =======           =======
               Percentage increase (decrease).              8.34%                (2.89)%            4.22%


    Savings deposit activity is primarily the result of area economic activity and the relative competitive position of First Federal to secure savings deposits. Savings deposits declined by $1,444,000 for the fiscal year ended September 30, 1999, after increasing by $2,022,000 during the fiscal year ended September 30, 1998. Savings deposits increased by $4,044,000 during the fiscal quarter ended December 31, 1999.

BORROWINGS

    Savings deposits are the primary source of funds for First Federal Savings Bank's lending and investment activities for its general business purposes. The Savings Bank, if the need arises, may rely upon advances from the Federal Home Loan Bank of Des Moines to supplement its supply of lendable funds and to meet deposit withdrawal requirements. Advances from the FHLB are typically secured by the Savings Bank's stock in the FHLB and a portion of its residential mortgage loans and other assets (principally securities which are obligations of or guaranteed by the U.S. Government).

    The following table sets forth certain information as to the Savings Bank's FHLB advances at the date indicated.

                             AS OF AND FOR THE
                            THREE MONTHS ENDED                            AS OF AND FOR THE YEARS ENDED
                               DECEMBER 31,                                       SEPTEMBER 30,
                -----------------------------------------    ------------------------------------------------
                                   1999                             1999              1998           1997
                -----------------------------------------    ----------------- -----------------  -----------
                                                                   (DOLLARS IN THOUSANDS)
                Maximum balance.......         $ 2,598            $ 3,722           $ 1,317       $ 4,788
                Average balance.......           2,353              2,510             1,293         2,058
                Balance at end of period         2,293              2,598             1,247         1,321
                Weighted average rate:
                  at end of period....            5.42%              5.29%             7.24%         7.24%
                  during the period...            5.42%              5.89%             7.24%         6.83%


INTEREST RATE RISK EXPOSURE

    Market risk is the risk of loss arising from adverse changes in market prices and rates. First Federal's market risk is comprised primarily of interest rate risk resulting from its core banking activities of lending and deposit taking. Interest rate risk is the risk that changes in market interest rates might adversely affect First Federal's net interest income or the fair value of its portfolio of assets and liabilities.

    First Federal primarily relies on the OTS Net Portfolio Value Model (the "Model") to measure its susceptibility to interest rate changes. Net Portfolio Value ("NPV") is defined as the present value of expected cash flows from existing assets minus the present value of expected net cash flows from existing liabilities plus or minus the present value of net expected cash flows from existing off-balance sheet contracts. First Federal does not currently own any derivative financial instruments whose values are determined from underlying instruments or market indices and whose notional or contractual amounts would not be recognized in the financial statements. The Model estimates the current economic value of each type of asset, liability and off-balance sheet contract after various assumed instantaneous, parallel shifts in the Treasury yield curve, both upward and downward.

    The NPV model uses an option-based pricing approach to value one-to-four family mortgages, mortgages serviced by others, and firm commitments to buy, sell or originate mortgages. This approach makes use of an interest rate simulation program to generate numerous random interest rate paths that, in conjunction with a prepayment model, are used to estimate mortgage cash flows. Prepayment options and interest rate caps and floors contained in mortgages and mortgage-related securities introduce significant uncertainty in estimating the timing of cash flows for these instruments that warrants the use of this sophisticated methodology. All other financial instruments are valued using a static discounted cash flow method. Under this approach, the present value is determined by discounting the cash flows that the instrument is expected to generate by the yields currently available to investors from an instrument of comparable risk and duration.

    The following tables set forth First Federal's present value estimates as of September 30 and December 31, 1999, as calculated by its NPV Model. The table shows the NPV of First Federal under rate shock scenarios of -300 basis points to +300 basis points in increments of 100 basis points. As market rates increase, the market value of First Federal's portfolio of mortgage loans and securities declines and prepayments slow down. As rates decrease, the market value of mortgage loans and securities increases due to prepayment risk, periodic rate caps and other embedded options. Actual changes in market value will differ from estimated changes set forth in this table due to various risks and uncertainties.

                                                            AS OF SEPTEMBER 30, 1999
                            ------------------------------------------------------------------------------------------
                CHANGE                                              PERCENT OF                           CHANGE IN NPV
            INTEREST RATES                         AMOUNT OF         ESTIMATED                             RATIO(4)
            (BASIS POINTS)     ESTIMATED NPV       CHANGE(1)          NPV(2)         NPV RATIO(3)       (BASIS POINTS)
            --------------  -------------------  --------------  --------------- --------------------  ---------------
                 +300              4,286           (1,535)             --26%              7.72%            --233bp
                 +200              4,811           (1,010)             --17%              8.54%            --151bp
                 +100              5,331             (490)              --8%              9.33%             --72bp
                   --              5,821               --                --              10.05%                 --
                --100              6,276              456                +8%             10.70%              +65bp
                --200              6,835            1,014               +17%             11.49%             +144bp
                --300              7,477            1,656               +28%             12.37%             +232bp

                                                              AS OF DECEMBER 31, 1999
                             ------------------------------------------------------------------------------------------
                CHANGE                                              PERCENT OF                           CHANGE IN NPV
            INTEREST RATES                         AMOUNT OF         ESTIMATED                             RATIO(4)
            (BASIS POINTS)     ESTIMATED NPV       CHANGE(1)          NPV(2)         NPV RATIO(3)       (BASIS POINTS)
            --------------   -----------------   -------------    --------------- --------------------  ---------------
                 +300              4,346           (1,102)             --20%              7.41%            --153bp
                 +200              4,728             (720)             --13%              7.96%             --99bp
                 +100              5,102             (346)              --6%                --              --46bp
                   --              5,448               --                --               8.95%                 --
                --100              5,744              296                +5%              9.33%              +38bp
                --200              6,128              679               +12%              9.83%              +88bp
                --300              6,554            1,106               +20%             10.37%             +143bp

----------

(1) Represents the excess (deficiency) assuming the indicated change in interest rates minus the estimated NPV assuming no change in interest rates.

(2) Calculated as the amount of change in the estimated NPV divided by the estimated NPV assuming no change in interest rates.

(3) Calculated as the estimated NPV divided by average total assets.

(4) Calculated as the excess (deficiency) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

    Savings associations are subject to an interest rate risk ("IRR") component in calculating their required regulatory capital. An institution's IRR is measured as the change to its NPV as a result of a hypothetical 200 basis points change in market interest rates. A resulting change in NPV of more than 2% of the estimated market value of its assets will require the institution to deduct from its capital 50% of that excess change. The following table as computed by the OTS determined that First Federal had no IRR modification required to its regulatory capital requirement.

                                                              AS OF          AS OF         AS OF          AS OF
                                                           DECEMBER 31   DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                              1999           1998          1999           1998
                                                          ------------  ------------- -------------  ---------
                 Risk Measures: 200 bp rate shock
                   Pre-Shock NPV Ratio: NPV as % of PV
                      of Assets.......................          8.95%         8.39%        10.05%          8.88%
                   Exposure Measure:
                   Post-Shock NPV Ratio...............          7.96%         7.68%         8.54%          8.33%
                   Sensitivity Measure: Change in NPV
                      Ratio...........................          99bp          71bp         151bp           54bp
                 Calculation of Capital Component
                   Change in NPV as % of PV of
                      Assets..........................        --1.18%       --1.43%       --1.74%        --0.72%
                   Interest Rate Risk Capital
                      Component (9000)................            --            --            --             --

    Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit runoffs, and should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions First Federal may undertake in response to changes in the interest rates.

    Although First Federal is not subject to the IRR component reduction discussed above, First Federal is still subject to interest rate risk and, as can be seen above, rising interest rates will reduce First Federal's net asset value. The OTS has the authority to require otherwise exempt institutions to comply with the rule concerning interest rate risk.

                  FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.

                                    BUSINESS

GENERAL

     First Federal Holding Company of Morris, Inc. ("First Federal") is a savings and loan holding company and parent of First Federal Savings Bank (the "Savings Bank"), a federally-chartered savings bank with its principal office in Morris, Minnesota and branch offices in Benson and Breckenridge, Minnesota. The Savings Bank has obtained regulatory approval for an additional branch in Big Lake, Minnesota, and anticipates opening the branch in May 2000. The Savings Bank currently serves customers and the borrowers located in west central Minnesota, particularly in the communities of Morris, Benson and Breckenridge and the counties of Stevens, Swift and Wilkin. At December 31, 1999, First Federal had consolidated assets of $61.1 million, deposits of $52.5 million and shareholders' equity of $3.7 million.

     The Savings Bank was organized in 1922 as Morris Building and Loan Association. In 1958, the name was changed to First Federal Savings and Loan Association of Morris, which merged with Breckenridge Federal Savings and Loan Association in 1973. The name was changed to First Federal Savings Bank in 1983. The Savings Bank was converted from mutual to stock form in 1992, when First Federal was organized as a savings and loan holding company and acquired majority control of the Savings Bank.

     The Savings Bank provides a broad range of commercial and retail banking services designed to meet the borrowing and depository needs of consumers and small and medium-sized businesses in the communities it serves. The Savings Bank offers a full range of deposit accounts that are typically made available by most banks and savings associations, including checking accounts, commercial accounts, savings accounts and time deposit accounts. The Savings Bank provides a range of lending services including real estate mortgages, consumer loans and loans to businesses and farms.

     First Federal believes that such businesses and individuals are under-served in its market by the larger regional and national financial institutions that have acquired other local banking and savings institutions. As a community-based savings bank, the Savings Bank seeks to provide its customers with personal service and support, and to make available to them a broad range of products and services. The Savings Bank is managed by individuals who have lived and worked in the markets for many years and believes that it can leverage the experience of local management to attract business and make knowledgeable credit decisions. First Federal believes that the Savings Bank competes effectively with financial institutions of all sizes in these markets by delivering products and services its customers require, through local management and personalized service.

SAVINGS BANK PRODUCTS AND SERVICES

     The Savings Bank offers a wide variety of consumer and commercial lending and deposit services through representatives at its offices and its mortgage subsidiary.

     Deposits. Deposits are the Savings Bank's principal source of funds. The Savings Bank offers a full range of deposit products that are typically available in most banks and savings associations, including checking accounts, commercial accounts, savings accounts, time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The Savings Bank offers direct deposit of payroll and social security checks. Transaction accounts and time certificates are offered at rates competitive to those offered in the Savings Bank's market areas. In addition, the Savings Bank offers individual retirement accounts and other retirement account services.

     Lending Activities. As a federally-chartered savings bank, the Savings Bank has historically emphasized home mortgages and second mortgages, although in recent years, the Savings Bank has offered a range of other lending services, including consumer loans and loans to small to medium-sized farms and businesses that are located in the Savings Bank's market areas.

     The Savings Bank offers a variety of real estate loans secured by first or second mortgages on real estate. These loans generally consist of one to four-family residential real estate loans, multi-family real estate loans, construction and development loans and farm land and commercial real estate loans. Additionally, the Savings Bank is the majority shareholder of Homeland Mortgage, LLC, which originates real estate loans through its office located in Morris, Minnesota. Approximately 80% of first mortgage loans originated by the Savings Bank or by Homeland are sold on the secondary market through such programs as Freddie Mac and Fannie Mae. The Savings Bank is also certified as an approved lender in the Minnesota Housing and Rural Development Authority. The Savings Bank has a loan servicing portfolio of approximately $18.2 million one-to-four-family residential real estate loans, which provide servicing fee income to the Savings Bank.

     The Savings Bank offers a variety of consumer loans to individuals for personal and household purposes, including secured and unsecured installment and term loans, home equity loans and lines of credit, and checking account overdraft protection. These consumer loans typically carry balances of less than $30,000 and, in the case of non-revolving loans, are amortized over a period not to exceed sixty months. Revolving loans typically bear interest at a fixed rate and require monthly payments of interest and a portion of the principal balance.

     The Savings Bank also offers a variety of commercial and agricultural loans, although by law and regulation, no more than 20% of total assets may be represented by these types of loans. Equipment loans are typically for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term and secured by the financed equipment and with a loan-to-value ratio of 80% or less. Working capital loans typically have terms not exceeding one year and will usually be secured by accounts receivable, inventory or personal guarantees of the principal owners of the business. For loans secured by accounts receivable inventory, the principal amount of the loan will typically be repaid as the assets securing the loan are converted into cash, and in other cases, the principal amount of a loan would typically be due at maturity.

     Loan approval policies provide for various levels of officer lending authority. When the amount of aggregate loans to a single borrower exceeds that individual officer's lending authority, the loan request is considered and approved, if appropriate, by other officers. The Savings Bank has established a loan committee that has lending limits, and any loan in excess of this lending limit must be approved by the board of directors. In compliance with law and regulation, the Savings Bank does not make any loans to any of its directors, officers or employees, unless the loan is approved by the Savings Bank's board of directors and is made on terms not more favorable to such person than would be available to a person not affiliated with the Savings Bank.

     The Savings Bank's lending activities are subject to a variety of lending limits imposed by federal law. While different lending limits apply in certain circumstances based on the type of loan or the nature of the borrower (including the borrower's relationship to the Savings Bank), in general, the Savings Bank may not currently make loans to one borrower and related entities in an amount which exceeds $850,000. Unless the Savings Bank is able to sell participations in loans to other financial institutions, the Savings Bank is not able to meet all of the lending needs of loan customers requiring aggregate extensions of credit above this limit.

     Other Financial Services. The Savings Bank provides a variety of other services, including cash management services, safe deposit boxes, travelers' checks and direct deposit of payroll and social security checks. The Savings Bank is associated with a shared network of automated teller machines that may be used by customers throughout Minnesota and other regions and permits customers to access their funds twenty-four hours a day. The Savings Bank also offers MasterCard and Visa credit card services through a correspondent bank as an agent for the Savings Bank.

     In addition to products and services provided by or through the Savings Bank, First Federal also provides financial services through certain non-bank affiliates. First Federal organized a mortgage subsidiary in 1998, West Central Service Corporation ("Service"). The Savings Bank acquired the assets of Service and contributed them in a joint venture with Northern Star in July 1999 to form Homeland Mortgage Company LLC ("Homeland"). Homeland was established to serve as a mortgage servicer and originator, from its office in Morris, Minnesota. Homeland primarily originates and services one-to-four-family real estate mortgage loans, including a variety of guaranteed and conventional loan programs. Under the terms of the joint venture agreement, the Savings Bank acquired a 51% equity interest in Homeland.

     First Federal organized an investment services subsidiary in 1986, West Central Investments, Inc. ("Investments"). Investments is a wholly-owned subsidiary of First Federal Savings Bank offering a variety of investment products, including mutual funds, securities, insurance and annuities, all through a third-party provider arrangement with Eagle One Investments. The investment officer visits the three Savings Bank offices on a rotating basis through the week.

LOCATION AND SERVICE AREA

     The principal market areas of the Savings Bank are the Minnesota counties of Stevens, Swift and Wilkin, which includes the communities of Morris, Benson and Breckenridge, Minnesota, from which it draws a significant portion of its business. Beginning in spring 2000, with the anticipated opening of the Big Lake, Minnesota branch, the Savings Bank's market will expand to Sherburne County, including the communities of Monticello, Big Lake, Elk River and Clearwater, from which the Savings Bank hopes to draw significant additional business. Approximately 30,000 people reside in the Savings Bank's current principal market area, with an additional 50,000 people in the new Sherburne market area. The 1995 median household income of residents living in the principal market area was approximately $30,000; the 1995 median household income of residents living in the Sherburne County market area was approximately $48,000.

COMPETITION

     The banking business is highly competitive. The Savings Bank competes with community and national banks, credit unions, thrifts and non-financial institutions such as insurance companies and mutual funds. Currently, in addition to the Savings Bank, the Savings Bank's principal market areas of the three Minnesota counties of Stevens, Swift and Wilkin are served by seventeen offices of eleven different banks, plus a credit union. The Sherburne County market area is served by twelve offices of nine different banks, plus a credit union and an industrial loan and thrift. Financial institutions located outside these counties also compete with the Savings Bank. Most, if not all, of these competitors have substantially greater financial resources than the Savings Bank. The Savings Bank believes its competitive strength will lie in providing long-term relationship-oriented banking services by management and employees with strong ties to the local market areas. The Savings Bank attempts to target all residents of its principal market areas, especially the homeowners and local businesses.

EMPLOYEES

     As of December 31, 1999, the Savings Bank had 25 full-time employees and 4 part-time employees and Homeland had 9 full-time employees. The Savings Bank's employees are not represented by a collective bargaining agreement.

PROPERTIES

     The Savings Bank's headquarters and principal office is located at 532 Atlantic Avenue, Morris, Minnesota. The Savings Bank's branches are currently located at 1329 Pacific Avenue, Benson, Minnesota and 214 North Fifth Street, Breckenridge, Minnesota; the planned Big Lake branch is located at 240 Jefferson Boulevard, Big Lake, Minnesota. The Savings Bank owns all of the facilities. The principal office of the Savings Bank is the largest facility, with a teller line with 5 tellers, a drive-through window and executive and administrative offices.

LEGAL PROCEEDINGS

     There are no material litigation or other legal proceedings pending against the Savings Bank or any of its properties.

                     FIRST FEDERAL HOLDING COMPANY OF MORRIS

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table set forth the directors and executive officers of the Savings Bank:


                NAME            AGE               POSITION
         Allan R. Thoren....... 54   President, Chairman and Chief Executive
                                     Officer
         Terry Singsaas........ 50   Senior Vice President
         William L. Heikkila... 48   Vice President and Chief Financial
                                     Officer
         Lloyd Fehr............ 59   Director
         Kenneth E. Johnson.... 65   Director
         Edward J. Morrison.... 79   Director
         Wayne Riser........... 60   Director
         Neil E. Schmidgall.... 54   Director
         Leonard Wulf.......... 73   Director



     ALLAN R. THOREN has been President, Chairman and Chief Executive Officer of First Federal Savings Bank since July 1990. He has also served as President and a director of West Central Service Corporation and as President, Chairman and Chief Executive Officer of West Central Investments, Inc. since July 1990, as a director of First Federal since September 1992 and as Chairman and governor of Homeland Mortgage, LLC since July 1999.

     TERRY SINGSAAS has been Senior Vice President of First Federal Savings Bank since November 1997, and served as Branch Manager from May 1989 to November 1997.

     WILLIAM L. HEIKKILA has been Vice President and Chief Financial Officer of First Federal Savings Bank since August 1990, and has also served as Chief Financial Officer and Treasurer of Homeland Mortgage, LLC since 1999.

     LLOYD FEHR has been director of First Federal and First Federal Savings Bank since September 1992. He has been a shareholder of Riverview Farm since 1990, a shareholder of Riverview Dairy since 1995 and owner of Riverview Feedlot since 1996.

     KENNETH JOHNSON has been a director of First Federal since December 1992 and a director of First Federal Savings Bank since January 1970. Since 1962, Mr. Johnson has been the owner of Kenneth E. Johnson, CPA, an accounting firm in Morris, Minnesota.

     EDWARD J. MORRISON has been a director of First Federal since 1991 and a director of First Federal Savings Bank and its predecessor since April 1954. He has been a private investor since 1963.

     WAYNE RISER has been a director of First Federal since September 1992 and of First Federal Savings Bank since 1972. He has been employed as a pilot since 1988, and has served as corporate pilot for Superior Industries, Morris, Minnesota, since September 1996. From 1968 to 1988, he was President and owner of Concrete Minnesota, Inc. and Conrock Materials, Inc.

     NEIL E. SCHMIDGALL has been a director of First Federal and First Federal Savings Bank since September 1992. For more than five years, he has been the owner of Superior Industries of Morris, Inc., a manufacturing company, and of Midwest Equipment, Inc., which is engaged in sales of used equipment.

     LEONARD WULF has been a director of First Federal and First Federal Savings Bank since September 1992. He has been President of Leonard Wulf & Sons, Inc., a livestock and grain farming company since 1978.

                     FIRST FEDERAL HOLDING COMPANY OF MORRIS

             SHAREHOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

                                                                       PERCENTAGE OF
                                                 NUMBER OF SHARES   OUTSTANDING SHARES
       NAME AND ADDRESS OF BENEFICIAL OWNER(1)  BENEFICIALLY OWNED  BENEFICIALLY OWNED
       ---------------------------------------  ------------------  ------------------
       Lloyd Fehr...........................             170.1             16.7%
       Kenneth Johnson......................             124.5             12.2%
       Edward J. Morrison...................             170.1             16.7%
       Wayne Reiser.........................             170.1             16.7%
       Neil E. Schmidgall...................             170.1             16.7%
       Allan R. Thoren......................              42.0              4.1%
       Leonard Wulf.........................             170.1             16.7%
                                                      --------           ------

       All directors and executive officers            1,017.0            100.0%
         as a group (7 persons)(14).........


 (1)  The address of each person is 532 Atlantic Avenue, Morris, Minnesota 56267

                     FIRST FEDERAL HOLDING COMPANY OF MORRIS

                COMPENSATION OF EXECUTIVE OFFICERS AND MANAGEMENT


DIRECTOR COMPENSATION

First Federal directors currently receive directors' fees in the amount of $500 per month. Each First Federal director is also a director of the Savings Bank, for which he receives $800 per month plus $150 for each additional board or committee meeting attended, up to a total of three additional meetings per month. Finally, Allan R. Thoren, Kenneth E. Johnson and Neil E. Schmidgall are also directors of Homeland, for which they receive $500 per quarterly meeting attended.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid to the Chief Executive Officer. No other executive officer received total salary and bonus compensation in excess of $100,000 for fiscal 1999 or fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                    ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION                                                         -------------------
                                                                FISCAL YEAR               SALARY ($)                 BONUS ($)
                                                                -----------               ----------                 ---------
Allan R. Thoren                                                     1999                    77,530                     34,130
Chief Executive Officer and President of                            1998                    77,530                     33,078
First Federal and the Savings Bank                                  1997                    75,837                     31,762


EMPLOYMENT AGREEMENT

Although First Federal has no employment agreements with any officer, director or employee, it is a condition of consummation of the merger agreement that Allan R. Thoren enter into an employment agreement with Northern Star. The general terms of Mr. Thoren's employment agreement have been discussed, but no final agreement has been executed as of the date of this proxy statement/prospectus.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

From time to time, First Federal and the Savings Bank have entered into transactions with officers, directors and other affiliates. In each case, the board of directors believes that such transactions were on terms no less favorable than could have been obtained from unaffiliated third parties on an arms-length basis. All transactions, loans, and any forgiveness of loans with directors, officers or stockholders holding more than 5% of outstanding common stock, or affiliates of any such person, have been and will be made for bona fide business purposes, on terms no less favorable than could be obtained from an unaffiliated third party and approved by a majority of the independent outside directors who do not have an interest in the transactions and who have access to independent legal counsel, at the expense of First Federal. All loans to officers and directors and members of their immediate family were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following financial information is presented to assist you in your understanding of the financial impact of the proposed merger with First Federal. This information is unaudited and has been derived from the audited and unaudited financial statements of Northern Star and First Federal.

     The following combined historical condensed balance sheet, as of December 31, 1999, reflects the merger of Northern Star and First Federal. This pro forma balance sheet merely reflects the companies on a combined historical basis and does not take into account this offering. See "The Offering".

     The following combined historical condensed statements of operations for the six-month period ended December 31, 1999 and for the year ended June 30, 1999 give pro forma effect to the merger as if it had been in effect throughout the periods presented. The merger of Northern Star and First Federal will be accounted for as a business combination by the pooling-of-interests method. The combined historical statements do not take into account the receipt of the net proceeds from the proposed offering, and may not be indicative of the results that actually would have occurred if the combination had been effective during the periods shown.

     The pro forma balance sheet and pro forma operating statements should be read in connection with the Financial Statements of Northern Star and First Federal and the Notes thereto contained elsewhere herein.

 NORTHERN STAR FINANCIAL, INC. AND FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 1999



                                                         NORTHERN STAR     FIRST         PRO FORMA     NORTHERN STAR
                                                           FINANCIAL      FEDERAL     ADJUSTMENTS AND    FINANCIAL
                                                         (HISTORICAL)  (HISTORICAL)    ELIMINATIONS      PRO FORMA
                                                         ------------- ------------   ---------------  -------------
                ASSETS

                Cash and due from banks..................   $   249,088   $  4,296,544            --      $ 4,545,632
                Federal funds sold.......................     2,159,781             --            --        2,159,781
                Securities available for sale............     4,465,492      4,156,324            --        8,621,816
                Securities held to maturity..............            --        722,341            --          722,341
                FHLB stock at cost.......................        21,300        211,200            --          232,500
                Loans held for sale......................        66,440      1,568,300            --        1,634,740
                Loans receivable.........................     8,950,055     45,943,346       (95,700)(2)   54,797,701
                Accrued interest receivable..............       128,981        730,834            --          859,815
                Premises and equipment, net..............       465,957      1,106,907            --        1,572,864
                Cash surrender value of life insurance...            --      1,660,914            --        1,660,914
                Other assets.............................       161,399        663,109      (115,822)(1)      708,686
                                                            -----------   ------------     ---------      -----------
                  Total assets...........................   $16,668,493   $ 61,059,819     $(211,522)     $77,516,790
                                                            ===========   ============     =========      ===========
                LIABILITIES AND SHAREHOLDERS' EQUITY
                LIABILITIES
                Deposits.................................   $13,138,387   $ 52,528,200     $      --      $65,666,587
                Advances from FHLB.......................       425,000      2,293,421            --        2,718,421
                Notes Payable............................            --      1,097,038       (95,700)(2)    1,001,338
                Advances from borrowers for tax and
                  insurance..............................         5,436        140,637            --          146,073
                Other liabilities........................        69,591        725,695            --          795,286
                                                            -----------   ------------     ---------      -----------
                  Total liabilities......................    13,638,414     56,784,991       (95,700)      70,327,705
                Minority interest........................            --        600,596      (115,822)(1)      484,774
                SHAREHOLDERS' EQUITY
                Common stock.............................         4,256        104,200            --          108,456
                Additional paid in capital...............     3,919,577        288,337            --        4,207,914
                (Accumulated deficit) retained                 (865,774)     3,441,469            --        2,575,695
                earnings.................................
                Accumulated other comprehensive income
                  (loss).................................       (27,980)       (27,774)           --          (55,754)
                Treasury stock...........................            --       (132,000)           --         (132,000)
                                                            -----------   ------------     ---------      -----------
                  Total shareholders' equity.............     3,030,079      3,674,232            --        6,704,311
                                                            -----------   ------------     ---------      -----------
                     Total liabilities and shareholders'
                       equity............................   $16,668,493   $ 61,059,819     $(211,522)     $77,516,790
                                                            ===========   ============     =========      ===========



------------

(1) Eliminate Northern Star's 49% ownership in Homeland Mortgage, LLC, which was recorded on the equity method, with the minority interest recorded by First Federal Holding Company. First Federal owns the controlling 51% of Homeland Mortgage which is recorded by First Federal on the consolidated method.
(2) Eliminated First Federal Holding Company's line of credit payable to Northern Star.

 NORTHERN STAR FINANCIAL, INC. AND FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1999



                                                          NORTHERN STAR      FIRST       PRO FORMA     NORTHERN STAR
                                                            FINANCIAL       FEDERAL   ADJUSTMENTS AND    FINANCIAL
                                                          (HISTORICAL)   (HISTORICAL)  ELIMINATIONS      PRO FORMA
                                                          -------------  ------------ ---------------  -------------
                Interest income
                  Loans................................     $ 120,005    $ 3,928,809     $      --       $4,048,814
                  Other interest earning assets........        34,870        486,602            --          521,472
                                                            ---------    -----------     ---------       ----------
                     Total interest income.............       154,875      4,415,411            --        4,570,286
                Interest expense
                  Deposits.............................        40,012      2,000,394            --        2,040,406
                  Borrowings...........................            --        235,660            --          235,660
                                                            ---------    -----------     ---------       ----------
                                                               40,012      2,236,054            --        2,276,066
                Net interest income....................       114,863      2,179,357            --        2,294,220
                Provision for loan losses..............        56,250          5,000            --           61,250
                                                            ---------    -----------     ---------       ----------
                Net interest income after provision for
                loan...................................        58,613      2,174,357            --        2,232,970
                  losses...............................
                Non-interest income
                  Fees and service charges.............        45,499        318,875            --          364,374
                  Gain(loss) on sale of loan...........        (3,050)       110,854            --          107,804
                  Other................................            --         77,589            --           77,589
                                                            ---------    -----------     ---------       ----------
                     Total non-interest income.........        42,449        507,318            --          549,767
                Non-interest expense
                  Compensation and employee benefits...       247,497      1,148,937       (40,364)(1)    1,396,434
                  Occupancy............................        39,556        208,967            --          248,523
                  Advertising..........................         6,937         29,079            --           36,016
                  FDIC and OTS assessments.............            --         54,590            --           54,590
                  Other................................       300,744        510,183      (263,636)(1)      547,291
                                                            ---------    -----------     ---------       ----------
                     Total non-interest expense........       594,734      1,951,756      (304,000)       2,242,490
                Net income (loss) before income taxes..      (493,672)       729,919       304,000          540,247
                Income taxes...........................            --        249,385       (54,900)(2)      194,485
                                                            ---------    -----------     ---------       ----------
                Net income (loss) before minority            (493,672)       480,534       358,900          345,762
                interest...............................
                Minority interest......................            --         45,115            --           45,115
                                                            ---------    -----------     ---------       ----------
                Net income.............................     $(493,672)   $   435,419     $ 358,900       $  300,647
                                                            =========    ===========     =========       ==========
                Basic (loss) earnings per share........     $    (1.60)  $      0.50                     $     0.26
                                                            ==========   ===========                     ==========
                Weighted average shares(3).............       307,831        870,559                      1,178,390

----------

(1) Eliminate nonrecurring organization and pre-opening expenses for Northern Star as explained in Northern Star's Management Discussion and Analysis of the results of operations.

(2)  Tax effect of pro-forma combined income adjustments.

(3) Pro-forma weighted average shares are computed by adding Northern Star's historical 307,831 amount with the 870,559 shares expected to be issued to First Federal's shareholders.

 NORTHERN STAR FINANCIAL, INC. AND FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1999



                                                        NORTHERN STAR     FIRST        PRO FORMA     NORTHERN STAR
                                                          FINANCIAL      FEDERAL    ADJUSTMENTS AND    FINANCIAL
                                                        (HISTORICAL)  (HISTORICAL)   ELIMINATIONS      PRO FORMA
                                                         ----------    ----------    ------------      ---------
                  Interest income
                    Loans...........................     $ 323,040    $ 1,968,196     $      --       $2,291,236
                    Other interest earnings assets..        97,470        119,062            --          216,532
                                                         ---------    -----------     ---------       ----------
                      Total interest income.........       420,510      2,087,258            --        2,507,768
                  Interest expense
                    Deposits........................       152,758        970,000            --        1,122,758
                    Borrowings......................         2,970        123,060            --          126,030
                                                         ---------    -----------     ---------       ----------
                                                           156,728      1,093,060            --        1,248,788
                  Net interest income...............       264,782        994,198            --        1,258,980
                  Provision for loan losses.........        67,500             --            --           67,500
                                                         ---------    -----------     ---------       ----------
                  Net interest income after
                  provision for loan losses.........        197,282        994,198            --        1,191,480

                  Non-interest income
                    Fees and service charges........        14,036        188,291            --          202,327
                    Gain (loss) on sale of loan.....        25,824         37,245            --           63,069
                    Other...........................            --        136,201            --          136,201
                                                         ---------    -----------     ---------       ----------
                      Total non-interest income.....        39,860        361,737            --          401,597
                  Non-interest expense
                    Compensation and employee              201,985        483,990            --          685,975
                  benefits..........................
                    Occupancy.......................        48,257        118,242            --          166,499
                    Other...........................       355,043        678,534       (80,178)(1)      920,169
                                                                                        (33,230)(2)
                                                         ---------    -----------     ---------       ----------
                      Total non-interest expense....       605,285      1,280,766      (113,408)       1,772,643
                  Net income (loss) before income
                  taxes and minority shares.........      (368,143)        75,169       113,408         (179,566)
                  Income taxes......................            --         31,790       (31,790)(3)           --
                                                         ---------    -----------     ---------       ----------
                  Net income (loss) before minority
                    interest........................      (368,143)        43,379       145,198         (179,566)
                  Minority interest.................            --        (64,265)      (80,178)(1)       15,913
                                                         ---------    -----------     ---------       ----------
                  Net (loss) income.................     $(368,143)   $   107,644     $  65,020       $ (195,479)
                                                         =========    ===========     =========       ==========
                  Basic (loss) earnings per share...     $    (0.86)  $      0.12                     $    (0.15)
                                                         ==========   ===========                     ==========
                  Weighted average shares(4)........       425,600        870,559                      1,298,159

----------

(1) Eliminate Northern Star's 49% ownership in Homeland Mortgage, LLC, recorded as a minority interest by First Federal.

(2)  Eliminate nonrecurring expenses related to the proposed merger transaction.

(3)  Tax effect of pro-forma combined income eliminates income tax expense.

(4) Pro forma weighted average shares are computed by adding Northern Star's historical 425,600 amount with the 870,559 shares expected to be issued to First Federal's shareholders.

             SHAREHOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT OF NORTHERN STAR FOLLOWING THE PROPOSED MERGER (PRO FORMA)

     The following table provides information concerning the anticipated beneficial ownership, immediately following completion of Northern Star's proposed merger with First Federal, of outstanding Northern Star common stock by
(i) each person anticipated to be the beneficial owner of more than 5% of Northern Star's outstanding common stock, (ii) by each anticipated director and executive officer of Northern Star, and (iii) by all anticipated directors and executive officers as a group. The information assumes that: (i) Northern Star issues 870,559 shares of its common stock to consummate the merger, and (ii) no directors or executive officers purchase or sell any Northern Star common stock from December 31, 1999 through the date when the merger is completed. The table gives effect to the sale of the minimum and maximum number of shares that may be issued in this offering. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.



                                                         NUMBER OF             NUMBER OF      PERCENTAGE OF OUTSTANDING
                                                          SHARES                SHARES        SHARES BENEFICIALLY OWNED
                                                       BENEFICIALLY          BENEFICIALLY       AFTER THE MERGER AND
                                                      OWNED PRIOR TO        OWNED AFTER THE   ASSUMING THE SALE OF THE
           NAME AND ADDRESS OF BENEFICIAL OWNER        THE MERGER(1)           MERGER(1)        MINIMUM        MAXIMUM
          -------------------------------------       -----------------   ----------------- -------------  -----------
          Frank L. Gazzola(2)(3)...............            43,400               43,400            2.40%          1.88%
          Thomas P. Stienessen(2)(4)...........            41,400               41,400            2.29%          1.80%
          Thomas J. Reynolds(2)(5).............            43,400               43,400            2.40%          1.88%
          Dean M. Doyscher(2)(6)...............            35,000               35,000            1.94%          1.52%
          Neil Schmidgall(8)...................             3,000              148,606            8.27%          6.47%
          Edward Morrison(8)...................             2,500              148,106            8.25%          6.45%
          Lloyd Fehr(8)........................             1,000              146,606            8.16%          6.38%
          Wayne Riser(8).......................                 0              145,606            8.11%          6.34%
          Leonard Wulf.........................                 0              145,606            8.11%          6.34%
          Kenneth Johnson(8)...................                 0              106,572            5.93%          4.64%
          Allan Thoren(8)......................             1,000               36,952            2.06%          1.61%
          All directors and executive officers
          as a group (8 persons)(7)............           168,200              601,936           32.74%         25.74%


----------

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 31, 1999, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)  The owner's address is 1650 Madison Avenue, Mankato, Minnesota 55401.

(3) Includes 11,400 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999.

(4) Includes 9,400 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999. Mr. Stienessen shares voting and investment power over such shares with his wife.

(5) Includes 11,400 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999. Mr. Reynolds shares voting and investment power over such shares with his wife.

(6) Includes 10,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999. Mr. Doyscher shares voting and investment power over such shares with his wife.

(7) Includes 38,200 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of December 31, 1999.

(8) The owner's address is 532 Atlantic Avenue, P.O. Box 656, Morris, Minnesota 56267.

                           SUPERVISION AND REGULATION

    The following discussion of statutes and regulations affecting bank holding companies and banks is a summary thereof and is qualified in its entirety by reference to such statutes and regulations.

GENERAL

    Commercial banking is highly regulated at both the federal and state level. In addition to a variety of generally applicable state and federal laws governing businesses and employers, Northern Star is extensively regulated by special laws applicable only to financial institutions. Virtually all aspects of Northern Star's operations are subject to specific requirements or restrictions and general regulatory oversight. Deposits, reserves, capital, investments, loans, issuance of securities, payment of dividends, mergers and consolidations, electronic funds transfers, management practices, the scope of activities and other aspects of Northern Star's operations are subject to regulation. With few exceptions, state and federal banking laws have as their principal objective either the maintenance of the safety and soundness of the financial institution and the federal deposit insurance system or the protection of consumers or classes of consumers, rather than the specific protection of Northern Star's shareholders.

    The highly regulated environment in which Northern Star operates is subject to frequent change. Significantly, on November 12, 1999, President Clinton signed the Gramm-Leach-Bliley Act. This Act repeals portions of the Glass-Steagall Act, amends The Bank Holding Company Act of 1956 ("BHC Act"), and modifies other laws thereby broadening the permissible range of affiliations among banks, securities firms, insurance companies, and other financial service providers. Northern Star cannot fully predict the nature or the extent of any effects which this new law or other possible regulatory changes may have on its business and earnings. Such changes may have the effect of increasing or decreasing the cost of doing business, modifying permissible activities, or enhancing the competitive position of other financial institutions.

BANK HOLDING COMPANY REGULATION

    As noted earlier, Northern Star is a bank holding company. A bank holding company is a form of bank ownership and provides an alternative to individuals directly owning a bank's stock. In general, a bank holding company is any company, corporation, or business entity that controls the operation of a bank, whether through stock ownership or other means. Individual investors generally hold stock in the parent holding company instead of directly owning bank stock.

    In addition to serving as a means for holding and owning a bank stock, the holding company structure can be used as a vehicle for acquiring additional banks or for expanding into a wide range of activities. Holding companies also offer a way of consolidating management and operations across these various interests.

    The BHC Act, as amended, is the primary federal law governing the ownership and control of banks by companies. Under the BHC Act, a company considered to be a bank holding company is subject to supervision by the Board of Governors of the Federal Reserve System ("Board"). Further, the Board has responsibility and authority to issue regulations governing bank holding companies. A primary regulation issued by the Board under this authority is Regulation Y.

    Supervision. As a bank holding company, Northern Star is subject to supervision by the Board. This supervision generally consists of financial reporting and inspections. With respect to financial reporting, Northern Star is required to file with the Board quarterly and annual reports and such additional information as the Board may require. Inspections can be conducted either off-site or on-site as deemed necessary and appropriate by the Board. Further, the Board has authority to take action against Northern Star for failing to comply with applicable laws and regulations. Such action is commonly referred to as "enforcement action" and can take several different forms. Examples include cease and desist orders, civil money penalties, and the removal of management officials. The Board may also require Northern Star to terminate an activity or terminate control of or liquidate or divest certain nonbank subsidiaries or affiliates when the Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of Northern Star's insured depository subsidiaries.

    Regulation. As indicated above, bank holding companies such as Northern Star are subject to the BHC Act and Regulation Y, as well as other state and federal laws and regulations. Thus, the following types of activities are subject to regulatory requirements:

    Payment of Dividends. The Board has indicated that banking organizations should generally pay cash dividends out of current operating earnings and the current rate of earnings retention should be consistent with the organization's capital needs, asset quality and overall financial condition. Board policy states that it is inappropriate for a banking organization that is experiencing serious financial problems or that has inadequate capital to borrow to pay dividends. Similarly, the payment of dividends based solely or largely on gains resulting from unusual or nonrecurring events may not be prudent or warranted. Further, the Board believes that a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of depository institution subsidiaries or are funded from borrowings or other arrangements that undermine the bank holding company's ability to serve as a source of strength to the subsidiaries. The Board may, and in certain circumstances must, prohibit a bank holding company from making any capital distributions without prior approval of the Board, if the subsidiary depository institution is undercapitalized. The Board also may impose limitations on the payment of dividends as a condition to its approval of certain applications, including applications for approval of mergers or acquisitions.

    In addition to the restrictions on dividends imposed by the Board, under the Minnesota Business Corporation Act, the discretion of Northern Star's board of directors is constrained by Minnesota Statutes, section 302A.551. Under that section, the board may authorize a dividend only if the directors in good faith, in a manner they reasonably believe to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances, determine that Northern Star will be able to pay its debts in the ordinary course of business after making a distribution.

    Regulatory Capital Requirements. The Board's capital guidelines establish minimum regulatory capital requirements for bank holding companies for the following categories: (i) a capital leverage measure expressed as a percentage of total assets, (ii) a risk-based measure expressed as a percentage of total risk-weighted assets, and (iii) a Tier 1 leverage measure expressed as a percentage of average total consolidated assets. Tier 1 capital consists of common stockholders' equity, qualifying preferred stock, and minority interests in the equity accounts of consolidated subsidiaries. The failure of a bank holding company to meet its capital requirements may result in supervisory action, as well as an inability to obtain approval of any regulatory applications and, potentially, increased frequency of examinations and inspections. The federal bank regulators have previously indicated a desire to raise minimum capital requirements for banking organizations and have suggested that revisions to the capital requirements should be made. The effect of any future change in required capital ratios cannot be determined at this time.

    Activity Limitations. Under the BHC Act, Northern Star must obtain Board approval before acquiring direct or indirect ownership or control of any voting securities of a bank or bank holding company if the acquisition results in Northern Star's control of more than 5% of the outstanding shares of any class of voting securities of the entity, unless Northern Star already owns a majority of the voting securities of the entity. Northern Star also must obtain prior Federal Reserve approval before acquiring all or substantially all of the assets of a bank or merge or consolidate with another bank holding company. The BHC Act also, in general, limits the activities that Northern Star and its subsidiaries may engage in to those so closely related to banking or managing or controlling banks and activities that are so closely related to banking as to be a proper incident thereto. The Board, in making such determinations, considers whether performance of the activities can reasonably be expected to produce benefits to the public without any adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Under Regulation Y, Northern Star may engage, subject to Board guidelines and approvals, in such closely-related activities as: (1) extending credit and servicing loans; (2) activities related to extending credit including real estate and personal property appraising, arranging commercial real estate equity financing, check-guaranty services, collection agency services, credit bureau services, asset management, servicing, and collection activities, and acquiring debt in default; (3) leasing personal or real property; (4) operating nonbank depository institutions; (5) trust company functions; (6) financial and investment advisory activities; (7) agency transactional services for customer investments including securities brokerage, riskless principal transactions, private-placement services, futures commission merchant, and other transactional services; (8) investment transactions as principal including underwriting and dealing in government obligations and money market instruments, investing and trading activities, buying and selling bullion and related activities; (9) management consulting and counseling activities; (10) support services including courier services and printing and selling MICR-encoded items; (11) insurance agency and underwriting;
(12) community development activities; (13) retail sale of money orders, savings bonds, and traveler's checks; and (14) data processing.

    Under the Gramm-Leach-Bliley Act enacted on November 12, 1999, bank holding companies that decide to become "financial holding companies" and that meet the qualifying criteria will be able to engage in additional activities. Specifically, financial holding companies will be able to engage in activities that are financial in nature or incidental to such financial activities and activities that are complementary to financial activities. The Act identifies a number of activities as financial in nature, including insurance, underwriting, dealing in, or making a market in securities, and merchant banking. These identified activities are in addition to the closely related activities just enumerated. To qualify as a financial holding company, all of the company's subsidiary depository institutions must be well capitalized and well managed and have a satisfactory rating under the Community Reinvestment Act.

BANK REGULATION

    The continued earnings and growth of Northern Star Bank will be influenced by general economic conditions, the monetary and fiscal policies of the federal government, and the policies of regulatory agencies, particularly the Board. The Board implements national monetary policies by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirement and by varying the discount rate applicable to borrowings by banks from the Federal Reserve System. The actions of the Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

    Supervision. Northern Star Bank, as a state chartered banking corporation, is subject to primary supervision, examination and regulation by the Minnesota Department of Commerce ("DOC") and the Federal Deposit Insurance Corporation ("FDIC"). Various requirements and restrictions under the laws of the State of Minnesota and the United States also affect the operation of Northern Star Bank. These statutes and regulations relate to many aspects of the operations of Northern Star Bank, including reserves against deposits, loans, investments, mergers and acquisitions, borrowings, dividends and locations of branch offices. Some of these statutes and regulations and their effect on Northern Star Bank are discussed below. Moreover, from time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial intermediaries. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial intermediaries are frequently made. The likelihood of any major changes and the impact of such changes are impossible to predict.

    Deposit Insurance. As an FDIC-insured institution, Northern Star Bank will be required to pay deposit insurance premium assessments to the FDIC. The amount each insured depository institution pays for FDIC deposit insurance coverage is determined in accordance with a risk-based assessment system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. BIF-member institutions classified as well capitalized (as defined by the FDIC) and considered healthy pay the lowest premium (currently 0% of deposits) while BIF-member institutions that are under capitalized (as defined by the FDIC) and considered of substantial supervisory concern pay the highest premium (currently up to 0.27% of deposits).

    The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution has engaged in or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order, or any condition imposed in writing by, or under agreement with, the FDIC. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital. Northern Star is not aware of any activity or condition that could result in termination of Northern Star Bank's deposit insurance.

    Payment of Dividends by Northern Star Bank. There are state and federal statutory and regulatory requirements limiting the amount of dividends which may be paid to Northern Star by Northern Star Bank. Generally, a bank may pay cash dividends out of current operating earnings to the extent that the current rate of earnings retention is consistent with Northern Star Bank's capital needs, asset quality and overall financial condition. The governing regulatory agency has the





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

authority to prohibit Northern Star Bank from engaging in business practices which the governing regulatory agency considers to be unsafe or unsound. It is possible, depending upon the financial condition of Northern Star Bank, that the governing regulatory agency may determine that the payment of dividends to Northern Star by Northern Star Bank might, under some circumstances, be such an unsafe and unsound practice.

    For example, as a prerequisite to the payment of dividends, Minnesota Statutes, section 48.09, subd. 1, requires Northern Star Bank to set aside all of its net profits to a surplus fund until the surplus fund is equal to 20% of Northern Star Bank's capital stock, and 10% of its net profits while the surplus fund is equal to between 20% and 50% of Northern Star Bank's capital stock. Even when the surplus fund requirements are met, all bank decisions regarding dividends are subject to the approval of the Department of Commerce.

    Common Liability. Under federal law, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to a commonly controlled FDIC-insured institution in danger of default.

    Affiliate Transaction Limitations. Northern Star Bank is subject to certain restrictions imposed by federal law on "covered transactions" between Northern Star Bank and its affiliates. These covered transactions are (i) loans or extensions of credit by Northern Star Bank to an affiliate, (ii) a purchase of or investment in securities issued by an affiliate, (iii) a purchase of assets from an affiliate (subject to certain exemptions the Board may allow), (iv) the acceptance by Northern Star Bank of securities issued by the affiliate as security for a loan to any person or company, and (v) the issuance by Northern Star Bank of any guaranty, acceptance, or letter of credit on behalf of an affiliate. In general, (i) covered transactions with any one affiliate cannot exceed 10% of Northern Star Bank's capital and transactions with all affiliates cannot exceed 20% of Northern Star Bank's capital; (ii) extensions of credit to an affiliate must be collateralized; (iii) low quality assets cannot be purchased from an affiliate; and (iv) all transactions must be on safe and sound terms.

    All covered transactions, and certain other transactions between Northern Star bank and Northern Star's affiliates, must be on terms and under circumstances, including credit standards, that are substantially the same, or at least as favorable to Northern Star Bank as those prevailing at the time for comparable transactions with nonaffiliated companies. In the absence of comparable transactions, the terms and circumstances for the affiliate transaction must be those that in good faith would be offered to nonaffiliated companies.

    Regulatory Capital Requirements. Northern Star Bank is required to comply with capital adequacy standards set by the FDIC. The FDIC may establish higher minimum requirements if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk. Banks with capital ratios below the required minimum are subject to certain administrative actions. More than one capital adequacy standard applies, and all applicable standards must be satisfied for an institution to be considered to be in compliance. There are three basic measures of capital adequacy: a total risk-based capital measure, a Tier 1 risk-based capital ratio, and a leverage ratio.

    The risk-based capital measure was adopted to assist in the assessment of capital adequacy of financial institutions by, (i) making regulatory capital requirements more sensitive to differences in risk profiles among organizations;
(ii) introducing off-balance-sheet items into the assessment of capital adequacy; (iii) reducing the disincentive to holding liquid, low-risk assets; and (iv) achieving greater consistency in evaluation of capital adequacy of major banking organizations throughout the world. The risk-based guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance-sheet items to broad risk categories. An institution's risk-based capital ratios are calculated by dividing its qualifying capital by its risk-weighted assets.

    Qualifying capital consists of two types of capital components: "core capital elements" ("Tier 1" capital) and "supplementary capital elements" ("Tier 2" capital). Tier 1 capital is generally defined as the sum of core capital elements less goodwill and other intangibles. Core capital elements consist of
(i) common shareholders' equity, (ii) noncumulative perpetual preferred stock, subject to certain limitations, and (iii) minority interest in the equity accounts of consolidated subsidiaries. Supplementary capital ("Tier 2" capital) consists of elements such as (i) allowance for loan and lease losses (subject to limitations); (ii) perpetual preferred stock which does not qualify as Tier 1 capital (subject to certain conditions); (iii) hybrid capital instruments and mandatory convertible debt securities; and (iv) term subordinated debt and intermediate-term preferred stock (subject to limitations). The maximum amount of Tier 2 capital that may be included in qualifying total capital is limited to 100% of Tier 1 capital (net of goodwill and certain other intangible assets).

    Under current capital adequacy standards, Northern Star Bank must meet a minimum ratio of qualifying total capital to risk-weighted assets of 8%. Of that ratio, at least half, or 4%, must be in the form of Tier 1 capital.

    Banks must also meet a leverage capital requirement. In general the minimum leverage capital requirement is not less than 3 percent Tier 1 capital to total assets if the bank has the highest regulatory rating and is not anticipating or experiencing any significant growth. All other banks should have a minimum of 100 to 200 basis points higher and thus a minimum leverage capital standard of not less than 4 percent. Thus, banks normally are out of compliance with regulatory capital requirements if they have a Tier 1 leverage capital ratio of less than 4 percent.

    As a result of the FDIC Improvement Act of 1991, the federal bank regulatory agencies adopted regulations defining banks as "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the law, depending upon a bank's classification, a bank may be directed to prepare and implement a capital restoration plan, to be guaranteed by its parent bank holding company. Further, banks are subject to increased restrictions upon activities and heightened regulatory management as capital classifications decline.

    Generally, under regulations adopted by all of the bank federal regulatory agencies, "well capitalized" has been defined as an institution with a total capital to risk-based asset ratio of 10%, a Tier 1 capital to risk-based asset ratio of 6% and a Tier 1 leverage ratio of 5%. The regulations further provide that an "adequately capitalized" institution must have a total capital to risk-based asset ratio of at least 8%, a Tier 1 capital to risk-based asset ratio of 4% and a Tier 1 leverage ratio of 4%. An institution will be deemed "undercapitalized" if it has total risk-based capital ratio that is less than 8% or has a leverage ratio that is less than 4% (or less than 3% if rated CAMEL 1). Institutions with a total risk-based capital ratio of less than 6%, a Tier 1 risk-based capital ratio of less than 3%, or a leverage ratio that is less than 3% will be deemed "significantly undercapitalized." Finally, the regulations provide that an institution that has a ratio of tangible equity to total assets that is equal to or less than 2% will be deemed "critically undercapitalized." Federal bank regulatory agencies, including the FDIC, are authorized to down-grade a financial institution from one capital category to the next if an examination reveals that the asset quality, management, earnings or liquidity of that institution are less than satisfactory. Under the regulations, as of September 30, 1999 Northern Star Bank is classified as "well capitalized."

    Acquisitions and Branching. Banks, including Northern Star Bank, have the authority under Minnesota law to establish branches (referred to under Minnesota law as "detached facilities") in any municipality in the state of Minnesota, subject to receipt of all required regulatory approvals, except a municipality having a population of 10,000 or less, unless all the banks having a principal office in the municipality have consented in writing to the establishment of the branch (this rule is often called the "home town protection rule.")

    Effective June 1, 1997, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "RNA") allows the responsible Federal banking agency to approve applications for mergers of depository institutions across state lines without regard to whether such activity is contrary to state law. Any state could, however, by adoption of a non-discriminatory law after September 29, 1994 and before June 1, 1997, either elect to have this provision take effect before June 1, 1997 or opt-out of the provision. The effect of opting out is to prevent banks chartered by, or having their main office located in, such state from participating in any interstate branch merger. Each state is permitted to retain a minimum age requirement of up to five years, a non-discriminatory deposit cap, and non-discriminatory notice or filing requirements. Only Texas opted-out of the interstate merger provision. The Minnesota legislature has taken action to opt in and has authorized interstate branching effective June 1, 1997. It exercised its discretion, however, to retain a minimum age requirement (or "seasoning requirement") of 5 years. Therefore, Northern Star Bank may not be acquired by an out-of-state bank nor may Northern Star Bank merge into an out-of-state bank for 5 years after its creation. Nevertheless, the RNA could present acquisition and branching opportunities to the Company, and could allow out-of-state banks easy access to markets currently served by the Company thereby increasing competition.

    Community Reinvestment Act. The Community Reinvestment Act of 1977 ("CRA") requires a financial institution to help meet the credit needs of its entire community, including low-income and moderate-income areas. Federal banking agencies may take CRA compliance into account when regulating and supervising bank and holding company activities;

for example, CRA performance may be considered in approving proposed bank acquisitions. The banks are also subject to a variety of consumer protection laws and fair lending laws. Violations of these laws may cause regulators to impose substantial penalties or take other administrative action.

                   DESCRIPTION OF NORTHERN STAR CAPITAL STOCK

GENERAL

    Northern Star's Amended and Restated Articles of Incorporation (the "Articles") authorize the issuance of 20,000,000 shares of capital stock having a par value of $0.01 per share, of which 15,000,000 shares are common stock and 5,000,000 shares are undesignated.

COMMON STOCK

    General. As of December 31, 1999, 425,600 shares of common stock were issued and outstanding. No share of common stock is entitled to preference over any other share and each such share is equal to other shares of common stock in all respects. In any distribution of capital assets, whether voluntary or involuntary, holders of common stock are entitled to receive pro rata the assets remaining after creditors and holders, if any, of stock with a liquidation preference have been paid in full.

    Voting. Common shareholders are entitled to one vote for each share held of record on each matter submitted to a vote of the common shareholders.

    Dividends, Distributions and Redemptions. Subject to the preferential dividend rights of any subsequent classes or series of stock with such rights and preferences superior to the common stock as Northern Star's board of directors may designate, the common stock shareholders are entitled to receive dividends as and when declared by Northern Star's board of directors. However, dividends on Northern Star's common stock are not contemplated in the foreseeable future. Under the Minnesota Business Corporation Act (the "MBCA"), Northern Star may declare and pay dividends on the common stock only if it will be able to pay its debts in the ordinary course of business after making the distribution. In addition, Northern Star's primary source of cash to make dividend payments is dividends that it receives from Northern Star Bank, which may be unable to make payments to Northern Star under various applicable regulations. See "-- Dividend Policy" and "Supervision and Regulation."

    Federal and state banking laws regulate Northern Star's ability to pay dividends and redeem its equity securities. No redemptions of any equity securities are permitted without the approval of the Federal Reserve Board if the aggregate amount of such redemptions exceeds 10% of Northern Star's net worth over a 12-month period. In addition, no redemption of or dividend on the common stock is permitted if it would constitute an unsafe or unsound practice according to the Federal Reserve Board.

    If Northern Star were liquidated, its common stockholders would be entitled to receive, pro rata, all assets available for distribution to them after satisfaction of Northern Star's liabilities and any payment applicable to any preferred stock then outstanding.

    No Cumulative Voting. Northern Star's Articles provide that shareholders will not have cumulative voting rights in the electing of directors. Under cumulative voting, a shareholder could cast that number of votes equal to such shareholder's shares multiplied by the number of directors to be elected in favor of one candidate or among several candidates. Cumulative voting makes it possible for less than a majority of the shareholders to elect one or more members of the board of directors. Under non-cumulative voting, a majority of the voting power of the shareholders entitled to vote can elect the entire board of directors.

    No Preemptive Rights. Northern Star's Articles provide that shareholders will not have any preemptive rights to subscribe for or purchase additional shares of capital stock. This means that Northern Star's shareholders will not be entitled to acquire a certain fraction of the unissued securities or rights to purchase Northern Star securities before Northern Star may offer them to other persons. Preemptive rights enable a shareholder to maintain the shareholder's proportional voting power and proportional rights to receive and other distributions by the company.

LIMITATION OF DIRECTOR LIABILITY, INDEMNIFICATION

    The Minnesota Business Corporations Act ("MBCA") permits Minnesota corporations, in their Articles of Incorporation or Bylaws, to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of a corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the MBCA, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the MBCA provision does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Northern Star's Bylaws state that its directors will not be personally liable for monetary damages for breach of their fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) corporate distributions which are in contravention of restrictions in the MBCA, Northern Star's Articles of Incorporation or Bylaws, or any agreement to which Northern Star is a party, or (iv) any transaction from which the director derives an improper personal benefit. Northern Star's Bylaws also provide that if the MBCA is later amended, then the liability of Northern Star's directors will be eliminated or limited to the fullest extent permitted by the MBCA, as so amended. The inclusion of this provision in Northern Star's Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Northern Star and its shareholders.

    Minnesota Statutes Section 302A.521 provides that Northern Star's officers and directors have the right to indemnification from Northern Star for liability arising out of certain actions. Northern Star has included in its Bylaws a provision to indemnify directors and officers for expenses and liabilities to the fullest extent permitted by Minnesota law.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Northern Star's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Northern Star has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

      COMPARISON OF RIGHTS OF NORTHERN STAR AND FIRST FEDERAL SHAREHOLDERS

         Upon completing the merger, First Federal shareholders will become shareholders of Northern Star. Although First Federal and Northern Star are both incorporated under the laws of the state of Minnesota, the rights of Northern Star's shareholders under its Restated Articles of Incorporation as amended ("Northern Star's Articles") and Bylaws differ in certain respects from the rights of First Federal's shareholders under its Articles of Incorporation, as amended ("First Federal's Articles"), and Bylaws, as amended ("First Federal's Bylaws"). Certain significant differences between the rights of Northern Star shareholders and First Federal shareholders are summarized below. This summary does not, however, purport to be a complete description of all of the differences between the rights of shareholders of First Federal and the rights of shareholders of Northern Star.

CLASSIFICATION, REMOVAL, AND NOMINATION OF DIRECTORS

         Classification. Northern Star's Articles provide for a classified board of directors, under which directors are elected to three-year terms, with one-third of the directors being elected each year. First Federal's Articles do not classify its board of directors, and directors are elected each year for a one-year term.

         Amendment of Provisions. Northern Star's Bylaws provide that Northern Star's board of directors has the power to make, alter, amend or rescind provisions of Northern Star's Bylaws, except for provisions fixing a quorum for meetings of shareholders and provisions regarding removal of directors or filling vacancies on the board.

         These provisions regarding classification, removal, and nomination of directors afford some assurance of stability in the composition of the Northern Star board of directors, but may discourage or deter attempts by individuals or entities to take control of Northern Star by electing their own slate of directors. To the extent that potential acquirers of Northern Star stock are deterred by the classified board, such provision also may deter certain mergers, tender offers, or other future takeover attempts which some or a majority of holders of Northern Star common stock may deem to be in their best interests. In addition, the classified Northern Star board would delay shareholders who do not favor the policies of Northern Star's board of directors from removing a majority of the directors for two years, unless they can obtain the requisite vote.

         Liability of Directors. Both Northern Star's Articles and First Federal's Articles exempt directors from personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by Minnesota law.

PREFERRED STOCK

         Northern Star has 5,000,000 authorized but unissued shares of undesignated stock. Under governing Northern Star's Articles, no action by its shareholders is necessary, and only action of the board of directors is required, to authorize the issuance of any of the undesignated stock. The board of directors is empowered to establish and to designate each class or series of the undesignated shares and to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences). Accordingly, the board of directors, without shareholder approval, may issue such undesignated shares in one or more series of preferred stock having rights, preferences, privileges or restrictions, including voting rights, that may be greater than the rights of holders of common stock, provided, however, that the issuance of preferred stock is approved by a majority of Northern Star's independent directors who do not have an interest in the transaction and who have access, at Northern Star's expense, to Northern Star's or independent legal counsel.

         It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of Northern Star without further action by the shareholders. Northern Star has no present plans to issue any shares of preferred stock.

SPECIAL MEETINGS OF SHAREHOLDERS

         Under Northern Star's Bylaws, a special meeting of shareholders may be called by certain officers, two or more directors, or shareholders holding at least 10% of the voting power of all shares entitled to vote. Under Minnesota law, a special meeting for the purpose of considering an action to effect, directly or indirectly, a business combination must be called by shareholders holding at least 25% of the voting power of all shares entitled to vote.

VOTING RIGHTS; SHAREHOLDER APPROVALS

         Under both Northern Star's Articles and First Federal's Articles, holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Northern Star's Bylaws provide that, except as specifically required otherwise under Northern Star's Articles or Minnesota law, all matters submitted to the shareholders are decided by a majority vote of the shares entitled to vote and represented at a meeting at which there is a quorum. Northern Star's Articles require approval by a majority of the shares entitled to vote to authorize a merger, exchange, sale of substantially all its assets, or a dissolution of the corporation.

CUMULATIVE VOTING

         Neither First Federal's Articles nor Northern Star's Articles provide for cumulative voting for holders of common stock.

PREEMPTIVE RIGHTS

         Under Northern Star's Articles, holders of common stock are expressly denied preemptive rights. First Federal's Articles do not address preemptive rights. The MBCA provides that a corporation's shareholders have preemptive rights only if such rights are expressly granted in the corporation's articles of incorporation.

AMENDMENT OF THE ARTICLES OF INCORPORATION

                  Under Minnesota law, an amendment to the articles of incorporation requires the affirmative vote of the holders of a majority of the shares present and entitled to vote unless a larger affirmative vote is required by the corporation's articles. Except as specifically described otherwise in this section, neither Northern Star's Articles nor First Federal's Articles contain any provisions that require a larger affirmative vote in order to amend the articles of incorporation.

BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITIONS

         Northern Star and First Federal are governed by Sections 302A.671 and 302A.673 of the MBCA. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

Such provisions of Minnesota law could have the effect of delaying, deferring, or preventing a change in control of Northern Star or First Federal.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS
                     BETWEEN NORTHERN STAR AND FIRST FEDERAL

         On July 15, 1999, Northern Star acquired 49% of Homeland Mortgage, LLC, a loan servicer and originator, for $196,000 in cash. Northern Star jointly operates Homeland with First Federal Savings Bank, First Federal's majority-owned subsidiary.

                               RECENT DEVELOPMENTS

         Northern Star has commenced a public offering of a minimum of 500,000 and a maximum of 1,000,000 shares of its common stock at a price of $10.50 per share pursuant to a registration statement on Form SB-2, which has been filed with the Securities and Exchange Commission. The SEC declared the registration statement effective on March 28, 2000. The offering is scheduled to terminate on June 26, 2000, unless Northern Star elects to extend the offering for up to an additional 90 days.

                                  LEGAL MATTERS

         The validity of the Northern Star common stock to be issued in connection with the merger will be passed upon for Northern Star by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

         Certain legal matters for First Federal, including the federal income tax consequences in connection with the merger, will be passed upon by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota.

                                     EXPERTS

         The audited financial statements of Northern Star as of June 30, 1999, included in this proxy statement/prospectus, have been audited by Bertram Cooper & Co., LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. The audited financial statements of First Federal as of September 30, 1999, included in this proxy statement/prospectus, have been audited by Michael L. Anderson & Associates, PLLC, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                       WHERE YOU CAN FIND MORE INFORMATION

         Northern Star files annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information filed by Northern Star at the SEC's public reference rooms at 450 5th Street, N.W., Washington, D.C. 20549, or at 7 World Trade Center, Suite 1300, New York, New York 10048, or at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The SEC also maintains an Internet site at "http://www.sec.gov" that contain reports, proxy and information statements, and other information regarding issuers, like Northern Star, that file electronically with the SEC.

         Northern Star has filed with the SEC a Registration Statement on Form S-4 to register the Northern Star common stock to be issued in the merger. This Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Northern Star in addition to being a proxy statement of Northern Star and of First Federal for each of their respective special meetings. As allowed by SEC rules, this Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement and the exhibits to the Registration Statement.

         If you are a shareholder of Northern Star, Northern Star may send you some of the documents incorporated by reference, but you can obtain any of them from Northern Star or the SEC. Documents incorporated by reference are available from Northern Star without charge, except for any exhibits to those documents unless Northern Star has specifically incorporated by reference a particular exhibit in this Proxy Statement/Prospectus. Shareholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

          Northern Star Financial, Inc.
          1650 Madison Avenue
          Mankato, Minnesota 56001
          Attention: Tom Stienessen
          (507) 387-2265


         IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM NORTHERN STAR, PLEASE DO SO BY [DATE ONE WEEK PRIOR TO MEETING DATE], 2000 TO RECEIVE THEM BEFORE NORTHERN STAR'S SPECIAL MEETING.

         Northern Star has not authorized anyone to provide you with information that is different from, or in addition to, what is contained or referred to in this Proxy Statement/Prospectus. Northern Star has supplied all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Northern Star, and First Federal has supplied all such information relating to First Federal. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or buy, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                         INDEX TO FINANCIAL STATEMENTS

                         NORTHERN STAR FINANCIAL, INC.

Independent Auditors' Report................................   F-2
Consolidated Statement of Financial Condition as of December
  31, 1999 (unaudited) and June 30, 1999 and 1998...........   F-3
Consolidated Statements of Operations for the six months
  ended December 31, 1999 and 1998 (unaudited) and for the
  year ended June 30, 1999 and for the period from inception
  (January 22, 1998) to June 30, 1998.......................   F-4
Statement of Changes in Stockholders' Equity for the Period
  From Inception (January 22, 1998) to June 30, 1999........   F-5
Statement of Cash Flows for the six months ended December
  31, 1999 and 1998 (unaudited) and for the year ended June
  30, 1999 and for the period from inception (January 22,
  1998) to June 30, 1998....................................   F-6
Notes to Quarterly Financial Statements as of and for the
  Period ending December 31, 1999...........................   F-8
Notes to Financial Statements as of and for the Period from
  Inception (January 22, 1998) to June 30, 1999.............  F-11

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

Independent Auditors' Report................................  F-26
Consolidated Balance Sheets as of December 31, 1999
  (unaudited) and September 30, 1999 and 1998...............  F-27
Consolidated Statements of Income for the three months ended
  December 31, 1999 and 1998 (unaudited) and for the years
  ended September 30, 1999 and 1998.........................  F-28
Consolidated Statements of Changes in Stockholders' Equity
  for the years ended September 30, 1999 and 1998...........  F-29
Consolidated Statements of Cash Flows for the three months
  ended December 31, 1999 and 1998 (unaudited) and for the
  years ended September 30, 1999 and 1998...................  F-30
Notes to Quarterly Financial Statements as of and for the
  quarter ended December 31, 1999...........................  F-32
Notes to Consolidated Financial Statements years ended
  September 30, 1999 and 1998...............................  F-34

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Northern Star Financial, Inc. and Subsidiary
Mankato, Minnesota 56001

     We have audited the accompanying consolidated statements of financial condition of Northern Star Financial, Inc. and Subsidiary (the Company) as of June 30, 1999 and 1998 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year ended June 30, 1999 and for the period from inception, January 22, 1998 to June 30, 1998. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Northern Star Financial, Inc. and Subsidiary as of June 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for the respective year and period then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for organization costs.

                                          BERTRAM COOPER & CO., LLP

Waseca, Minnesota
August 5, 1999

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                            JUNE 30,
                                                      DECEMBER 31,    ---------------------
                                                          1999           1999        1998
                                                      ------------    ----------    -------
                                                      (UNAUDITED)
ASSETS
Cash and cash equivalents:
  Cash and due from bank............................  $   249,088     $  210,662    $    --
  Federal funds sold................................    2,159,781      2,533,236         --
                                                      -----------     ----------    -------
     Total cash and cash equivalents................    2,408,869      2,743,898         --
Securities available for sale, at fair value........    4,465,492        745,119         --
FHLB stock, at cost.................................       21,300         16,400         --
Loans held for sale.................................       66,440        681,593         --
Loans receivable, net of allowance for loan losses
  of $56,250 in 1999 and $-0- in 1998...............    8,950,055      4,881,502         --
Accrued interest receivable.........................      128,981         59,527         --
Premises and equipment, net.........................      465,957        486,685         --
Other assets........................................       45,577         20,884     14,806
Investment Homeland Mortgage........................      115,822             --         --
                                                      -----------     ----------    -------
          Total Assets..............................  $16,668,493     $9,635,608    $14,806
                                                      ===========     ==========    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Demand deposits...................................  $ 2,497,720     $1,121,450    $    --
  Savings deposits..................................    4,674,284      3,244,444         --
  Time deposits.....................................    5,966,384      1,798,675         --
                                                      -----------     ----------    -------
     Total deposits.................................   13,138,387      6,164,569         --
Advances from FHLB..................................      425,000             --         --
Advances from borrowers for taxes and insurance.....        5,436         23,941         --
Other liabilities...................................       69,591         23,396     18,665
                                                      -----------     ----------    -------
     Total Liabilities..............................   13,638,414      6,211,906     18,665
Shareholders' equity:
Common stock, par value $0.01 per share, 15,000,000
  shares authorized, 425,600 shares issued..........        4,256          4,256         --
Undesignated stock, par value $0.01 per share,
  5,000,000 shares authorized, no shares issued.....           --             --         --
Paid in capital.....................................    3,919,577      3,919,577        100
Accumulated deficit.................................     (865,774)      (497,631)    (3,959)
Accumulated comprehensive income (loss).............      (27,980)        (2,500)        --
                                                      -----------     ----------    -------
     Total shareholders' equity.....................    3,030,079      3,423,702     (3,859)
                                                      -----------     ----------    -------
     Total liabilities and shareholders equity......  $16,668,493     $9,635,608    $14,806
                                                      ===========     ==========    =======

The accompanying notes are an integral part of these consolidated financial statements.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                           SIX MONTHS ENDED
                                             DECEMBER 31,         YEAR ENDED     PERIOD FROM
                                        ----------------------     JUNE 30,     INCEPTION TO
                                          1999         1998          1999       JUNE 30, 1998
                                        ---------    ---------    ----------    -------------
                                             (UNAUDITED)
INTEREST INCOME:
  Loans receivable....................  $ 323,040    $      --    $ 120,005        $    --
  Securities available for sale.......     64,285           --        3,590             --
  Due from banks......................         --        4,613        5,191             --
  Federal funds sold..................     33,185           --       26,089             --
                                        ---------    ---------    ---------        -------
     Total interest income............    420,510        4,613      154,875             --
Interest expense:.....................                      --
  Demand deposits.....................      2,801           --        1,430             --
  Savings deposits....................     66,404           --       13,363             --
  Time deposits.......................     83,553           --       25,219             --
  Borrowed Funds......................      2,970           --           --             --
                                        ---------    ---------    ---------        -------
     Total interest expense...........    155,728           --       40,012             --
                                        ---------    ---------    ---------        -------
  Net interest income.................    264,782        4,613      114,863             --
  Provision for loan losses...........     67,500           --      (56,250)            --
                                        ---------    ---------    ---------        -------
     Net interest income after
       provision for loan losses......    197,282        4,613       58,613             --
                                        ---------    ---------    ---------        -------
Noninterest income:
  Other fees and service charges......     14,036           --       45,499             --
  Gain/(loss) on sale of loans........     25,824           --       (3,050)            --
                                        ---------    ---------    ---------        -------
     Total noninterest income.........     39,860           --       42,449             --
                                        ---------    ---------    ---------        -------
Noninterest expenses:
  Compensation and employee
     benefits.........................    201,985           --      247,497             --
  Board fees..........................     48,636           --       70,429             --
  Occupancy...........................     48,257           --       39,556             --
  Legal and accounting................     35,790           --       35,806             --
  Printing and supplies...............     21,094           --       22,261             --
  Furniture, fixtures and equipment
     depreciation.....................     33,337           --       19,453             --
  Data processing.....................     23,956           --       16,758             --
  Organizational expenditures.........         --       42,074       55,691             --
  Merger expense......................     37,310           --           --             --
  Other...............................     68,295       77,860       87,283          3,959
  Joint Venture.......................     86,624           --           --             --
                                        ---------    ---------    ---------        -------
     Total noninterest expense........    605,285      115,321      594,734          3,959
                                        ---------    ---------    ---------        -------
Net loss before income tax benefit....   (368,143)    (115,321)    (493,672)        (3,959)
Income tax benefit....................         --           --           --             --
                                        ---------    ---------    ---------        -------
Net loss..............................  $(368,143)   $(115,321)   $(493,672)       $(3,959)
                                        ---------    ---------    ---------        -------
Basic (loss) per share of common
  stock...............................  $   (0.86)         N/A    $   (1.60)           N/A
                                        =========    =========    =========        =======

The accompanying notes are an integral part of these consolidated financial statements.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                              ACCUMULATED
                                                                                 OTHER
                                                                             COMPREHENSIVE
                          COMMON   UNDESIGNATED    PAID-IN     ACCUMULATED      INCOME       COMPREHENSIVE
                          STOCK       STOCK        SURPLUS       DEFICIT      NET OF TAX        INCOME         TOTAL
                          ------   ------------   ----------   -----------   -------------   -------------   ----------
Balance, June 30,
  1997..................  $  --         $--       $       --    $      --       $    --        $      --     $       --
  Issuance of common
     stock..............     --         --               100           --            --               --            100
  Net loss for a period
     of inception to
     June 30, 1998......     --         --                --       (3,959)           --           (3,959)        (3,959)
  Comprehensive loss....     --         --                --           --            --        $  (3,959)            --
                          ------        --        ----------    ---------       -------        ---------     ----------
Balance, June 30,
  1998..................     --         --               100       (3,959)           --               --         (3,859)
  Issuance of common
     stock..............  4,256         --         4,251,744           --            --               --      4,256,000
  Offering costs........     --         --          (332,267)          --            --               --       (332,267)
  Net loss for the year
     ended June 30,
     1999...............     --         --                --     (493,672)           --         (493,672)      (493,672)
  Unrealized loss on
     available-for-sale
     securities net of
     tax of $1,667......     --         --                --           --        (2,500)          (2,500)        (2,500)
  Comprehensive loss....     --         --                --           --            --               --             --
                          ------        --        ----------    ---------       -------        ---------     ----------
Balance, June 30,
  1999..................  $4,256        --        $3,919,577    $(497,631)      $(2,500)       $(496,172)    $3,423,702
                          ======        ==        ==========    =========       =======        =========     ==========

The accompanying notes are an integral part of these consolidated financial statements.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              SIX MONTHS ENDED
                                                DECEMBER 31,         YEAR ENDED     PERIOD FROM
                                          ------------------------    JUNE 30,     INCEPTION TO
                                             1999          1998         1999       JUNE 30, 1998
                                          -----------   ----------   -----------   -------------
                                                (UNAUDITED)
Cash flows from operating activities:
  Interest received on loans and
     investments........................  $   352,924   $    4,613   $    95,343      $    --
  Interest paid.........................      (95,661)          --       (20,391)          --
  Other fees, commissions, and income
     received...........................       14,036           --        42,449           --
  Cash paid to suppliers, employees and
     others.............................     (549,956)     (16,136)     (552,833)      (9,539)
  Contributions to charities............                        --          (185)          --
  Loans originated for sale.............   (2,230,974)          --    (1,866,642)          --
  Proceeds from sale of loans...........    2,871,950           --     1,188,100           --
                                          -----------   ----------   -----------      -------
     Net cash used in operating
       activities.......................      362,319      (11,523)   (1,114,159)      (9,539)
                                          -----------   ----------   -----------      -------
Cash flows from investing activities:
  Purchases of available-for-sale
     securities.........................   (4,097,722)                  (749,281)          --
  Maturities of available-for-sale
     securities.........................      350,000           --            --           --
  Purchase of FHLB stock................       (4,900)          --       (16,400)          --
  Investment in Joint Venture...........     (196,000)          --            --           --
  Loan originations and principal
     payments on loans, net.............   (4,136,053)          --    (4,940,802)          --
  Deferred organizational costs.........           --           --            --       (9,226)
  Purchase of property and equipment....      (12,609)          --      (509,419)          --
                                          -----------   ----------   -----------      -------
     Net cash used in investing
       activities.......................   (8,097,284)                (6,215,902)      (9,226)
                                          -----------   ----------   -----------      -------
Cash flows from financing activities:
  Net increase in non-interest bearing
     demand and savings deposit
     accounts...........................    2,825,640           --     4,365,700           --
  Net increase in time deposits.........    4,167,801           --     1,779,250           --
  FHLB Borrowings.......................      425,000           --            --           --
  Net increase in mortgage escrow
     funds..............................      (18,505)          --        23,941           --
  (Payment of) advances from
     organizers.........................           --                    (18,665)      18,665
  Proceeds from sale of common stock net
     of offering costs..................           --    3,087,353     3,923,733          100
                                          -----------   ----------   -----------      -------
     Net cash provided by financing
       activities.......................    7,399,936    3,087,353    10,073,959       18,765
                                          -----------   ----------   -----------      -------

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

                                              SIX MONTHS ENDED
                                                DECEMBER 31,         YEAR ENDED     PERIOD FROM
                                          ------------------------    JUNE 30,     INCEPTION TO
                                             1999          1998         1999       JUNE 30, 1998
                                          -----------   ----------   -----------   -------------
                                                (UNAUDITED)
Net increase in cash and cash
  equivalents...........................     (335,029)   3,075,830     2,743,898           --
Cash and cash equivalents at beginning
  of year...............................    2,743,898           --            --           --
                                          -----------   ----------   -----------      -------
Cash and cash equivalents at end of
  year..................................  $ 2,408,869   $3,075,830   $ 2,743,898      $    --
                                          ===========   ==========   ===========      =======
Net loss on joint venture...............  $   (80,178)  $       --   $        --      $    --
RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES
  Net loss..............................     (368,144)    (115,321)     (493,672)      (3,959)
  Adjustments:
     Depreciation.......................       33,337           --        22,732           --
     Joint venture loss.................       80,178           --            --           --
     Provision for loan losses..........       67,500           --        56,250           --
     Premiums accretion on
       investments......................         (238)          --           (39)          --
     Discount amortization on
       investment.......................        2,107           --            34           --
     Loss on sale of loans..............           --           --         3,050           --
     (Increase) decrease in:
       Loans held for sale..............      615,513           --      (681,593)          --
       Accrued interest receivable......      (69,454)          --       (59,527)          --
       Other assets.....................      (24,694)      (1,600)       (4,600)      (5,580)
     Increase in:
       Accrued interest payable.........       60,067           --        19,621           --
       Other liabilities................      (33,493)     105,398        23,396           --
                                          -----------   ----------   -----------      -------
       Net cash provided by (used in)
          operating activities..........  $   362,679   $  (11,523)  $(1,114,159)     $(9,539)
                                          ===========   ==========   ===========      =======

The accompanying notes are an integral part of these consolidated financial statements.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1999 (UNAUDITED)

NOTE 1: PRINCIPLES OF CONSOLIDATION

     The unaudited consolidated financial statements as of and for the six month period ended December 31, 1999, include the accounts of Northern Star Financial, Inc. (the "Company") and its wholly owned subsidiary Northern Star Bank (the "Bank"). All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2: BASIS OF PRESENTATION

     GENERAL: The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and disclosures required by generally accepted accounting principles for complete financial statements. The accompanying consolidated financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read with the fiscal 1999 consolidated financial statements and notes of Northern Star Financial, Inc. included in its annual report for the year ended June 30, 1999.

     In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentations have been included. The results of operations for the six month period ended December 31, 1999, are not necessarily indicative of the results that may be expected for the entire fiscal year or any other period.

NOTE 3: ORGANIZATION OF THE BUSINESS

     The Company was incorporated under the laws of the State of Minnesota on January 22, 1998, for the purpose of becoming a bank holding company for a state chartered commercial bank. The Bank's charter became effective January 25, 1999. The Company prior to January 25, 1999, reported as a development stage enterprise because its activities included raising capital and establishing a new bank. Upon opening the Bank, the Company's primary attention turned to routine, ongoing bank activities and it ceased to be a development stage enterprise.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

NOTE 4: COMPREHENSIVE INCOME

     Accumulated comprehensive income (loss) is composed of the following:

Unrealized loss on available-for-sale securities
  Beginning balance -- June 30, 1999........................  $  (2,500)
  Current -- period change..................................    (25,480)
                                                              ---------
  Ending balance -- December 31, 1999.......................  $ (27,980)
                                                              =========
Comprehensive income (loss) for the six months ended
  December 31, 1999:
  Net loss..................................................  $(361,143)
                                                              ---------
  Other comprehensive loss..................................    (25,480)
                                                              =========
  Total.....................................................  $(393,623)
                                                              =========

NOTE 5: EARNINGS PER SHARE

     The earnings per share amounts were computed using the weighted average number of shares outstanding during the periods presented. For the six-month period ended December 31, 1999, the weighted average number of shares outstanding for basic and diluted earnings per share computation were 425,600. There were options to purchase 66,200 shares of common stock that were not included in the calculation of diluted earnings per share because they were antidilutive.

NOTE 6: JOINT VENTURE

     In July 1999, the Company acquired a 49 percent joint venture interest in Homeland Mortgage Company, LLC (Homeland Mortgage), a limited liability company, in exchange for a total cash consideration of $196,000. The investment in Homeland Mortgage is being accounted for using the equity method. Homeland Mortgage's primary business is originating residential real estate loans that are secured by first and second mortgages and sold into the secondary mortgage market.

NOTE 7: BUSINESS COMBINATION INITIATED

     On September 30, 1999 the Company and First Federal Holding Company of Morris, Inc. ("Morris") entered into an Agreement and Plan of Reorganization for the merger of Morris with and into the Company. Under terms of the Agreement, Morris shareholders will exchange their Morris common stock for approximately 870,559 shares of Company common stock, subject to certain adjustments as specified in the Agreement. Completion of the merger is subject to regulatory approvals and approval by the shareholders of both companies. The transaction will be accounted for using the pooling of interest method of accounting.

     Morris is a savings and loan holding company and through its subsidiary, First Federal Savings Bank, provides various financial services including mortgage, commercial and consumer lending and various deposits and savings plan. At September 30, 1999 Morris had total assets of $57.5 million and shareholder equity of $3.7 million.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

     Upon completion of the merger, the Company will have banking offices located in Mankato, Morris, Benson, Breckenridge, and Big Lake, Minnesota and mortgage banking offices located in Morris and Edina, Minnesota.

NOTE 8: SECONDARY STOCK OFFERING INITIATED

     The Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission to register the sale of up to 1,000,000 shares of its common stock. The shares will be offered and sold to the public on a best efforts basis at a price to be negotiated between the company and its agent.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1999 AND 1998

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The following summarizes the significant accounting policies Northern Star Financial, Inc. (the Company) follows in presenting its financial statements.

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Northern Star Bank (the Bank). All significant intercompany transactions and balances are eliminated in consolidation.

     ORGANIZATION OF THE BUSINESS -- The Company was incorporated under the laws of the State of Minnesota on January 22, 1998, for the purpose of becoming a bank holding company for a state chartered commercial bank. On October 9, 1998, the Company commenced an initial public offering of its common stock at $10.00 per share. The Company accepted subscriptions (including subscriptions from the Bank's organizers to purchase an aggregate of 154,000 shares) to purchase an aggregate of 425,600 shares of its common stock. The proceeds from the stock subscriptions amounted to $3,923,733, net of selling expenses. The Bank's charter became effective January 25, 1999 and the Company injected $3,000,500 into the Bank's capital accounts.

     The Company prior to January 25, 1999, reported as a development stage enterprise because its activities included raising capital and establishing a new bank. Upon opening, the Bank and the Company's primary attention turned to routine, ongoing bank activities and it ceases to be a development stage enterprise.

     NATURE OF BUSINESS -- The Company is a bank holding company whose subsidiary provides financial services. The Bank's business is that of a financial intermediary and consists primarily of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make secured and unsecured loans to business and professional concerns and mortgage loans secured by residential real estate and other consumer loans. At June 30, 1999, the Bank operated one retail banking office in Minnesota. The Bank is subject to significant competition from other financial institutions, and is also subject to regulation by certain federal and state agencies and undergoes periodic examinations by those regulatory authors.

     USE OF ESTIMATES -- In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheets, and income and expenses for the period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

     While management uses available information to recognize losses on loans and foreclosed assets, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

     CASH EQUIVALENTS -- For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

     INVESTMENT SECURITIES -- Investment securities available for sale are reported at fair market value, with unrealized gains and losses reported as a separate component of stockholders' equity, net of the related tax effect.

     Premiums and discounts on all investment securities are amortized (deducted) and accreted (added), respectively, to interest income on the straight-line and interest methods over the period to the maturity of the related security.

     The Bank, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the Federal Home Loan Bank of Des Moines. Because no ready market exists for this stock, and it has no quoted market value, the Bank's investment in this stock is carried at cost.

     Effective July 1, 1998, the Company adopted Statement of Financial Standards ("SFAS") No. 130, "Reporting Comprehensive Income." The statement establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income to be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income, which for the Company is comprised entirely of unrealized gains and losses on securities available for sale.

     LOANS HELD FOR SALE -- Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. Gains or losses on the sale of loans are recorded in noninterest income, based on the net proceeds received and the recorded investment in the loan.

     LOANS RECEIVABLE -- Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-off, the allowance for loan losses, unamortized premiums, any deferred fees or costs on originated loans and/or discounts on purchased loans. Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using the level yield method.

     The allowance for loan loss was established by a charge to income based on management's evaluation of the known and inherent risks in the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

     Uncollectible interest on loans contractually past due for three months is charged off or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to or against interest income equal to all interest previously accrued. Income is subsequently

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments returns to normal, in which case the loan is returned to accrual status.

     Loan origination fees and certain direct origination costs are capitalized, with the net fee or cost recognized as an adjustment to interest income using the interest method.

     MORTGAGE LOAN-SERVICING RIGHTS -- The Bank has established accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on the consistent application of the financial-components approach. This approach requires the recognition of financial assets and servicing assets that are controlled by the Bank, and the derecognition of financial assets and liabilities when control is extinguished. Liabilities and derivatives incurred or obtained in conjunction with the transfer of financial assets are measured at fair value, if practicable. Servicing assets and other retained interest in transferred assets are measured by allocating the carrying amount between the assets sold and the interest retained, based on their relative fair value. The Bank had no servicing assets as of June 30, 1999.

     PREMISES AND EQUIPMENT -- Leasehold improvements, furniture and equipment are carried at cost less accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, which range from three to forty years.

     INCOME TAXES -- Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The effect of a change in the beginning-of-the-year balance of a valuation allowance that results from a change in judgment about the realizability of deferred tax assets, is included in income.

     The Company files consolidated income tax returns with the Bank and they have entered into a tax sharing agreement which provides that the Bank will pay to the Company, or receive a refund from the Bank's taxable income, as if the Bank's portion of income tax liability or benefit was separately determined based on taxable income or loss.

     ORGANIZATIONAL COSTS -- The Company has elected early adoption of Statement of Position 98-5 ("Reporting on the Costs of Start-up Activities" issued April 3, 1998 by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants) and has expensed its cumulative organization and start-up costs. Costs deferred in the period ended June 30, 1998, of $9,226 were expensed in the current period.

     EARNINGS PER SHARE -- Basic earnings per share (EPS) is based on the weighted average outstanding common shares. Diluted EPS is based on the weighted average outstanding shares reduced by the effect of stock options and warrants. The stock subscriptions described in Organization of the Business were continently issuable subject to the Bank charter approval which occurred January 25, 1999 and included in the denominator of EPS as of the date of the Company's Registration Statement, resulting in 307,831 weighted average shares.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

     Diluted EPS is the same as basic EPS because the option and warrant shares were granted at a price which is equal to the current operating period market price and those shares are not "in the money."

     Ten shares were outstanding at June 30, 1998 and presentation of EPS for the initial development period from inception would not be meaningful.

     FAIR VALUES OF FINANCIAL INSTRUMENTS -- SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimated cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. SFAS No. 107 excludes certain financial instruments and all nonfinancial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following methods and assumptions were used by the Company in estimating its fair value disclosures presented in Note 11, for financial instruments:

     CASH AND CASH EQUIVALENTS: The carrying amounts reported in the statements of financial condition for cash and cash equivalents equal their fair values.

     DEBT AND EQUITY SECURITIES: Fair values for debt and equity securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

     FHLB STOCK:  The carrying amount of FHLB stock approximates fair value.

     LOANS: For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate, rental property mortgage loans, and commercial and industrial loans) are estimated using discounted cash flow analyses, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality giving consideration to estimated prepayment and credit loss factors. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

     ACCRUED INTEREST RECEIVABLE: The carrying amount of accrued interest receivable approximates fair value.

     DEPOSITS: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates fair value.

     ADVANCE PAYMENTS BY BORROWERS FOR TAXES AND INSURANCE (ESCROW ACCOUNTS): The carrying amount of escrow accounts approximate fair value.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

     LOAN COMMITMENTS: Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The carrying value and fair value of commitments to extend credit are not considered material for disclosure.

NOTE 2. DEBT AND EQUITY SECURITIES

     The amortized costs and approximate fair values of debt and equity securities are summarized as follows:

                                                   GROSS         GROSS
                                    AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                      COST         GAINS         LOSSES       VALUE
                                    ---------    ----------    ----------    --------
JUNE 30, 1999:
Debt securities available for
  sale:
  U.S. Government and agency
     obligations..................  $749,286       $   --       $(4,167)     $745,119
                                    ========       ======       =======      ========

     There were no sales of securities during the year ended June 30, 1999.

     The amortized cost and estimated market value of debt securities at June 30, 1999, by contractual maturity, are shown below.

                                                              AVAILABLE FOR SALE
                                                            -----------------------
                                                            AMORTIZED    ESTIMATED
                                                              COST       FAIR VALUE
                                                            ---------    ----------
Due from one to five years................................  $549,286      $545,119
Due from five to ten years................................   200,000       200,000
                                                            --------      --------
  Total...................................................  $749,286      $745,119
                                                            ========      ========

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

NOTE 3. LOANS RECEIVABLE

     Loans receivable at June 30, 1999, consist of the following:

Commercial..................................................  $1,843,707
Real Estate.................................................   1,658,261
Consumer....................................................   1,435,784
                                                              ----------
  Total loans receivable....................................  $4,937,752
Less:
  Allowance for loan losses.................................     (56,250)
                                                              ----------
  Loans receivable, net.....................................  $4,881,502
                                                              ==========

     A summary of the activity in the allowance for loan losses is as follows:

                                                               YEAR ENDED
                                                              JUNE 30, 1999
                                                              -------------
Balance, beginning of period................................     $   -0-
Provision for losses........................................      56,250
                                                                 -------
Balance, end of period......................................     $56,250
                                                                 =======

     In the ordinary course of business, the Bank has granted loans to certain executive officers, directors and their related interests. Related party loans are made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. Loan activity in these accounts for the year ended June 30, 1999, is as follows:

Beginning balance...........................................  $      -0-
New loans...................................................   1,569,076
Less: Repayments............................................    (321,940)
                                                              ----------
Ending balance..............................................  $1,247,136
                                                              ==========

NOTE 4. ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable at June 30, 1999, is summarized as follows:

Investment securities.......................................  $12,191
Loans receivable............................................   47,336
                                                              -------
  Total.....................................................  $59,527
                                                              =======

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

NOTE 5. PREMISES AND EQUIPMENT

     Premises and equipment at June 30, 1999, consists of the following:

Leasehold improvements......................................  $200,035
Furniture and equipment.....................................   309,382
                                                              --------
  Total.....................................................   509,417
Less accumulated depreciation...............................   (22,732)
                                                              --------
  Premises and equipment, net...............................  $486,685
                                                              ========

NOTE 6. DEPOSITS

     The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $400,000 at June 30, 1999. Deposited amounts in excess of $100,000 per account holder are not insured by the Federal Deposit Insurance Company.

     At June 30, 1999, the scheduled maturities of time deposits are as follows:

2000........................................................  $1,449,748
2001........................................................     348,837
                                                              ----------
  Total.....................................................  $1,798,585
                                                              ==========

     Deposits by related parties were approximately $658,000 at June 30, 1999.

NOTE 7. INCOME TAXES

     The following are the components of income tax expense as provided:

                                                                           FOR THE
                                                          FOR THE        PERIOD FROM
                                                        YEAR ENDED      INCEPTION TO
                                                       JUNE 30, 1999    JUNE 30, 1998
                                                       -------------    -------------
Current income tax provision.........................     $   --           $   --
Deferred income tax benefit..........................         --               --
                                                          ------           ------
                                                          $   --           $   --
                                                          ======           ======

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

     A reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes is as follows:

                                                                           FOR THE
                                                          FOR THE        PERIOD FROM
                                                        YEAR ENDED      INCEPTION TO
                                                       JUNE 30, 1999    JUNE 30, 1998
                                                       -------------    -------------
Pretax loss..........................................    $(493,672)        $(3,959)
                                                         ---------         -------
Income tax (benefit) computed at federal statutory
  tax rate...........................................    $(167,848)        $(1,346)
Increase (decrease) resulting from:
  Nondeductible expenses.............................          718              --
  State income tax benefit, net of federal tax
     benefit.........................................      (28,751)           (238)
  Valuation allowance................................      195,881           1,584
                                                         ---------         -------
                                                         $      --         $    --
                                                         =========         =======

     Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities that create deferred tax assets and liabilities are as follows:

                                                            JUNE 30,     JUNE 30,
                                                              1999         1998
                                                            ---------    --------
Deferred tax assets:
Net operating loss carryforward...........................  $ 131,400    $ 1,584
Deferred organization expenses............................     48,450         --
Allowance for loan losses.................................     22,500         --
Securities unrealized losses..............................      1,667         --
Less valuation allowance..................................   (197,465)    (1,584)
                                                            ---------    -------
Subtotal..................................................      6,552         --
                                                            ---------    -------
Deferred tax liabilities:
Depreciation and basis adjustment.........................      4,885         --
                                                            ---------    -------
Subtotal..................................................      4,885         --
                                                            ---------    -------
  Net deferred tax assets.................................  $   1,667    $    --
                                                            =========    =======

     At June 30, 1999, the Company had cumulative net operating loss carryforward for tax purposes of approximately $320,000 subject to a 20 year limitation.

NOTE 8. STOCK OPTIONS

     In August 1998, the Company adopted the 1998 Equity Incentive Plan (the "Plan") and reserved 41,700 shares of common stock for issuance pursuant to the Plan to certain employees and directors of the Company and its subsidiary. In addition, the Company granted to its organizing

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY directors options to purchase an aggregate 30,800 shares outside the Plan. These plans provide for the granting of incentive stock options as defined in Section 422 of the Internal Revenue Code as well as nonincentive stock options (collectively stock options). The options vest over a period ranging from immediate (36,800 shares) to 3 years (18,000 shares) and must be exercised within 10 years of the grant date.

     A summary of the status of the stock options as of and for the year ended June 30, 1999 is presented below:

                                                                     WEIGHTED AVG.
                                                           SHARES    EXERCISE PRICE
                                                           ------    --------------
Granted..................................................  54,800        $10.00
Outstanding..............................................  54,800        $10.00
Exercisable..............................................  36,800        $10.00

     The weighted average fair value of the options granted is $4.33 per share and the weighted average remaining contractual life of options outstanding is
9.7 years.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for companies to recognize compensation expense associated with stock-based compensation plans over the anticipated service period based on the fair value of the award on the date of grant. However, SFAS 123 allows companies to continue to measure compensation costs prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25").

     The Company elected to follow APB 25 and related interpretations in accounting for its employee stock options. Under APB 25, the exercise price of the Company's employee stock options equal the market price of the underlying stock on the date of grant and, therefore, no compensation expense is recognized. Performance information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Pro forma net income/(loss) and earnings/(loss) per share for fiscal 1999 follows:

                                                                       LOSS PER
                                                        NET LOSS     COMMON SHARE
                                                        ---------    ------------
As reported...........................................  $(493,672)      $(1.60)
Pro forma.............................................  $(661,584)      $(2.15)

     The above disclosed pro forma effects of applying SFAS No. 123 to compensation costs may not be representative of the effects on reported pro forma net income for future years.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

     The fair value for each option grant is estimated on the date of the grant using the Black Scholes Model. The model incorporates the following assumptions:

Risk-free interest rate.....................................  5.129%
Expected life...............................................  5 Yrs.
Expected volatility.........................................  26.00%
Expected dividends..........................................  None

NOTE 9. COMMITMENTS

     At June 30, 1999, the Bank was obligated under operating leases for office space and equipment. Net rental expense under these operating leases, included in occupancy and other, was $33,945 for the year ended June 30, 1999. The office space is leased from a lessor entity in which a Company board member has a significant interest. Minimum lease payments under the operating leases are as follows:

FOR THE YEAR                                                 OFFICE     EQUIPMENT
ENDED                                                        LEASE        LEASE
------------                                                --------    ---------
2000......................................................  $ 77,907     $ 4,044
2001......................................................    77,907       4,044
2002......................................................    78,560       2,022
2003......................................................    79,212          --
2004......................................................    79,212          --
2005 and thereafter.......................................   365,526          --
                                                            --------     -------
  Total...................................................  $758,324     $10,110
                                                            ========     =======

     The Bank has an option to renew the office lease for two additional five year terms.

NOTE 10. STOCK WARRANTS

     On October 9, 1998, the Company entered into an agency agreement for services to sell the Company's common stock. The Agent was compensated, in part, with warrants to acquire 10,000 shares of the Company's stock at $12.00 per share at any time prior to October 9, 2003.

NOTE 11. FINANCIAL INSTRUMENTS

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments to extend credit represent credit risk totaling $961,207 for unused lines of credit at June 30, 1999.

     Commitments to sell loans amounted to $681,593 at June 30, 1999.

     The estimated fair values of the Company's financial instruments are as follows:

                                                              JUNE 30, 1999
                                                         ------------------------
                                                          CARRYING        FAIR
                                                           AMOUNT        VALUE
                                                         ----------    ----------
Financial assets:
  Cash and cash equivalents............................  $2,816,398    $2,816,398
  Investment securities................................     745,199       745,119
  FHLB stock...........................................      16,400        16,400
  Loans receivable.....................................   4,790,752     4,790,752
  Loans held for sale..................................     681,593       681,593
  Accrued interest receivable..........................      59,527        59,527
Financial liabilities:
  Deposits.............................................  $6,164,570    $6,164,570
  Advance payments by borrowers........................      23,941        23,941

     The market rates on loans and deposits at June 30, 1999 did not change materially from their contractual rates resulting in fair value being equal to the carrying amount.

NOTE 12. SIGNIFICANT CONCENTRATION OF CREDIT RISK

     A significant portion of the Bank's loans receivable are to borrowers located in Mankato, Minnesota and the surrounding counties. This geographic concentration amounted to approximately 70% of the total loans receivable balance for the year ended June 30, 1999.

     The Bank maintains its cash in bank deposit accounts which at times, may exceed federal deposit insurance limits. The Bank has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

NOTE 13. STOCKHOLDERS' EQUITY AND REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table below) of total and Tier 1 capital (as defined in the regulation), to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of June 30, 1999, that the Bank meets all of capital adequacy requirements to which it is subject.

     As of June 30, 1999, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual capital amounts and ratios are also presented in the table below (in thousands):

                                                                                  TO BE WELL
                                                                                 CAPITALIZED
                                                             FOR CAPITAL         UNDER PROMPT
                                                               ADEQUACY           CORRECTIVE
                                            ACTUAL             PURPOSES        ACTION PROVISION
                                       ----------------    ----------------    ----------------
                                       AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT
                                       ------   -------    ------   -------    ------   -------
As of June 30, 1999:
  Total Capital
     (to Risk Weighted Assets).......  $2,785    44.2%      $504     8.0%       $630     10.0%
  Tier 1 Capital
     (to Risk Weighted Assets).......  $2,729    43.3%      $252     4.0%       $378      6.0%
  Tier 1 Capital
     (to Average Assets).............  $2,729    36.5%      $299     4.0%       $374      5.0%

     The Bank may not declare or pay cash dividends to the Company if the effect would be to reduce capital below applicable regulatory requirements or if such declaration and payment would otherwise violate regulatory requirements.

NOTE 14. EFFECTS OF NEW FINANCIAL ACCOUNTING STANDARDS

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" -- Issued June 1998, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for the fiscal year beginning July 1, 2000, and management believes adoption will not have a material effect.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

NOTE 15. PARENT ONLY CONDENSED FINANCIAL INFORMATION

     This information should be read in conjunction with the other Notes to Consolidated Financial Statements. On January 25 1999, the Company issued $4.3 million of common stock and contributed $3,000,500 of the net proceeds to the Bank as equity capital.

                       STATEMENTS OF FINANCIAL CONDITION

                                                               JUNE 30,     JUNE 30,
                                                                 1999         1998
                                                              ----------    --------
ASSETS
Cash(1).....................................................  $  704,700    $    --
Investment in Bank subsidiary...............................   2,726,471         --
Prepaid assets..............................................          --      5,580
Deferred organizational costs...............................          --      9,226
                                                              ----------    -------
  Total.....................................................  $3,431,171    $14,806
                                                              ==========    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Other liabilities...........................................  $    7,469    $18,665
Shareholder's equity........................................   3,423,702     (3,859)
                                                              ----------    -------
  Total.....................................................  $3,431,171    $14,806
                                                              ==========    =======

-------------------------

(1) The parent company cash is deposited in the Bank and eliminated on the consolidated statements of financial condition.

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

                              STATEMENTS OF INCOME

                                                              FOR THE YEAR     FOR THE YEAR
                                                                  ENDED            ENDED
                                                              JUNE 30, 1999    JUNE 30, 1998
                                                              -------------    -------------
Interest from:
Deposits in subsidiary......................................    $   7,565         $    --
Nonaffiliated bank..........................................        5,191              --
                                                                ---------         -------
  Total income..............................................    $  12,756              --
Expenses:
Non-interest expenses.......................................      234,899           3,959
Income tax (refund) expense.................................           --              --
                                                                ---------         -------
  Total expenses............................................      234,899           3,959
                                                                ---------         -------
Loss before equity in undistributed net loss of Bank
  subsidiary................................................     (222,143)         (3,959)
Equity reduction from undistributed net comprehensive loss
  of Bank subsidiary........................................     (274,029)             --
                                                                ---------         -------
Net comprehensive loss......................................    $(496,172)        $(3,959)
                                                                =========         =======

                  NORTHERN STAR FINANCIAL, INC. AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS

                                                                FOR THE       FOR THE
                                                              YEAR ENDED     YEAR ENDED
                                                               JUNE 30,       JUNE 30,
                                                                 1999           1998
                                                              -----------    ----------
Net loss....................................................  $  (222,143)    $(3,959)
Adjustments:
  Decrease (increase) in other assets.......................        5,580      (5,580)
  Increase in other liabilities.............................        7,469          --
                                                              -----------     -------
Net cash used in operations.................................     (209,094)     (9,539)
                                                              -----------     -------
Cash flows from investing activities:
  Investment in Bank subsidiary.............................   (3,000,500)         --
  Deferred organizational costs.............................           --      (9,226)
                                                              -----------     -------
Net cash (used in) investing activities.....................   (3,000,500)     (9,226)
                                                              -----------     -------
Cash flows from financing activities:
  Proceeds from sale of common stock........................    4,256,000         100
  Payments for stock issuance costs.........................     (332,267)         --
  Decrease in prepaid organizational costs..................        9,226          --
  (Refunds to) Advances from organizers.....................      (18,665)     18,665
                                                              -----------     -------
Net cash provided by financing activities...................    3,914,294      18,765
                                                              -----------     -------
Increase in cash and cash equivalents.......................      704,700          --
Cash and cash equivalents
  Beginning of year.........................................           --          --
                                                              -----------     -------
  End of year...............................................  $   704,700     $
                                                              ===========     =======

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
First Federal Holding Company of Morris, Inc.
Morris, Minnesota

     We have audited the accompanying consolidated balance sheets of First Federal Holding Company of Morris, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Federal Holding Company of Morris, Inc. and subsidiaries as of September 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          MICHAEL L. ANDERSON & ASSOCIATES, PLLC

Alexandria, Minnesota
October 21, 1999

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                    SEPTEMBER 30,
                                                              DECEMBER 31,    --------------------------
                                                                  1999           1999           1998
                                                              ------------    -----------    -----------
                                                              (UNAUDITED)
ASSETS
Cash and Due from Banks.....................................  $ 4,296,544     $ 2,180,409    $ 6,382,462
Available-for-Sale Securities, at fair value -- Note 2......    4,156,323       4,501,331      6,048,086
Held-to-Maturity Securities -- Note 2.......................      722,340          23,340        103,792
Federal Home Loan Bank Stock, at cost.......................      211,200         211,200        182,500
Loans Held for Sale.........................................    1,568,300       1,516,300      2,336,700
Loans Receivable -- Note 3
  (net of allowance for loan losses of $525,329, $527,398
     and $474,332)..........................................   45,943,346      45,163,267     40,421,225
Accrued Interest Receivable -- Note 4.......................      730,834       1,036,395        900,497
Loan Servicing Rights -- Note 5.............................      151,864         153,181        129,093
Foreclosed Real Estate -- Note 6............................          -0-             -0-         31,600
Premises and Equipment -- Note 7............................    1,106,907         752,042        578,183
Cash Surrender Value of Life Insurance......................    1,723,619       1,702,705            -0-
Cost in Excess of Book Value -- Note 8......................      100,619         102,740        111,224
Income Tax Refunds Receivable...............................       44,014          96,324            -0-
Prepaid Expenses and Other Assets...........................      303,909         127,247        138,409
                                                              -----------     -----------    -----------
  Total Assets..............................................  $61,059,819     $57,566,481    $57,363,771
                                                              ===========     ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits -- Note 9........................................  $52,528,200     $48,484,169    $49,928,293
  Advances from Federal Home Loan Bank -- Note 10...........    2,293,421       2,597,551      1,247,154
  Note Payable -- First National Bank in Winnebago -- Note
     11.....................................................      637,038         638,179        698,057
  Notes Payable -- Shareholders -- Note 11..................      364,300         364,300        364,300
  Notes Payable  LOC to NSF.................................       95,700             -0-            -0-
  Accrued Interest Payable on Notes.........................       24,365          32,209            -0-
  Advance Payments by Borrowers for Taxes and Insurance.....      140,637          51,740        206,418
  Current Income Taxes Payable..............................          962             910        198,692
  Deferred Income Taxes Payable -- Note 12..................       77,444          88,128        105,342
  Accrued Salary Continuation Payable.......................       39,463          29,597            -0-
  Accrued Expenses and Other Liabilities....................      583,461         976,476        838,747
                                                              -----------     -----------    -----------
  Total Liabilities.........................................   56,784,991      53,263,259     53,587,003
Minority Interest...........................................      600,596         637,004        456,589
Stockholders' Equity:
  Common Stock -- $100 par value, 5,000 shares authorized,
     1,042 shares issued, 1,017 shares outstanding..........      104,200         104,200        104,200
  Additional Paid in Capital................................      288,337         288,337        288,337
  Retained Earnings.........................................    3,441,469       3,420,651      3,051,801
  Accumulated Other Comprehensive Income (Loss).............      (27,774)        (14,970)         7,841
  Treasury Stock (25 shares)................................     (132,000)       (132,000)      (132,000)
                                                              -----------     -----------    -----------
     Total Stockholders' Equity.............................    3,674,232       3,666,218      3,320,179
                                                              -----------     -----------    -----------
       Total Liabilities and Stockholders' Equity...........  $61,059,819     $57,566,481    $57,363,771
                                                              ===========     ===========    ===========

The accompanying Notes to Financial Statements are an integral part of these statements.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                              THREE MONTHS ENDED              YEAR ENDED
                                                                 DECEMBER 31,               SEPTEMBER 30,
                                                           ------------------------    ------------------------
                                                              1999          1998          1999          1998
                                                           ----------    ----------    ----------    ----------
                                                                 (UNAUDITED)
Interest Income:
  Loans..................................................  $  996,390    $  998,119    $3,935,512    $3,843,465
  Investment Securities..................................      31,379        30,850       113,513        77,288
  Mortgage-Backed Securities.............................      38,562        69,410       218,808       313,521
  Interest-Bearing Deposits..............................      13,979        39,329        69,584       187,924
                                                           ----------    ----------    ----------    ----------
    Total Interest Income................................   1,080,310     1,137,708     4,337,417     4,422,198
Interest Expense:
  Demand Deposits........................................      26,697        30,829       115,468       121,692
  Savings Deposits.......................................      23,177        21,712        81,669        87,752
  Certificate of Deposits................................     449,435       467,021     1,750,093     1,857,726
  Advances from FHLB.....................................      31,894        22,994       151,647        94,927
  Notes Payable..........................................      28,244        25,743       104,093        98,470
                                                           ----------    ----------    ----------    ----------
    Total Interest Expense...............................     559,447       568,299     2,202,970     2,260,567
                                                           ----------    ----------    ----------    ----------
Net Interest Income......................................     520,863       569,409     2,134,447     2,161,631
Provision for Loan Losses -- Note 3......................          --        (2,000)       (2,000)      (12,000)
                                                           ----------    ----------    ----------    ----------
  Net Interest Income After Provision for Loan Losses....     520,863       567,409     2,132,447     2,149,631
Non-Interest Income:
  Other Fees and Service Charges.........................     119,975        83,878       311,390       283,722
  Loan Servicing Fees, net of amortization...............       6,068         4,427        27,945        21,443
  Gain on Sale of Loans..................................      16,473        32,190        94,909       152,463
  Gain (Loss) on Sale of ORE and Other Assets............       1,134        (2,642)       (2,642)        1,959
  Increase in Cash Surrender Value of Life Insurance.....      20,914            --        62,705           -0-
  Other Income...........................................      16,782        12,899        41,876        53,788
                                                           ----------    ----------    ----------    ----------
    Total Non-Interest Income............................     181,346       130,752       536,183       513,375
Non-Interest Expense:
  Compensation, Benefits, and Payroll Taxes..............     325,171       247,984     1,069,230       967,547
  Directors Fees.........................................      42,300        31,400       134,000       124,500
  Occupancy..............................................      63,849        20,042       217,572       183,150
  Advertising............................................      19,207         6,447        28,943        34,147
  FDIC and OTS Assessments...............................       8,424        12,200        55,287        52,497
  Legal and Professional Services........................      37,838        11,629        86,914        35,805
  Office Supplies........................................      21,140        20,737        94,606        77,091
  Postage................................................       9,563         8,344        42,603        41,088
  Telephone..............................................      10,898         8,669        46,498        40,479
  Other General and Administrative.......................     169,161        85,992       302,408       214,619
                                                           ----------    ----------    ----------    ----------
    Total Non-Interest Expense...........................     707,551       453,444     2,078,061     1,770,923
                                                           ----------    ----------    ----------    ----------
Net Income (Loss) Before Income Taxes and Minority
  Interest...............................................      (5,342)      244,717       590,569       892,083
  Income Tax Expense -- Note 12..........................       8,871       108,664       220,294       300,840
                                                           ----------    ----------    ----------    ----------
Net Income (Loss) Before Minority Interest...............     (14,213)      136,053       370,275       591,243
Minority Interest........................................     (35,031)       11,911         1,425        54,666
                                                           ----------    ----------    ----------    ----------
NET INCOME...............................................  $   20,818       124,142    $  368,850    $  536,577
                                                           ==========    ==========    ==========    ==========
Basic Earnings Per Share.................................       20.47        122.07    $   362.68    $   522.98
                                                           ==========    ==========    ==========    ==========

The accompanying Notes to Financial Statements are an integral part of these statements.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                ACCUMULATED
                                     ADDITIONAL                    OTHER                       TOTAL
                           COMMON     PAID-IN      RETAINED    COMPREHENSIVE   TREASURY    STOCKHOLDERS'   COMPREHENSIVE
                           STOCK      CAPITAL      EARNINGS       INCOME         STOCK        EQUITY          INCOME
                          --------   ----------   ----------   -------------   ---------   -------------   -------------
September 30, 1997......  $104,200    $288,337    $2,515,224     $ 37,470      $     -0-    $2,945,231
  Net Income............                             536,577                                   536,577       $536,577
  Unrealized loss on
    available-for-sale
    securities, net of
    deferred income
    taxes of $20,140....                                          (29,629)                     (29,629)       (29,629)
  Purchase of Treasury
    Stock (25 shares)...                                                        (132,000)     (132,000)
                          --------    --------    ----------     --------      ---------    ----------       --------
September 30, 1998......   104,200     288,337     3,051,801        7,841       (132,000)    3,320,179       $509,948
                                                                                                             ========
  Net Income............                             368,850                                   368,850       $368,850
  Unrealized loss on
    available-for-sale
    securities, net of
    deferred income
    taxes of $15,505....                                          (22,811)                     (22,811)       (22,811)
                          --------    --------    ----------     --------      ---------    ----------       --------
September 30, 1999......  $104,200    $288,337    $3,420,651     $(14,970)     $(132,000)   $3,666,218       $346,039
                          ========    ========    ==========     ========      =========    ==========       ========

The accompanying Notes to Financial Statements are an integral part of these statements.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    THREE MONTHS ENDED               YEAR ENDED
                                                       DECEMBER 31,                 SEPTEMBER 30,
                                                 -------------------------    -------------------------
                                                    1999          1998           1999          1998
                                                 -----------   -----------    -----------   -----------
                                                        (UNAUDITED)
Cash Flows from Operating Activities:
  Net Income...................................  $    20,818   $   124,142    $   368,850   $   536,577
  Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
    Depreciation...............................       45,297         9,171         51,719        29,995
    Amortization of Cost in Excess of Book
       Value...................................        2,121         2,121          8,484         8,484
    Amortization of Servicing Rights...........        3,733         8,769         25,259        25,832
    Premium Amortization -- Investment
       Securities..............................          192         3,342          8,062         1,551
    Discount Accretion -- Investment
       Securities..............................         (642)         (451)        (3,871)       (4,048)
    Amortization of Deferred Loan Costs
       (Fees)..................................       11,424        (9,088)         9,367        26,309
    Accretion of Deferred Gain on Sale of
       Loans...................................          -0-           -0-         (5,971)       (4,798)
    Provision for Loan Losses..................          -0-         2,000          2,000        12,000
    Gain on Sale of Loans......................      (16,473)      (32,190)       (94,909)     (152,463)
    (Gain) Loss on Sale of ORE and Other
       Assets..................................       (1,134)        2,642          2,642        (1,959)
    Loss from Wildwoods Apartments Limited
       Partnership.............................          -0-           -0-          1,372         1,179
    Net Minority Interest Share of Earnings and
       Dividends...............................      (35,031)       11,911        (13,133)       40,108
    (Increase) Decrease in Loans Held for
       Sale....................................      (52,000)      833,100        820,400    (1,530,475)
    (Increase) Decrease in Accrued Interest
       Receivable..............................      305,561       202,779       (135,898)           92
    (Increase) in Cash Surrender Value of Life
       Insurance...............................      (20,914)          -0-        (62,705)          -0-
    (Increase) Decrease in Prepaid Expenses and
       Accounts Receivable.....................     (176,662)       47,208          9,656       (39,181)
    Increase (Decrease) in Accrued Interest
       Payable.................................      (94,507)      (77,139)        (5,054)       75,131
    Increase (Decrease) in Current Income Taxes
       Payable.................................       52,362       (61,472)      (294,106)      271,137
    Deferred Tax Expense (Benefit).............         (194)      (32,961)           (42)     (123,974)
    Increase in Accrued Salary Continuation
       Payable.................................        9,866           -0-         29,597           -0-
    Increase (Decrease) in Accrued Expenses and
       Other Liabilities.......................     (393,015)      249,716        137,729       221,157
                                                 -----------   -----------    -----------   -----------
       Net Cash Provided (Used) by Operating
         Activities............................     (339,198)    1,283,600        859,448      (607,346)
Cash Flows from Investing Activities:
  Proceeds from Certificates of Deposits
    Maturing...................................          -0-           -0-         30,000       372,000
  Purchase of Certificates of Deposit..........     (699,000)          -0-        (20,000)      (30,000)
  Proceeds from State and Political
    Subdivisions Maturing......................          -0-        70,000         70,000       330,000
  Purchase of State and Political
    Subdivisions...............................      (29,944)          -0-            -0-           -0-
  Principal Received from Benson Industrial
    Development Bond...........................          -0-           -0-            452           427
  Proceeds from Corporate Debt Securities
    Maturing...................................      150,000           -0-        770,000           -0-
  Purchase of Corporate Debt Securities........          -0-           -0-            -0-    (1,325,552)
  Proceeds from U.S. Government Agencies
    Maturing...................................          -0-           -0-            -0-     1,000,000
  Purchase of U.S. Government Agencies.........          -0-    (1,000,000)    (1,497,647)          -0-

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                    THREE MONTHS ENDED               YEAR ENDED
                                                       DECEMBER 31,                 SEPTEMBER 30,
                                                 -------------------------    -------------------------
                                                    1999          1998           1999          1998
                                                 -----------   -----------    -----------   -----------
                                                        (UNAUDITED)
  Principal Received on Mortgage-Backed
    Securities.................................      200,731       805,174      2,227,776     1,543,578
  Purchase of Mortgage-Backed Securities.......          -0-           -0-            -0-    (1,050,560)
  Proceeds from FHLB stock.....................          -0-           -0-            -0-       225,700
  Purchase of FHLB stock.......................          -0-           -0-        (28,700)          -0-
  Net (Increase) Decrease in Loans
    Receivable.................................     (777,446)   (2,379,533)    (4,674,676)    1,159,001
  Proceeds from Sale of ORE and Other Assets...        1,795         1,758          1,758         3,100
  Premises and Equipment Acquired..............     (400,823)      (19,112)      (225,578)     (129,765)
  Investment in Life Insurance.................          -0-    (1,810,000)    (1,810,000)          -0-
  Refund of Life Insurance.....................          -0-           -0-        170,000           -0-
  Distribution from Wildwoods Apartments
    Limited Partnership........................          -0-           -0-            134           -0-
                                                 -----------   -----------    -----------   -----------
       Net Cash Provided (Used) by Investing
         Activities............................   (1,554,687)   (4,331,713)    (4,986,481)    2,097,929
Cash Flows from Financing Activities:
  Net Increase (Decrease) in Demand and Savings
    Deposits...................................  $   921,067   $    95,375    $  (960,401)  $ 1,119,634
  Net Increase (Decrease) in Certificates of
    Deposit....................................    3,209,627     1,274,752       (446,460)      275,533
  Net Advances by Borrowers for Taxes and
    Insurance..................................       88,897       (60,486)      (154,678)       10,244
  Advances from Federal Home Loan Bank.........      500,000           -0-      2,300,000           -0-
  Principal Payments made to Federal Home Loan
    Bank.......................................     (804,130)      (14,762)      (949,603)      (74,303)
  Principal Payments on Note Payable...........       (1,141)          -0-        (59,878)     (173,523)
  Proceeds from Shareholder Debt...............          -0-           -0-        204,000       132,000
  Principal Payments on Shareholder Debt.......          -0-           -0-       (204,000)          -0-
  Proceeds from Line of Credit.................       95,700           -0-            -0-           -0-
  Minority Investment in Homeland Mortgage,
    LLC........................................          -0-           -0-        196,000           -0-
  Purchase of Treasury Stock...................          -0-           -0-            -0-      (132,000)
                                                 -----------   -----------    -----------   -----------
    Net Cash Provided (Used) by Financing
       Activities..............................    4,010,020     1,294,879        (75,020)    1,157,585
                                                 -----------   -----------    -----------   -----------
Net Increase (Decrease) in Cash and Due from
  Banks........................................    2,116,135    (1,753,234)    (4,202,053)    2,648,168
Cash and Due from Banks, Beginning of Year.....    2,180,409     6,382,462      6,382,462     3,734,294
                                                 -----------   -----------    -----------   -----------
Cash and Due from Banks, Ending Balance........  $ 4,296,544   $ 4,629,228    $ 2,180,409   $ 6,382,462
                                                 ===========   ===========    ===========   ===========
Supplemental Disclosure of Cash Flow
  Information:
  Cash Paid for Interest.......................  $   653,954   $   645,438    $ 2,208,024   $ 2,185,436
  Cash Paid for Income Taxes...................  $       910       198,692    $   514,442   $   169,429
Significant Noncash Transactions:
  Loan servicing rights valued as an asset to
    be amortized over the expected repayment
    term on the loans that increased the gains
    on sale of loans...........................  $     2,416   $    10,829    $    49,347   $   104,478
  ORE repossessed..............................          -0-           -0-            -0-        31,600
  ORE sold on contract for deed................          -0-        27,200         27,200           -0-
  Trade old copy machine for new copy
    machine....................................          -0-           -0-            -0-         2,883

The accompanying Notes to Financial Statements are an integral part of these statements.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

                    NOTES TO QUARTERLY FINANCIAL STATEMENTS
         AS OF AND FOR THE QUARTER ENDED DECEMBER 31, 1999 (UNAUDITED)

NOTE 1: PRINCIPLES OF CONSOLIDATION

     The unaudited consolidated financial statements as of and for the three month period ended December 31, 1999, include the accounts of First Federal Holding Company of Morris, Inc. (the "Company") and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2: BASIS OF PRESENTATION

     GENERAL: The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and disclosures required by generally accepted accounting principles for complete financial statements. The accompanying consolidated financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances and should be read with the fiscal 1999 consolidated financial statements and notes of First Federal Holding Company, Inc. and its subsidiaries included in our annual report for the year ended September 30, 1999.

     In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentations have been included. The results of operations for the three month period ended December 31, 1999, are not necessarily indicative of the results that may be expected for the entire fiscal year or any other period.

NOTE 3: COMPREHENSIVE INCOME

    Accumulated comprehensive income (loss) is comprised of the following:
    Unrealized loss on available-for-sale securities:
    Beginning balance -- September 30, 1999.....................    $(14,970)
    Current -- period change....................................     (12,804)
                                                                    --------
    Ending balance -- December 31, 1999.........................    $(27,774)
                                                                    ========
    Comprehensive income (loss) for the three months
      Ended December 31, 1999:
      Net income................................................    $ 20,818
      Other comprehensive loss..................................     (12,804)
                                                                    --------
      Comprehensive income......................................    $  8,014
                                                                    ========

NOTE 4: EARNINGS PER SHARE

     The earnings per share amounts were computed using the weighted average number of shares outstanding during the period presented. For the three month periods ended December 31, 1999 and 1998, the weighted average number of shares outstanding for basic and diluted earnings per share computation were 1,017.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

                    NOTES TO QUARTERLY FINANCIAL STATEMENTS
                        AS OF AND FOR THE QUARTER ENDED
                  DECEMBER 31, 1999 (UNAUDITED) -- (CONTINUED)

NOTE 5: BUSINESS COMBINATION INITIATED

     On September 30, 1999, the Company and Northern Star Financial, Inc. ("Northern") entered into an Agreement and Plan of Reorganization for the merger of the Company with and into Northern. Under terms of the Agreement, the Company's shareholders will exchange their common stock for approximately 870,559 shares of Northern's common stock, subject to certain adjustments as specified in the Agreement. Completion of the merger is subject to regulatory approvals and approval by the shareholders of both companies. The transaction will be accounted for using the pooling of interest method of accounting.

     Northern is a bank holding company and through its subsidiary, Northern Star Bank, provides various financial services including mortgage, commercial, and consumer lending and various deposits and savings plans. Northern Star Bank is located in Mankato, Minnesota.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1999 AND 1998

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     First Federal Holding Company of Morris, Inc. (the "Company") is a savings and loan holding company that was incorporated on December 16, 1991. The Company owns 90.2945684% of the common stock of First Federal Savings Bank (the "Bank").

     The Bank provides various financial services to Morris, Benson and Breckenridge, Minnesota and the surrounding areas, including mortgage, commercial and consumer lending, and various deposit and savings plans. The Bank is subject to regulation by the Office of Thrift Supervision. All accounts are insured by the Federal Deposit Insurance Corporation (FDIC) through the Savings Association Insurance Fund (SAIF).

     West Central Investments, Inc. was incorporated in July of 1986 and is wholly owned by the Bank. West Central Investments, Inc. provides investment and brokerage services.

     On July 16, 1999, the Bank formed a new mortgage servicing company:
Homeland Mortgage, LLC (the "LLC"). The Bank contributed assets of $204,000, including most of the fixed assets and loans receivable of West Central Service Corp. (a wholly-owned subsidiary of the Company), to obtain a 51% ownership. Northern Star Financial, Inc., a Minnesota bank holding company, owns the remaining 49%. The LLC currently has offices in Morris and Edina, Minnesota. Homeland Mortgage, LLC has elected to be taxed as a partnership, with the income or loss passing through to the members. Therefore, no provision for income taxes has been established.

     The consolidated organization chart is as follows:

                         First Federal Holding Company of Morris, Inc.
  First Federal Savings Bank                                      West Central Service Corp.
          90.2945684%                                                        100%
   West Central Investments         Homeland Mortgage, LLC
             100%                             51%

The accounting and reporting policies of the Company and its subsidiaries conform to generally accepted accounting principles and to general practices of the savings and loan industry. The Corporations maintain their accounts using the accrual basis of accounting. Under the accrual basis of accounting, revenues are recognized when earned and expenses are recognized when incurred. All material intercompany accounts and transactions have been eliminated in the consolidation.

     On September 30, 1999 the Company and Northern Star Financial, Inc. ("Northern") entered into an Agreement and Plan of Reorganization for the merger of the Company with and into Northern. Under terms of the Agreement, the Company's shareholders will exchange their common stock for approximately 870,559 shares of Northern's common stock, subject to certain adjustments as specified in the Agreement. Completion of the merger is subject to regulatory approvals and approval

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

by the shareholders of both companies. The transaction will be accounted for using the pooling of interest method of accounting.

     Northern is a bank holding company and through its subsidiary, Northern Star Bank, provides various financial services including mortgage, commercial, and consumer lending and various deposits and savings plans. Northern Star Bank is located in Mankato, Minnesota.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

     While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term.

CASH EQUIVALENTS

     The Company considers all cash amounts due from depository institutions, interest-bearing deposits in other banks, money market accounts, and federal funds sold to be cash equivalents for purposes of the statements of cash flows. Cash includes short-term interest-bearing deposits in other depository institutions of $1,469,694 and $4,822,543 at September 30, 1999 and 1998,
respectively.

INVESTMENT SECURITIES

     TRADING SECURITIES: Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income. There were no securities classified as trading securities.

     SECURITIES HELD-TO-MATURITY: U.S. Treasury Notes, State and Political Subdivision obligations and other Securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using the interest method over the period to maturity.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     SECURITIES AVAILABLE-FOR-SALE: Available-for-sale securities consist of investment securities not classified as trading securities nor as held-to-maturity securities and mortgage-backed securities. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. The amortization of premiums and the accretion of discounts are recognized in interest income using methods approximating the interest method over the period of maturity.

     Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

FHLB STOCK

     The Bank, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the Federal Home Loan Bank of Des Moines. Because no ready market exists for this stock, and it has no quoted market value, the Bank's investment is carried at cost.

LOANS HELD FOR SALE

     Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

LOANS RECEIVABLE

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal adjusted by any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Discounts and premiums on purchased real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using the level yield method.

     Loan origination fees and certain direct origination costs are capitalized with the net fee or cost recognized as an adjustment to interest income using the interest method.

     The Allowance for Loan Losses is maintained at an amount considered adequate to provide for potential losses. The allowance is based on periodic analysis of the loan portfolio and real estate and other property acquired by Management. In this analysis, Management considers factors including but not limited to, general economic conditions, loan portfolio composition and historical experience. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current economic conditions. Loans are considered impaired if full principal or interest payments are not

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

anticipated in accordance with the contractual loan terms. Impaired loans are carried at the present value of expected future cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require an increase, such an increase is reported as a component of the provision for loan losses. Loans are charged against the allowance when they are deemed to be uncollectible. Real estate and other property acquired are charged-down to fair value.

     Loans are reviewed regularly by Management and are placed in a non-accrual status when the loan is 90 days or more past due and/or the collection of interest or principal is considered unlikely. When a loan is placed on a non-accrual basis, any uncollected interest accrued in the current year is charged against current income. Subsequent interest on non-accrual loans is recognized as income only when collected.

     Interest Income is accrued on loan balances outstanding. Loans are reviewed regularly by Management and are placed on a non-accrual status when the loan is 90 days or more past due, and/or the collection of interest or principal is considered unlikely. Also, the Bank has started foreclosure or judgment procedures against some of the non-accrual loans. When the Bank has acquired control or title to the real estate or other property, it is transferred to real estate and other property acquired in settlement of loans.

     Interest income on loans is recognized on the accrual basis and includes the accretion and amortization of deferred loan fees and costs as required by SFAS 91. Deferred loan fees and costs are amortized and accreted using the effective interest method.

LOAN SERVICING RIGHTS

     The cost of loan servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of loan servicing rights is assessed based on the fair value of those rights. Amortization is computed in proportion to and over the period of estimated net servicing income.

     Fair values are estimated using discounted cash flows based on a current market interest rate. The Bank evaluates the mortgage servicing rights strata for impairment by estimating the fair value based on anticipated future net cash flows, taking into consideration prepayment predictions. The predominant characteristics used as the basis for stratifying are loan types, period of origination, and interest rates. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights for a stratum exceed their fair value.

FORECLOSED REAL ESTATE

     Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value minus estimated costs to sell. Revenue and expenses from operations and changes to the valuation allowance are included in operations.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Real estate and other property acquired in settlement of loans are recorded at the lower of the following at the time of foreclosure:

          1) The fair value of the property, or;

          2) The recorded amount of the loan at the time of foreclosure.

     Subsequent to foreclosure, the assets are recorded at the lower of:

          1) The lower of 1 or 2 above, or;

          2) The fair value minus the estimated costs to sell.

     Gains or losses on the sale of real estate and other property acquired are charged to operations. Write-downs resulting from periodic revaluation of the real estate and other property are charged to expense. Rental income and expenses of real estate and other property acquired are charged to operations.

PREMISES AND EQUIPMENT

     Land is carried at cost. Buildings, leasehold improvements and equipment are carried at cost, less accumulated depreciation. Buildings and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Premises....................................................  10-40 years
Furniture and equipment.....................................   3-10 years

     Expenditures for additions, major renewals, and improvements are capitalized and maintenance and repairs are charged to expense as incurred. Net gains and losses on disposal or retirement of premises and equipment are included in other income.

INCOME TAXES

     The Company and Subsidiaries (except Homeland Mortgage, LLC) file a consolidated federal income tax return on a fiscal year ending September 30th.

     Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, accumulated depreciation, the remaining
Section 481(a) adjustment attributable to the recapture of the excess bad debt reserves, and FHLB stock dividends for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Any tax benefit from the utilization of a net operating loss in the consolidated federal and state unitary income tax returns is paid to the loss companies, utilizing the separate return method of income tax allocation.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

TREASURY STOCK

     Treasury stock is recorded at cost. In the event of subsequent reissue, the treasury stock account will be reduced by the cost of such stock on the average cost basis with any excess proceeds credited by additional paid-in capital. Treasury stock is available for general corporate purposes. On February 12, 1998 the Company repurchased 25 shares of its own common stock from an individual shareholder for $132,000.

COMPREHENSIVE INCOME

     Effective October 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income to be disclosed in the financial statements. Comprehensive income is defined as the change in equity during a period from transactions and other events from non-owner sources. Comprehensive income is the total of net income and other comprehensive income, which for the Company is comprised entirely of unrealized gains and losses on securities available for sale.

EARNINGS PER SHARE

     Basic earnings per share amounts are computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share is the same as basic earnings per share due to the lack of dilutive items in the Company.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     Effective September 30, 1999, the Company adopted SFAS No. 107, Disclosures About Fair Value of Financial Instruments.

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

          CASH AND DUE FROM BANKS -- The carrying value approximates fair value.

          INVESTMENT SECURITIES -- Fair values of available-for-sale securities have been estimated using quoted market prices. The carrying value of held-to-maturity securities and FHLB stock approximates fair value.

          LOANS -- For variable rate loans, loans with balloon maturities, loans with relatively near-term maturities (such as consumer installment loans) carrying values approximate fair values. The fair value of long-term fixed rate loans has been estimated using present value cash flows, discounted at a rate approximating current market rates and giving consideration to estimated prepayment risk and credit loss factors. The estimated fair value of loans held for sale is based on quoted market prices of similar instruments trading in the secondary market.

          LOAN SERVICING RIGHTS -- Fair value is estimated at 1.7 times carrying value.

          ACCRUED INTEREST -- The carrying amount approximates fair value.

          LIFE INSURANCE POLICIES -- Cash value of the policies approximates fair value.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

          DEPOSIT LIABILITIES -- The fair values of demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed term money market accounts and certificates of deposits approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

          SHORT-TERM BORROWINGS -- The carrying amounts of advances from the Federal Home Loan Bank (FHLB) of Des Moines maturing within 90 days approximate their fair values. Advance payments by borrowers for taxes and insurance approximate fair value.

          LONG-TERM BORROWINGS -- The carrying amounts of amounts of long-term borrowings are estimated using discounted cash flow analysis based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

          OFF-BALANCE-SHEET ITEMS -- Fair value for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings. The carrying value and fair value of commitments to extend credit are not considered material for disclosure.

NOTE 2 -- INVESTMENT SECURITIES

     The amortized cost and approximate fair values of investment securities are as follows:

                                                          GROSS         GROSS
                                          AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                             COST         GAINS         LOSSES        VALUE
                                          ----------    ----------    ----------    ----------
SEPTEMBER 30, 1999
Available-for-Sale:
  U.S. Government Agencies..............  $1,498,111     $   -0-       $21,861      $1,476,250
  Corporate Debt Securities.............     549,552         -0-         2,716         546,836
                                          ----------     -------       -------      ----------
                                           2,047,663         -0-        24,577       2,023,086
  Mortgage-Backed Securities............   2,481,516       4,412         7,683       2,478,245
                                          ----------     -------       -------      ----------
     Total Debt Securities..............  $4,529,179     $ 4,412       $32,260      $4,501,331
                                          ==========     =======       =======      ==========
Held-to-Maturity:
  Certificates of Deposit...............  $   20,000     $   -0-       $   -0-      $   20,000
  State & Political Subdivisions........       3,340         -0-           -0-           3,340
                                          ----------     -------       -------      ----------
     Total Debt Securities..............  $   23,340     $   -0-       $   -0-      $   23,340
                                          ==========     =======       =======      ==========

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                          GROSS         GROSS
                                          AMORTIZED     UNREALIZED    UNREALIZED       FAIR
                                             COST         GAINS         LOSSES        VALUE
                                          ----------    ----------    ----------    ----------
SEPTEMBER 30, 1998
Available-for-Sale:
  U.S. Government Agencies..............  $      -0-     $   -0-       $   -0-      $      -0-
  Corporate Debt Securities.............   1,325,552         -0-         7,581       1,317,971
                                          ----------     -------       -------      ----------
                                           1,325,552         -0-         7,581       1,317,971
  Mortgage-Backed Securities............   4,707,947      38,946        16,778       4,730,115
                                          ----------     -------       -------      ----------
     Total Debt Securities..............  $6,033,499     $38,946       $24,359      $6,048,086
                                          ==========     =======       =======      ==========
Held-to-Maturity:
  Certificates of Deposit...............  $   30,000     $   -0-       $   -0-      $   30,000
  State & Political Subdivisions........      73,792         -0-           -0-          73,792
                                          ----------     -------       -------      ----------
     Total Debt Securities..............  $  103,792     $   -0-       $   -0-      $  103,792
                                          ==========     =======       =======      ==========

     The amortized cost and estimated fair value of debt securities at September 30, 1999, by contractual maturity, are shown below. Mortgage-backed securities have been aggregated and disclosed separately, rather than allocated over several maturity groupings, since they lack a single maturity date and because borrowers retain the right to prepay the obligations.

                                              AVAILABLE-FOR-SALE         HELD-TO-MATURITY
                                           ------------------------    --------------------
                                           AMORTIZED        FAIR       AMORTIZED     FAIR
                                              COST         VALUE         COST        VALUE
                                           ----------    ----------    ---------    -------
Due in one year or less..................  $  150,192    $  150,168     $23,340     $23,340
Due from one to five years...............   1,897,471     1,872,918         -0-         -0-
Due from five to ten years...............         -0-           -0-         -0-         -0-
Due after ten years......................         -0-           -0-         -0-         -0-
                                           ----------    ----------     -------     -------
                                            2,047,663     2,023,086      23,340      23,340
Mortgage-Backed Securities...............   2,481,516     2,478,245         -0-         -0-
                                           ----------    ----------     -------     -------
                                           $4,529,179    $4,501,331     $23,340     $23,340
                                           ==========    ==========     =======     =======

     Mortgage-Backed Securities pledged against public deposits were $394,526 (fair value of $396,982) at September 30, 1999 and $688,818 (fair value of $699,870) at September 30, 1998.

     Tax-exempt interest income earned was $223 and $9,917 for the years ended September 30, 1999 and 1998.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- LOANS RECEIVABLE

     Loans receivable at September 30, 1999 and 1998 consist of the following:

                                                          1999           1998
                                                       -----------    -----------
Commercial...........................................  $ 2,775,286    $ 2,533,083
Residential Construction.............................      287,616        176,575
Commercial Real Estate...............................    3,111,840      3,325,301
Residential Real Estate..............................   18,939,373     19,350,424
Real Estate Sold on Contract.........................      113,912        111,819
Non-Mortgage Agricultural............................    4,130,590      3,342,419
Loans on Deposit Accounts............................      320,717        274,332
Home Improvement.....................................       31,539         43,236
Educational..........................................       33,895         35,229
Auto.................................................    7,988,328      6,041,455
Mobile Home..........................................        1,578          3,428
Consumer.............................................    7,805,341      5,568,176
Demand Deposit.......................................       79,467         60,941
Overdrafts...........................................       35,559          8,885
                                                       -----------    -----------
  Total Loans Receivable.............................   45,655,041     40,875,303
Less:
  Allowance For Loan Losses..........................     (527,398)      (474,332)
  Deferred Loan Costs (net of deferred fees).........       45,704         36,305
  Deferred Gain on Sale of Loans.....................      (10,080)       (16,051)
                                                       -----------    -----------
Loans Receivable, Net................................  $45,163,267    $40,421,225
                                                       ===========    ===========

     The following is an analysis of the allowance for loan losses for the years ended September 30, 1999 and 1998:

                                                              1999        1998
                                                            --------    --------
Beginning Balance.........................................  $474,332    $504,180
Provision Charged to Operations...........................     2,000      12,000
Charge Offs...............................................   (23,692)    (48,808)
Recoveries................................................    74,758       6,960
                                                            --------    --------
  Ending Balance..........................................  $527,398    $474,332
                                                            ========    ========

     The Bank had no loans classified as impaired at September 30, 1999, and 1998.

     The Bank has granted loans to certain directors and executive officers. Such loans were made in the ordinary course of business of the Bank and do not involve more than the normal risk of

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

collectibility and do not exceed the loan amount which would be available to members of the general public of similar credit status applying for such loans.

     Loan activity in these related-party accounts for the years ended September 30, 1999 and 1998 is as follows:

                                                          1999           1998
                                                       -----------    -----------
Beginning Balance....................................  $   472,008    $   362,699
New Loans............................................    2,021,797      1,134,100
Repayments...........................................   (1,448,574)    (1,024,791)
                                                       -----------    -----------
  Ending Balance.....................................  $ 1,045,231    $   472,008
                                                       ===========    ===========

NOTE 4 -- ACCRUED INTEREST RECEIVABLE

     Accrued Interest Receivable consists of the following:

                                                              1999         1998
                                                           ----------    --------
Loans....................................................  $  961,173    $836,325
Investment Securities....................................      34,316      11,885
Mortgage-Backed Securities...............................      40,906      52,287
                                                           ----------    --------
  Total..................................................  $1,036,395    $900,497
                                                           ==========    ========

     Non-accrual loans totaled $132,102 and $364,597 at September 30, 1999 and 1998, respectively. The effect of these non-accruing loans on revenues were $8,933 and $52,538 for the years ending September 30, 1999 and 1998, respectively.

NOTE 5 -- LOAN SERVICING RIGHTS

     The following is a summary of servicing rights activity:

                                                              1999        1998
                                                            --------    --------
Beginning Balance.........................................  $129,093    $ 50,447
New Loan Servicing Rights.................................    49,347     104,478
Amortization..............................................   (25,259)    (25,832)
                                                            --------    --------
  Ending Balance..........................................  $153,181    $129,093
                                                            ========    ========

     Loans serviced for others are not included in the accompanying consolidated statements of balance sheets. The unpaid principal balances of loans serviced for others was $21,358,123 and $23,270,386 at September 30, 1999 and 1998,
respectively.

NOTE 6 -- FORECLOSED REAL ESTATE

     On July 6, 1998 the Company repossessed residential property valued at $31,600. The property was subsequently resold on October 8, 1998, at a loss of $2,642.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7 -- PREMISES AND EQUIPMENT

     The schedule of premises and equipment as of September 30, 1999 and 1998 is as follows:

                                                            1999          1998
                                                         ----------    ----------
Land...................................................  $   89,360    $   89,360
Buildings and Improvements.............................     726,668       726,668
Furniture and Equipment................................     852,238       637,294
                                                         ----------    ----------
  Cost.................................................   1,668,266     1,453,322
Accumulated Depreciation...............................    (916,224)     (875,139)
                                                         ----------    ----------
  Net Book Value.......................................  $  752,042    $  578,183
                                                         ==========    ==========

     Depreciation expense for the years ended September 30, 1999 and 1998 totaled $51,719 and $29,995, respectively.

     The Company has entered into a three-year lease agreement for premises in Edina, Minnesota. The minimum annual rental commitments under this lease is as follows:

  September 30, 2000...................................  $24,090
     2001..............................................   24,090
     2002..............................................   19,071
     2003..............................................      -0-
     2004..............................................      -0-
     2005 and Thereafter...............................      -0-
                                                         -------
                                                         $67,251
                                                         =======

     The Company has the option to renew the lease at the end of the term. The Company has also entered into an operating lease agreement with a director of the Company for premises in Morris, Minnesota. The agreement is month-to-month, resulting in no minimum annual rental commitments.

     Total rent expense under operating leases was $10,062 and $100 for the years ended September 30, 1999 and 1998.

NOTE 8 -- COST OF EXCESS OF BOOK VALUE

     In prior years, the Company has purchased stock from minority shareholders of the Bank. The purchase price of this stock exceeded its book value. This excess is being amortized on the straight-line method over fifteen years. Annual amortization expense was $8,484 for the years ended September 30, 1999 and 1998.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 9 -- DEPOSITS

     Deposits at September 30, 1999 and 1998 consist of the following:

                                          1999           1998
                                       -----------    -----------
Demand Deposits......................  $11,603,134    $12,134,004
Savings Deposits.....................    5,339,250      5,770,458
                                       -----------    -----------
                                        16,942,384     17,904,462
Certificates of Deposit..............   31,541,785     32,023,831
                                       -----------    -----------
  Total Deposits.....................  $48,484,169    $49,928,293
                                       ===========    ===========

     The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $1,215,717 and $1,105,614 at September 30, 1999 and 1998.
Deposited amounts in excess of $100,000 per account holder are not insured by the Federal Deposit Insurance Company.

     At September 30, 1999, the scheduled maturities of certificates of deposit are as follows:

September 30, 2000.................................  $23,070,786
  2001.............................................    6,362,369
  2002.............................................    1,215,614
  2003.............................................      452,644
  2004.............................................      440,372
                                                     -----------
     Total.........................................  $31,541,785
                                                     ===========

     Deposits by related parties were $2,017,415 and $2,146,341 at September 30, 1999 and 1998.

NOTE 10 -- ADVANCES FROM FEDERAL HOME LOAN BANK

     Advances from the Federal Home Loan Bank consists of the following:

                                                INTEREST
DATED                               MATURITY      RATE         1999          1998
-----                               --------    --------    ----------    ----------
07-06-94..........................  07-06-01      7.06%     $   35,715    $   53,572
02-22-95..........................  02-22-00      7.75%        261,836       277,585
08-15-96..........................  08-15-11      7.10%            -0-       915,997
01-27-99..........................  01-28-02      4.94%      2,000,000           -0-
02-12-99..........................  02-14-00      5.85%        300,000           -0-
                                                            ----------    ----------
                                                            $2,597,551    $1,247,154
                                                            ==========    ==========

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The advances are secured under a Blanket Security Agreement with qualifying mortgage loans of the Bank. The interest on the advances is paid monthly. The principal is to be repaid as follows:

September 30, 2000..................................  $1,079,693
  2001..............................................     517,858
  2002..............................................   1,000,000
  2003..............................................         -0-
  2004..............................................         -0-
  2005 and Thereafter...............................         -0-
                                                      ----------
     Total..........................................  $2,597,551
                                                      ==========

     At September 30, 1999 the Company can borrow an additional $4,000,000 from FHLB. With sufficient collateral, the total borrowing limit is approximately $8,600,000.

NOTE 11 -- NOTES PAYABLE

FIRST NATIONAL BANK IN WINNEBAGO

     The Company has a multiple advance note payable to the First National Bank in Winnebago dated September 19, 1996. The note is a demand loan with a total available credit line of $925,000. The note requires semiannual interest and annual principal payments. If no demand is made, the note is scheduled to be paid off by April 1, 2009. The interest rate is variable at 1% below the lender's base rate, and is currently at 8.25%. The interest is subject to change annually on September 1. The note is secured by 95,454 shares of the common stock of the Bank and the personal guarantees of the common stockholders of the Company.

     At the present 8.25% interest rate, scheduled principal payments are due as follows:

September 30, 2000....................................  $ 52,847
  2001................................................    55,027
  2002................................................    57,297
  2003................................................    59,661
  2004................................................    62,121
  2005 and Thereafter.................................   351,226
                                                        --------
     Total............................................  $638,179
                                                        ========

     Interest expense was $56,094 and $70,625 for the years ended September 30, 1999 and 1998, respectively.

SHAREHOLDERS

     The Company entered into loan agreements with its shareholders on January 23, 1997 and March 18, 1998. The loans are secured by the Bank stock and are due on demand. The interest rate on the loans is 10%. Interest expense on the loans for the years ended September 30, 1999 and 1998 was $47,999 and $27,845, respectively.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 12 -- INCOME TAXES

     The consolidated provision for income taxes consisted of the following for the years ended September 30:

                                                             1999        1998
                                                           --------    ---------
CURRENT TAX PROVISION
  Federal................................................  $167,440    $ 320,269
  State..................................................    52,896      104,545
                                                           --------    ---------
     Total Current Provision.............................   220,336      424,814
DEFERRED TAX PROVISION (BENEFIT)
                                                           --------    ---------
  Federal................................................    (1,067)     (92,660)
  State..................................................     1,025(a)   (31,314)
                                                           --------    ---------
     Total Deferred Provision............................       (42)    (123,974)
                                                           --------    ---------
Total Income Tax Provision...............................  $220,294    $ 300,840
                                                           ========    =========

-------------------------

(a) State provision is an expense due to the decrease in the state net operating loss carryforward.

     The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the years ended September 30, 1999 and 1998 is as follows:

                                                              1999        1998
                                                            --------    --------
Book income before tax....................................  $590,569    $892,083
                                                            ========    ========
Income tax computed at federal statutory tax rate of
  34%.....................................................   200,793     303,308
State income taxes, net of federal tax benefit (effective
  rate of 6.468%).........................................    38,198      57,700
Amortization of acquisition benefit of $111,934 (effective
  rate of 40.468%)........................................   (45,297)    (45,297)
Other, net................................................    26,600     (14,871)
                                                            --------    --------
Total Income Tax Provision................................  $220,294    $300,840
                                                            ========    ========

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred tax assets and liabilities included in liabilities at September 30 consist of the following:

                                                              1999        1998
                                                            --------    --------
Deferred Tax Liabilities:
  Accumulated depreciation................................  $ 24,931    $ 29,615
  FHLB stock dividend.....................................    73,854      73,854
  Section 481(a) adjustment...............................    58,895      78,527
  Accrued interest on life insurance......................    25,375         -0-
  Investment in Homeland Mortgage, LLC....................     8,455         -0-
  Net unrealized gain on Available-for-Sale Securities....       -0-       5,903
                                                            --------    --------
     Total Deferred Tax Liabilities.......................   191,510     187,899
Deferred Tax Assets:
  Allowance for loan losses...............................    75,856      75,047
  Salary Continuation Payable.............................    11,977         -0-
  Discount on mortgage loans purchased....................     4,079       6,495
  Net unrealized loss on Available-for-Sale Securities....    11,269         -0-
  State net operating loss carryforward...................       201       1,015
                                                            --------    --------
     Total Deferred Tax Assets............................   103,382      82,557
                                                            --------    --------
Net Deferred Tax Liability................................  $ 88,128    $105,342
                                                            ========    ========

     The net operating loss (NOL) carryforward is scheduled to expire on September 30, 2005. The NOL is anticipated to be used prior to expiration, therefore, no valuation allowance has been established.

NOTE 13 -- REGULATORY MATTERS

     The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At September 30, 1999, approximately $368,850 of retained earnings were available for dividend declaration without prior regulatory approval.

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

average assets (as defined) and Tangible capital (as defined) to adjusted total assets. Management believes, as of September 30, 1999 and 1998, that the Bank meets all capital adequacy requirements to which it is subject.

     As of September 30, 1999 and 1998, the most recent notifications from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage, and Tangible Capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                              TO BE WELL
                                                                           CAPITALIZED UNDER
                                                       FOR CAPITAL         PROMPT CORRECTIVE
                                  ACTUAL            ADEQUACY PURPOSES      ACTION PROVISIONS
                            -------------------    -------------------    -------------------
                              AMOUNT      RATIO      AMOUNT      RATIO      AMOUNT      RATIO
                            ----------    -----    ----------    -----    ----------    -----
As of September 30, 1999:
  Total Capital
     (to Risk Weighted
     Assets)..............  $5,493,185    11.53%   $3,812,763      8%     $4,765,954     10%
  Tier I Capital
     (to Risk Weighted
     Assets)..............  $4,983,928    10.46%   $1,906,381      4%     $2,859,572      6%
  Tier I Capital
     (to Average
     Assets)..............  $4,983,928     8.70%   $2,290,698      4%     $2,863,372      5%
As of September 30, 1998:
  Total Capital
     (to Risk Weighted
     Assets)..............  $5,046,334    11.89%   $3,396,556      8%     $4,245,695     10%
  Tier I Capital
     (to Risk Weighted
     Assets)..............  $4,572,002    10.77%   $1,698,278      4%     $2,547,417      6%
  Tier I Capital
     (to Average
     Assets)..............  $4,572,002     8.15%   $2,245,232      4%     $2,806,540      5%

     The Bank's tangible capital ratios were 8.70% and 8.15% as of September 30, 1999 and 1998, respectively. Every thrift is required to maintain a tangible capital ratio equal to or greater than 1.5%.

NOTE 14 -- EMPLOYEE BENEFITS

SALARY CONTINUATION PLAN (DEFINED BENEFIT)

     On December 28, 1998, the Bank established a nonqualified salary continuation plan for all officers and directors. The Plan provides fixed payments for a specified number of years during retirement (ten to fifteen years). The estimated liability under the Plan is charged to income over the expected remaining years of employment. The Bank's policy is to fund the costs accrued with

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

insurance contracts. Salary continuation expense amounted to $29,597 for the year ended September 30, 1999.

401(k) PLAN (DEFINED CONTRIBUTION)

     The employees of the Bank are covered under a 401(k) defined contribution plan that was established in January, 1993. All employees of the Bank with service of over one year are eligible to participate in the plan. The Bank pays an amount equal to the employee's contribution to the plan, up to 3% of the employee's salary. The expense of the Bank including administrative costs was $15,873 and $18,341 for the years ended September 30, 1999 and 1998, respectively.

COMPENSATED ABSENCES

     Full time, year round employees are entitled to paid vacation depending on the length of service and other factors. Accrued vacation pay at September 30, 1999 and 1998 was deemed immaterial and not accrued.

NOTE 15 -- COMMITMENTS AND CONTINGENCIES

     In the normal course of business, the Company makes various commitments and incurs certain contingent liabilities that are not reflected in the accompanying financial statements. The Company does not anticipate any material losses as a result of these commitments and contingent liabilities.

     Commitments to originate loans were as follows:

                                                            1999          1998
                                                         ----------    ----------
Loans Secured by 1 - 4 Dwelling Units..................  $  270,000    $1,407,000
Loans Secured by 5 or more Dwelling Units..............         -0-           -0-
Loans Secured by Other Real Estate.....................     462,000       871,000
                                                         ----------    ----------
Total Commitments to Originate Loans...................  $  732,000    $2,278,000
                                                         ==========    ==========
Commitments To Sell Loans..............................  $1,516,000    $2,337,000
                                                         ==========    ==========

NOTE 16 -- SUBSEQUENT EVENTS

     On November 5, 1999, the Bank purchased a building in Big Lake, Minnesota for $394,000. The Bank plans to modify the building to house a new branch. Earnest money of $5,000 was paid prior to September 30, 1999, and is included in prepaid expenses and other assets.

     The purchase price will be allocated as follows:

Land..................................................  $100,000
Building..............................................   244,000
Equipment.............................................    50,000
                                                        --------
                                                        $394,000
                                                        ========

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     After September 30, 1999, the Bank reached an agreement with directors Edward Morrison and Leonard Wulf. The agreement will pay each director $25,000 up front, in lieu of the salary continuation plan available to the other directors.

NOTE 17 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and commercial letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and commercial letters of credit is represented by the contractual notional amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                                                    CONTRACT OR
                                                                  NOTIONAL AMOUNT
                                                              ------------------------
                                                                 1999          1998
                                                              ----------    ----------
Financial Instruments Whose Contract Amounts Represent
  Credit Risk:
  Commitments to Extend Credit
     Open-End Consumer Lines................................  $  241,000    $  211,000
     Commercial Lines.......................................   2,591,000     2,807,000
     Letters of Credit......................................      23,500        13,500
                                                              ----------    ----------
                                                              $2,855,500    $3,031,500
                                                              ==========    ==========

     Commitments to extend credit and commercial letters of credit are agreements to lend to a customer. Commitments and letters of credit generally have fixed expiration dates or other termination clauses. Since many of the commitments and letters of credit are expected to expire without being drawn upon, the amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained by the Bank upon extension of credit is based on Management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income producing commercial properties. The credit risk involved in issuing commitments and letters of credit is essentially the same as that involved in extending loans to customers.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 18 -- ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments at September 30, 1999 are as follows:

                                                        CARRYING         FAIR
                                                         AMOUNT          VALUE
                                                       -----------    -----------
Financial Assets:
  Cash and Due from Banks............................  $ 2,180,409    $ 2,180,409
  Available-for-Sale Securities......................    4,501,331      4,501,331
  Held-to-Maturity Securities........................       46,926         46,926
  FHLB Stock.........................................      211,200        211,200
  Loans Held for Sale................................    1,516,300      1,516,300
  Loans Receivable, Net..............................   45,163,267     44,792,000
  Accrued Interest Receivable........................    1,036,395      1,036,395
  Loan Servicing Rights..............................      153,181        260,408
  Cash Surrender Value of Life Insurance.............    1,702,705      1,702,705
                                                       -----------    -----------
     Total Financial Assets..........................  $56,511,714    $56,247,674
                                                       ===========    ===========
Financial Liabilities:
  Deposits...........................................  $48,484,169    $48,408,000
  Advances from FHLB.................................    2,597,551      2,561,000
  Notes Payable -- FNB in Winnebago..................      638,179        643,000
  Notes Payable -- Shareholders......................      364,300        364,300
  Accrued Interest Payable...........................       32,209         32,209
  Advance Payments by Borrowers......................       51,740         51,740
                                                       -----------    -----------
     Total Financial Liabilities.....................  $52,168,148    $52,060,249
                                                       ===========    ===========

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 19 -- PARENT ONLY CONDENSED FINANCIAL INFORMATION

                            CONDENSED BALANCE SHEETS
                       AS OF SEPTEMBER 30, 1999 AND 1998

                                                                 1999          1998
                                                              ----------    ----------
ASSETS
Cash and Due from Banks.....................................  $   80,853    $   55,507
Due from Affiliates.........................................      30,542        34,625
Investment in Bank Subsidiary...............................   4,483,526     4,247,877
Investment in Non-Bank Subsidiary...........................      27,040        45,237
Cost in Excess of Book Value................................     102,740       111,224
                                                              ----------    ----------
  Total Assets..............................................  $4,724,701    $4,494,470
                                                              ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Note Payable -- FNB in Winnebago............................  $  638,179    $  698,057
Notes Payable -- Shareholders...............................     364,300       364,300
Accrued Interest Payable....................................      32,209           -0-
  Net Assets Acquired in Excess of Cost.....................         -0-       111,934
                                                              ----------    ----------
  Total Liabilities.........................................   1,034,688     1,174,291
Stockholders' Equity(a).....................................   3,690,013     3,320,179
                                                              ----------    ----------
  Total Liabilities and Stockholders' Equity................  $4,724,701    $4,494,470
                                                              ==========    ==========

-------------------------

(a) The stockholders' equity of the Parent Company exceeds the consolidated stockholders' equity by $23,795 at September 30, 1999. This represents the intercompany gain on the transfer of future servicing rights from West Central Service Corp. to Homeland Mortgage, LLC.

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                         CONDENSED STATEMENTS OF INCOME
                    YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                1999        1998
                                                              --------    --------
INCOME
Interest Income:
  Bank Subsidiary...........................................  $  1,573    $  1,751
  Loans.....................................................       -0-       8,461
                                                              --------    --------
                                                                 1,573      10,212
Dividends...................................................   135,442     135,442
Acquisition Benefit.........................................   111,934     111,932
                                                              --------    --------
     Total Income...........................................   248,949     257,586
EXPENSES
Interest Expense:
  Bank Subsidiary...........................................       -0-       1,230
  Notes Payable.............................................   104,093      98,470
                                                              --------    --------
                                                               104,093      99,700
  Non-Interest Expenses.....................................    57,064      62,383
  Income Tax (Benefit)......................................   (64,590)    (62,993)
                                                              --------    --------
     Total Expenses.........................................    96,567      99,090
                                                              --------    --------
Income Before Equity in Undistributed Earnings of
  Subsidiaries..............................................   152,382     158,496
Equity in Undistributed Earnings (Losses) of Subsidiaries:
  Bank Subsidiary...........................................   258,460     373,144
  Non-Bank Subsidiary.......................................   (18,197)      4,937
                                                              --------    --------
                                                               240,263     378,081
                                                              --------    --------
NET INCOME..................................................  $392,645    $536,577
                                                              ========    ========

                 FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS
                    YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                1999        1998
                                                              --------    --------
Cash Flows from Operating Activities:
  Net Income................................................  $392,645    $536,577
Adjustments to Reconcile Net Income to Net Cash Provided by
  Operating Activities:
  Acquisition Benefit.......................................  (111,934)   (111,932)
  Amortization of Cost in Excess............................     8,484       8,484
  Equity in Undistributed Earnings of Subsidiaries..........  (240,263)   (378,081)
  Decrease in Accrued Interest Receivable...................       -0-         918
  Increase (Decrease) in Accrued Interest Payable...........    32,209      (3,952)
                                                              --------    --------
     Net Cash Provided by Operating Activities..............    81,141      52,014
Cash Flows from Investing Activities:
  (Increase) Decrease in Due from Affiliates................     4,083      (9,365)
  Net Decrease in Loans.....................................       -0-     137,893
                                                              --------    --------
     Net Cash Provided by Investing Activities..............     4,083     128,528
Cash Flows from Financing Activities:
  Principal Payments on Notes Payable.......................   (59,878)   (173,523)
  Proceeds from Shareholder Debt............................   204,000     132,000
  Principal Payments on Shareholder Debt....................  (204,000)        -0-
  Purchase of Treasury Stock................................       -0-    (132,000)
                                                              --------    --------
     Net Cash Used in Financing Activities..................   (59,878)   (173,523)
                                                              --------    --------
  Net Increase in Cash and Due from Banks...................    25,346       7,019
Cash and Due from Banks, Beginning of Year..................    55,507      48,488
                                                              --------    --------
Cash and Due from Banks, Ending Balance.....................  $ 80,853    $ 55,507
                                                              ========    ========

                                                                         ANNEX A


                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") entered into as of the 30th day of September, 1999, by and between FIRST FEDERAL HOLDING COMPANY OF MORRIS, a Minnesota corporation ("MORRIS"), and NORTHERN STAR FINANCIAL, INC., a Minnesota corporation ("NORTHERN").

         WHEREAS, the parties hereto desire to effect a reorganization whereby Morris will merge with and into Northern (the "MERGER") pursuant to an agreement and plan of merger (the "MERGER AGREEMENT") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of Common Stock of Morris of the par value of $100 per share (the "MORRIS COMMON STOCK") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into shares of Common Stock of Northern of the par value of $.01 per share (the "NORTHERN COMMON Stock").

         NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

         1.       BASIC PLAN OF REORGANIZATION

         (A) MERGER. Subject to the terms and conditions contained herein, Morris will be merged by statutory merger with and into Northern pursuant to the Merger Agreement, with Northern as the surviving corporation (as such, the "Surviving Corporation"), in which each share of Morris Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for the number of shares of Northern Common Stock determined by dividing the Merger Consideration (as defined below) by the number of shares of Morris Common Stock outstanding.

                  (i) Articles of Incorporation of Surviving Corporation. At the Effective Time of the Merger, the Articles of Incorporation of Northern then in effect shall constitute and be the Articles of Incorporation of the Surviving Corporation until amended or changed as provided therein or by law.

                  (ii) Bylaws of Surviving Corporation. At the Effective Time of the Merger, the Bylaws of Northern then in effect shall constitute and be the Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.

                  (iii) Board of Directors of Surviving Corporation. At the Effective Time of the Merger, the members of the Board of Directors of the Surviving Corporation shall be comprised of the individuals listed on Schedule 1(a)(iii), until such directors may be



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


         changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

                  (iv) Officers of Surviving Corporation. At the Effective Time of the Merger, the individuals holding officer positions in the Surviving Corporation shall be as listed on Schedule 1(a)(iv), until such officers may be changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

                  (v) Certain Effects of the Merger. At the Effective Time of the Merger, the Surviving Corporation shall succeed to and possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature, and be subject to all liabilities, restrictions, disabilities, and duties of both of Northern and Morris; and all and singular, the rights, privileges, powers, franchises and immunities of both of Northern and Morris and all properties, real, personal and mixed, and all other things in action of or belonging to either of Northern and Morris on whatever account, shall be vested in the Surviving Corporation; and all properties, assets, rights, privileges, powers, franchises, immunities and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were or would be of Northern and Morris or either of them; and title to any real estate or any interest therein vested by deed or otherwise in either of Northern and Morris shall not revert or be in any way impaired by any reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of Northern and Morris shall be preserved unimpaired, limited in lien to the property affected by such liens at the Merger Effective Time, and all debts, liabilities and duties of either of Northern and Morris shall thenceforth become those of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         (B) MERGER CONSIDERATION. The total merger consideration for all of the Morris Common Stock (the "MERGER CONSIDERATION") shall be expressed in shares of Northern Common Stock and shall equal (i) the Valuation (defined below) divided by (ii) the Northern Share Price (defined below). Immediately preceding the Closing, the parties will cooperate in good faith to calculate the Merger Consideration.

         (C)      VALUATION. As used herein, "VALUATION" shall be the sum of:

                  (i) 1.80588 multiplied by the sum of the amounts reflected as shareholders' equity and loan loss reserves on the balance sheet of First Federal Savings Bank of Morris dated as of September 30, 1999, calculated in accordance with GAAP, consistently applied;

                  (ii) Morris' total assets (excluding amounts reflected in Morris' September 30, 1999 balance sheet as Investment in Subsidiary) less Morris' total liabilities as of September 30, 1999, but excluding the net unrealized gains or losses on available-for-sale securities (recorded under the provisions of FASB 115), calculated in accordance with GAAP, consistently applied;



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


                  (iii) Any increase (decrease) in Morris' book value from October 1, 1999 to the Determination Date, but excluding the net unrealized gains or losses on available-for-sale securities (recorded under the provisions of FASB 115), calculated in accordance with GAAP, consistently applied.


As soon as practicable, and in any case within 5 days after the Determination Date, Morris shall deliver to Northern a copy of Morris' balance sheet as of September 30, 1999 and a copy of Morris' income statement for the period from October 1, 1999 to the Determination Date. As soon as practicable, and in any case within 5 days after the Determination Date, Northern shall deliver to Morris a copy of Northern's balance sheet as of September 30, 1999 and a copy of Northern's income statement for the period from October 1, 1999 to the Determination Date. Any objection to such balance sheets or income statements must be raised in a written notice delivered to the other party within 5 days after the receipt of such balance sheet/income statement. In the event any such objection is raised, the parties will work together in good faith to resolve the dispute as promptly as possible. For purposes of this Section, "Determination Date" means the last day of the month preceding the mailing of the Proxy Statement/Prospectus (the "Mailing"), unless the Mailing occurs within 21 days after the end of a month, in which case, the Determination Date means the last day of the penultimate month preceding the Mailing.

         (D) NORTHERN SHARE PRICE. As used herein, "Northern Share Price" shall be sum of (i) $10.50, plus (ii) Northern's earnings (losses) from October 1, 1999 to the Determination Date divided by the number of shares of Northern Common Stock outstanding on the date immediately preceding the Closing Date.

         (E) FRACTIONAL SHARES. No fractional shares of Northern Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the Northern Share Price. Northern shall deposit with the Transfer Agent (defined below), sufficient cash to make all payments for fractional share interests.

         (F) MECHANICS OF CLOSING MERGER. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and Articles of Merger shall be filed with Secretary of State of the State of Minnesota within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "CLOSING DATE"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this Section 1(f) is made is herein referred to as the "TIME OF FILING". The day on which such filing is made and accepted is herein referred to as the "EFFECTIVE DATE OF THE MERGER". The "EFFECTIVE TIME OF THE MERGER" shall be 11:59 p.m. on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Morris shall cease and Morris will be merged with and into Northern pursuant to the Merger Agreement.



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


         Prior to the Effective Time of the Merger, Morris shall cause the holders of Morris Common Stock to deliver the certificates representing such Morris Common Stock to Northern. When the conversion ratio in Section 1(a) is computed and agreed to by the parties and after the Effective Time of the Merger, Northern shall cause Continental Stock Transfer Company or such other transfer agent as Northern shall designate to distribute certificates evidencing the Northern Common Stock issuable in exchange for the certificates representing the Morris Common Stock.

         The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "CLOSING") shall take place on the Closing Date at the offices of Fredrikson & Byron, P.A.

         2. REPRESENTATIONS AND WARRANTIES OF MORRIS. Morris represents and warrants to Northern as follows:

         (A) ORGANIZATION AND AUTHORITY. Morris is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Morris and the Morris Subsidiaries (defined below) taken as a whole and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Morris is registered as a federal savings bank holding company with the Office of Thrift Supervision (the "OTS"). Morris has furnished Northern true and correct copies of its Articles of Incorporation and Bylaws, as amended.

         (B) MORRIS' SUBSIDIARIES. Schedule 2(b) sets forth a complete and correct list of all of Morris' subsidiaries as of the date hereof (individually a "MORRIS SUBSIDIARY" and collectively the "MORRIS SUBSIDIARIES"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by Morris. Except as set forth on
Schedule 2(b), no equity security of any Morris Subsidiary is or may be required to be issued to any person or entity other than Morris by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Morris Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Morris Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except as set forth on Schedule 2(b), all of such shares so owned by Morris are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Morris Subsidiary is a corporation or federal savings bank duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b), Morris does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

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



         (C) CAPITALIZATION. The authorized capital stock of Morris consists of 5,000 shares of common stock, of a par value of $100 per share, of which as of the close of business on September 30, 1999, 1017 shares were outstanding and 25 shares were held in the treasury. The maximum number of shares of Morris Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Morris Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 1017. All of the outstanding shares of capital stock of Morris have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating Morris to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Morris. Except as set forth on Schedule 2(c), since September 30, 1997, no shares of Morris capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Morris or any Morris Subsidiary and, except as set forth on Schedule 2(c), no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Morris.

         (D) AUTHORIZATION. Morris has the corporate power and corporate authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Morris and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Morris. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Morris as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Morris enforceable against Morris in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and contracting parties generally and except as enforceability may be subject to general principles of equity. Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Morris of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Morris with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Morris or any Morris Subsidiary under any of the terms, conditions or provisions of (x) its Articles of Incorporation or Bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Morris or any Morris Subsidiary is a party or by which it may be bound, or to which Morris or any Morris Subsidiary or any of the properties or assets of Morris or any Morris Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next sentence, to the best knowledge of Morris, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Morris or any Morris Subsidiary or any of their respective properties or assets. Except as set forth on Schedule 2(d), other than in connection with or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "SECURITIES ACT"), the Securities Exchange Act of 1934 and the


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


rules and regulations thereunder (the "EXCHANGE ACT"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, and filings required to effect the Merger under Minnesota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Morris of the transactions contemplated by this Agreement and the Merger Agreement.

         (E) MORRIS FINANCIAL STATEMENTS. The consolidated balance sheets of Morris and the Morris Subsidiaries as of September 30, 1998, 1997 and 1996 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended September 30, 1998, and the unaudited consolidated statements of financial condition of Morris and the Morris Subsidiaries as of August 31, 1999 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the 11 months then ended (collectively, the "MORRIS FINANCIAL STATEMENTS"), present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Morris and the Morris Subsidiaries at the dates and the consolidated results of operations and cash flows of Morris and the Morris Subsidiaries for the periods stated therein.

         (F) REPORTS. Since September 30, 1992, Morris and each Morris Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the Securities and Exchange Commission ("SEC"), including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board,
(iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "COMPTROLLER"), (v) the OTS, and (vi) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "MORRIS REPORTS". As of their respective dates, the Morris Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller, the OTS and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Morris Reports have been made available to Northern by Morris.

         (G) PROPERTIES AND LEASES. Except as may be reflected in the Morris Financial Statements and except for any lien for current taxes not yet delinquent, Morris and each Morris Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Morris' consolidated balance sheet as of August 31, 1999, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Morris or any Morris Subsidiary pursuant to which Morris or such Morris Subsidiary, as lessee, leases personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Morris or such Morris Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Morris' and each Morris Subsidiary's

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

buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         (H) TAXES. Each of Morris and the Morris Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and, except as set forth on Schedule 2(h), paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Morris and the Morris Subsidiaries for the fiscal year ended September 30, 1992, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither Morris nor any Morris Subsidiary is a party to any pending action or proceeding, nor to Morris' knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Morris or any Morris Subsidiary which has not been settled, resolved and fully satisfied. Each of Morris and the Morris Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of August 31, 1999, referred to in
Section 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Morris and the Morris Subsidiaries with respect to all periods through the date thereof.

         (I) ABSENCE OF CERTAIN CHANGES. Since August 31, 1999, except as set forth on Schedule 2(i), there has been no change in the business, financial condition or results of operations of Morris or any Morris Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Morris and the Morris Subsidiaries taken as a whole.

         (J) COMMITMENTS AND CONTRACTS. Except as set forth on Schedule 2(j), neither Morris nor any Morris Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                 (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Morris or such Morris Subsidiary);

                 (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                 (iii) any labor contract or agreement with any labor union;


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


                 (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of Morris or any Morris Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Morris or any Morris Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                 (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K;

                 (vi) any lease with annual rental payments aggregating $10,000 or more;

                 (vii) any agreement or commitment with respect to the Community Reinvestment Act with any state or federal bank regulatory authority or any other party or any other agreement or commitment with any state or federal bank or bank holding company regulatory authority; or

                 (viii) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

         (K) LITIGATION AND OTHER PROCEEDINGS. Morris has furnished Northern a written list of pending legal and regulatory proceedings filed against Morris or any Morris Subsidiary. There is no pending or, to the best knowledge of Morris, threatened, claim, action, suit, investigation or proceeding against Morris or any Morris Subsidiary, nor is Morris or any Morris Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Morris and the Morris Subsidiaries taken as a whole.

         (L) INSURANCE. Morris and each Morris Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as Morris has owned such Morris Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation; provided, however, Morris does not currently carry directors' and officers' liability insurance or employer liability insurance. All insurance policies under which Morris is the "Named Insured" are listed on Schedule 2(l).

         (M) COMPLIANCE WITH LAWS. Morris and each Morris Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Morris or such Morris Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Morris, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Morris


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


and each Morris Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Morris nor any Morris Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on
Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Morris or any Morris Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Morris and the Morris Subsidiaries taken as a whole.

         (N) LABOR. No work stoppage involving Morris or any Morris Subsidiary is pending or, to the best knowledge of Morris, threatened. Neither Morris nor any Morris Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Morris or such Morris Subsidiary. Employees of Morris and the Morris Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

         (O)     MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth on
Schedule 2(o), to the best knowledge of Morris no officer or director of Morris or any Morris Subsidiary, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Morris or any Morris Subsidiary.
Schedule 2(o) sets forth (i) a correct and complete list of any loan from Morris or any Morris Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Morris' or such Morris Subsidiary's Board of Directors; (ii) all currently outstanding loans made by Morris; (iii) all pledges of the capital stock of any Morris Subsidiary; and (iv) all loans made by any Morris Subsidiary to any shareholder of Morris or the Affiliates, to any relatives of such shareholder or to any entity controlled by such shareholder or such shareholder's relative.

         (P)     MORRIS BENEFIT PLANS.

                 (i) The only "employee benefit plans" within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Morris or any Morris Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Morris or any Morris Subsidiary are those set forth on
         Schedule 2(p) (the "PLANS"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                 (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p), Morris or the Morris Subsidiaries have received favorable determination


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


         letters from the Internal Revenue Service under the provisions of the Tax Reform Act of 1986 ("TRA '86") for each of the Plans to which the qualification requirements of Section 401(a) of the Code apply. Morris knows of no reason that any Plan subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and knows of no reason that each related trust is not exempt from taxation under Section 501(a) of the Code.

                 (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year, exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

                 (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of Morris, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Morris, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by
         Section 4975 of the Code or would result in material liability to Morris and the Morris Subsidiaries taken as a whole.

                 (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                 (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

                 (vii) Except as disclosed in Schedule 2(p), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any payment in excess of $5,000 for any individual or $40,000 in the aggregate (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Morris or any Morris Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

         (Q) REGULATORY FILINGS. None of the information regarding Morris, the holders of Morris' capital stock, or the Morris Subsidiaries, supplied or to be supplied by Morris for inclusion in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement including, without limitation, any information supplied specifically for inclusion or incorporation by reference in the Registration Statement (defined below) or any of Northern's press releases, periodic reports pursuant to Sections 13 and 15(d) of the Exchange Act, or other Northern registration statements (collectively, the "OTHER NORTHERN PUBLIC DOCUMENTS"), will, at the respective times such documents are filed with any regulatory authority and/or disclosed to the public, and at any time they are amended or supplemented and at the time they become effective under the Securities Act, as applicable, contain an untrue statement of material fact or omit to state a material fact required to be stated therein as necessary in order to make the statement therein, in light of the circumstances under which they are made not misleading. All documents which Morris and the Morris Subsidiaries are responsible for filing with any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         (R) REGISTRATION OBLIGATIONS. Except as set forth on Schedule 2(r), neither Morris nor any Morris Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

         (S) BROKERS AND FINDERS. Neither Morris nor any Morris Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Morris or any Morris Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

         (T) ADMINISTRATION OF TRUST ACCOUNTS. Morris and each Morris Subsidiary has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Morris and the Morris Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Morris, any Morris Subsidiary, nor any director, officer or employee of Morris or any Morris Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of Morris and the Morris Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

         (U) NO DEFAULTS. Except as set forth on Schedule 2(u), Neither Morris nor any Morris Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Morris and the Morris Subsidiaries taken as a whole. To the best of Morris' knowledge, all parties with whom Morris or any Morris Subsidiary has material leases, agreements or contracts or who owe to Morris or any Morris Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Morris Subsidiaries are in compliance therewith in all material respects.

         (V) ENVIRONMENTAL LIABILITY. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Morris or any Morris Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or to the best of Morris' knowledge, threatened against Morris or any Morris Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Morris and Morris' Subsidiaries taken as a whole; to the best of Morris' knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Morris' knowledge neither Morris nor any Morris Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Morris has provided Northern with copies of all environmental assessments, reports, studies and other related information in its or any Morris Subsidiary's possession with respect to each bank facility and each non-residential OREO property.

         (W) INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements (if any) to which Morris or any Morris Subsidiary is a party or by which any of their respective properties may be bound, are set forth on Schedule 2(w); and (i) were entered into in the ordinary course of business and, to Morris' best knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of all regulatory authorities to which Morris and the Morris Subsidiaries are subject and with counterparties believed to be financially responsible at the time, (ii) are legal, valid and binding obligations enforceable in accordance with their terms, and (iii) are in full force and effect. Morris and the Morris Subsidiaries have duty performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Morris' best knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Morris has delivered or made available to Northern true, correct and complete copies of all such interest rate risk management agreements and arrangements.

         (X) CORPORATE RECORDS. Morris has provided to Northern a list of all minutes of meetings of the Board of Directors, committees of the Board of Directors and shareholders of Morris and each of the Morris Subsidiaries certified by the Secretary of Morris or such Morris Subsidiary and true and correct copies of such minutes signed by the Secretary or the Chairman of such meeting are contained in the minute books of Morris or such Morris Subsidiary.

         (Y) UNFUNDED COMMITMENTS. Schedule 2(y) sets forth a true and complete list of all unfunded commitments by borrower, date and amount of commitment as of August 31, 1999, and such schedule will be updated as of the end of the month immediately preceding the Closing Date.

         3. REPRESENTATIONS AND WARRANTIES OF NORTHERN. Northern represents and warrants to Morris as follows:

         (A) ORGANIZATION AND AUTHORITY. Northern is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Northern and its subsidiaries taken as a whole and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Northern is registered as a bank holding company with the Board of Governors of the Federal Reserve (the "FEDERAL RESERVE BOARD") under the Bank Holding Company Act of 1956, as amended (the "BHC ACT"). Northern has furnished Morris true and correct copies of its Articles of Incorporation and Bylaws, as amended.

         (B) NORTHERN SUBSIDIARIES. Schedule 3(b) sets forth a complete and correct list of all of Northern's subsidiaries as of the date hereof (individually a "NORTHERN SUBSIDIARY" and collectively the "NORTHERN SUBSIDIARIES"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Northern. Except as set forth on Schedule 3(b), no equity security of any Northern Subsidiary is or may be required to be issued to any person or entity other than Northern by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Northern Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Northern Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except as set forth on
Schedule 3(b), all of such shares so owned by Northern are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Northern Subsidiary is a corporation or banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3(b), Northern does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

         (C) NORTHERN CAPITALIZATION. The authorized capital stock of Northern consists of 15,000,000 shares of common stock, of a par value of $.01 per share, of which as of the close of business on September 30, 1999, 425,600 shares of common stock were outstanding and no shares were held in treasury. All of the outstanding shares of capital stock of Northern have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 3(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating Northern to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of

Northern. No shares of Northern capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Northern or any Northern Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Northern.

         (D) AUTHORIZATION. Northern has the corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Northern and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Northern. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Northern as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Northern enforceable against Northern in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and contracting parties generally and except as enforceability may be subject to general principles of equity. Except as set forth on Schedule 3(d), neither the execution, delivery and performance by Northern of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Northern with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Northern or any Northern Subsidiary under any of the terms, conditions or provisions of (x) its Articles of Incorporation or Bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Northern or any Northern Subsidiary is a party or by which it may be bound, or to which Northern or any Northern Subsidiary or any of the properties or assets of Northern or any Northern Subsidiary may be subject, or
(ii) subject to compliance with the statutes and regulations referred to in the next sentence, to the best knowledge of Northern, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Northern or any Northern Subsidiary or any of their respective properties or assets. Except as set forth on Schedule 3(d), other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, and filings required to effect the Merger under Minnesota law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Northern of the transactions contemplated by this Agreement and the Merger Agreement.

         (E) NORTHERN FINANCIAL STATEMENTS. The consolidated balance sheets of Northern and Northern's Subsidiaries as of June 30, 1999 and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended June 30, 1999, and the unaudited statements of financial condition of Northern and the Northern Subsidiaries as of August 31, 1999 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the two months then ended (collectively, the "NORTHERN FINANCIAL STATEMENTS"), present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Northern and the Northern Subsidiaries at the dates and the consolidated results of operations and cash flows of Northern and the Northern Subsidiaries for the periods stated therein.

         (F) REPORTS. Since December 31, 1998, Northern and each Northern Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file, if any, with (i) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller, (v) the OTS, and (vi) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "NORTHERN REPORTS." As of their respective dates, the Northern Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller, the OTS and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Northern Reports have been made available to Morris by Northern.

         (G) PROPERTIES AND LEASES. Except as may be reflected in the Northern Financial Statements and except for any lien for current taxes not yet delinquent, Northern and each Northern Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Northern's consolidated balance sheet as of June 30, 1999, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Northern or any Northern Subsidiary pursuant to which Northern or such Northern Subsidiary, as lessee, leases personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Northern or such Northern Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Northern's and each Northern Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

         (H) TAXES. Each of Northern and the Northern Subsidiaries has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and, except as set forth on Schedule 3(h), paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The first federal income tax return of Northern and the Northern Subsidiaries is for the fiscal year ended June 30, 1999. Except only as set forth on Schedule 3(h), (i) neither Northern nor any Northern Subsidiary is a party to any pending action or proceeding, nor to Northern's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of

Northern or any Northern Subsidiary which has not been settled, resolved and fully satisfied. Each of Northern and the Northern Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of June 30, 1999, referred to in Section 3(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Northern and the Northern Subsidiaries with respect to all periods through the date thereof.

         (I) ABSENCE OF CERTAIN CHANGES. Since June 30, 1999, there has been no change in the business, financial condition or results of operations of Northern or any Northern Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Northern and the Northern Subsidiaries taken as a whole.

         (J) COMMITMENTS AND CONTRACTS. Except as set forth on Schedule 3(j), neither Northern nor any Northern Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Northern or such Northern Subsidiary);

                  (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                  (iii) any labor contract or agreement with any labor union.

                  (iv) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Northern or any Northern Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Northern or any Northern Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                  (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; and

                  (vi) any current or past agreement, contract or understanding with any current or former director, officer, employee, consultant, financial adviser, broker, dealer, or agent providing for any rights of indemnification in favor of such person or entity.

         (K) LITIGATION AND OTHER PROCEEDINGS. There is no pending or, to the best knowledge of Northern, threatened, claim, action, suit, investigation or proceeding against Northern or any Northern Subsidiary, nor is Northern or any Northern Subsidiary subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Northern and the Northern Subsidiaries taken as a whole.

         (L) INSURANCE. Northern and each Northern Subsidiary is presently insured, and during each of the past five calendar years (or during such lesser period of time as Northern has owned such Northern Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

         (M) COMPLIANCE WITH LAWS. Northern and each Northern Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Northern or such Northern Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Northern, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Northern and each Northern Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Northern nor any Northern Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on
Schedule 3(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Northern or any Northern Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Northern and the Northern Subsidiaries taken as a whole.

         (N) LABOR. No work stoppage involving Northern or any Northern Subsidiary is pending or, to the best knowledge of Northern, threatened. Neither Northern nor any Northern Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Northern or such Northern Subsidiary. Employees of Northern and the Northern Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

         (O)      NORTHERN BENEFIT PLANS.

                  (i) The only "employee benefit plans" within the meaning of
         Section 3(3) of ERISA for which Northern or any Northern Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Northern or any Northern Subsidiary are those set forth on Schedule 3(o) (the "NORTHERN PLANS"). No Northern Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                  (ii) Each Northern Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Northern or the Northern Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of TRA '86 for each of the Northern Plans to which the qualification requirements of
         Section 401(a) of the Code apply. Northern knows of no reason that any Northern Plan subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and knows of no reason that each related trust is not exempt from taxation under Section 501(a) of the Code.

                  (iii) The present value of all benefits vested and all benefits accrued under each Northern Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Northern Plan as of the end of the most recent Plan year, exceed the value of the assets of the Northern Plans allocable to such vested or accrued benefits.

                  (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Northern, no Northern Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in
         Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Northern, such Northern Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Northern Plan or trust, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or would result in material liability to Northern and the Northern Subsidiaries taken as a whole.

                  (v) No Northern Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Northern Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                  (vi) No Northern Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

                  (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any payment in excess of $5,000 for any individual or $40,000 in the aggregate (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Northern or any Northern Subsidiary under any Northern Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Northern Plan or (iii) result


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

         in the acceleration of the time of payment or vesting of any such benefits to any material extent.

         (P) REGULATORY FILINGS. None of the information regarding Northern and the Northern Subsidiaries supplied or to be supplied by Northern for inclusion in any documents to be filed with any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with any regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents which Northern and the Northern Subsidiaries are responsible for filing with any regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         (Q) BROKERS AND FINDERS. Neither Northern nor any Northern Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Northern or any Northern Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

         (R) NO DEFAULTS. Neither Northern nor any Northern Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Northern and the Northern Subsidiaries taken as a whole. To the best of Northern's knowledge, all parties with whom Northern or any Northern Subsidiary has material leases, agreements or contracts or who owe to Northern or any Northern Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Northern Subsidiaries are in compliance therewith in all material respects.

         (S) ENVIRONMENTAL LIABILITY. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Northern or any Northern Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or to the best of Northern's knowledge, threatened against Northern or any Northern Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Northern and the Northern Subsidiaries taken as a whole; to the best of Northern's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Northern's knowledge neither Northern nor any Northern Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Northern has provided Morris with copies of all environmental assessments, reports, studies and other related information in its or any Northern Subsidiary's possession.

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

         (T) NO INTENTION TO DISPOSE OF ASSETS. Northern has no plan or intention to sell or otherwise dispose of any of the assets of Morris to be acquired in the Merger, except for dispositions in the ordinary course of business or transfers to controlled subsidiaries.

         4. COVENANTS OF MORRIS. Morris covenants and agrees with Northern as follows:

         (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Morris, and each Morris Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Northern (which consent requirement shall be deemed to be waived as to any loan approval request to which Northern has not responded by the end of the next business day following the day of receipt of the written request by the designated Northern employee identified in Schedule 4(a) hereto, as such Schedule 4(a) may be changed by Northern from time to time upon five (5) days advance written notice to Morris), make any new loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $250,000, or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $250,000; maintain all books and records of it and the Morris Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Morris Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Morris and each Morris Subsidiary the noncompliance with which reasonably could be expected to have a material adverse effect on Morris and the Morris Subsidiaries taken as a whole; and permit Northern and its representatives to examine its and its subsidiaries' books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Northern or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Morris herein expressed.

         (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Morris and each Morris Subsidiary will not (without the prior written consent of Northern): amend or otherwise change its articles or certificate of incorporation or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its

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


securities; authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any agreement, contract or commitment in excess of $5,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $1,000,000 or less; amend or terminate any Plan except as required by law; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except: (i) any dividend declared by a Morris Subsidiary's Board of Directors in accordance with applicable law and regulation or (ii) dividends declared by Morris which (x) are consistent with Morris' past practices and (y) aggregate to no more than $300,000; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Morris or any Morris Subsidiary; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of any Morris Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

         (c) Morris shall promptly take all action necessary in accordance with Minnesota law and Morris' articles of incorporation, as amended, and bylaws to cause a meeting of Morris shareholders (the "SHAREHOLDERS MEETING") to be duly called and held as soon as reasonably practicable following the date upon which the Registration Statement (as defined below) becomes effective for the purpose of voting upon the Merger, and, subject to fiduciary duties, shall use all reasonable efforts to obtain Morris shareholder approval of this Agreement and the Merger. In accordance therewith, Morris shall cooperate with Northern in the preparation and filing, as soon as reasonably practicable, of a Proxy Statement/Prospectus to be included as part of the Registration Statement (such Proxy Statement/Prospectus together with Notice of Meeting, form of Proxy and any letter or other materials to the Morris shareholders included therein are referred to in this Agreement as the "PROXY STATEMENT/PROSPECTUS"). Morris shall use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to the shareholders of Morris as soon as reasonably practicable following its effectiveness, with the date of mailing as mutually determined by Morris and Northern.

         If at any time prior to the Shareholders Meeting, any event should occur relating to Morris or Morris' officers or directors that is required to be described in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, Morris shall promptly inform Northern. Whenever any event that occurs that should be described in an amendment of, or supplement to, the Proxy Statement/Prospectus or the Registration Statement, Morris, shall, upon learning of such event, promptly notify Northern and consult and cooperate with Northern in connection with the preparation of a mutually acceptable amendment or supplement, and shall cooperate with Northern to promptly file such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC.

         (d) None of the information supplied or to be supplied by Morris specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date it is first mailed to Morris' shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Morris with respect to statements made or incorporated by reference therein based on information supplied by Northern specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

         (e) Morris will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Morris to carry out the transactions contemplated by this Agreement and will cooperate with Northern to obtain all such approvals and consents required of Northern.

         (f) Morris will use its best efforts to cause its counsel to deliver to Northern a favorable opinion as of the Closing Date in form and substance customary for transactions of this type and satisfactory to counsel for Northern;

         (g) Morris will hold in confidence all documents and information concerning Northern and Northern's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement (the "NORTHERN EVALUATION MATERIAL") and will not release or disclose the Northern Evaluation Material to any other person, except, in the opinion of Morris' counsel, as required by law and except to its directors, officers, employees and representatives in connection with this Agreement, who shall be directed to treat the Northern Evaluation Material confidentially. If disclosure of the Northern Evaluation Material is required by law, other than pursuant to obtaining regulatory approvals pursuant to the terms of this Agreement, Morris will, unless prohibited by law, in advance of such disclosure provide Northern to the extent reasonably practicable with prompt notice of such requirement(s). In such event, Morris will, unless prohibited by law, use commercially reasonable efforts to provide Northern, in advance of any such disclosure, with copies of any Northern Evaluation Material Morris intends to disclose (and, if applicable, the text of the disclosure language itself) and, to the extent reasonably practicable, to cooperate with Northern at Northern's expense to the extent it may seek to limit such disclosure. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and the Northern Evaluation Material shall not be used in competition with Northern (except to the extent that it can be shown to be previously known to Morris and not known to Morris to be subject to a confidentiality obligation to Northern, in the public domain other than as a result of disclosure by Morris or its representatives, or later acquired by Morris from other legitimate sources not known to Morris to be subject to a confidentiality obligation to Northern) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be destroyed (except for Morris Board of Directors minutes, regulatory applications and similar documents) and such destruction shall be certified in writing.

         (h) Neither Morris, nor any Morris Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Northern) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Morris or any Morris Subsidiary,
(ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of Morris or any Morris Subsidiary except in the ordinary course of business, or
(iv) to merge, consolidate or otherwise combine with Morris or any Morris Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Morris or any Morris Subsidiary concerning any of the foregoing, Morris or such Morris Subsidiary will (i) promptly disclose to Northern the fact that such offer or inquiry was made and the terms of such offer (if any), and (ii) perform the transaction under the terms of such offer with Northern rather than the offeror at Northern's option. If Morris breaches this Section 4(g) or if Northern chooses not to match the terms of a competing offer as contemplated in the previous sentence, Morris will promptly pay to Northern an amount equal to all reasonable and documented out-of-pocket expenses and fees incurred by Northern prior to the notice of the breach or the competing offer (including, without limitation, all fees and expenses of counsel and accountants to Northern) actually incurred or accrued by Northern or on their behalf in connection with the Merger plus $200,000.

         (i) Morris shall consult with Northern before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and the consent of Northern. The parties have agreed on the text of a press release by which Northern and Morris will announce the execution of this Agreement.

         (j) Morris and each Morris Subsidiary will take all action necessary or required (i) to terminate or amend, if requested by Northern, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, and (ii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger.

         (k) Morris will and will cause the Morris Subsidiaries to do anything reasonably requested of it by Northern to qualify the Merger as a "pooling of interests" for accounting purposes and neither Morris nor any Morris Subsidiary shall take any action which Northern has advised Morris would disqualify the transaction as a pooling transaction.

         (l) Morris shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Northern by each executive officer, director or shareholder of Morris who may reasonably be deemed an "affiliate" of Morris within the meaning of such term as used in Rule 145 under the Securities Act.

         (m) Morris shall establish, no earlier than two days prior to the Closing Date, such additional accruals and reserves as may be necessary (i) to conform Morris' accounting and credit loss reserve practices and methods to those of Northern and Northern's plans with respect to the conduct of Morris' business following the Merger, provided, however, that no change made by Morris solely based on Northern's direction under this Section will, in and of itself, affect the Valuation, and
(ii) to the extent permitted by generally accepted accounting principles, to provide for the costs and expenses relating to the consummation by Morris of the Merger and the other transactions contemplated by this Agreement.

         (n) Morris shall obtain, at its sole expense, Phase I environmental assessments for each parcel of owned real property, excluding only residential OREO property. Oral reports of such environmental assessments shall be delivered to Northern no later than four weeks and written reports shall be delivered to Northern no later than eight weeks from the date of this Agreement. Morris shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Northern on the basis of the results of such Phase I environmental assessments. Morris shall obtain a survey and assessment of all potential asbestos containing material in owned or leased properties (other than OREO property) and a written report of the results shall be delivered to Northern within four weeks of execution of this Agreement.

         (o) Morris shall obtain, at its sole expense, commitments for title insurance and boundary surveys for each parcel of owned real property, excluding only OREO property, which shall be delivered to Northern no later than four weeks from the date of this Agreement.

         (p) Morris agrees that effective with the Closing Date, all policies, as set forth on Schedule 2(l), issued to the "Named Insured" as defined on the policies, will be canceled and become the assets of Northern. To the extent that any such policies provide defense and/or indemnity for claims or losses which occurred prior to the Closing Date, Northern will have the right to manage such claims or losses associated with the liabilities assumed under this Agreement.

         (q) At all times prior to the Closing Date, Morris will permit Northern and its representatives to examine its books, records and properties and interview officers, employees and agents of Morris at all reasonable times when it is open for business. No such examination by Northern or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Morris herein expressed.

         (r) Morris shall furnish or cause to be furnished to Northern all information concerning Morris, the holders of its capital stock and the Morris Subsidiaries and shall take all such other action and otherwise cooperate with Northern as Northern may request (i) in satisfying Northern's obligations to publicly disclose information regarding Morris and this Agreement in the Registration Statement, or the Other Northern Public Documents and (ii) for inclusion in any other statement or application made by Northern to any governmental body in connection with the transactions contemplated by this Agreement.

         (s) Morris shall use all reasonable efforts to cause Michael Anderson & Associates ("Morris' Accountant"), its independent auditors, to deliver a letter dated as of the date of the Proxy Statement/Prospectus, and addressed to itself and Northern and their respective Boards of Directors, consenting to the use of its audit reports in connection with the Registration Statement and the Proxy Statement/Prospectus and otherwise in form and substance reasonably satisfactory to Northern.

         (t) Morris shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         5. COVENANTS OF NORTHERN. Northern covenants and agrees with Morris as follows:

         (a) From the date hereof until the Effective Time of the Merger, Northern will maintain its corporate existence in good standing; conduct, and cause the Northern Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Northern or the Northern Subsidiaries, their businesses or their properties; maintain all books and records of it and the Northern Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Northern Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

         (b) Northern shall, with the cooperation of Morris, prepare and file, as soon as reasonably practicable, a registration statement under the Securities Act registering the shares of Northern Common Stock to be issued in the Merger or an offering memorandum to take advantage of an available exemption from registration (provided that the holders of Morris Common Stock shall be granted registration rights with respect to any shares distributed to them on the basis of any exemption from registration) (the "REGISTRATION STATEMENT"), which Registration Statement shall include the Proxy Statement/Prospectus. Northern will use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly thereafter as practicable. Northern shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of Northern Common Stock pursuant to the Merger. In the event Northern is not permitted by the SEC to file a registration statement registering the shares of Northern Common Stock to be issued in the Merger, Northern agrees to file as soon as practicable following written notice from no fewer than three (3) of the former Morris shareholders, a registration statement on Form S-3 with the SEC registering the shares of Northern Common stock to be issued in the Merger. Northern agrees to use its best efforts to file all documents and to take all other steps possible in order to have such registration declared effective within 90 days following date of notice. Northern further agrees that once the S-3 registration statement has been declared effective, it will use its best efforts to keep such S-3 registration statement effective for a period of not less than two (2) years after the Closing Date, or when the shareholders giving notice have sold the Northern shares registered on the S-3 registration statement, whichever occurs first. For a period of two (2) years following the Closing Date, Morris shareholders shall have piggyback registration rights to register Northern shares received in the Merger in any registration statement filed by Northern (other than Forms S-8 or S-4).

         (c) None of the information supplied or to be supplied by Northern specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus or the Registration Statement will, at the time the Registration Statement or Proxy Statement/Prospectus is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Northern with respect to statements made or incorporated by reference therein based on information supplied by Morris specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

         (d) Northern shall call and hold a stockholders meeting for the purpose of voting on the approval of the Merger as soon as practicable after the date on which the Registration Statement becomes effective. Unless otherwise required under the applicable fiduciary duties of the board of directors of Northern, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel, Northern shall solicit from its stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby, and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approval. If, as a result of Northern's secondary offering, one or more persons acting in concert, which persons are not currently shareholders of Northern, obtain control (meaning the power to vote a majority of Northern's outstanding shares) of Northern and vote against the Merger, Northern will promptly pay to Morris an amount equal to all reasonable and documented out-of-pocket expenses and fees incurred by Morris prior to the negative vote (including, without limitation, all fees and expenses of counsel and accountants to Morris) actually incurred or accrued by Morris or on their behalf in connection with the Merger plus $200,000.

         (e) For a period of one year beginning on the Closing Date, Northern will continue to file all reports under Sections 13 and 15(d) of the Exchange Act necessary to permit persons formerly holding Morris Common Stock to sell their Northern Common Stock under Rules 144 and 145(d).

         (f) Northern will file all documents required to be filed to permit the Northern Common Stock to be quoted on the OTS Bulletin Board.

         (g) The shares of Northern Common Stock to be issued by Northern to the shareholders of Morris pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to the shareholders of Morris pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Northern Common Stock to be delivered to the shareholders of Morris pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Northern.

         (h) Northern will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Morris to obtain all such approvals and consents required by Morris, including, without limitation, actions required to comply with any of the following laws (if any are required) the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, and filings required to effect the Merger under Minnesota law.

         (i) Northern will hold in confidence all documents and information concerning Morris and Morris' Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement (the "MORRIS EVALUATION MATERIAL") and will not release or disclose the Morris Evaluation Material to any other person, except, in the opinion of Northern's counsel, as required by law and except to its directors, officers, employees and representatives in connection with this Agreement, who shall be directed to treat the Morris Evaluation Material confidentially. If disclosure of the Morris Evaluation Material is required by law, other than pursuant to obtaining regulatory approvals pursuant to the terms of this Agreement, Northern will, unless prohibited by law, in advance of such disclosure provide Morris to the extent reasonably practicable with prompt notice of such requirement(s). In such event, Northern will, unless prohibited by law, use commercially reasonable efforts to provide Morris, in advance of any such disclosure, with copies of any Morris Evaluation Material Northern intends to disclose (and, if applicable, the text of the disclosure language itself) and, to the extent reasonably practicable, to cooperate with Morris at Morris' expense to the extent it may seek to limit such disclosure. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and the Morris Evaluation Material shall not be used in competition with Morris (except to the extent that it can be shown to be previously known to Northern and not known to Northern to be subject to a confidentiality obligation to Morris, in the public domain other than as a result of disclosure by Northern or its representatives, or later acquired by Northern from other legitimate sources not known to Northern to be subject to a confidentiality obligation to Morris) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be destroyed (except for Northern Board of Directors minutes, regulatory applications and similar documents) and such destruction shall be certified in writing.

         (j) Northern will file any documents or agreements required to be filed in connection with the Merger under the Minnesota Business Corporation Act.

         (k) Northern will use its best efforts to cause its counsel to deliver to Morris a favorable opinion as of the Closing Date in form and substance customary for transactions of this type and satisfactory to counsel for Morris;

         (l) Northern shall consult with Morris before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and the consent of Morris. The parties have agreed on the text of a press release by which Northern and Morris will announce the execution of this Agreement.

         (m) Northern shall give Morris notice of receipt of the regulatory approvals referred to in Section 7(f) and shall provide Morris with copies, immediately prior to filing and as filed, of the non-confidential portions of the applications required to be filed in connection with such approvals.

         (n) Neither Northern nor any Northern Subsidiary shall take any action which with respect to Northern would disqualify the Merger as a "pooling of interests" for accounting purposes. Northern shall use its best efforts to obtain and deliver to Morris, prior to the Effective Date of the Merger, signed representations from the directors and executive officers of Northern to the effect that, except for de minimum dispositions which will not disqualify the Merger as a pooling of interests, they will not dispose of shares of Northern or Morris during the period commencing 30 days prior to the Effective Date and ending upon publication by Northern of financial results including at least 30 days of combined operations of Morris and Northern.

         (o) At all times prior to the Closing Date, Northern will permit Morris and its representatives to examine its books, records and properties and interview officers, employees and agents of Northern at all reasonable times when it is open for business. No such examination by Morris or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Northern herein expressed.

         (p) Northern shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         6. CONDITIONS PRECEDENT TO OBLIGATION OF MORRIS. The obligation of Morris to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by Morris:

         (a) Except as they may be affected by transactions contemplated by this Agreement and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in Section 3 hereof shall be true and correct in all respects material to Northern and its subsidiaries taken as a whole or material to the Merger as if made at the Time of Filing.

         (b) Northern shall have, or shall have caused to be, performed and observed in all respects material to Northern and its subsidiaries taken as a whole or material to the Transaction all covenants, agreements and conditions contained herein to be performed or observed by it at or before the Time of Filing.

         (c) Morris shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior

Vice President and by the Secretary or Assistant Secretary of Northern, as to the matters set forth in Subsections (a) and (b) of this Section 6.

         (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Morris required for approval of a plan of merger in accordance with the provisions of Morris' Articles of Incorporation and the Minnesota Business Corporation Act.

         (e) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Northern required for approval of a plan of merger in accordance with the provisions of Northern's Articles of Incorporation and the Minnesota Business Corporation Act.

         (f) Northern shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

         (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

         (h) The Registration Statement shall have been declared effective by the SEC, and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Northern shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

         (i) The shares of Northern Common Stock to be delivered to the stockholders of Morris pursuant to this Agreement and the Merger Agreement shall have been authorized for quotation on the OTC Bulletin Board and shall be freely tradable subject only to such limitations as may be applicable pursuant to Rule 145 under the Securities Act.

         (j) Morris shall have received an opinion, dated the Closing Date, of counsel to Morris, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) of the Code; (ii) no gain or loss will be recognized by the holders of Morris Common Stock upon receipt of Northern Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Northern Common Stock received by the shareholders of Morris will be the same as the basis of Morris Common Stock exchanged therefor; and (iv) the holding period of the shares of Northern Common Stock received by the shareholders of Morris will include the holding period of the Morris Common Stock, provided such shares of Morris Common Stock were held as a capital asset as of the Effective Time of the Merger.

         (k) At least 350,000 shares of Northern Common Stock shall have been sold in the secondary offering planned by Northern at a price not less than $10 per share.

         (l) The execution and delivery of an employment agreement between Northern and Allan R. Thoren to be effective as of the Closing Date.

         (m) The Merger shall qualify as a "pooling of interests" for accounting purposes and Northern shall have received from Bertram Cooper & Co., LLP and Morris' Accountant opinions to that effect.

         (n) Since June 30, 1999, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Northern and the Northern Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

         7. CONDITIONS PRECEDENT TO OBLIGATION OF NORTHERN. The obligation of Northern to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Northern:

         (a) Except as they may be affected by transactions contemplated by this Agreement and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in Section 2 hereof shall be true and correct in all respects material to Morris and the Morris Subsidiaries taken as a whole or material to the Merger as if made at the Time of Filing.

         (b) Morris, and the Morris Subsidiaries shall have, or shall have caused to be, performed and observed in all respects material to Morris and the Morris Subsidiaries taken as a whole or material to the Merger, all covenants, agreements and conditions contained herein to be performed or observed by them at or before the Time of Filing.

         (c) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Morris required for approval of a plan of merger in accordance with the provisions of Morris' Articles of Incorporation and the Minnesota Business Corporation Act and no shareholder shall have taken any action to exercise dissenters' appraisal rights.

         (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Northern required for approval of a plan of merger in accordance with the provisions of Northern's Articles of Incorporation and the Minnesota Business Corporation Act.

         (e) Northern shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Morris, as to the matters set forth in Subsections (a) through (c) of this Section 7.

         (f) Northern shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Morris or any Morris Subsidiary that, in the good faith judgment of Northern, is unreasonably burdensome to Northern.

         (g) Morris and the Morris Subsidiaries shall have obtained any and all consents or waivers from other parties to loan agreements, leases or other contracts required for the consummation of the Merger, and any and all permits, authorizations, consents, waivers and approvals required for the lawful consummation by Morris of the Merger except to the extent that such permits, authorizations, consents, waivers and approvals are not material to the business of Morris and the Morris Subsidiaries taken as a whole or material to the Merger.

         (h) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

         (i) The Merger shall qualify as a "pooling of interests" for accounting purposes and Northern shall have received from Bertram Cooper & Co., LLP and Morris' Accountant opinions to that effect.

         (j) At any time since the date hereof the total number of shares of Morris Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Morris Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Northern, shall not have exceeded 1017.

         (k) The Registration Statement shall have been declared effective by the SEC, and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Northern shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

         (l) Morris and the Morris Subsidiaries considered as a whole shall not have sustained since June 30, 1999 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

         (m) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on Morris or any Morris Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, which has had or could reasonably be expected to have a material adverse effect upon Morris and the Morris Subsidiaries taken as a whole.

         (n) Since September 30, 1998, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Morris and the Morris Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

         (o) Intentionally Omitted.

         (p) The agreements set forth on Schedule 7(p) shall have been terminated without penalty and Morris shall have terminated such other contracts as Northern shall reasonably request.

         (q) Intentionally Omitted.

         (r) Morris shall deliver to Northern at the Closing, original stock certificates evidencing all of the outstanding capital stock it owns of the Morris Subsidiaries free and clear of any lien, claim, charge, pledge, option, encumbrance or agreement with respect thereto (including any pledges set forth on Schedule 2(o)).

         (s) Morris shall fully fund or accrue the retirement plans for Leonard Wulf, Edward Morrison and Terry Singsaas prior to Closing.

         (t) At least 350,000 shares of Northern Common Stock shall have been sold in the secondary offering planned by Northern at a price not less than $10 per share.

         (u) The execution and delivery of an employment agreement between Northern and Allan R. Thoren.

         8. EMPLOYEE BENEFIT PLANS. Morris' Subsidiaries will continue to maintain and administer the Plans. Northern Subsidiaries will continue to maintain and administer the Northern Plans.

         9. TERMINATION OF AGREEMENT.

         (a) This Agreement may be terminated at any time prior to the Time of
Filing:

             (i)   by mutual written consent of the parties hereto;

             (ii) by either of the parties hereto upon 10 business days advance written notice to the other party if the Merger shall not have been consummated by June 30, 2000, unless the Merger is consummated on or before the end of such 10-day period, or unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; provided, that, the party giving such notice shall identify with particularity each of the other party's representations, covenants or agreements that have not been satisfied and that the notifying party has not waived as a condition to Closing. The notifying party shall proceed with the Closing to the extent required herein if the other party cures each of such matters prior to the expiration of the 10-day notice period;

             (iii) by Morris or Northern upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

             (iv) by either Morris or Northern upon the occurrence of any event which constitutes a material adverse change in the business or financial condition of the other party;

             (v) by Northern if Northern chooses not to match the terms of a competing offer under Section 4(g).

         (b) Termination of this Agreement under this Section 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under Sections 4(f), 5(g), this 9(b), and Morris' obligation to pay costs, expenses and fees under Section 4(g) shall survive such termination.

         10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Morris and Morris Subsidiaries shall be borne by Morris, and all such expenses incurred by Northern shall be borne by Northern.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

         12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

                  If to Northern:

                           Northern Star Financial, Inc.
                           410 Jackson Street
                           Mankato, MN 56001
                           Attention:  Tom Stienessen

                  With a copy to:

                           Robert B. Whitlock, Esq.
                           Fredrikson & Byron, P.A.
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, MN 55402-3397

                  If to Morris:

                           First Federal Holding Company of Morris, Inc. 532 Atlantic Avenue, P.O Box 656
                           Morris, MN 56267-0656
                           Attention:  Allan R. Thoren

                  With a copy to:

                           Steven J. Johnson, Esq.
                           Lindquist & Vennum P.L.L.P.
                           4200 IDS Center
                           80 South Eighth Street
                           Minneapolis, MN 55402

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

         14. COMPLETE AGREEMENT. This Agreement and the exhibits and schedules hereto contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto, including, without limitation, the Reciprocal Confidentiality Agreement dated July 27, 1999.

         15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. The summaries of the representations and warranties and other terms of this Agreement contained in the Schedules are for convenience of reference only and do not form a part of this Agreement or the Schedules and do not, in any way, modify the representations and warranties, or any of the other terms, of this Agreement.

         16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to Section 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

         17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Morris shall be made which changes in a manner adverse to such shareholders the consideration to be provided to the shareholders of Morris pursuant to this Agreement and the Merger Agreement.

         18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

         19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or except as set forth in Section 9(b), the termination of this Agreement. Section 10 shall survive the Merger.

         20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     NORTHERN STAR FINANCIAL, INC.


                                     By  /s/ THOMAS STIENESSEN
                                         Its President/CEO



                                     FIRST FEDERAL HOLDING COMPANY
                                        OF MORRIS


                                     By  /s/ KENNETH E. JOHNSON
                                         Its Chairman

                                         /s/ ALLEN R. THOREN
                                         Director

                                                   EXHIBIT A TO MERGER AGREEMENT

                                 PLAN OF MERGER
                                       OF
                     FIRST FEDERAL HOLDING COMPANY OF MORRIS
                                      INTO
                          NORTHERN STAR FINANCIAL, INC.


                                   ARTICLE 1.
                                   THE MERGER

         1.1) Surviving Corporation. In accordance with the provisions of this Plan and the applicable laws of the State of Minnesota, at the Effective Time (as defined in Section 1.2), First Federal Holding Company of Morris ("Morris") shall be merged with and into Northern Star Financial, Inc. ("Northern"), and Northern shall be the Surviving Corporation and shall continue its corporate existence and organization under the laws of the State of Minnesota, and the separate existence of Morris shall thereupon cease. The name of the Surviving Corporation shall be Northern Star Financial, Inc.

         1.2) Effective Time. As used in this Agreement, the term "Effective Time" shall be the close of business on the date of filing of the Articles of Merger with the Minnesota Secretary of State in the manner described in Minnesota Statutes Section 302A.011, Subd. 11 and Section 302A.615, Subd. 2.

         1.3) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Northern then in effect shall constitute and be the Articles of Incorporation of the Surviving Corporation until amended or changed as provided therein or by law.

         1.4) Bylaws. At the Effective Time, the Bylaws of Northern then in effect shall constitute and be the Bylaws of the Surviving Corporation until amended or changed as provided therein or by law.

         1.5) Board of Directors. The Board of Directors of the Surviving Corporation shall consist of eight members as follows: Allan R. Thoren, Tom Stienessen, _____________, ________________, ________________,
_________________, ______________ and ______________. Such directors shall serve until such board may be changed or reconstituted as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

         1.6) Officers. The officers of the Surviving Corporation shall consist of: Tom Stienessen as Chairman; Allan R. Thoren as Vice Chairman; ________________as Chief Financial Officer; ________________as Vice President; and ________________ as Secretary. Such officers shall serve until such officers may be changed as provided by the Articles of Incorporation or Bylaws of the Surviving Corporation, or by law.

         1.7) Certain Effects of the Merger. At the Effective Time, the Surviving Corporation shall succeed to and possess all the rights, privileges, powers, franchises and immunities of a public as well as of a private nature, and be subject to all liabilities, restrictions, disabilities, and duties of both of Morris and Northern (collectively the "Constituent Corporations"); and all and singular, the rights, privileges, powers, franchises and immunities of both of the Constituent Corporations and all properties, real, personal and mixed, and all other things in action of or belonging to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all properties, assets, rights, privileges, powers, franchises, immunities and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were or would be of the Constituent Corporations or either of them; and title to any real estate or any interest therein vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by any reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all debts, liabilities and duties of either of the Constituent Corporations shall thenceforth become those of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         1.8) Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any instruments of further assurance are desirable in order to evidence the vesting in it of the title of either of the Constituent Corporations to any of the property rights of the Constituent Corporations, the appropriate officers or directors of Morris or of Northern, as the case may be, are hereby authorized to execute, acknowledge and deliver all such instruments of further assurance and to do all other acts or things, either in the name of Morris, in the name of Northern, or in the name of the Surviving Corporation, as may be requisite or desirable to carry out the provisions of this Plan.


                                   ARTICLE 2.
                      MANNER AND BASIS OF CONVERTING SHARES

         2.1) Northern Shares. At the Effective Time, each share of Common Stock of Northern then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute one issued and outstanding share of Common Stock of the Surviving Corporation.

         2.2) Morris Shares. At the Effective Time, each share of Common Stock of Morris then outstanding shall, by virtue of the Merger and without any further action on the part of the holder thereof, be converted into and thereafter shall constitute the right to receive a number of shares of Northern Common Stock ___________.*

            * TO BE COMPLETED FOLLOWING THE CALCULATION OF THE MERGER CONSIDERATION AS SET FORTH IN THE AGREEMENT AND PLAN OF REORGANIZATION.

                               ARTICLES OF MERGER
                                       OF
                     FIRST FEDERAL HOLDING COMPANY OF MORRIS
                                      INTO
                          NORTHERN STAR FINANCIAL, INC.



         Pursuant to the provisions of Minnesota Statutes Section 302A.615, Subd. 1, the following Articles of Merger are executed on the date hereinafter set forth:

         FIRST: The names of the corporations which are parties to the merger are First Federal Holding Company of Morris ("Morris"), and Northern Star Financial, Inc. ("Northern").

         SECOND: The Plan of Merger attached hereto has been duly approved by each of Morris and Northern pursuant to Section 302A.613 of Minnesota Statutes.

         The undersigned swears that the foregoing is true and accurate and that they have the authority to sign these Articles of Merger on behalf of Morris and Northern.

Dated:  __________________, 1999    FIRST FEDERAL HOLDING COMPANY OF MORRIS


                                         By __________________________________
                                            Its Chief Executive Officer


                                         NORTHERN STAR FINANCIAL, INC.


                                         By __________________________________
                                            Its Chief Executive Officer

                                                                       EXHIBIT B

                               AFFILIATE'S LETTER


Northern Star Financial, Inc.
410 Jackson Street
Mankato, MN 56001
Attention: Tom Stienessen

Ladies and Gentlemen:

The undersigned officer and/or director of First Federal Holding Company of Morris, Inc. (the "Company") has been advised that the undersigned may be deemed by the Company to be an "affiliate" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act") (such rule, as amended or replaced by any successor rule, referred to herein as "Rule 145") and for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Reorganization dated on or about the date hereof (the "Merger Agreement"), among Northern Star Financial ("Northern") and the Company, the Company will be merged with and into Northern (the "Merger"). As a result of the Merger, outstanding shares of common stock, $___ par value per share, of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock, $.01 par value per share, of Northern ("Northern Common Stock"), as determined pursuant to the Merger Agreement.

In order to induce Northern and the Company to enter into the Merger Agreement, the undersigned (referred to herein as "Affiliate") represents, warrants and agrees as follows:

1. Affiliate will not directly or indirectly take any action that would have the effect of jeopardizing the treatment of the Merger as a "pooling of interests," sell, transfer, pledge, dispose of, or otherwise reduce Affiliate's risk relative to, any Northern Common Stock or Company Common Stock during the period commencing 30 days prior to the effective time of the Merger and ending at such time as financial results covering at least 30 days of the post-Merger combined operations of Northern and the Company have been published by Northern, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations.

2. Affiliate has been advised that the issuance of the Northern Common Stock, if any, to Affiliate pursuant to the Merger is being registered with the SEC under the Securities Act and the rules and regulations promulgated thereunder on a Registration Statement on Form S-4. However, Affiliate has also been advised that, because Affiliate may be deemed to be an "affiliate" of the Company (as that term is used in paragraphs (c) and (d) of Rule 145), any sale, transfer or other disposition by Affiliate of any Northern Common Stock issued pursuant to the Merger will, under current law, require either (a) further registration under the Securities Act of the Northern Common Stock to be sold, transferred, or otherwise disposed of, (b) compliance with Rule 145, or (c) the availability of another exemption from such registration.

3. Affiliate will not offer to sell, sell, or otherwise dispose of any Northern Common Stock issued pursuant to the Merger except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act (the compliance with Rule 145 or the availability of such other exemption to be established by Affiliate to the reasonable satisfaction of Northern's counsel).

4. Affiliate consents to the placement of a stop transfer order with the Company's and Northern's stock transfer agent and registrar, and to the placement of the following legend on certificates representing the Company Common Stock and Northern Common Stock issued or to be issued to Affiliate:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH AN AFFILIATE'S LETTER FROM THE UNDERSIGNED TO NORTHERN STAR FINANCIAL, INC. AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN COMPLIANCE WITH RULE 145 OF THE SECURITIES ACT OF 1933 OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

5. Affiliate has carefully read this letter and has discussed with counsel for Affiliate or counsel for the Company, to the extent Affiliate felt necessary, the requirements of this letter and other applicable limitations on the Affiliate's ability to sell, transfer, or otherwise dispose of Company Common Stock and Northern Common Stock.

6. The Company agrees to take all reasonable actions up to the date of the Merger, including but not limited to the placement of a stop transfer order with the Company's stock transfer agent and registrar, to ensure compliance by Affiliate with the provisions of this letter.

7. Execution of this letter should not be considered an admission on the part of Affiliate that Affiliate is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights that Affiliate may have to object to any claim that Affiliate is such an affiliate on or after the date of this letter.

8. By Northern's acceptance of this letter, Northern hereby agrees with Affiliate as follows:

         (A) For so long as and to the extent necessary to permit Affiliate to sell Northern Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, and to enable Affiliate to sell Northern Common Stock pursuant to the restrictions set forth in paragraph 1 above, Northern shall
                  (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of

                  1934, as amended (the "1934 Act"), and (ii) furnish to Affiliate upon request a written statement as to whether Northern has complied with such reporting requirements during the 12 months preceding any proposed sale of Northern Common Stock by Affiliate under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Northern hereby represents to Affiliate that it has filed all reports required to be filed with the SEC under
                  Section 13 of the 1934 Act during the preceding 12 months.

         (B) It is understood and agreed that certificates bearing the legends set forth in paragraph 4 above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Northern Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Northern Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Northern has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Northern, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

                                            Very truly yours,


September ___, 1999
                                            -----------------------------------
                                            (Signature)


                                            -----------------------------------
                                            (Name) (Please Print)


                                            FIRST FEDERAL HOLDING COMPANY
                                            OF MORRIS, INC.



                                            By:
                                               --------------------------------
                                               Its:
                                                   ---------------------------

                                   ACCEPTANCE


         Northern Star Financial, Inc. hereby accepts the foregoing Affiliate's Letter delivered pursuant to Section 4(l) of the Agreement and Plan of Reorganization dated ___________, 1999, by and among Northern Star Financial, Inc. and First Federal Holding Company of Morris, Inc.


                                            NORTHERN STAR FINANCIAL, INC.


                                            By:
                                               --------------------------------
                                               Tom Stienessen, President

                                                                         ANNEX B
                       MINNESOTA BUSINESS CORPORATION ACT


302A.471.  RIGHTS OF DISSENTING SHAREHOLDERS

         SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

                  (1) alters or abolishes a preferential right of the shares;

                  (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                  (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                  (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

         (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

         (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3;

         (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to vote on the plan; or

         (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

         SUBD. 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

         (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

         SUBD. 3. RIGHTS NOT TO APPLY. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

         (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

         SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


302A.473.  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

         SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

         SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

         SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

         SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

         (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

         (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

         (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

         (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

         (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

         SUBD. 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

         (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

         (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

         (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

         (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

         SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

         SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

         SUBD. 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires Northern Star Financial, Inc. (the "Company") to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines: (2) acted in good faith; (3) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's official capacity as a director, officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of acts or omissions occurring in the person's official capacity as a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain circumstances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders or by a court.

The Company's Bylaws provide for indemnification to the full extent permitted by the laws of the state of Minnesota, pursuant to Minnesota Statutes Section 302A.521, as now enacted or hereafter amended, against and with respect to threatened, pending or completed actions, suits or proceedings arising from, or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred, while said party was a director or officer of the Company. Generally, under Minnesota law, indemnification will only be available where an officer or director can establish that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits

        2 Agreement and Plan of Reorganization, dated September 30, 1999, by and among Northern Star Financial, Inc. and First Federal Holding Company of Morris, Inc., including the Exhibits thereto. (The Agreement and Plan of Reorganization and Exhibits thereto are furnished as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement.) Upon the request of the Commission, Northern Star agrees to furnish supplementally to the Commission a copy of any disclosure schedules to the Agreement and Plan of Reorganization.
        5 Form of Opinion and Consent of Fredrikson & Byron, P.A. regarding validity of shares.
      8.1 Opinion and Consent of Lindquist & Vennum P.L.L.P. regarding certain tax matters (to be filed by amendment).
     23.1 Consent of Fredrikson & Byron, P.A. (included in Exhibit 5).
     23.2 Consent of Lindquist & Vennum P.L.L.P. regarding certain tax matters (included in Exhibit 8.1).
     23.3 Consent of Bertram Cooper & Co., LLP, independent accountants for Northern Star Financial, Inc.
     23.4 Consent of Michael L. Anderson & Associates, PLLC, independent auditors for First Federal Holding Company of Morris, Inc.
       24 Power of Attorney.
     99.1 Form of Proxy to be used by Northern Star Financial, Inc.
          shareholders.
     99.2 Form of Proxy to be used by First Federal Holding Company of Morris, Inc. shareholders.

(b)       Financial Statement Schedules.
          Not applicable.

ITEM 22. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) (i) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

              (ii) The registrant undertakes that every prospectus [a] that is filed pursuant to paragraph (b)(i) immediately preceding, or [b] that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 11, 2000.

                                NORTHERN STAR FINANCIAL, INC.


                                By   /s/ Thomas P. Stienessen
                                   -----------------------------------------
                                   Thomas P. Stienessen, President
                                   and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 11, 2000 by the following persons in the capacities indicated.


              SIGNATURE                                        TITLE
              ---------                                        -----

     /s/ Thomas P. Stienessen          President, Chief Executive Officer and Director
------------------------------------   (principal executive officer)
         Thomas P. Stienessen

       /s/ Frank L. Gazzola            Chief Financial Officer, Treasurer, Secretary and
------------------------------------   Director
           Frank L. Gazzola            (principal financial and accounting officer)

      /s/ Robert H. Dittrich
------------------------------------   Director
          Robert H. Dittrich

       /s/ Dean M. Doyscher
------------------------------------   Director
           Dean M. Doyscher


------------------------------------   Director
           Steven A. Loehr

     /s/ Michael P. Reynolds
------------------------------------   Director
         Michael P. Reynolds


------------------------------------   Director
          Thomas J. Reynolds


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                  EXHIBIT INDEX
                                       TO
                         FORM S-4 REGISTRATION STATEMENT

                                   -----------


--------------------------------------------------------------------------------

                          NORTHERN STAR FINANCIAL, INC.

--------------------------------------------------------------------------------

EXHIBIT   DESCRIPTION
-------   -----------
      2 Agreement and Plan of Reorganization, dated September 30, 1999, by and among Northern Star Financial, Inc. and First Federal Holding Company of Morris, Inc., including the Exhibits thereto. (The Agreement and Plan of Reorganization and Exhibits thereto are furnished as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement.) Upon the request of the Commission, Northern Star agrees to furnish supplementally to the Commission a copy of any disclosure schedules to the Agreement and Plan of Reorganization.
      5 Form of Opinion and Consent of Fredrikson & Byron, P.A. regarding validity of shares.
    8.1 Opinion and Consent of Lindquist & Vennum P.L.L.P. regarding certain tax matters (to be filed by amendment).
   23.1   Consent of Fredrikson & Byron, P.A. (included in Exhibit 5).
   23.2 Consent of Lindquist & Vennum P.L.L.P. regarding certain tax matters (included in Exhibit 8.1).
   23.3 Consent of Bertram Cooper & Co., LLP, independent accountants for Northern Star Financial, Inc.
   23.4 Consent of Michael L. Anderson & Associates, PLLC, independent auditors for First Federal Holding Company of Morris, Inc.
     24   Power of Attorney.
   99.1   Form of Proxy to be used by Northern Star Financial, Inc.
          shareholders.
   99.2 Form of Proxy to be used by First Federal Holding Company of Morris, Inc. shareholders.